Filed Pursuant to Rule 424(h)

Registration No. 333-271899 and 333-271899-02

The information in this preliminary prospectus is not complete and may be changed. We may not deliver the notes described in this preliminary prospectus until we deliver a final prospectus. This preliminary prospectus is not an offer to sell the notes and is not soliciting an offer to buy the notes and there shall not be any sale of the notes in any jurisdiction where such offer, solicitation or sale is not permitted.

Subject to Completion, dated January 10, 2024

PROSPECTUS

$454,250,000(1)

Bridgecrest Lending Auto Securitization Trust 2024-1

Issuing Entity

Central Index Key Number: 0002006743

Bridgecrest Auto Funding LLC	Bridgecrest Acceptance Corporation
Depositor	Sponsor and Servicer
Central Index Key Number: 0001974820	Central Index Key Number: 0001493927

Bridgecrest Lending Auto Securitization Trust 2024-1 will issue asset-backed notes with an aggregate initial principal amount of $485,875,000 (the “Base Transaction”) or an aggregate initial principal amount of $591,499,000 (the “Upsize Transaction”). If the Base Transaction is issued, the following notes will be issued:

	Initial Principal Amount(3)(4)	Interest Rate	Final Scheduled Payment Date

You should carefully read the risk factors set forth under “Risk Factors” beginning on page 15 of this prospectus.

The notes are asset backed securities. The notes will be the obligation solely of the issuing entity and will not be obligations of or guaranteed by Bridgecrest Acceptance Corporation, Bridgecrest Auto Funding LLC, the underwriters or any of their affiliates.

Class A-1 Notes	$48,573,000	%	January 15, 2025
Class A-2 Notes	$100,776,000	%	September 15, 2026
Class A-3 Notes	$100,776,000	%	January 18, 2028
Class B Notes	$53,475,000	%	August 15, 2028
Class C Notes	$73,600,000	%	April 16, 2029
Class D Notes	$77,050,000	%	November 15, 2029
Class E Notes(2)	$31,625,000	%	October 15, 2030

Total	$485,875,000

	Price to Public(5)	Underwriting Discount	Proceeds to the Depositor
Per Class A-1 Note	%	%	%
Per Class A-2 Note	%	%	%
Per Class A-3 Note	%	%	%
Per Class B Note	%	%	%
Per Class C Note	%	%	%
Per Class D Note	%	%	%

Total	$	$	$

(1)  The aggregate initial principal amount of the offered notes will be $454,250,000 if the Base Transaction is issued or $552,999,000 if the Upsize Transaction is issued. The sponsor will make the determination regarding the aggregate initial principal amount of the notes based on, among other considerations, market conditions at the time of pricing. See “Risk Factors—The issuing entity has issued multiple classes of notes, and your notes may be more sensitive to losses, be affected by conflicts of interest between classes and have reduced liquidity or voting power because of an unknown retention of notes—The market value, liquidity and voting power of your notes may be adversely impacted by retention of notes by the depositor or its affiliates or by the unknown aggregate initial principal amount of the notes.”

(2)  The Class E notes are not being offered hereby and are anticipated to be either privately placed or retained by the depositor or another affiliate of BAC. The Class E notes will be entitled to certain payments as described herein.

(3)  All or a portion of one or more of the classes of notes offered hereby may be initially retained by the depositor or an affiliate thereof.

(4)  If the Upsize Transaction is issued, the following notes will be issued: $59,261,000 of Class A-1 notes, $122,619,000 of Class A-2 notes, $122,619,000 of Class A-3 notes, $65,100,000 of Class B notes, $89,600,000 of Class C notes, $93,800,000 of Class D notes and $38,500,000 of Class E notes. The sponsor will make the determination regarding the aggregate initial principal amount of the notes based on, among other considerations, market conditions at the time of pricing. See “Risk Factors—The issuing entity has issued multiple classes of notes, and your notes may be more sensitive to losses, be affected by conflicts of interest between classes and have reduced liquidity or voting power because of an unknown retention of notes—The market value, liquidity and voting power of your notes may be adversely impacted by retention of notes by the depositor or its affiliates or by the unknown aggregate initial principal amount of the notes.”

(5)  Plus accrued interest, if any, from the closing date.

•

The notes are payable solely from the assets of the issuing entity, which consist primarily of a certificate representing the entire beneficial ownership in the grantor trust; the assets of the grantor trust comprise primarily of receivables, which are motor vehicle retail installment sale contracts that are secured by new and used automobiles, light-duty trucks, SUVs and vans, substantially all of which are the obligations of “sub-prime” credit quality obligors and funds on deposit in the reserve account.

•	The issuing entity will pay interest on and principal of the notes on the 15th day of each month, or, if the 15th day is not a business day, the next business day, starting on February 15, 2024.

•

Credit enhancement for the notes will consist of overcollateralization, a reserve account funded with an initial amount of not less than 1.50% of the pool balance as of the cut-off date, excess interest on the receivables, and, in the case of each class of the offered notes, the subordination of certain payments to the noteholders of less senior classes of notes.

•	The issuing entity will also issue non-interest bearing certificates representing the equity interest in the issuing entity, which are not being offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The issuing entity is being structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

UNDERWRITERS

Deutsche Bank Securities	Citigroup	Wells Fargo Securities

Co-Manager solely with respect to the Class A notes

Fifth Third Securities

The date of this prospectus is January    , 2024.

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(continued)

(continued)

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WHERE TO FIND INFORMATION IN THIS PROSPECTUS

This prospectus provides information about the issuing entity, Bridgecrest Lending Auto Securitization Trust 2024-1, including terms and conditions that apply to the notes offered by this prospectus.

You should rely only on the information provided in this prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the notes offered hereby in any jurisdiction where the offer is not permitted. We do not claim that the information in this prospectus is accurate on any date other than the date stated on the cover.

We have started with two introductory sections in this prospectus describing the notes and the issuing entity in abbreviated form, followed by a more complete description of the terms of the offering of the notes. The introductory sections are:

•

Summary of Terms—provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the issuing entity; and

•	Risk Factors—describes briefly some of the risks to investors in the notes.

We include cross-references in this prospectus to captions in these materials where you can find additional related information. You can find the page numbers on which these captions are located under the Table of Contents in this prospectus. You can also find a listing of the pages where the principal terms are defined under “Index” beginning on page I-1 of this prospectus.

If you have received a copy of this prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus from the depositor or from the underwriters upon request.

In this prospectus, the terms “we,” “us” and “our” refer to Bridgecrest Auto Funding LLC.

v

REPORTS TO NOTEHOLDERS

After the notes are issued, unaudited monthly reports containing information concerning the issuing entity, the notes and the receivables will be prepared by Bridgecrest Acceptance Corporation (“BAC”), and sent on behalf of the issuing entity to the indenture trustee, which will forward the same to Cede & Co. (“Cede”), as nominee of The Depository Trust Company (“DTC”).

The indenture trustee will also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to noteholders each month via its Internet website, which is presently located at www.CTSLink.com. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at (866) 846-4526. The indenture trustee will notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. BAC, the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes. The issuing entity will file with the Securities and Exchange Commission (the “SEC”) all required annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K. Those reports will be filed with the SEC under the name “Bridgecrest Lending Auto Securitization Trust 2024-1” and file number 333-271899-02. The issuing entity incorporates by reference any current reports on Form 8-K filed after the date of this prospectus by or on behalf of the issuing entity before the termination of the offering of the notes. The issuing entity’s annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, and amendments to those reports filed with, or otherwise furnished to, the SEC will not be made available on BAC’s website because those reports are made available to the public on the SEC website as described above.

The depositor has filed with the SEC a Registration Statement on Form SF-3 that includes this prospectus and certain amendments and exhibits under the Securities Act of 1933, as amended, relating to the offering of the notes described herein. This prospectus does not contain all of the information in the Registration Statement. The SEC maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (“UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018, AS AMENDED (THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED), AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED), AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

THE CLASS A-1 NOTES HAVE NOT BEEN AND WILL NOT BE OFFERED IN THE UNITED KINGDOM OR TO UNITED KINGDOM PERSONS AND NO PROCEEDS OF ANY CLASS A-1 NOTES WILL BE RECEIVED IN THE UNITED KINGDOM.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSE OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFERS OF NOTES IN THE UK WILL BE MADE ONLY TO A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO TO ONE OR MORE UK QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

OTHER UK REGULATORY RESTRICTIONS

THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UK TO PERSONS HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “ORDER”), OR TO PERSONS WHO FALL WITHIN ARTICLE 49(2)(A)-(D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED. NEITHER THIS PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UK AND NO ONE IN THE UK FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS. THE

COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UK OTHER THAN PERSONS IN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED) (THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY, NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSE OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFERS OF NOTES IN THE EEA WILL BE MADE ONLY TO AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO TO ONE OR MORE EU QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

SUMMARY OF STRUCTURE AND FLOW OF FUNDS

This structural summary briefly describes certain major structural components, the relationship among the parties, the flow of funds and certain other material features of the transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus to understand all the terms of this offering.

Structural Diagram

Bridgecrest Acceptance Corporation
(Sponsor and Servicer)
Receivables
$
Bridgecrest Auto Funding LLC
(Depositor)
Notes(1)
Underwriters
$
Computershare Trust Company, National Association
(Indenture Trustee)
Receivables
Notes & Certificates(1)(2)
tes(1)
$
Bridgecrest Lending Auto Securitization Trust 2024-1
(Issuing Entity)
Investors
Wilmington Trust, National Association
(Owner Trustee)
Receivables
Grantor Trust Certificate(2)
Wilmington Trust, National Association
(Grantor Trust Trustee)
Bridgecrest Lending Auto Securitization Grantor Trust 2024-1
(Grantor Trust)
Computershare Trust Company, National Association
(Standby Servicer)

(1)	The Class E notes are not being offered hereby.
(2)

Neither the certificates, which represent an equity interest in the issuing entity, nor the grantor trust certificate, which represents an equity interest in the grantor trust, are being offered hereby.

Flow of Funds(1)

(Prior to an Acceleration after an Event of Default)

(1)	For further detail, see “The Notes—Payments of Principal” and “The Transfer Agreements and the Administration Agreement—Priority of Payments” in this prospectus.

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SUMMARY OF TERMS

This summary provides an overview of selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding. You should carefully read this entire prospectus to understand all of the terms of this offering.

THE PARTIES

Issuing Entity and Grantor Trust

Bridgecrest Lending Auto Securitization Trust 2024-1, a Delaware statutory trust, will be the “issuing entity” of the notes. The principal asset of the issuing entity will be a certificate representing the entire beneficial ownership in Bridgecrest Lending Auto Securitization Grantor Trust 2024-1, a Delaware statutory trust, which will be the “grantor trust.” The primary assets of the grantor trust will be a pool of receivables, which are motor vehicle retail installment sale contracts secured by new and used automobiles, light-duty trucks, SUVs and vans.

Depositor

Bridgecrest Auto Funding LLC, a Delaware limited liability company and a wholly-owned special purpose subsidiary of BAC, is the “depositor.” The depositor will sell the receivables to the issuing entity.

You may contact the depositor by mail at 1720 W. Rio Salado Parkway, Tempe, AZ 85281, or by calling (888) 418-1212.

Sponsor

Bridgecrest Acceptance Corporation, an Arizona corporation, known as “BAC”, is the “sponsor” of the transaction described in this prospectus.

Servicer

BAC, or the “servicer,” will service the receivables held by the grantor trust and the servicer will be entitled to receive a servicing fee for each collection period. The “servicing fee” for any payment date will be an amount equal to the product of (1) 3.50%, (2) one-twelfth and (3) the pool balance as of the opening of business on the first day of the related collection period (or as of the cut-off date, in the case of the first payment date). As additional compensation, the servicer will be entitled to retain all supplemental servicing fees and liquidation reimbursements. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date prior to payments to the noteholders from funds on deposit in the collection account with respect to the collection period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account; provided, that amounts withdrawn from the reserve account may not be used for this purpose so long as BAC or an affiliate of the sponsor is the servicer.

Standby Servicer

Computershare Trust Company, National Association will be the “standby servicer” and will act as successor servicer to the servicer and perform certain other functions. The standby servicer will be entitled to receive a fee for each collection period equal to the greater of (i) the product of (1) 0.02%, (2) one-twelfth and (3) the pool balance as of the opening of business on the first day of the related collection period (or as of the cut-off date, in the case of the first payment date) and (ii) $4,000 (the “standby servicing fee”). The standby servicing fee, together with any portion of the standby servicing fee that remains unpaid from prior payment dates, will be payable on each payment date prior to payments to the noteholders from funds on deposit in the collection account with respect to the collection period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account; provided, that amounts withdrawn from the reserve account may not be used for this purpose so long as BAC or an affiliate of the sponsor is the standby servicer.

Seller

All of the receivables in the receivables pool were originated or acquired by BAC. If the Base Transaction is issued, BAC or an affiliate thereof originated over 97% of the receivables in the receivables pool (as a percentage of the aggregate principal balance of the receivables as of the cut-off date) primarily through its relationship with DriveTime Car Sales Company, LLC, and less than 3% of the receivables in the receivables pool (as a percentage of the aggregate principal balance of the receivables as of the cut-off date) were acquired by BAC from an affiliated finance company. If the

Upsize Transaction is issued, BAC or an affiliate thereof originated over 98% of the receivables in the receivables pool (as a percentage of the aggregate principal balance of the receivables as of the cut-off date) primarily through its relationship with DriveTime Car Sales Company, LLC, and less than 2% of the receivables in the receivables pool (as a percentage of the aggregate principal balance of the receivables as of the cut-off date) were acquired by BAC from an affiliated finance company. BAC, as “seller,” will sell all of the receivables to be included in the receivables pool to the depositor, and the depositor will sell those receivables to the issuing entity and the issuing entity will sell those receivables to the grantor trust.

Administrator

BAC will be the “administrator” of the issuing entity, and in such capacity will provide administrative and ministerial services for the issuing entity and the grantor trust.

Trustees

Wilmington Trust, National Association, a national banking association, will be the “owner trustee” and the “grantor trust trustee”.

Computershare Trust Company, National Association, a national banking association, will be the “indenture trustee.”

Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company, will be the “asset representations reviewer.”

THE OFFERED NOTES

The issuing entity will issue and offer the following notes if the Base Transaction is issued:

Class	Initial Note Principal Amount(1)(2)	Interest Rate	Final Scheduled Payment Date
Class A-1 Notes		$48,573,000%	January 15, 2025
Class A-2 Notes		$100,776,000%	September 15, 2026
Class A-3 Notes		$100,776,000%	January 18, 2028
Class B Notes		$ 53,475,000%	August 15, 2028
Class C Notes		$ 73,600,000%	April 16, 2029
Class D Notes		$ 77,050,000%	November 15, 2029

(1)

If the Upsize Transaction is issued, the following notes will be offered: $59,261,000 of Class A-1 Notes, $122,619,000 of Class A-2 notes, $122,619,000 of Class A-3 notes, $65,100,000 of Class B notes, $89,600,000 of Class C notes and $93,800,000 of Class D notes.

(2)	All or a portion of one or more of the classes of notes offered hereby may be initially retained by the depositor or an affiliate thereof.

BAC will make the determination regarding the aggregate initial principal amount of the notes based on, among other considerations, market conditions at the time of pricing. See “Risk Factors—The issuing entity has issued multiple classes of notes, and your notes may be more sensitive to losses, be affected by conflicts of interest between classes and have reduced liquidity or voting power because of an unknown retention of notes—The market value, liquidity and voting power of your notes may be adversely impacted by retention of notes by the depositor or its affiliates or by the unknown aggregate initial principal amount of the notes.”

The issuing entity will also issue $31,625,000 of Class E asset-backed notes if the Base Transaction is issued, or $38,500,000 of Class E asset-backed notes if the Upsize Transaction is issued, which, in either case, are not being offered by this prospectus. The final scheduled payment date for the Class E notes is October 15, 2030. The Class E notes are not being publicly registered and are anticipated to be either privately placed or retained by the depositor or another affiliate of BAC. Information about the Class E notes is set forth herein solely to provide a better understanding of the Class A notes, the Class B notes, the Class C notes and the Class D notes.

We refer to the Class A-1 notes, the Class A-2 notes and the Class A-3 notes as the “Class A notes.” We refer to the Class A notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes, collectively as the “notes.” The Class A notes, the Class B notes, the Class C notes and the Class D notes, which we refer to as the “offered notes,” are the only securities that are being offered by this prospectus.

The offered notes are issuable in a minimum denomination of $1,000 and in integral multiples of $1,000 in excess thereof. The Class E notes are issuable in a minimum denomination of $750,000 if the Base Transaction is issued, or $900,000 if the Upsize Transaction is issued, and, in either case, in integral multiples of $1,000 in excess thereof. See “The Notes — Delivery of Notes” in this prospectus.

The issuing entity expects to issue the notes on or about January                    , 2024 which we refer to as the “closing date.”

THE CERTIFICATES

On the closing date, the issuing entity will issue subordinated and non-interest bearing “certificates” in a nominal aggregate principal amount of $100,000, which represent the equity interest in the issuing entity and are not offered hereby. The holders of the certificates, or “certificateholders”, will be entitled on each payment date only to amounts remaining after payments on the notes and payments of issuing entity expenses and other required amounts on such payment date. The certificates will initially be held by the depositor, but the depositor may transfer all or a portion of the certificates to one of its affiliates or sell all or a portion of the certificates on or after the closing date. However, the portion of the certificates retained by the depositor or another majority-owned affiliate of BAC to satisfy U.S. credit risk retention rules will not be sold, transferred, subjected to any credit risk mitigation or hedged except as permitted under, or in accordance with, those rules. See “—U.S. Credit Risk Retention”.

INTEREST AND PRINCIPAL

To the extent of funds available, the issuing entity will pay interest and principal on the notes monthly, on the 15th day of each month (or, if that day is not a business day, on the next business day), which we refer to as the “payment date.” The first payment date is February 15, 2024. On each payment date or redemption date, payments on the notes will be made to holders of record as of the close of business on the business day immediately preceding that payment date or redemption date (except in limited circumstances where definitive notes are issued), which we refer to as the “record date.”

Interest Payments

Interest on the Class A-1 notes will accrue from and including the prior payment date (or with respect to the first payment date, from and including the closing date) to but excluding the following payment date and will be due and payable on each payment date.

Interest on the Class A-2 notes, the Class A-3 notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes will accrue from and including the 15th day of the calendar month preceding a payment date (or, with respect to the first payment date, from and including the closing date) to but excluding the 15th day of the month in which the payment date occurs and will be due and payable on each payment date.

Interest accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such unpaid amount at the applicable interest rate (to the extent lawful).

The issuing entity will pay interest on the Class A-1 notes on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes will be the product of: (i) the outstanding principal amount of the Class A-1 notes, (ii) the interest rate for the Class A-1 notes and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date, divided by 360.

The issuing entity will pay interest on the Class A-2 notes, the Class A-3 notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2 notes, the Class A-3 notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes will be the product of (i) the outstanding principal amount of the related class of notes, (ii) the related interest rate and (iii) 30 (or, in the case of the first payment date, the number of days from and including the closing date to but excluding the 15th day of the month in which the first payment date occurs (assuming a 30-day calendar month)), divided by 360. Interest payments on all Class A notes will have the same priority. Interest payments on the Class B notes will be subordinated to interest payments and, in specified circumstances, principal payments on the Class A notes. Interest payments on the Class C notes will be subordinated to interest payments and, in specified circumstances, principal payments on the Class A notes and the Class B notes. Interest payments on the Class D notes will be subordinated to interest payments and, in specified circumstances, principal payments on the Class A notes, the Class B notes and the Class C notes. Interest payments on the Class E notes will be subordinated to interest payments and, in specified circumstances, principal payments on the Class A notes, the Class B notes, the Class C notes and the Class D notes.

A failure to pay the interest due on the notes of the Controlling Class (i.e., the senior most class of notes outstanding, with the Class A notes being the most senior and the Class E notes being the most junior) on any payment date that continues for a period of five business days or more will result in an event of default.

Principal Payments

The issuing entity will generally pay principal sequentially to the earliest maturing class of notes monthly on each payment date in accordance with the payment priorities described below under “—Priority of Payments.”

The issuing entity will make principal payments on the notes based on the amount of collections and defaults on the receivables during the prior collection period. This prospectus describes how available funds and amounts on deposit in the reserve account are allocated to principal payments of the notes.

On each payment date, prior to the acceleration of the notes following an event of default, which is described below under “—Payment of Principal and Interest after an Event of Default,” the issuing entity will distribute funds available to pay principal of the notes as follows:

(1)	first, to the Class A-1 noteholders until the Class A-1 notes are paid in full;

(2)	second, to the Class A-2 noteholders until the Class A-2 notes are paid in full;

(3)	third, to the Class A-3 noteholders until the Class A-3 notes are paid in full;

(4)	fourth, to the Class B noteholders until the Class B notes are paid in full;

(5)	fifth, to the Class C noteholders until the Class C notes are paid in full;

(6)	sixth, to the Class D noteholders until the Class D notes are paid in full; and

(7)	seventh, to the Class E noteholders until the Class E notes are paid in full.

All unpaid principal of a class of notes will be due on the final scheduled payment date for that class.

Payment of Principal and Interest after an Event of Default

After an event of default under the indenture occurs and the notes are accelerated, the priority of payments of principal and interest will change from the description in “—Interest Payments” above, “—Principal Payments” above and “—Priority of Payments” below. The priority of payments of principal and interest after an event of default under the indenture and acceleration of the notes will depend on the nature of the event of default.

On each payment date after an event of default under the indenture occurs and the notes are accelerated (as a result of a payment default or a bankruptcy event relating to the issuing entity), after payment of certain amounts to the servicer, the trustees and the asset representations reviewer, interest on the Class A notes will be paid ratably to each class of Class A notes and then principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of the Class A-2 notes and the Class A-3 notes will receive principal payments, ratably, based on the outstanding principal amount of the Class A-2 notes and the Class A-3 notes until each such class of notes is paid in full. After interest on and principal of all of the Class A notes are paid in full, interest and principal payments will be made to noteholders of the Class B notes. After interest on and principal of all of the Class B notes are paid in full, interest and principal payments will be made to noteholders of the Class C notes. After interest on and principal of all of the Class C notes are paid in full, interest and principal payments will be made to noteholders of the Class D notes. After interest on and principal of all of the Class D notes are paid in full, interest and principal payments will be made to noteholders of the Class E notes.

On each payment date after an event of default under the indenture occurs and the notes are accelerated as a result of the issuing entity’s breach of a covenant (other than a payment default), representation or warranty, after payment of certain amounts to the trustees, the servicer and the asset representations reviewer, interest on the Class A notes will be paid ratably to each class of Class A notes followed by interest on the Class B notes, the Class C notes, the Class D notes and the Class E notes, sequentially. Principal payments will then be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of the Class A-2 notes and the Class A-3 notes will receive principal payments, ratably, based on the outstanding principal amount of the Class A-2 notes and the Class A-3 notes until each such class is paid in full. After the Class A notes are paid in full, the Class B noteholders will receive principal payments until the Class B notes are paid in full. After the Class B notes are paid in full, principal payments will be made to the Class C noteholders until the Class C notes are paid in full. After the Class C notes are paid in full, principal payments will be made to the Class D noteholders until the Class D notes are paid in full. After the Class D notes are paid in full, principal payments will be made to the Class E noteholders until the Class E notes are paid in full. Payments of the foregoing amounts will be made from available funds and other amounts, including all amounts held on deposit in the reserve account.

See “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration” in this prospectus.

If an event of default has occurred but the notes have not been accelerated, then interest and principal payments will be made in the priority set forth below under “—Priority of Payments.”

Optional Redemption of the Notes

The servicer (or its designee) will have the right at its option to exercise a “clean-up call” to purchase the receivables, the receivable files and the related security relating thereto from the grantor trust on any payment date if both of the following conditions are satisfied: (a) as of the last day of the related collection period, the pool balance has declined to 10% or less of the pool balance as of the cut-off date and (b) the sum of the purchase price (as described below) and the available funds for such payment date would be sufficient to pay the sum of (i) the servicing fee for such payment date and all unpaid servicing fees for prior periods, (ii) all fees, expenses and indemnities owed to the indenture trustee, the owner trustee (including in its individual capacity) and the grantor trust trustee (including in its individual capacity) and not previously paid, (iii) all fees, expenses and indemnities owed to the standby servicer and not previously paid, (iv) interest then due on the outstanding notes and (v) the aggregate unpaid note balance of all of the outstanding notes. We use the term “pool balance” to mean, at any time, the aggregate outstanding principal balance of the receivables (other than defaulted receivables) at such time. If the servicer purchases the receivables, the receivable files and the related security relating thereto, the purchase price will equal the greater of (a) the unpaid principal amount of all of the outstanding notes plus accrued and unpaid interest on the outstanding notes at the applicable interest rate up to but excluding that payment date (after giving effect to all distributions to be made on that payment date) and (b) the fair market value of the receivables and the other issuing entity property (other than the reserve account). It is expected that at the time this “clean-up call” option becomes available to the servicer, only the Class D notes and Class E notes will be outstanding.

Additionally, so long as the depositor or an affiliate of the depositor is the sole certificateholder, then each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts on deposit in the reserve account and remaining available funds after the payments under clauses first through twelfth set forth in “—Priority of Payments” below would be sufficient to pay in full the aggregate unpaid note balance of all of the outstanding notes as determined by the servicer. On such payment date, the outstanding notes will be redeemed in whole, but not in part. Following such redemption, any funds remaining in the reserve account will be distributed to or at the direction of the depositor.

Notice of redemption under the indenture must be given by the indenture trustee not later than 5 days prior to the applicable redemption date to each registered holder of notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes and the place where those notes are to be surrendered for payment of the redemption price; (iv) that interest on the notes will cease to accrue on the redemption date; and (v) the CUSIP numbers (if applicable) for the notes.

EVENTS OF DEFAULT

The occurrence and continuation of any one of the following events will be an “event of default” under the indenture:

•	a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, and such default continues for a period of five business days or more;

•	a default in the payment of principal of any note on the related final scheduled payment date or the redemption date;

•	any failure by the issuing entity to duly observe or perform in any respect any of its covenants or agreements in the indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere specifically dealt with), which failure materially and adversely affects the rights of the noteholders, and which continues unremedied for a period of 45 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy that failure; provided that that failure is capable of remedy within 90 days) after written notice thereof has been given to the issuing entity from the indenture trustee or from noteholders evidencing at least 25% of the Note Balance of the outstanding notes, voting together as a single class;

•	any representation or warranty of the issuing entity made in the indenture proves to have been incorrect in any respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for a period of 45 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy that failure; provided that that failure is capable of remedy within 90 days) after written notice thereof has been given to the issuing entity from the indenture trustee or from noteholders evidencing at least 25% of the Note Balance of the outstanding notes, voting together as a single class; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for 90 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first four bullet points above was caused by a force majeure event or other similar occurrence, then the grace periods described in those bullet points will be extended by an additional 60 calendar days.

The amount of principal required to be paid to noteholders under the indenture generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal on a class of notes due to a lack of amounts available to make such payments will not result in the occurrence of an event of default until the final scheduled payment date or redemption date for that class of notes.

ISSUING ENTITY PROPERTY

The primary assets of the issuing entity will be a certificate representing the entire beneficial ownership in the grantor trust, or the “grantor trust certificate.” The primary assets of the grantor trust will be a pool of motor vehicle retail installment sale contracts secured by new and used automobiles, light-duty trucks, SUVs and vans. We refer to these contracts and loans as “receivables,” to the pool of those receivables as the “receivables pool” and to the persons who financed their purchases or refinanced existing obligations with these contracts and loans as “obligors.” The assets of the issuing entity and the grantor trust are referred to collectively in this prospectus as the “issuing entity property.”

The receivables identified on the schedule of receivables delivered by BAC on the closing date will be transferred by BAC to the depositor and then transferred by the depositor to the issuing entity and then transferred by the issuing entity to the grantor trust. The issuing entity and the grantor trust will grant a security interest in the receivables and the other issuing entity property to the indenture trustee on behalf of the noteholders.

The “issuing entity property” will include the grantor trust certificate and other interests of the issuing entity and the grantor trust in the following:

•	the receivables, including collections on the receivables received after December 31, 2023, which we refer to as the “cut-off date”;

•	security interests in the vehicles financed by the receivables, which we refer to as the “financed vehicles”;

•	all receivable files relating to the original motor vehicle retail installment sale contracts evidencing the receivables;

•	rights to any proceeds under insurance policies that cover the obligors under the receivables or the financed vehicles or any refunds in connection with any extended service agreements or other related ancillary products relating to any receivable after the cut-off date;

•	any other property securing the receivables;

•	rights to amounts on deposit in the reserve account, the collection account and any other account established pursuant to the indenture or sale and servicing agreement (other than the certificate distribution account) and all cash, investment property and other property from time to time credited thereto and all proceeds thereof;

•	rights under the sale and servicing agreement, the administration agreement, the purchase agreement and the receivables contribution agreement; and

•	the proceeds of any and all of the above.

Receivable Representations and Warranties

BAC will make certain representations and warranties regarding the characteristics of the receivables as of the cut-off date. A breach of these representations may, subject to certain conditions, result in BAC being obligated to repurchase the related receivable. See “The Transfer Agreements and the Administration Agreement—Representations and Warranties.” This repurchase obligation will constitute the sole remedy available to the noteholders or the issuing entity for any uncured breach by BAC of those representations and warranties.

If the depositor, the issuing entity, the grantor trust, the owner trustee (acting at the written direction of a certificateholder) or the indenture trustee (acting at the direction of requesting investor) requests that BAC repurchase any receivable due to a breach of a representation or warranty as described above, and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of notice of the request by BAC, the requesting party will have the right to refer the matter, at its discretion, to either mediation (including nonbinding arbitration) or arbitration. The terms of the mediation or arbitration, as applicable, are described under “The Transfer Agreements and the Administration Agreement—Requests to Repurchase and Dispute Resolution” in this prospectus.

Review of Asset Representations

As more fully described in “The Transfer Agreements and the Administration Agreement —Asset Representations Review” in this prospectus, if the aggregate amount of 60-day delinquent receivables exceeds a specified threshold, then investors holding at least 5% of the aggregate outstanding principal amount of the notes may elect to initiate a vote to determine whether the asset representations reviewer will conduct a review. If investors representing at least a majority of the voting investors vote in favor of directing a review, then the asset representations reviewer will perform a review of specified delinquent receivables for compliance with the representations and warranties made by BAC. See “The Transfer Agreements and the Administration Agreement—Asset Representations Review” in this prospectus.

STATISTICAL INFORMATION

The statistical information in this prospectus is based on the pool of receivables in the pool as of December 31, 2023, which we refer to as the “cut-off date”.

Substantially all of the receivables are the obligations of obligors with credit histories that are below prime or otherwise considered “sub-prime.”

If the Base Transaction is issued, as of the close of business on the cut-off date, the receivables in the pool had an aggregate outstanding principal balance of $575,000,786 and had:

•	a weighted average contract rate of approximately 23.36%(1);

•	a weighted average original term of approximately 71 months(1);

•	a weighted average remaining term of approximately 70 months(1);

•	a weighted average loan-to-value ratio including ancillary products of approximately 145.39%(1);

•	a weighted average loan-to-value ratio excluding ancillary products of approximately 117.35%(1);

•	a minimum FICO® score at origination of 361(2);

•	a maximum FICO® score at origination of 884(2); and

•	a non-zero weighted average FICO® score at origination of approximately 554(1).

(1)	Weighted by outstanding principal balance as of the cut-off date.
(2)	Excludes receivables with no FICO® score at origination.

If the Upsize Transaction is issued, as of the close of business on the cut-off date, the receivables in the pool had an aggregate outstanding principal balance of $700,000,143 and had:

•	a weighted average contract rate of approximately 23.34%(1);

•	a weighted average original term of approximately 71 months(1);

•	a weighted average remaining term of approximately 69 months(1);

•	a weighted average loan-to-value ratio including ancillary products of approximately 145.64%(1);

•	a weighted average loan-to-value ratio excluding ancillary products of approximately 117.54%(1);

•	a minimum FICO® score at origination of 353(2);

•	a maximum FICO® score at origination of 884(2); and

•	a non-zero weighted average FICO® score at origination of approximately 552(1).

For more information about the characteristics of the receivables in the pool as of the cut-off date, see “The Receivables Pool” in this prospectus. In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and certain disclosure in this prospectus relating to the receivables, as described under “The Receivables Pool—Review of Pool Assets” in this prospectus.

As described below under “The Receivables Pool—Exceptions to Underwriting Criteria”, BAC uses a proprietary model and other credit-related criteria to evaluate the credit risk of its customers, the decision to offer credit, and the terms of the credit offer made to the applicant. BAC originates receivables considered to be exceptions to BAC’s underwriting guidelines. As of the cut-off date, if the Base Transaction is issued, 938 of the receivables (approximately 3.78% of the receivables in the receivables pool as of the cut-off date), having an aggregate outstanding principal balance of $21,799,831.48 (approximately 3.79% of the principal balance of the receivables in the receivables pool as of the cut-off date) and, if the Upsize

Transaction is issued, 1,160 of the receivables (approximately 3.86% of the receivables in the receivables pool as of the cut-off date), having an aggregate outstanding principal balance of $27,109,548.10 (approximately 3.87% of the principal balance of the receivables in the receivables pool as of the cut-off date), were subject to underwriting exceptions at the time of origination. See “The Receivables Pool—Exceptions to Underwriting Criteria” in this prospectus.”

In addition to the purchase of receivables from the grantor trust in connection with the servicer’s exercise of its “clean-up call” option as described above under “—Interest and Principal—Optional Redemption of the Notes,” receivables may be purchased from the grantor trust by the sponsor, in connection with the breach of certain representations and warranties concerning the characteristics of the receivables, and the servicer may be required to indemnify the issuing entity in connection with the breach of certain servicing covenants related to the receivables, as described under “The Transfer Agreements and the Administration Agreement—Collection, Extensions and Modifications of Receivables” in this prospectus.

PRIORITY OF PAYMENTS

Prior to the acceleration of the notes following an event of default, on each payment date, the indenture trustee will make the following payments and deposits from available funds in the collection account (including funds, if any, deposited into the collection account from the reserve account to the extent described in “The Transfer Agreements and the Administration Agreement—Reserve Account” in this prospectus) in the following amounts and order of priority:

• first, (a) to the servicer, the servicing fee, any supplemental servicing fees and any liquidation reimbursements and all unpaid servicing fees, supplemental servicing fees and liquidation reimbursements, if any, with respect to prior periods and (b) (i) to the standby servicer, any accrued and unpaid standby servicing fees, reasonable expenses and indemnification amounts; provided, however, that, prior to the occurrence of an event of default with respect to a payment default or the occurrence of an insolvency event, the expenses and indemnification amounts payable to the standby servicer pursuant to this clause first will be limited to $125,000 per annum in the aggregate, and (ii) if the standby servicer becomes the

(1)	Weighted by outstanding principal balance as of the cut-off date.
(2)	Excludes receivables with no FICO® score at origination.

successor servicer, to the standby servicer, servicing transition costs, to the extent not previously paid by the predecessor servicer pursuant to the sale and servicing agreement, provided, that such servicing transition costs payable pursuant to this clause first will not exceed $200,000; provided, further, that amounts withdrawn from the reserve account may not be used to pay amounts due under clause (a) so long as BAC or an affiliate of BAC is the servicer or under clause (b) so long as BAC or an affiliate of BAC is the standby servicer;

•	second, to the indenture trustee, the owner trustee (including in its individual capacity) and the grantor trust trustee (including in its individual capacity), any accrued and unpaid fees, reasonable expenses and indemnification amounts and, to the asset representations reviewer, any accrued and unpaid fees, reasonable expenses and indemnification amounts to the extent not previously paid by the sponsor; provided, however, that, prior to the occurrence of an event of default with respect to a payment default or the occurrence of an insolvency event, the expenses and indemnification amounts payable (A) to the indenture trustee pursuant to this clause second will be limited to $125,000 per annum in the aggregate, (B) to the owner trustee and the grantor trust trustee pursuant to this clause second will be limited to $120,000 per annum in the aggregate and (C) to the asset representations reviewer pursuant to this clause second will be limited to $150,000 per annum in the aggregate;

•	third, pro rata, to the Class A noteholders, interest on the Class A notes;

•	fourth, to the noteholders, the First Allocation of Principal, if any;

•	fifth, to the Class B noteholders, interest on the Class B notes;

•	sixth, to the noteholders, the Second Allocation of Principal, if any;

•	seventh, to the Class C noteholders, interest on the Class C notes;

•	eighth, to the noteholders, the Third Allocation of Principal, if any;

•	ninth, to the Class D noteholders, interest on the Class D notes;
•	tenth, to the noteholders, the Fourth Allocation of Principal, if any;

•	eleventh, to the Class E noteholders, interest on the Class E notes;

•	twelfth, to the noteholders, the Fifth Allocation of Principal, if any;

•	thirteenth, to the reserve account, any additional amounts required to cause the amount of cash on deposit in the reserve account to equal the specified reserve account balance;

•	fourteenth, to the noteholders, the Regular Allocation of Principal, if any;

•	fifteenth, to the indenture trustee, the owner trustee (including in its individual capacity), the grantor trust trustee (including in its individual capacity), the standby servicer and the asset representations reviewer, any accrued and unpaid fees, expenses and indemnification amounts not paid pursuant to clause first or clause second due solely to the per annum limitation set forth therein; and

•	sixteenth, any funds remaining, to the certificateholders, pro rata based on the percentage interest of each certificateholder, or, to the extent definitive certificates have been issued, to the certificate distribution account for distribution to the certificateholders.

The First Allocation of Principal, Second Allocation of Principal, Third Allocation of Principal, Fourth Allocation of Principal, Fifth Allocation of Principal and Regular Allocation of Principal will be paid to the holders of the notes as described under “The Notes—Payments of Principal” in this prospectus.

CREDIT ENHANCEMENT

Credit enhancement provides protection for the notes against losses and delays in payment on the receivables or other shortfalls of cash flow. The credit enhancement for the notes will be the reserve account, overcollateralization, the excess interest on the receivables and, in the case of the Class A notes, the Class B notes, the Class C notes and the Class D notes, subordination of certain payments as described below. If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later final scheduled payment date generally will bear a greater risk of loss than notes having an earlier final scheduled payment date. See also “The

Transfer Agreements and the Administration Agreement—Overcollateralization” and “—Excess Interest” in this prospectus.

The credit enhancement for the notes will be as follows:

Class A notes:	Subordination of payments on the Class B notes, the Class C notes, the Class D notes and the Class E notes, overcollateralization, the reserve account and excess interest on the receivables.

Class B notes:	Subordination of payments on the Class C notes, the Class D notes and the Class E notes, overcollateralization, the reserve account and excess interest on the receivables.

Class C notes:	Subordination of payments on the Class D notes and the Class E notes, overcollateralization, the reserve account and excess interest on the receivables.

Class D notes:	Subordination of payments on the Class E notes, overcollateralization, the reserve account and excess interest on the receivables.

Class E notes:	Overcollateralization, the reserve account and excess interest on the receivables.

Subordination of Payments on the Class B Notes

As long as the Class A notes remain outstanding, payments of interest on any payment date on the Class B notes will be subordinated to payments of interest on the Class A notes and certain other payments on that payment date (including principal payments of the Class A notes in specified circumstances), and payments of principal of the Class B notes will be subordinated to all payments of principal of and interest on the Class A notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, the priority of these payments will change. For a description of these changes in priority, see “—Interest and Principal—Payment of Principal and Interest after an Event of Default” above and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration.”

Subordination of Payments on the Class C Notes

As long as the Class A notes and the Class B notes remain outstanding, payments of interest on any payment date on the Class C notes will be subordinated to payments of interest on the Class A notes and the Class B notes and certain other payments on that payment date (including principal payments of the Class A notes and the Class B notes in specified circumstances), and payments of principal of the Class C notes will be subordinated to all payments of principal of and interest on the Class A notes and the Class B notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, the priority of these payments will change. For a description of these changes in priority, see “—Interest and Principal—Payment of Principal and Interest after an Event of Default” above and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration.”

Subordination of Payments on the Class D Notes

As long as the Class A notes, the Class B notes and the Class C notes remain outstanding, payments of interest on any payment date on the Class D notes will be subordinated to payments of interest on the Class A notes, the Class B notes and the Class C notes and certain other payments on that payment date (including principal payments of the Class A notes, the Class B notes and the Class C notes in specified circumstances), and payments of principal of the Class D notes will be subordinated to all payments of principal of and interest on the Class A notes, the Class B notes and the Class C notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, the priority of these payments will change. For a description of these changes in priority, see “—Interest and Principal—Payment of Principal and Interest after an Event of Default” above and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration.”

Subordination of Payments on the Class E Notes

As long as the Class A notes, the Class B notes, the Class C notes and the Class D notes remain outstanding, payments of interest on any payment date on the Class E notes will be subordinated to payments of interest on the Class A notes, the Class B notes, the Class C notes and the Class D notes and certain other payments on that payment date (including principal payments of the Class A notes, the Class B notes, the Class C notes and the Class D notes in specified circumstances), and payments of principal of the Class E notes will be subordinated to all payments of principal of and interest on the Class A notes, the Class B notes, the Class C notes and the Class D notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, the priority of these payments will change. For a description of these changes in priority, see “Interest and Principal—Payment of Principal and Interest after an Event of Default” above and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration.”

Overcollateralization

Overcollateralization is the amount by which the pool balance exceeds the aggregate outstanding principal amount of the notes. The initial overcollateralization level on the closing date will be approximately 15.50% of the pool balance as of the cut-off date and is expected to build to a targeted overcollateralization level on each payment date equal to the greater of (a) 20.80% of the pool balance as of the last day of the related collection period and (b) 3.25% of the pool balance as of the cut-off date (the “targeted overcollateralization amount”). See “The Transfer Agreements and the Administration Agreement—Overcollateralization” in this prospectus.

Reserve Account

On the closing date, the reserve account will initially be funded by a deposit of proceeds from the sale of the offered notes in an amount not less than 1.50% of the pool balance as of the cut-off date. The reserve account will be an eligible account held by the indenture trustee for the benefit of the issuing entity, and will be pledged by the issuing entity to the indenture trustee for the benefit of the issuing entity.

On each payment date, after giving effect to any withdrawals from the reserve account, if the amount of cash on deposit in the reserve account is less than the specified reserve account balance, the deficiency will be funded by the deposit of available funds to the reserve account in accordance with the priority of payments described above. The “specified reserve account balance” will be, on any payment date, an amount not less than 1.50% of the pool balance as of the cut-off date.

On each payment date, the indenture trustee will withdraw funds from the reserve account to cover any shortfalls in the amounts required to be paid on that payment date with respect to clauses first through twelfth of the priority of payments described above; provided, that amounts withdrawn from the reserve account may not be used to pay (a) the servicing fee so long as BAC or an affiliate of BAC is the servicer and (b) the standby servicing fee so long as BAC or an affiliate of BAC is the standby servicer. See “The Transfer Agreements and the Administration Agreement—Reserve Account.”

Following the payment in full of the outstanding principal amount of the notes and of all other amounts owing or to be distributed under the transaction documents, the indenture trustee will, upon written directions from the servicer, distribute any amount then on deposit in the reserve account to the depositor.

All amounts on deposit in the reserve account on any payment date serve as credit enhancement since those amounts will be available to make up shortfalls in the amounts payable to the noteholders on such payment date to the extent described herein. With respect to each collection period, the indenture trustee will, upon direction of the servicer, withdraw any investment earnings from amounts on deposit in the reserve account and remit such amounts to or at the direction of the depositor. If the clean-up call is exercised, the indenture trustee will, upon written directions from the servicer, withdraw any remaining amounts on deposit in the reserve account and remit such amounts to or at the direction of the depositor.

Amounts on deposit in the reserve account will be invested in eligible investments deemed to be “cash or cash equivalents” for purposes of Regulation RR. Any amounts held on deposit in the reserve account and any investment earnings thereon will be held by the indenture trustee in the name and for the benefit of the issuing entity.

The reserve account is expected to constitute an “eligible horizontal cash reserve account” under Regulation RR, and BAC (as the sponsor) intends (by itself or through a majority-owned affiliate) to establish and fund the reserve account in partial satisfaction of its risk retention obligations. BAC (by itself or through a majority-owned affiliate) may fund the reserve account on the closing date with an amount greater than the reserve account required amount set forth above. See “The Sponsor—U.S. Credit Risk Retention.”

Excess Interest

Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the servicing fee, the standby servicing fee, trustee fees, expenses and indemnity amounts, asset representations reviewer fees, expenses and indemnity amounts (to the extent not otherwise paid by the sponsor), amounts required to be deposited in the reserve account, if any, and interest on the notes each month, there is expected to be “excess interest.” Any excess interest will be applied on each payment date as an additional source of available funds for distribution in accordance with “—Priority of Payments” above.

TAX STATUS

On the closing date, Mayer Brown LLP, special federal tax counsel to the depositor, will deliver its opinion, subject to the assumptions and qualifications therein, to the effect that, for United States federal income tax purposes, (w) the issuing entity will not be classified as an association or a publicly traded partnership taxable as a corporation, (x) the grantor trust will be classified as a grantor trust, (y) the activities of the issuing entity, to the extent the issuing entity is not a disregarded entity for U.S. federal income tax purposes, should not cause it to be considered to be engaged in a United States trade or business for U.S. federal income tax purposes and (z) the Class A notes, the Class B notes, the Class C notes and the Class D notes will be treated as debt for United States federal income tax purposes (other than, in each case, notes, if any, owned by: (i) the issuing entity or a person considered to be the same person as the issuing entity for United States federal income tax purposes, (ii) a member of an expanded group (as defined in Treasury Regulation Section 1.385-1(c)(4) or any successor regulation then in effect) that includes the issuing entity (or a person considered to be the same person as the issuing entity for United States federal income tax purposes), (iii) a “controlled partnership” (as defined in Treasury Regulation Section 1.385-1(c)(1) or any successor regulation then in effect) of such expanded group or (iv) a disregarded entity owned directly or indirectly by a person described in preceding clause (ii) or (iii)).

Each holder of a note, by acceptance of a note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.

We encourage you to consult your own tax advisor regarding the United States federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction.

See “Material Federal Income Tax Consequences” in this prospectus.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. BENEFIT PLANS

Subject to the considerations described in “Certain Considerations for ERISA and Other U.S. Benefit Plans” in this prospectus, the offered notes may be purchased by employee benefit plans and other retirement accounts. An employee benefit plan, any other retirement plan and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the offered notes.

See “Certain Considerations for ERISA and Other U.S. Benefit Plans” in this prospectus.

MONEY MARKET INVESTMENT

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(11) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class  A-1 notes, you or your advisor should consider these requirements before making a purchase.

U.S. CREDIT RISK RETENTION

Pursuant to the SEC’s credit risk retention rules, 17 C.F.R. Part 246 (“Regulation RR”), BAC is required to retain an economic interest in the credit risk of the receivables, either directly or through a majority-owned affiliate. BAC intends to satisfy this obligation through the retention by one or more of its majority-owned affiliates of an “eligible horizontal residual interest” and the establishment of an “eligible horizontal cash reserve account” pledged by the issuing entity to the indenture trustee for the benefit of the issuing entity in an amount equal to at least 5% of the fair value, as of the closing date, of all of the notes and certificates to be issued by the issuing entity.

The retained eligible horizontal residual interest will take the form of the issuing entity’s certificates. If the Base Transaction is issued, BAC expects the entire portion of the issuing entity’s certificates and the notes to have a fair value of between $554,194,965 and $557,298,702 and the issuing entity’s certificates to have a fair value of between $68,319,965 and $71,423,702, which is between 12.33% and 12.82% of the fair value, as of the closing date, of all of the notes and certificates to be issued by the issuing entity. If the Upsize Transaction is issued, BAC expects the entire portion of the issuing entity’s certificates and the notes to have a fair value of between $674,415,426 and $678,191,433 and the issuing entity’s certificates to have a fair value of between $82,916,426 and $86,692,433, which is between 12.29% and 12.78% of the fair value, as of the closing date, of all of the notes and certificates to be issued by the issuing entity. BAC will recalculate the fair value of the notes and the issuing entity’s certificates following the closing date to reflect the issuance of the notes and any material changes in the methodology or inputs and assumptions described below under “The Sponsor—U.S. Credit Risk Retention.” For a description of the valuation methodology used to calculate the fair values of the notes and certificates and of the eligible horizontal residual interest set forth in the second preceding sentence, see “The Sponsor— U.S. Credit Risk Retention” in this prospectus. The material terms of the notes are described in this prospectus under “The Notes,” and the material terms of the certificates are described in this prospectus under “The Sponsor—U.S. Credit Risk Retention.”

Additionally, on or prior to the closing date, BAC will cause to be established and funded a reserve account for the benefit of the issuing entity in accordance with Regulation RR. If the Base Transaction is issued, the reserve account will be funded in cash on the closing date in an amount equal to at least $8,625,012, which represents between 1.55% and 1.56% of the expected fair value, as of the closing date, of all of the notes and the certificates to be issued by the issuing entity on the closing date. If the Upsize Transaction is issued, the reserve account will be funded in cash on the closing date in an amount equal to at least $10,500,002, which represents between 1.55% and 1.56% of the expected fair value, as of the closing date, of all of the notes and the certificates to be issued by the issuing entity on the closing date. BAC (by itself or through a majority-owned affiliate) may fund the reserve account on the closing date with an amount greater than the applicable reserve account required amount set forth in the preceding sentences. To the extent that funds from principal and interest collections on the receivables are not sufficient to pay the amounts that are prior to the deposits into the reserve account as described under “—Priority of Payments” above, the amount deposited in the reserve account will provide an additional source of funds for those payments; provided, that amounts withdrawn from the reserve account may not be used to pay (a) the servicing fee so long as BAC or an affiliate of BAC is the servicer and (b) the standby servicing fee so long as BAC or an affiliate of BAC is the standby servicer.

BAC does not intend to transfer or hedge the portion of its retained economic interest that is intended to satisfy the requirements of Regulation RR except as permitted under Regulation RR.

See “The Sponsor—U.S. Credit Risk Retention” in this prospectus.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

None of BAC, the depositor, the issuing entity, the underwriters, the indenture trustee, their respective affiliates nor any other party to the transaction described in this prospectus will retain or commit to retain a 5% material net economic interest in the securitization constituted by the issuance of the notes in accordance with the EU Securitization Regulation or UK Securitization Regulation (each as defined below) or makes or intends to make any representation or agreement that it or any other party is undertaking or will undertake to take any other action or refrain from taking any action to facilitate or enable compliance by EU Affected Investors with the EU Due Diligence Requirements or by UK Affected Investors with the UK Due Diligence Requirements, or any person’s compliance with the requirements of any other law or regulation now or hereafter in effect in the EU, any EEA member state or the UK, in relation to risk retention, due diligence and monitoring, credit granting standards or any other conditions with respect to investments in securitization transactions.

The arrangements described under “The Sponsor—U.S. Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance with the requirements of the EU Securitization Regulation or the UK Securitization Regulation by any person.

The transaction described in this prospectus is structured in a way that is unlikely to allow EU Affected Investors to comply with the EU Due Diligence Requirements or UK Affected Investors to comply with the UK Due Diligence Requirements.

Any failure by an EU Affected Investor to comply with the EU Due Diligence Requirements or failure by a UK Affected Investor to comply with the applicable UK Due Diligence Requirements, in each case with respect to an investment in the offered notes, may result in the imposition of a penalty regulatory capital charge on such investment or other regulatory sanctions and/or remedial measures being taken or imposed by the competent authority of such EU Affected Investor or UK Affected Investor.

Consequently, the offered notes may not be a suitable investment for EU Affected investors or UK Affected Investors. This may have an adverse impact on the value and liquidity of the notes.

Prospective investors are responsible for analyzing their own legal and regulatory position, and are encouraged to consult with their own investment and legal advisors regarding the application of and compliance with the EU Securitization Regulation, the UK Securitization Regulation or other applicable regulations and the suitability of the offered notes for investment.

For further information, see “Legal Investment—Requirements for Certain European Regulated Investors, UK Regulated Investors and Affiliates” in this prospectus.

CERTAIN VOLCKER RULE CONSIDERATIONS

The issuing entity will rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

RATINGS

The depositor expects that the offered notes will receive credit ratings from two credit rating agencies hired by the sponsor to rate the offered notes (the “Hired Agencies”).

Although the Hired Agencies are not contractually obligated to monitor the ratings on the notes, we believe that the Hired Agencies will continue to monitor the transaction while the notes are outstanding. The Hired Agencies’ ratings on the notes may be lowered, qualified or withdrawn at any time. In addition, a rating agency not hired by the sponsor to rate the transaction or a particular class of notes may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. See “Risk Factors—Certain features of the notes and financial market disruptions may adversely affect the return on your notes or the market value and liquidity of your notes—The ratings of the notes may be withdrawn or lowered, the notes may receive an unsolicited rating or the rating agencies may be perceived as having a conflict of interest, which may have an adverse effect on the liquidity or the market price of the notes” in this prospectus.

REGISTRATION UNDER THE SECURITIES ACT

The depositor has filed a registration statement relating to the notes with the SEC on Form SF-3. The depositor has met the registrant requirements contained in General Instruction I.A.1 to Form SF-3.

RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

THE CHARACTERISTICS, SERVICING AND PERFORMANCE OF THE RECEIVABLES POOL COULD RESULT IN DELAYS IN PAYMENT OR LOSSES ON YOUR NOTES.

A receivables pool that includes substantially all receivables that are the obligations of sub-prime obligors will have higher default rates than a receivables pool that includes primarily obligations of prime obligors.

Substantially all of the receivables in the receivables pool are sub-prime receivables with obligors who do not qualify for conventional motor vehicle financing as a result of, among other things, a lack of or adverse credit history, low income levels and/or the inability to provide adequate down payments. While the seller’s underwriting guidelines were designed to establish that, notwithstanding such factors, the obligor would be a reasonable credit risk, the receivables pool will nonetheless experience higher default rates than a portfolio of obligations of prime obligors. In the event of such defaults, generally, the most practical alternative is repossession of the financed vehicle. As a result, losses on the receivables are anticipated from repossessions and foreclosure sales that do not yield sufficient proceeds to repay the receivables in full. See “—The risk and severity of loss on the receivables is generally higher in circumstances where the outstanding principal balance of a receivable is greater than the value of the related financed vehicle, which may result in losses on your notes” in this prospectus.

The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes.

The concentration of the receivables in specific geographic areas may increase the risk of loss. A deterioration in economic conditions regardless of reason, a natural or manmade disaster, extreme weather conditions (including an increase in the frequency of extreme weather conditions as a result of climate change) or civil unrest in the states where obligors reside could cause damage to the financed vehicles and could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables and may consequently adversely affect the delinquency, default, loss and repossession experience of the issuing entity with respect to the receivables of the obligors in such states. See “—Recent and future economic developments may adversely affect the performance of the receivables and may result in reduced or delayed payments on your notes.” As a result, you may experience payment delays and losses on your notes. An insurance payment due to damage to a financed vehicle or an improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated. See “—Certain features of the notes and financial market disruptions may adversely affect the return on your notes or the market value and liquidity of your notes—Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the grantor trust.”

As of the cut-off date, based on the states of residence of the obligors, approximately 13.76%, 12.14%, 10.04%, 6.91% and 6.01% of the principal balance of the receivables in the pool, if the Base Transaction is issued, were located in Texas, Florida, Georgia, California and North Carolina, respectively. As of the cut-off date, based on the states of residence of the obligors, approximately 13.79%, 12.24%, 9.99%, 6.65% and 6.19% of the principal balance of the receivables in the pool, if the Upsize Transaction is issued, were located in Texas, Florida, Georgia, California and North Carolina, respectively. No other state accounts for more than 5.00% of the principal balance of the receivables in the pool as of the cut-off date. Because of the concentration of the obligors in certain states, any adverse economic factors, natural or manmade disasters, extreme weather conditions (including an increase in the frequency of extreme weather conditions as a result of climate change) or civil unrest in those states may have a greater effect on the performance of the receivables than if the concentration did not exist, which may result in a greater risk of loss on your notes. In particular, there have been predictions that climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the risks related to geographic concentration in the pool.

The impact of climate-change related events, including efforts to reduce or mitigate the effects of climate change, may increase the risk of losses or reduce the return on your notes.

The effects of climate change such as natural disasters or extreme weather conditions (including any predicted increase in the frequency and range of natural disasters and extreme weather conditions as a result of climate change) in the locations where obligors work or reside could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables, including as a result of damage to the financed vehicles, and may consequently adversely affect the delinquency, default, loss and repossession experience of the issuing entity with respect to the receivables in such states. See “—The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes.” Further, the pricing of used vehicles is affected by, among other factors, consumer preferences, which may be impacted by consumer perceptions of climate change and consumer efforts to mitigate or reduce climate change-related events by purchasing vehicles that are viewed as more fuel efficient (including vehicles powered primarily or solely through electricity). An increase in the supply or a decrease in the demand for used vehicles may impact the resale value of the financed vehicles securing the receivables. See “—The risk and severity of loss on the receivables is generally higher in circumstances where the outstanding principal balance of a receivable is greater than the value of the related financed vehicle, which may result in losses on your notes.”

Further, the implementation of new or revised laws or regulations designed to address or mitigate the potential impacts of climate change (including laws which may adversely impact the auto industry in particular as a result of efforts to mitigate the factors contributing to climate change) could have a significant impact on the servicer, the sponsor, the depositor and the issuing entity (including as a result of an adverse impact generally on the auto finance and resale markets) and could adversely affect the timing and amount of payments on your notes. See “—Adverse events affecting the servicer or other transaction parties could result in losses on your notes or reduce the market value or liquidity of your notes.”

Consequently, the impact of climate-change related events, including efforts to reduce or mitigate the effects of climate change, may increase the risk of losses or reduce the return on your notes.

The risk and severity of loss on the receivables is generally higher in circumstances where the outstanding principal balance of a receivable is greater than the value of the related financed vehicle, which may result in losses on your notes.

As of the cut-off date, the majority of the receivables in the pool (by aggregate outstanding principal balance of the receivables in the pool) have a loan-to-value ratio greater than 100%, which means that the outstanding principal balance of the receivable is greater than the value of the related financed vehicle. Further, the rate of depreciation of a financed vehicle could exceed the amortization of the outstanding principal balance of the related receivable. For example, new vehicles normally experience an immediate decline in value after purchase because they are no longer considered to be new. The lack of any significant equity in their vehicles may make it more likely that the related obligors will default in their payment obligations if their personal financial conditions change. A default during the earlier years of a receivable’s term is more likely to result in losses because the proceeds of repossession of the related financed vehicle are less likely to pay the full amount of interest and principal owed on that receivable. Further, the frequency and amount of losses may be greater for receivables with longer terms because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the related financed vehicle is less than the remaining principal balance of the receivable. Additionally, obligors on receivables related to financed vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, payments on their receivables. Although the frequency of delinquencies and defaults tends to be greater for receivables secured by used vehicles, loss severity tends to be greater with respect to receivables secured by new vehicles because of the higher rate of depreciation described above particularly when there is also a decline in used vehicle prices. Similarly, receivables with a higher loan-to-value ratio tend to have a higher severity of loss. Furthermore, specific makes, models and vehicle types may experience a higher rate of depreciation and a greater than anticipated decline in used vehicle prices under certain market conditions including, but not limited to, the discontinuation of a brand by a manufacturer, the termination of dealer franchises by a manufacturer or a product recall.

The pricing of used vehicles is affected by the supply and demand for those vehicles, which, in turn, is affected by consumer preferences (including preferences that may change quickly based on factors such as fuel costs, an actual or perceived increase in extreme weather or consumer perceptions of climate change and consumer efforts to mitigate or reduce climate change-related events by purchasing vehicles that are viewed as more fuel efficient (including vehicles powered primarily or solely through electricity)), economic factors, the introduction and pricing of new vehicle models and other factors, including the impact of vehicle recalls or the discontinuation of vehicle models or brands. Significant increases in the inventory of used motor vehicles subject to a recall may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of those sales. Decisions by a manufacturer with respect to new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. If programs are implemented by the United States government to stimulate the sale of new vehicles, this may have the effect of further reducing the values of used vehicles, resulting in increased losses that may result in losses on your notes. Further, the insolvency of a manufacturer or ratings downgrade of a manufacturer may negatively affect used vehicle prices for vehicles manufactured by that company. An increase in the supply or a decrease in the demand for used vehicles may impact the resale value of the financed vehicles securing the receivables. Decreases in the value of those vehicles may, in turn, reduce the incentive of obligors to make payments on the receivables and decrease the proceeds realized by the issuing entity from repossessions of financed vehicles. Additionally, the Coronavirus Disease 2019 (“COVID-19”) pandemic and the related economic and financial disruptions have affected both the supply and demand of new and used vehicles, as well as repossession activity and the market and process for the sale of repossessed vehicles, and supply chain disruptions and a reduction in the supply of new vehicles has contributed to an increase in demand for used vehicles. As a result of the foregoing, the delinquency and net loss figures, shown in the tables appearing under “The Receivables Pool—Delinquencies and Net Losses” in this prospectus, might be a less reliable indicator of the rates of delinquencies, repossessions and losses that could occur on the receivables in the receivables pool than would otherwise be the case.

The servicer’s discretion over the servicing of the receivables may impact the amount and timing of funds available to make payments on the notes.

Although the servicer is obligated to service the receivables in accordance with its customary servicing practices, the servicer has broad discretion in servicing the receivables, including the ability to grant payment extensions and to determine the timing and method of collection (including whether or not to repossess the related financed vehicle) and liquidation procedures. The servicer, in its own discretion, may permit an extension on, or a deferral of, payments due or halt repossession activity on a case-by-case basis or more broadly in accordance with its customary servicing practices, for example, in connection with a natural disaster or public health emergency affecting a large group of obligors. See “Servicing by BAC” in this prospectus. Payment deferrals or extensions or delays in initiating repossession activity may extend the maturity of the receivables, increase the weighted average life of any class of notes and reduce the yield on your notes.

In addition, the servicer’s customary servicing practices may change from time to time and those changes could reduce collections on the receivables. Although the servicer’s customary servicing practices at any time will apply to all comparable motor vehicle receivables serviced by the servicer, without regard to whether a receivable has been sold to the grantor trust, the servicer is not obligated to maximize collections from the receivables. Consequently, the manner in which the servicer exercises its servicing discretion or changes its customary practices could have an impact on the amount and timing of collections on the receivables, which may impact the amount and timing of funds available to make payments on the notes.

Additionally, if the servicer breaches certain covenants with respect to the servicing of the receivables, the servicer may be required to indemnify for actual losses related to such receivables. If the servicer fails to pay for such actual losses, as and when required, investors might experience reductions or delays in payments on the notes. See “The Transaction Documents—The Servicing Agreement and Servicing of the Receivables.”

BAC’s proprietary scoring system may not perform as expected or may fail to properly quantify the credit risks associated with BAC’s customers and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables.

BAC has developed, and revises from time to time, complex proprietary scoring models that use traditional and non-traditional variables to assess credit risk and determine credit offer parameters. There is no guarantee that BAC’s scoring models will perform as intended.

If BAC made errors in developing or validating its scoring models, trained or validated its models on incomplete, inaccurate, or biased data sets, or used model development or validation techniques that result in bias or instability, BAC may fail to gauge credit risk as expected and make credit decisions that result in higher delinquencies and net losses. BAC’s scoring models are generally developed and validated on samples of consumer data and loan performance pertaining to a distinct period of time in the past. Changes in the macroeconomy, consumer behavior, creditor reporting behavior, and third party data reporting methods between a model’s development and validation periods and between a model’s development period and when the model is used by BAC could materially impact the relationship between inputs to BAC’s models and expected credit outcomes, resulting in a reduction of the ability of BAC’s scoring models to assess credit risk as expected. Proprietary scores, including the credit score data presented in this prospectus, do not account for changes in obligors’ employment, income, or credit profiles subsequent to the date as of which such data is obtained or calculated. Consequently, information regarding proprietary scores for the receivables in the pool presented in “The Receivables Pool” should not be relied upon as a basis for an expectation that a receivable will be paid in accordance with its terms.

BAC’s scoring models rely heavily on data obtained from third parties. If the data BAC obtains from third parties for use in its models is incomplete, inaccurate, biased, or not provided consistent with the methods and practices used by such third parties during the time period of the sample upon which BAC built or validated our models, the output of BAC’s models may be unreliable and fail to properly quantify credit risk, resulting in it making credit decisions that result in higher delinquencies and net losses. Further, although BAC establishes guidelines and policies governing its underwriting, income verification, identity verification, vehicle valuation, and fraud detection processes and procedures, there have been instances in the past in which these processes and procedures have not been effective, and there is a risk that these checks could also fail or be ineffective in the future, which could result in losses related to fraud being borne by the noteholders.

Further, BAC’s credit scoring models were built using data from prior to the global outbreak of COVID-19 and the recent rise in inflation, and consequently may not adequately take into account the longer-term impact of social, economic and financial disruptions caused by the COVID-19 pandemic or other social, economic and financial conditions that differ significantly from those that prevailed at the inception or most recent refinement of the model.

Historical loss and delinquency information set forth in this prospectus under “The Receivables Pool—Delinquencies and Net Losses” was affected by several variables, including general economic conditions and market interest rates, that are expected to differ in the immediate future, and are likely to differ in the longer term future. Consequently, the net loss experience calculated and presented in this prospectus with respect to the servicer’s owned and serviced portfolio of auto receivables may not reflect actual experience with respect to the receivables in the receivables pool. The sponsor has experienced variability (including increases) in delinquencies and repossessions on its auto loan portfolio, which variability may continue (including as a result of the COVID-19 outbreak and its related effects on obligors, the United States economy global financial markets and the business or operations of the sponsor or the servicer). Further, the prices of used vehicles, including the prices at which the servicer is able to sell repossessed vehicles, are variable, and declines in used vehicle prices will result in increased losses on defaulted receivables. In addition, future delinquency rates, rates of repossession, recovery rates on repossessed vehicles or loss experience of the servicer with respect to the receivables may be better or worse than that set forth in the static pool information and historical delinquency and loss information contained in this prospectus.

In addition, the servicer’s customary servicing practices have changed over time and may change from time to time in the future, and those changes could reduce collections on the receivables. As a result, the delinquency and net loss experience presented in this prospectus with respect to the servicer’s owned and serviced portfolio of auto receivables or the static pool information may not reflect actual experience with respect to the receivables in the receivables pool. If the performance of the receivables in the receivables pool is worse than expected, the timing and amount of payments on the notes could be adversely affected.

Recent and future economic developments may adversely affect the performance of the receivables and may result in reduced or delayed payments on your notes.

A deterioration in economic conditions and certain economic factors, such as reduced business activity, high unemployment, interest rates, housing prices, energy prices (including the price of gasoline), increased consumer indebtedness (including of obligors on the receivables), lack of available credit, the rate of inflation (such as the recent increase in inflation) and consumer perceptions of the economy, as well as other factors, such as terrorist events, civil unrest, cyber-attacks, public health emergencies, extreme weather conditions or significant changes in the political environment (such as the ongoing military conflict between Ukraine and Russia and the armed conflict in the Middle East) and/or public policy, including increased state, local or federal taxation, could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. The issuing entity’s ability to make payments on the notes could be adversely affected if obligors were unable to make timely payments or if the servicer elected to, or was required to, implement forbearance programs for obligors.

The United States has in the past experienced, and may in the future experience, a recession or period of economic contraction or volatility. During the recession that resulted from COVID-19, the United States experienced an unprecedented level of unemployment claims, economic volatility, inflation, and a decline in consumer confidence and spending. The long-term impacts of social, economic and financial disruptions caused (directly and indirectly) by COVID-19 are unknown. Although the economy initially improved following the initial outbreak of COVID-19, the outlook for the U.S. economy remains uncertain, and it is currently unclear whether the United States is experiencing, or soon will experience, another recession. Recently, rapidly rising inflation and related economic policies have caused periods of economic contraction that may be prolonged. Periods of economic slowdown or recession are often characterized by high unemployment and diminished availability of credit, generally resulting in increases in delinquencies, defaults, repossessions and losses on automobile loans.

Further, periods of economic slowdown may also be accompanied by temporary or prolonged decreased consumer demand for motor vehicles and declining used vehicle prices. Significant increases in the inventory of used vehicles during periods of economic slowdown or recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales.

All of these factors could result in reduced or delayed payments on your notes. If an economic downturn is experienced for a prolonged period of time, it is expected that delinquencies will increase and losses on the receivables could increase, which could result in losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables, either because obligors elect to make payments more frequently or in larger-than-required amounts or because obligors sell the financed vehicles more frequently in connection with the purchase of new vehicles. As a result, you may receive principal payments of your notes earlier than anticipated, which could reduce the return on your notes.

The application of the Servicemembers Civil Relief Act and similar state laws may lead to delays in payment or losses on your notes.

The Servicemembers Civil Relief Act and similar state laws may limit the interest payable on a receivable during an obligor’s period of active military duty. These laws, together with the servicer’s policies developed to comply with such legislation, as well as give additional benefits to active military personnel (and, in some circumstances, their family members and certain other related parties, even where not required by law), could adversely affect the ability of the servicer to collect full amounts of interest on a receivable, as well as limit the ability of the servicer to repossess the financed vehicle related to an affected receivable during and, for a certain time after, the obligor’s period of active military duty. On July 29, 2022, the CFPB (as defined below) and the U.S. Department of Justice sent a notification letter to certain auto lending and leasing companies reminding them of the protections offered to servicemembers and their dependents under the Servicemembers Civil Relief Act. These laws and the servicer’s policies may result in delays and losses in payments to holders of the notes. See “Material Legal Aspects of the Receivables—Servicemembers Civil Relief Act” in this prospectus.

Failure to comply with consumer protection laws may result in losses on your investment.

Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer contracts such as the receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with the provisions of these laws. Although the liability of the issuing entity or the grantor trust to the obligor for violations of applicable federal and state consumer laws may be limited, these laws may make an assignee of a receivable, such as the grantor trust, liable to the obligor for any violation by the lender or may affect the grantor trust’s ability to enforce its rights to collect under the receivable or to repossess the related financed vehicle. The sponsor may be obligated to repurchase from the grantor trust any receivable that fails to comply with federal and state consumer protection laws. To the extent that the sponsor fails to make (or is not required to make) such a repurchase, or to the extent that a court holds the grantor trust liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the grantor trust, including as described in “—Adverse events affecting the servicer or other transaction parties could result in losses on your notes or reduce the market value or liquidity of your notes—Federal or state regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.” For a discussion of federal and state consumer protection laws which may affect the receivables, you should refer to “Material Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

Further, changes to, or expanded interpretations and enforcement of, laws or regulations enacted to address consumer protection, could have a significant impact on the servicer, the sponsor, the depositor, the issuing entity or the grantor trust or could adversely affect the collectability of the receivables in the receivables pool (for example, if a license necessary for the servicer to service the receivables in the receivables pool were revoked or if the servicer, the sponsor, the issuing entity or the grantor trust were unable to obtain a required license), which could adversely affect the timing and amount of payments on your notes.

THE ISSUING ENTITY HAS LIMITED PROPERTY, AND DELAYS IN PAYMENT OR LOSSES ON YOUR NOTES COULD ARISE FROM SHORTFALLS OR DELAYS IN AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE NOTES.

You must rely for repayment only upon the issuing entity property which may not be sufficient to make full payments on your notes.

Your notes are secured solely by the issuing entity property, the principal asset of which will be a certificate representing the entire beneficial ownership in the grantor trust; the primary assets of the grantor trust will be the receivables pool. The sponsor, the servicer and the depositor are not obligated to make any payments to you on your notes and do not guarantee payments on the receivables. Further, neither the notes nor the receivables will be insured or guaranteed by the United States or any governmental entity. Distributions on any class of notes will depend solely on the amount and timing of payments and other collections in respect of the receivables and distributions from the reserve account. These amounts, together with other payments and collections in respect of the receivables, may not be sufficient to make full and timely distributions on your notes. If delinquencies and losses create shortfalls which exceed the available credit enhancement, you may experience delays or reductions in payments on your notes and you could suffer a loss.

You may experience a loss or a delay in receiving payments on the notes if the issuing entity property is liquidated.

If an event of default under the indenture occurs and the notes are accelerated, the indenture trustee may liquidate the issuing entity property. As a result:

•	you may suffer losses on your notes if the issuing entity property is insufficient to pay the amounts owed on your notes;

•	payments on your notes may be delayed until more senior classes of notes are repaid or until the liquidation of the assets is completed; and

•

your notes may be repaid earlier than scheduled, which will involve the prepayment risks described under “—Certain features of the notes and financial market disruptions may adversely affect the return on your notes or the market value and liquidity of your notes—Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the grantor trust” in this prospectus.

The issuing entity cannot predict the length of time that will be required for liquidation of the issuing entity property to be completed. In addition, liquidation proceeds may not be sufficient to repay the notes in full. Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes the outstanding principal amount of the notes to be paid before the related final scheduled payment date will involve the prepayment risks described above.

Repurchase or indemnification obligations are limited, and do not protect the issuing entity from all risks that could impact the performance of the receivables.

The sponsor will make limited representations and warranties regarding the characteristics of the receivables to be transferred to the grantor trust. The sponsor will be obligated to repurchase from the grantor trust (as assignee of the depositor) a receivable if there is a breach of the representations or warranties regarding the eligibility of such receivable (and such breach is not cured and materially and adversely affects the interest of the issuing entity or the noteholders in such receivable). Additionally, BAC, as servicer, will be obligated to indemnify for actual losses if the servicer makes certain modifications to the receivable or if the servicer breaches certain servicing covenants (and such breach is not cured and materially and adversely affects the interest of the grantor trust or the noteholders in such receivable). However, the representations and warranties made by the seller and the servicer are not a guarantee of performance and do not protect the grantor trust from all risks that could impact the performance of the receivables, including risks related to the outbreak of COVID-19 or adverse economic developments. Further, the representations and warranties are made as of the cut-off date or closing date, as applicable, and are not ongoing representations or warranties with respect to the eligibility of the receivables. While the seller or servicer may be obligated to repurchase a receivable, the seller or servicer may not be financially in a position to fund its repurchase obligation and you could suffer a loss.

Interests of other persons in the receivables and financed vehicles could be superior to the interests of the grantor trust, which may result in losses on the receivables and reduced payments on your notes.

Generally, each receivable is secured at origination by the related financed vehicle. Although the receivables will be transferred to the grantor trust and pledged to the indenture trustee, the lien certificates or certificates of title relating to the financed vehicles securing the receivables will not be amended or reissued to identify the grantor trust as the new secured party. In the absence of an amendment or reissuance, the issuing entity may not have a perfected security interest in the financed vehicles securing the receivables in some states. Additionally, the grantor trust could lose the priority of its security interest in a financed vehicle due to, among other things, liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor. None of the servicer, the sponsor, or any other person will have any obligation to purchase or repurchase a receivable if liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor result in the loss of the priority of the security interest in the financed vehicle.

If the grantor trust has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of such holder. The servicer may not be able to repossess and liquidate a financed vehicle if the security interest in that vehicle created by the receivable is not perfected at the time of repossession, which could result in higher losses on defaulted receivables and reduced collections available to make payments on your notes. See “Material Legal Aspects of the Receivables—Security Interests in the Financed Vehicles” in this prospectus.

The servicer will maintain possession of the original contracts for each of the receivables in tangible form or “control” of the authoritative copies of the contracts in electronic form, and the original contracts and authoritative copies of electronic contracts will not be segregated or marked as belonging to the grantor trust. If the servicer sells or pledges the receivables and delivers the original contracts for the receivables to another party or permits another party to obtain control of the authoritative copies of the electronic contracts, in violation of its contractual obligations under the transaction documents, this party could acquire an interest in the receivable which may have priority over the grantor trust’s interest. The servicer could also lose possession or control of the contracts through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions or otherwise (especially in a circumstance where the contracts are held in electronic form). Furthermore, if the servicer becomes the subject of an insolvency or receivership proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the notes. If successful, these claims could result in losses or delays in payment to you or an acceleration of the repayment of the notes.

The possibility that the grantor trust may not have a perfected security interest in the financed vehicles or in the receivables may affect the grantor trust’s ability to receive payments on the receivables or liquidation proceeds with respect to the financed vehicles. Therefore, you may be subject to delays in payment and may incur losses on your notes.

ADVERSE EVENTS AFFECTING THE SERVICER OR OTHER TRANSACTION PARTIES COULD RESULT IN LOSSES ON YOUR NOTES OR REDUCE THE MARKET VALUE OR LIQUIDITY OF YOUR NOTES.

Adverse events with respect to the sponsor, the servicer or their affiliates could affect the timing of payments on your notes or adversely affect the market value or liquidity of your notes.

Adverse events with respect to the sponsor, the servicer or any of their affiliates could result in servicing disruptions or affect the performance or market value of your notes and your ability to sell your notes in the secondary market. For example, servicing disruptions could result from unanticipated events beyond the servicer’s control, such as natural disasters, civil unrest, cyber-attacks, political instability, armed conflict (such as the military conflict between Ukraine and Russia and the armed conflict in the Middle East), public health emergencies (including COVID-19 or similar outbreaks) and economic disruptions, particularly to the extent such events affect the servicer’s business or operations. Further, the failure of certain third parties that the servicer and sponsor rely on to deliver products and services to support their business to fully perform their obligations in a timely manner could adversely impact the servicer’s or sponsor’s ability to operate its business or perform their respective obligations under the transaction documents or could cause a disruption in collection activities with respect to the receivables owned by the grantor trust. In addition, in the event of a termination and replacement of the servicer, there may be some disruption of the collection activity with respect to the receivables owned by the grantor trust, leading to increased delinquencies, defaults and losses on the receivables. Any such disruptions may cause you to experience delays in payments or losses on your notes.

BAC, and its affiliates, rely upon its ability to sell securities in the asset-backed securities market and upon its ability to access various credit facilities to fund their operations. As discussed under “—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—Recent and future economic developments may adversely affect the performance of the receivables and may result in reduced or delayed payments on your notes,” the global credit and financial markets have recently experienced, and may continue to experience, significant disruption and volatility. If BAC’s access to funding is reduced or if BAC’s costs to obtain such funding significantly increases, BAC’s business, financial condition and results of operations could be materially and adversely affected, which could adversely affect BAC’s ability to perform its obligations under the transaction documents, including as servicer. Further, if the ownership of BAC or any of its affiliates were to change or if any employee or officer of BAC integral to BAC’s business were no longer involved in the management of BAC, then the business, financial condition or results of operations could be materially and adversely affected, which could adversely affect BAC’s ability to perform its obligations under the transaction documents, including as servicer.

Additionally, the ability of the servicer to perform its obligations under the transaction documents will depend, in part, on its ability to store, retrieve, process and manage substantial amounts of information. Any failure or interruption of the servicer’s information system systems or any third party information systems on which it relies as a result of inadequate or failed processes or systems, human errors, employee misconduct, catastrophic events, external or internal security breaches, acts of vandalism, hardware or software failures, computer viruses, malware, ransomware, misplaced or lost data or other events could disrupt the servicer’s normal operating procedures, could damage its reputation, could lead to significant costs to remediate and could have an adverse effect on its business, results of operations and financial condition.

From time to time, the servicer may update its servicing systems in order to improve operating efficiency, update technology and enhance customer services. In connection with any updates or transitions, the servicer has experienced brief servicing disruptions and, in the future, may experience brief or prolonged disruptions in servicing activities both during and following roll-out of the new servicing systems or platforms caused by, among other things, periods of system down-time and periods devoted to user training. These and other implementation-related difficulties may contribute to higher delinquencies, servicing inefficiencies, data processing issues, manual intervention to supplement or correct systems issues and the need for further updates to the servicing systems. It is not possible to predict with any degree of certainty all of the potential adverse consequences that may be experienced in connection with a failure or interruption of information systems, and any disruptions in servicing activities may have an adverse effect on your notes.

Further, many companies (including the servicer) have seen an increase in the number and range of cyber-attacks, which, if successful, could give rise to the loss of significant amounts of sensitive information and the disablement of the information technology systems used to service obligors on the receivables and other customers. The servicer may incur significant costs in attempting to protect against such attacks or remediate any vulnerability or resulting breach. If the servicer fails to effectively manage cyber-security risk or is required to devote significant resources towards doing so, this could materially and adversely affect its business, financial condition and results of operation, as well as the servicer’s ability to service the receivables, resulting in an increased risk of loss on the notes.

The sponsor has been, or may become, subject to various legal and regulatory proceedings and governmental investigations in the ordinary course of its business. The sponsor is also party to, or is periodically otherwise involved in, reviews, investigations, examinations and proceedings (both formal and informal), and information-gathering requests, by government and self-regulatory agencies and various state regulatory and enforcement agencies. Investigations, litigation, regulatory proceedings and/or information-gathering requests that the sponsor or any of its subsidiaries or affiliates are involved in, or may become involved in, have resulted in and may in the future result in (individually or in the aggregate) adverse consequences to the sponsor including, without limitation, adverse judgments, settlements, fines, penalties, injunctions, or other actions and may affect the ability of the sponsor or any of its subsidiaries or affiliates to perform their respective duties under the transaction documents.

Furthermore, if the servicer becomes the subject of an insolvency proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the notes. If successful, the attempt could result in losses or delays in payments to you or an acceleration of the repayment of the notes. See “—Bankruptcy of BAC, the seller or the depositor, or an affiliate thereof, could result in delays in payments or losses on your notes” below.

Federal or state regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law. The Dodd-Frank Act is extensive and significant legislation that, among other things, created a framework for the liquidation of certain bank holding companies and other nonbank financial companies and certain of their subsidiaries in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and created the Bureau of Consumer Financial Protection, known as the Consumer Financial Protection Bureau (the “CFPB”), an agency responsible for, among other things, administering and enforcing the laws and regulations for consumer financial products and services and conducting examinations of large banks and their affiliates and certain non-depository institutions for purposes of assessing compliance with the requirements of consumer financial laws.

The Dodd-Frank Act impacts the offering, marketing and regulation of consumer financial products and services offered by financial institutions. The CFPB has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions and their respective affiliates. See “Material Legal Aspects of the Receivables—Consumer Financial Protection Bureau” in this prospectus.

Compliance with the implementing regulations under the Dodd-Frank Act and the oversight of the SEC, CFPB or other government entities, as applicable, has imposed costs on, created operational constraints for, and placed limits on pricing of consumer products with respect to finance companies such as the sponsor. Because of the complexity of the Dodd-Frank Act, the ultimate impact of the Dodd-Frank Act and its effects on the financial markets and their participants will not be fully known for an extended period of time. Therefore, requirements imposed by the Dodd-Frank Act may have a significant future impact on the servicing of the receivables, or on the regulation and supervision of the servicer, the sponsor, the depositor, the issuing entity and/or their respective affiliates.

The CFPB has successfully asserted the power to investigate and bring enforcement actions directly against securitization special purpose entities. On December 13, 2021, in an action brought by the CFPB, the U.S. District Court for the District of Delaware denied a motion to dismiss filed by a securitization trust by holding that the trust is a “covered person” under the Dodd-Frank Act because it engages in the servicing of loans, even if through servicers and subservicers. CFPB v. Nat’l Collegiate Master Student Loan Trust, No. 1:17-cv-1323-SB (D. Del.). On February 11, 2022, the district court granted the defendant trusts’ motion to certify that order for an immediate interlocutory appeal and stayed the case pending resolution of any appeal. On April 29, 2022, the Third Circuit

Court of Appeals granted the defendant trusts’ petition for an interlocutory appeal. On May 17, 2023, the Third Circuit Court of Appeals heard oral arguments in connection with the appeal. Depending upon the outcome of the appeal, the CFPB may rely on this decision as precedent in investigating and bringing enforcement actions against other trusts, including the issuing entity or the grantor trust, in the future.

In February 2022, the CFPB also issued a compliance bulletin stating its position that automobile loan holders and servicers are responsible for ensuring that their repossession-related practices, and the practices of their service providers, do not violate applicable law, and the CFPB also described its intention to hold auto loan holders and servicers liable for unfair, deceptive, or abusive acts or practices related to the repossession of automobiles. In its Supervisory Highlights for Spring and Fall of 2022, the CFPB has also identified certain auto loan servicing concerns, including the failure to ensure customers received add-on product refunds after events such as repossession or early payoff of the account. Recently, the CFPB entered into consent orders with a large national bank and a finance company related to certain servicing practices. Among other things, the CFPB determined that such large national bank engaged in unfair auto loan servicing acts and practices by incorrectly applying consumer payments, charging borrowers incorrect fees, interest or other amounts, wrongly repossessing borrowers’ automobiles and failing to ensure consumers received refunds for certain premiums the consumers paid dealers at origination relating to retail installment contracts purchased by such large national bank. In particular, the consent order stated that such large national bank did not ensure that unearned guaranteed asset protection (“GAP”) contract premiums were refunded to all borrowers who paid off their accounts early. It is possible that the CFPB may bring enforcement actions against securitization trusts holding motor vehicle retail installment sale contracts, such as the issuing entity and the grantor trust, and servicers in the future. In its Supervisory Highlights for the Summer of 2023, the CFPB identified three unfair or abusive acts or practices at automobile loan servicers related to charging interest on inflated loan balances, cancelling automatic payments without sufficient notice, and continuing collection practices after repossession. In response to these findings, the CFPB required the servicers to remediate consumers and revise their policies and procedures to address these practices.

In addition to GAP coverage, DriveTime Car Sales Company, LLC (“DriveTime Car Sales”) also sells certain other optional products such as its DriveCare® vehicle service contract (“VSC”), GPS device and service and other products. These products are sold to a significant majority of the obligors and the purchase price of such products is included in the amount financed of each related receivable. BAC or its affiliate is obligated to provide a proportional credit to the unpaid principal balance of the account to any customer who cancels the VSC, GAP coverage or GPS monitoring or if the related receivable becomes a Defaulted Receivable, unless the products are subsequently reinstated. The credits related to such products are reflected as a principal payment or as a component of Liquidation Proceeds. If DriveTime Car Sales or BAC encounter financial difficulty or become bankrupt, there could be a delay in payments or losses on the notes related to the failure to make payments of these credits to the obligor’s account or the issuing entity or the grantor trust, as applicable.

In addition, the framework for the liquidation of “covered financial companies” or their “covered subsidiaries” may apply to the sponsor or its nonbank affiliates, the issuing entity or the depositor, and, if it were to apply, may result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of receivables pursuant to the transaction documents as further described under “Material Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Framework—FDIC’s Repudiation Power under OLA” in this prospectus. Application of this framework could materially adversely affect the timing and amount of payments of principal and interest on your notes.

In particular, state regulators, the Federal Trade Commission (the “FTC”) and state attorneys general have recently increased their scrutiny of motor vehicle dealers and auto lending, particularly with respect to antidiscrimination and deception concerns related to the prices of, and fees charged in connection with, automobile financing, including add-on products such as GAP and extended warranties. For example, the New York Department of Financial Services issued an industry letter on July 18, 2023 reminding regulated auto lenders and servicers of their obligations to ensure that consumers receive pro-rata rebates for cancelled ancillary products. In addition, California has recently enacted a law governing the sale, offering and administration of GAP in connection with retail installment contracts. Finally, on December 12, 2023, the FTC issued a final rule that will (i) prohibit motor vehicle dealers from making certain misrepresentations in the course of selling, leasing, or arranging financing for motor vehicles, (ii) require accurate pricing disclosures in dealers’ advertising and sales discussions, (iii) require dealers to obtain consumers’ express, informed consent for charges, (iv) prohibit the sale of any add-on product or service that confers no benefit to the consumer, and (v) require dealers to keep records of advertisements and customer transactions. The final rule will be effective on July 30, 2024. At this stage, it is unknown whether the final rule will have a broader potential impact on auto lending practices, including the auto lending practices of BAC.

Further, changes to the regulatory framework in which BAC operates, including, for example, laws or regulations enacted to address the potential impacts of climate change (including laws which may adversely impact the auto industry in particular as a result of efforts to mitigate the factors contributing to climate change) or laws, regulations, executive orders or other guidance enacted in response to the COVID-19 pandemic, increased inflation or a recession or period of economic contraction or volatility, or a continuing and increasing focus on consumer protection and licensing requirements in connection with the collection or ownership of receivables could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.

Bankruptcy of BAC, the seller or the depositor, or an affiliate thereof, could result in delays in payments or losses on your notes.

Following a bankruptcy or insolvency of BAC, the seller or the depositor, a court could conclude that the receivables are owned by BAC, the seller or the depositor, respectively, instead of the grantor trust. This conclusion could be because the court found that any transfer of the receivables was not a true sale or because the court found that the seller, the depositor, the issuing entity or the grantor trust should be treated as the same entity as BAC or the depositor for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or you may not ultimately receive all amounts due to you as a result of:

•

the automatic stay, which prevents a secured creditor from exercising remedies against a debtor in a bankruptcy without permission from the court, and provisions of the United States Bankruptcy Code that permit substitution of collateral in limited circumstances;

•

tax or government liens on BAC’s, the seller’s or the depositor’s property (that arose prior to the transfer of the receivables to the issuing entity) having a prior claim on collections before the collections are used to make payments on the notes; or

•

the fact that the grantor trust and the indenture trustee may not have a perfected security interest in any cash collections of the receivables held by the servicer at the time that a bankruptcy proceeding begins.

Additionally, if an affiliate of BAC, the seller or the depositor were to become subject to a bankruptcy or insolvency, it is possible that there may be delays in payment or losses on your notes as a result of, among other things, the disruptive effects of such an event generally on the business, financial condition or operations of BAC or the seller.

Temporary commingling of assets by the servicer could reduce or delay payments on the notes.

The servicer receives collections on the receivables into accounts of the servicer, or an affiliate of the servicer, that contains other funds of the servicer and amounts collected by the servicer in respect of receivables other than the receivables. In general, the servicer is not required to transfer the funds to the collection account until two business days following identification. This temporary commingling of funds prior to the deposit of collections on the receivables into the collection account may result in a delay or reduction in the amounts available to make payments on the notes if the servicer or the affiliate of the servicer which maintains the account into which the collection on the receivables are deposited were unable to remit such funds or were to become a debtor under any insolvency laws (in which case, those funds may be subject to the automatic stay under the bankruptcy laws or subject to competing claims by other creditors of the servicer or owners of other receivables).

You may experience delays or reduction in payments on your notes following a servicer replacement event and replacement of the servicer.

Upon the occurrence of a servicer replacement event, the indenture trustee may or, at the direction of holders of notes evidencing not less than a majority of the outstanding principal amount of the notes of the Controlling Class, will terminate the servicer. It may be expensive to transfer servicing to a successor servicer and a successor servicer may not be able to service the receivables with the same degree of skill as the servicer. In addition, during the pendency of any servicing transfer or for some time thereafter, obligors may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in losses or delays in payments on the notes. Delays in payments on the notes and possible reductions in the amount of such payments could occur with respect to any cash collections held by the servicer at the time that the servicer becomes the subject of a bankruptcy or similar proceeding.

Because the servicing fee is structured as a percentage of the aggregate principal balance of the receivables, the fee the servicer receives each month will be reduced as the size of the pool of receivables decreases over time. At some point, the amount of the servicing fee payable to the servicer may be considered insufficient by a potential replacement servicer and it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer or the inability to locate a replacement servicer may result in the disruption of normal servicing activities, increased delinquencies and defaults on the receivables and delays or reductions in payments on your notes.

THE ISSUING ENTITY HAS ISSUED MULTIPLE CLASSES OF NOTES, AND YOUR NOTES MAY BE MORE SENSITIVE TO LOSSES, BE AFFECTED BY CONFLICTS OF INTEREST BETWEEN CLASSES AND HAVE REDUCED LIQUIDITY OR VOTING POWER BECAUSE OF AN UNKNOWN RETENTION OF NOTES.

Subordination of all classes of notes other than the Class A notes means that those classes are more sensitive to losses on the receivables and your share of losses may not be proportional.

As described under “The Notes—Payments of Principal”, principal payments on the notes generally will be made to the holders of the notes sequentially so that no principal will be paid on any class of notes until each class of notes with an earlier final scheduled payment date has been paid in full. Additionally, after an event of default and acceleration of the notes, principal and interest on more senior classes of notes will generally be paid prior to principal and interest on more junior classes of notes. As a result, a class of notes having a later final scheduled payment date is more likely to suffer the consequences of delinquent payments and defaults on the receivables than the classes of notes having an earlier final scheduled payment date.

Additionally, if there are insufficient amounts available to pay all classes of notes the amounts they are owed on any payment date or following an acceleration of the notes, delays in payments or losses will be suffered by the most junior outstanding class or classes of notes even as payment is made in full to more senior classes of notes.

There may be a conflict of interest among classes of notes, among noteholders generally or among various transaction parties.

As described elsewhere in this prospectus, the holders of the most senior class of notes then outstanding will make certain decisions with regard to treatment of defaults by the servicer, acceleration of payments on the notes following an event of a default under the indenture and certain other matters, such as a sale of the collateral after an event of default under some circumstances. See “The Indenture—Rights Upon Event of Default” in this prospectus. Because the holders of more senior classes of notes will have different interests than holders of more junior classes of notes when it comes to these matters, you may find that courses of action determined by other noteholders do not reflect your interests but that you are nonetheless bound by the decisions of these other noteholders.

Additionally, investors in one or more classes of notes, directly or through affiliates, may have business relationships with the sponsor, the seller, the servicer or their affiliates. For example, an investor may provide services to, or obtain services from, the sponsor, the seller, the servicer or their affiliates, and any of such parties may be a creditor of the others through a financing or other contractual relationship, which may include the sharing of material information regarding the sponsor, the seller, the servicer or their affiliates that is not disclosed in this prospectus. Consequently, the interests of such an investor may conflict with the interests of other noteholders (for example, in connection with the determination of whether to consent to a sale of the receivables or to terminate and replace the servicer following a servicer replacement event).

Further, a party to the transaction, including an underwriter, directly or through affiliates, may have business relationships with the sponsor, the seller, the servicer or their affiliates (including, for example, as a warehouse lender providing financing of receivables, including receivables that will be included in the receivables pool). Consequently, the interests of an investor in the notes may conflict with the interests of a transaction party (for example, if a warehouse lender were to take an action under the warehouse facility that restricted the sponsor’s ability to obtain future financing thereunder).

The failure to pay interest on the subordinated classes of notes is not an event of default, and the failure to make principal payments on any notes will generally not result in an event of default until the applicable final scheduled payment date.

The indenture provides that failure to pay interest when due on the outstanding subordinated class or classes of notes — for example, for so long as any of the Class A notes are outstanding, the Class B notes, the Class C notes, the Class D notes and the Class E notes — will not be an event of default under the indenture. Under these circumstances, the holders of the subordinated classes of notes which are not the Controlling Class will not have any right to declare an event of default, to cause the maturity of the notes to be accelerated or to direct or consent to any remedial action under the indenture.

The amount of principal required to be paid to investors prior to the applicable final scheduled payment date set forth in this prospectus generally will be limited to amounts available for that purpose. Therefore, the failure to pay principal of a note generally will not result in an event of default under the indenture until the applicable final scheduled payment date or redemption date for the related class of notes.

The market value, liquidity and voting power of your notes may be adversely impacted by retention of notes by the depositor or its affiliates or by the unknown aggregate initial principal amount of the notes.

The Class E notes will be retained and some or all of one or more other classes of notes may be retained by the depositor or an affiliate of the depositor. Accordingly, the market for such a retained class of notes may be less liquid than would otherwise be the case. In addition, if any retained notes are subsequently sold in the secondary market, demand and market price for notes already in the market could be adversely affected and the voting power of the noteholders of the outstanding notes may be diluted.

Whether the issuing entity will issue the Base Transaction or the Upsize Transaction is not expected to be known until the day of pricing. BAC will make the determination regarding the aggregate initial principal amount of the notes based on, among other considerations, market conditions at the time of pricing. The size of a class of notes may affect its liquidity, with smaller classes being less liquid than a larger class may be. In addition, if your class of notes is larger than you expected, then you will hold a smaller percentage of that class of notes and the voting power of your notes will be diluted.

CERTAIN FEATURES OF THE NOTES AND FINANCIAL MARKET DISRUPTIONS MAY ADVERSELY AFFECT THE RETURN ON YOUR NOTES OR THE MARKET VALUE AND LIQUIDITY OF YOUR NOTES.

The ratings of the notes may be withdrawn or lowered, the notes may receive an unsolicited rating or the rating agencies may be perceived as having a conflict of interest, which may have an adverse effect on the liquidity or the market price of the notes.

Security ratings are not recommendations to buy, sell or hold the notes. Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by the final scheduled payment date for that class of notes. A rating agency may revise or withdraw its ratings at any time in its sole discretion, and the ratings of any notes may be lowered by a rating agency (including the Hired Agencies) following the initial issuance of the notes, including as a result of losses on the receivables in excess of the levels contemplated by a rating agency at the time of its initial rating analysis or due to general adverse trends in the economy. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to take any action to maintain any ratings of the notes. If any rating with respect to the notes is revised or withdrawn, the liquidity or the market value of your notes may be adversely affected. Notes issued in connection with an asset-backed securitization program sponsored by the sponsor may be placed under review for downgrade or may be downgraded at any time by certain or all of the rating agencies hired to rate those notes.

It is possible that, on, prior to or after the closing date, a rating agency not hired by the sponsor to rate the transaction or a particular class of notes may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies. None of the sponsor, the depositor or any underwriter is obligated to inform investors (or potential investors) in the notes if an unsolicited rating is issued after the date of this prospectus and you should consult with your financial and legal advisors regarding the impact of an unsolicited rating on any class of notes. If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies, the liquidity or the market value of your notes may be adversely affected.

Further, it may be perceived that the Hired Agencies have a conflict of interest that may have affected the ratings assigned to the notes where, as is the industry standard and the case with the ratings of the notes, the sponsor, the depositor or the issuing entity pays the fees charged by the Hired Agencies for their rating services. The perceived conflict of interest may have an adverse effect on the market value of your notes and the ability to resell your notes.

Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the grantor trust.

You may receive payments on your notes earlier or later than you expected, which may adversely affect your ability to reinvest amounts paid to you at a rate of return that is equal to or greater than the rate of return on your notes. The notes are not a suitable investment for you if you require a regular or predictable schedule of payments or payment on any specific date.

The amount of distributions of principal of your notes and the time when you receive those distributions depend in part on the amount in which and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments (including as a result of refinancing) or defaults of the receivables. Additionally, if the sponsor or the servicer is required to repurchase receivables from the grantor trust because of a breach of an applicable representation, warranty or covenant as described under “The Transfer Agreements and the Administration Agreement—Collection, Extensions and Modifications of Receivables” and “The Transfer Agreements and the Administration Agreement—Representations and Warranties,” payment of principal on the notes will be accelerated.

Additionally, the occurrence of an optional redemption event or events of default resulting in acceleration of the notes may result in repayment of the notes prior to the final scheduled payment date for one or more classes of notes. If the receivables are sold upon exercise of a “clean-up call” by the servicer, the issuing entity will redeem the notes then outstanding and you will receive the remaining principal amount of your notes plus accrued interest through the related payment date. Because your notes will no longer be outstanding, you will not receive the additional interest payments or other distributions that you would have received had the notes remained outstanding. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield. If you bought your notes at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised. See “The Transfer Agreements and the Administration Agreement—Optional Redemption” in this prospectus.

Financial market disruptions, including as a result of global events, and the absence of a secondary market for the notes could limit your ability to resell your notes.

The securities will not be listed on any securities exchange. If you want to sell your notes you must locate a purchaser that is willing to purchase those notes. The underwriters intend to make a secondary market for the offered notes. The underwriters will do so by offering to buy the offered notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the offered notes or otherwise make a market for any class of notes, and may stop making offers at any time. In addition, the underwriters and other broker dealers may be unable, unwilling or restricted from making a market in, or publishing quotations on, the offered notes due to regulatory requirements or otherwise. A market for the offered notes may not develop, or if one does develop, it may not continue or provide sufficient liquidity. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. In addition, because the offered notes will be in book-entry form, this may reduce their liquidity in the secondary market since certain potential investors may be unwilling to purchase notes for which they cannot obtain physical notes.

Additionally, events in the domestic and global financial markets (including rising inflation and potential instability and volatility as a result of global political and economic events) could affect the performance or market value of your notes and your ability to sell your notes in the secondary market. Recent and continuing events in such markets have caused, and may again cause, a significant reduction in liquidity in the secondary market for asset-backed securities. In particular, asset-backed securities backed by sub-prime receivables and asset-backed securities in the form of subordinate notes have experienced reduced liquidity. Such illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, such as the notes. As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

CERTAIN TAX ASPECTS RELATING TO THE ISSUING ENTITY, THE GRANTOR TRUST AND THE NOTES MAY ADVERSELY AFFECT THE RETURN ON YOUR NOTES AND THE MARKET VALUE AND LIQUIDITY OF YOUR NOTES.

The issuing entity or the grantor trust could be subject to tax.

The issuing entity and the grantor trust are not currently subject to United States federal net income tax. However, there can be no assurance that the issuing entity and the grantor trust will not in the future be subject to United States federal net income tax by the United States or some other jurisdiction, for example, as a result of a change in law or unanticipated activities. In particular, if the issuing entity or grantor trust were treated as an association (or publicly traded partnership) taxable as a corporation, it would be treated as a domestic corporation for United States federal income tax purposes and would be subject to United States corporate income tax. In the event that the issuing entity or the grantor trust becomes subject to tax, the issuing entity’s ability to make payments on the notes and the certificates may be impaired.

Risk of taxable deemed exchange of notes if the transaction documents are amended.

The transaction documents, under certain circumstances, allow for supplemental indentures and amendments. It is possible that such supplemental indentures or amendments, if they were treated as “significant modifications,” could result in a taxable deemed exchange of the notes for United States federal income tax purposes. This could result in gain or loss recognition for noteholders, and could potentially result in original issue discount (“OID”) with respect to the notes following such modification.

Non-U.S. Persons investing in notes could be treated as engaged in a United States trade or business for United States federal income tax purposes on account of their own activities.

Investors in the notes are expected to be treated as lending money to a borrower for United States federal income tax purposes. For a Non-U.S. Person investing in the notes, certain activities undertaken or performed in the United States (including in certain circumstances through agents) could constitute engaging in a United States trade or business (within the meaning of Section 864 of the Code), which for a Non-U.S. Person investing in the notes may give rise to income that is effectively connected with the conduct of such a United States trade or business and is subject to federal and state net income taxation (and requires the filing of tax returns with the United States). These activities could include the lending of money, origination of loans and financing, or extension of credit. The determination of whether a person is engaged in a trade or business within the United States is based on a highly factual analysis that takes into account all facts and circumstances. There is no direct guidance provided as to which activities constitute being engaged in a trade or business and it is not certain how a court would construe the existing indirect authorities. Furthermore, the precise contours of the so-called “securities safe harbor” under Section 864(b)(2) of the Code is similarly unclear. Therefore, prospective investors are urged to consult their own tax advisors to determine their treatment under these rules in respect to an investment in a note.

The notes may be issued with original issue discount.

One or more classes of notes may be issued with OID for U.S. federal income tax purposes. A U.S. certificateholder generally will be required to accrue OID on a current basis as ordinary income and pay tax accordingly, even before such U.S. certificateholder receives cash attributable to that income and regardless of such U.S. certificateholder’s method of tax accounting.

USE OF PROCEEDS

The depositor will use the net proceeds from the offering of the notes to:

•	purchase the receivables from BAC; and

•	make the initial deposit into the reserve account.

The depositor or its affiliates will also use a portion of the net proceeds of the offering of the notes to pay their respective debts, including warehouse debt secured by the receivables prior to their transfer to the issuing entity, and for general purposes. Any such debt may be owed to the owner trustee, the indenture trustee or to one or more of the underwriters or their affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines. Affiliates of the depositor currently obtain warehouse funding from one or more of the underwriters (or from their respective affiliates), so a portion of the proceeds that are used to pay warehouse debt will be paid to the underwriters and/or their respective affiliates.

THE ISSUING ENTITY AND THE GRANTOR TRUST

Limited Purpose and Limited Assets

Issuing Entity

Bridgecrest Lending Auto Securitization Trust 2024-1 is a statutory trust formed on December 4, 2023, under the laws of the State of Delaware for the purpose of owning receivables (or any interest therein) and issuing notes. The issuing entity will be operated pursuant to a trust agreement. BAC will be the administrator of the issuing entity. The issuing entity will also issue one or more non-interest bearing certificates in a nominal aggregate principal amount of $100,000 representing the beneficial interest in the issuing entity, which are subordinated to the notes. Only the notes (other than the Class E notes) are being offered hereby, but the depositor may transfer all or a portion of the Class E notes or the certificates to one of its affiliates or sell all or a portion of the Class E notes or the certificates on or after the closing date. However, the portion of the certificates retained by the depositor or another majority-owned affiliate of BAC to satisfy U.S. credit risk retention rules will not be sold, transferred, subjected to any credit risk mitigation or hedged except as permitted under, or in accordance with, those rules. See “The Sponsor—U.S. Credit Risk Retention”. On each payment date, the certificateholders will be entitled to any available funds remaining on that payment date after all deposits and distributions of higher priority have been made, as described in “The Transfer Agreements and the Administration Agreement—Priority of Payments” in this prospectus.

The issuing entity will engage in only the following activities:

•	issuing the notes and the certificates;

•	making payments on the notes and distributions on the certificates;

•	selling, transferring and exchanging the notes and the certificates to the depositor;

•	acquiring, holding and managing the grantor trust certificate and the other assets of the issuing entity;

•	acquiring, holding and managing the receivables and other assets of the issuing entity;

•	making deposits to and withdrawals, directly or indirectly, from the trust accounts;

•	paying the organizational, start-up and transactional expenses of the issuing entity;

•

forming the grantor trust, entering into, executing, delivering and performing its obligations under the grantor trust agreement and transferring the receivables to the grantor trust pursuant to the receivables contribution agreement;

•	pledging the grantor trust certificate and other assets of the issuing entity pursuant to the indenture;

•	pledging the receivables and other assets of the issuing entity pursuant to the indenture;

•	entering into, executing, delivering and performing its obligations under the transfer agreements; and

•

taking any action necessary, suitable or convenient to fulfill the role of the issuing entity in connection with the foregoing activities or engaging in other activities as may be required in connection with conservation of the assets of the issuing entity and the making of payments on the notes and distributions on the certificates.

The issuing entity’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust, National Association, as owner trustee, at the address listed in “The Trustees—The Owner Trustee and the Grantor Trust Trustee” below. The issuing entity’s fiscal year ends on December 31st.

The issuing entity’s trust agreement, including its permissible activities, may be amended in accordance with the procedures described in “The Transfer Agreements and the Administration Agreement—Amendment Provisions” in this prospectus.

Grantor Trust

Bridgecrest Lending Auto Securitization Grantor Trust 2024-1 is a statutory trust formed on December 4, 2023 under the laws of the State of Delaware for the purpose of owning receivables. The grantor trust will be operated pursuant to a trust agreement. BAC will be the administrator of the grantor trust.

The grantor trust will engage in only the following activities:

•	issuing the grantor trust certificates;

•	making distributions on the grantor trust certificates;

•	selling, transferring and exchanging the grantor trust certificates to the issuer;

•	acquiring, holding and managing the receivables and other assets of the grantor trust;

•	pledging the receivables and other assets of the grantor trust pursuant to the indenture;

•	entering into, executing, delivering and performing its obligations under the transfer agreements; and

•

taking any action necessary, suitable or convenient to fulfill the role of the grantor trust in connection with the foregoing activities or engaging in other activities as may be required in connection with conservation of the assets of the grantor trust.

The grantor trust’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust, National Association, as grantor trust trustee, at the address listed in “The Trustees—The Owner Trustee and the Grantor Trust Trustee” below. The grantor trust’s fiscal year ends on December 31st.

The grantor trust’s trust agreement, including its permissible activities, may be amended in accordance with the procedures described in “The Transfer Agreements and the Administration Agreement—Amendment Provisions” in this prospectus.

Capitalization and Liabilities of the Issuing Entity

If the Base Transaction is issued, the expected assets of the issuing entity as of the closing date will be as follows:

Grantor Trust Certificate(1)	$575,000,786.00
Reserve Account – Initial Balance(2)	$8,625,011.79

(1)	Pool Balance as of the cut-off date represented by the grantor trust certificate held by the issuing entity.
(2)	This amount may be adjusted upward. To be an amount not less than 1.50% of the Pool Balance as of the cut-off date.

If the Base Transaction is issued, the expected liabilities of the issuing entity as of the closing date will be as follows(1):

Class A-1 Asset Backed Notes	$48,573,000
Class A-2 Asset Backed Notes	$100,776,000
Class A-3 Asset Backed Notes	$100,776,000
Class B Asset Backed Notes	$53,475,000
Class C Asset Backed Notes	$73,600,000
Class D Asset Backed Notes	$77,050,000
Class E Asset Backed Notes(2)	$31,625,000

Total	$485,875,000

(1)	All or a portion of one or more of the classes of notes offered hereby may be initially retained by the depositor or an affiliate thereof.
(2)	The Class E notes are not being offered hereby.

If the Upsize Transaction is issued, the expected assets of the issuing entity as of the closing date will be as follows:

Grantor Trust Certificate(1)	$700,000,143.00
Reserve Account – Initial Balance(2)	$10,500,002.15

(1)	Pool Balance as of the cut-off date represented by the grantor trust certificate held by the issuing entity.
(2)	This amount may be adjusted upward. To be an amount not less than 1.50% of the Pool Balance as of the cut-off date.

If the Upsize Transaction is issued, the expected liabilities of the issuing entity as of the closing date will be as follows(1):

Class A-1 Asset Backed Notes	$59,261,000
Class A-2 Asset Backed Notes	$122,619,000
Class A-3 Asset Backed Notes	$122,619,000
Class B Asset Backed Notes	$65,100,000
Class C Asset Backed Notes	$89,600,000
Class D Asset Backed Notes	$93,800,000
Class E Asset Backed Notes(2)	$38,500,000

Total	$591,499,000

(1)	All or a portion of one or more of the classes of notes offered hereby may be initially retained by the depositor or an affiliate thereof.
(2)	The Class E notes are not being offered hereby.

The Issuing Entity Property

The notes will be collateralized by the issuing entity property. The primary assets of the issuing entity will be the grantor trust certificate, representing the entire beneficial ownership in the grantor trust. The primary assets of the grantor trust will be the receivables, which are amounts owed by individuals under motor vehicle retail installment sale contracts used to purchase motor vehicles. Substantially all of the receivables are the obligations of obligors with credit histories that are below prime or otherwise considered “sub-prime”.

The issuing entity property will consist of the grantor trust certificate and all the right, title and interest of the issuing entity and the grantor trust in and to:

•	the receivables acquired by the issuing entity from the depositor and by the grantor trust from the issuing entity on the closing date and payments made on the receivables after the cut-off date;

•	the security interests in the financed vehicles and all certificates of title to those financed vehicles;

•	all receivable files relating to the receivables including the related original motor vehicle retail installment sale contracts and all certificates of title to the related financed vehicles;

•

rights to any proceeds from (1) claims on any theft and physical damage insurance policy maintained by an obligor, providing coverage against theft of or loss or damage to the related financed vehicle, (2) claims on any credit life or credit disability insurance maintained by an obligor in connection with any receivable or (3) refunds in connection with extended service agreements or other related ancillary products relating to any receivable after the cut-off date;

•	any other property securing the receivables;

•

rights to amounts on deposit in the reserve account, the collection account and any other account established pursuant to the indenture or sale and servicing agreement (other than the certificate distribution account) and all cash, investment property and other property from time to time credited thereto and all proceeds thereof;

•	rights under the sale and servicing agreement, the administration agreement, the purchase agreement and the receivables contribution agreement; and

•	the proceeds of any and all of the above.

The issuing entity and the grantor trust will pledge the issuing entity property to the indenture trustee under the indenture. For a description of the sale and transfer of the issuing entity property as well as the creation, perfection and priority status of the security interest in that property in favor of the issuing entity and the grantor trust, see “The Transfer Agreements and the Administration Agreement—Sale and Assignment of Receivables.”

Prior to formation, neither the issuing entity nor the grantor trust will have assets or obligations. After formation, neither the issuing entity nor the grantor trust will engage in any activity other than acquiring and holding the related receivables and the issuing entity property, issuing the related securities, distributing payments in respect thereof and any other activities described in this prospectus and in the trust agreement of the issuing entity or the grantor trust agreement of the grantor trust. Neither the issuing entity nor the grantor trust will acquire any receivables or assets other than the issuing entity property.

THE TRUSTEES

The Owner Trustee and Grantor Trust Trustee

Wilmington Trust, National Association will act as “owner trustee” under the trust agreement and the “grantor trust trustee” under the grantor trust agreement. Wilmington Trust, National Association is a national banking association with trust powers incorporated under the federal laws of the United States. The owner trustee and the grantor trust trustee maintain their principal office at 1100 North Market Street, Wilmington, Delaware 19890. Wilmington Trust, National Association has served and currently is serving as owner trustee and grantor trust trustee for numerous securitization transactions and programs involving pools of motor vehicle receivables.

The owner trustee’s and the grantor trust trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of each such trustee set forth in the respective trust agreement. The depositor and its affiliates may maintain normal commercial banking or investment banking relations with the owner trustee and its affiliates. Each of the owner trustee and the grantor trust trustee will be paid a fee, as described in “The Transfer Agreements and the Administration Agreement—Fees and Expenses” in this prospectus, and will be indemnified against specified losses, liabilities or expenses incurred by the owner trustee in connection with the transaction documents, in each case by the issuing entity to the extent of Available Funds available therefor, as described in “The Transfer Agreements and the Administration Agreement—Priority of Payments” in this prospectus. To the extent these fees and indemnification amounts are not paid by the issuing entity, they will be payable by the servicer.

For a description of the roles and responsibilities of the owner trustee, see “—Role of the Owner Trustee, Grantor Trust Trustee and Indenture Trustee” and “The Transfer Agreements and the Administration Agreement—Indemnification of the Indenture Trustee and the Owner Trustee” in this prospectus.

Resignation or Removal of the Owner Trustee or the Grantor Trust Trustee

The owner trustee and the grantor trust trustee may resign at any time, in which event the depositor and the administrator (in the case of the owner trustee) or the issuing entity (in the case of the grantor trust trustee), acting jointly, will be obligated to appoint a successor owner trustee or grantor trust trustee. The depositor or the issuing entity, as applicable, and the administrator will remove the owner trustee or the grantor trust trustee if such trustee ceases to be eligible to continue as such under the applicable trust agreement or if such trustee becomes insolvent or is otherwise incapable of acting. In such circumstances, the depositor or the issuing entity, as applicable, and the administrator, acting jointly, will be obligated to appoint a successor owner trustee or grantor trust trustee. Any resignation or removal of the owner trustee or the grantor trust trustee and appointment of a successor owner trustee or grantor trust trustee does not become effective until acceptance of the appointment by the successor owner trustee or grantor trust trustee and payment of all fees and expenses owed to the outgoing owner trustee or grantor trust trustee.

The Indenture Trustee

Computershare Trust Company, National Association (“Computershare Trust Company”) is the “indenture trustee” under the indenture for the benefit of the noteholders. Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $6.1 billion in assets as of June 30, 2023. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On March 23, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (“WFDTC” and collectively with Wells Fargo Bank and Wells Fargo & Company, “Wells Fargo”) entered into a definitive agreement with Computershare Trust Company, Computershare Delaware Trust Company (“CDTC”) and Computershare Limited (collectively, “Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The sale to Computershare closed on November 1, 2021, and virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On November 1, 2021, for some of the transactions in its CTS business, Wells Fargo Bank transferred its roles, and the duties, rights, and liabilities for such roles, under the relevant transaction agreements to Computershare Trust Company. For other transactions in its CTS business, Wells Fargo Bank, since November 1, 2021, has been transferring, and intends to continue to transfer, such roles, duties, rights, and liabilities to Computershare Trust Company, in stages. WFDTC also intends to transfer its roles, duties, rights, and liabilities to CDTC in stages. For any transaction where the roles of Wells Fargo Bank or WFDTC, as applicable, have not already transferred to Computershare Trust Company or CDTC, Computershare Trust Company or CDTC performs all or virtually all of the obligations of Wells Fargo Bank or WFDTC, respectively, as its agent as of such date.

Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of June 30, 2023, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 505 asset-backed securities transactions with an aggregate outstanding principal balance of approximately $107 billion. The indenture trustee maintains a corporate trust office for correspondence purposes at 1505 Energy Park Drive, St. Paul, Minnesota 55108, Attention: Asset-Backed Securities Department.

As a result of Computershare Trust Company not being a deposit-taking institution, any accounts that the indenture trustee is required to maintain pursuant to the indenture will be established and maintained with one or more institutions in a manner satisfying the requirements of the indenture, including any applicable eligibility criteria for account banks set forth in the indenture.

Other than the above four paragraphs, and such additional paragraphs as are expressly identified herein, Computershare Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The indenture trustee will make each monthly statement available to the noteholders via the indenture trustee’s internet website at www.CTSLink.com. Assistance in using this internet website may be obtained by calling the indenture trustee’s customer service desk at (866) 846-4526.

For a description of the roles and responsibilities of the indenture trustee, limitation of liability and indemnity provisions applicable to the indenture trustee, and provisions governing resignation and removal of the indenture trustee, see “The Indenture”, “The Transfer Agreements and the Administration Agreement” and “—Role of the Owner Trustee, Grantor Trust Trustee and Indenture Trustee” in this prospectus.

Role of the Owner Trustee, Grantor Trust Trustee and Indenture Trustee

None of the owner trustee, the grantor trust trustee or the indenture trustee will make any representations as to the validity or sufficiency of the sale and servicing agreement, trust agreement, grantor trust agreement, administration agreement, indenture, asset representations review agreement, the securities or any receivables or related documents. As of the closing date, none of the owner trustee, the grantor trust trustee or the indenture trustee will have examined the receivables. If no event of default has occurred under the indenture, the owner trustee and indenture trustee will be required to perform only those duties specifically required of them under the sale and servicing agreement, trust agreement, grantor trust agreement, administration agreement or indenture, as applicable. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee or indenture trustee under the sale and servicing agreement, trust agreement, grantor trust agreement, administration agreement, or indenture, as applicable, and the making of payments or distributions to noteholders and certificateholders in the amounts specified in certificates provided by the servicer.

Neither the owner trustee nor the grantor trust trustee will be under any obligation to exercise any of the issuing entity’s powers or the grantor trust’s powers, as applicable, or powers vested in it by the sale and servicing agreement, trust agreement, grantor trust agreement or indenture, or other related documents as applicable, or to make any investigation of matters arising thereunder or to institute, conduct or defend any investigation, proceeding or litigation thereunder or in relation thereto at the request, order or direction of any of the certificateholders, unless the applicable trust’s certificateholders have offered to such trustee security or indemnity reasonably satisfactory to it against the reasonable costs, expenses and liabilities which may be incurred therein or thereby. Under no circumstances will the owner trustee or the grantor trust trustee be required to take, expend or risk its own funds or to take any action at the direction of the noteholders or the applicable trust’s certificateholders if it determines or is advised by counsel that such action is contrary to the transaction documents or applicable law.

The indenture trustee will be under no obligation to exercise any of the issuing entity’s powers or powers vested in it by the sale and servicing agreement, receivables contribution agreement, trust agreement, grantor trust agreement or indenture, as applicable, or to make any investigation of matters arising thereunder or to institute, conduct or defend any investigation, proceeding or litigation thereunder or in relation thereto at the request, order or direction of any of the noteholders (other than requests, demands or directions relating to an asset representations review as described under “The Transfer Agreements and the Administration Agreement—Asset Representations Review” or to the investors’ rights to communicate with other investors described under “The Indenture— Noteholder Communication; List of Noteholders”), unless those noteholders have offered to the indenture trustee security or indemnity reasonably satisfactory to it against the reasonable costs, expenses and liabilities which may be incurred therein or thereby (including any legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit) by the indenture trustee of any indemnification or other obligation of the noteholders).

The owner trustee, the grantor trust trustee and the indenture trustee, and any of their affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions or for the enforcement or conflict of interest matters, the owner trustee, the grantor trust trustee and the indenture trustee, in some circumstances, acting jointly with the depositor, the issuing entity or the administrator, respectively, will have the power to appoint co-trustees or separate trustees of all or any part of the issuing entity property. In the event of the appointment of a co-trustee, any rights, powers, duties and obligations of the owner trustee, the grantor trust trustee or the indenture trustee under the transaction documents that are conferred upon the co-trustee will be exercised or performed by the co-trustee jointly, or, in any jurisdiction in which the owner trustee, the grantor trust trustee or the indenture trustee is incompetent or unqualified to perform specified acts, singly by the co-trustee subject to applicable direction.

BAC, the servicer and the depositor may maintain other banking relationships with the owner trustee, the grantor trust trustee and indenture trustee in the ordinary course of business.

The owner trustee, the grantor trust trustee and the indenture trustee will be entitled to certain fees and indemnities described under “The Transfer Agreements and the Administration Agreement—Fees and Expenses” in this prospectus.

For a further description of the roles and responsibilities of the indenture trustee, see “The Indenture” and “The Transfer Agreements and the Administration Agreement” in this prospectus.

THE DEPOSITOR

Bridgecrest Auto Funding LLC, a wholly-owned special purpose subsidiary of BAC, is the depositor and was formed on April 12, 2023 as a Delaware limited liability company. The principal place of business of the depositor is at 1720 W. Rio Salado Parkway, Tempe, AZ 85281. You may also reach the depositor by telephone at (888) 418-1212. The depositor was formed to purchase, accept capital contributions of or otherwise acquire motor vehicle retail installment sale contracts and motor vehicle loans; to own, hold, service, sell, assign, transfer, pledge, grant security interests in or otherwise exercise ownership rights with respect to receivables; to issue and sell one or more securities; to form issuing entities, act as depositor or in a similar capacity with respect to issuing entities, and acquire, hold and otherwise deal with interests in issuing entities; to acquire, own, hold, transfer, assign, pledge, sell and otherwise deal with any interests in an issuing entity or securities issued by an issuing entity; to enter into, execute and deliver any agreement which may be required or advisable to effect the administration or servicing of receivables or the issuance and sale of any securities, and to perform its obligations under each agreement to which it is a party; to establish any reserve account, spread account or other credit enhancement for the benefit of any securities issued by the depositor or any issuing entity and to loan, transfer or otherwise invest any proceeds from receivables; to enter into any interest rate or basis swap, cap, floor or collar agreements, hedge agreements, currency exchange agreements or similar hedging transactions relating to any receivables or for the benefit of any security issued by an issuing entity; to prepare, execute and file with the SEC registration statements (including a form of prospectus), relating to securities and any filings or reports related to securities pursuant to the Securities Act of 1933 or the Securities and Exchange Act of 1934, each as amended, and any rules or regulations thereunder and to prepare any prospectus, offering or disclosure documents relating to securities. The depositor’s limited liability company agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes. Since its inception, the depositor has been engaged in these activities solely as (i) the transferee of contracts from BAC pursuant to contribution or purchase agreements, (ii) the transferor of contracts to securitization trusts pursuant to sale and servicing agreements, (iii) the depositor that may form various securitization trusts pursuant to trust agreements and (iv) the entity that executes underwriting agreements and purchase agreements in connection with issuances of asset-backed securities.

THE SPONSOR

Bridgecrest Acceptance Corporation, an Arizona corporation (“BAC”), is the sponsor and will also serve as the servicer, the administrator and the custodian with respect to the receivables. The principal place of business of BAC is 1720 W. Rio Salado Parkway, Tempe, AZ 85281. You may also reach BAC by telephone at (602) 852-6601. BAC and its predecessors have been engaged in the securitization of motor vehicle retail installment sale contracts since 1996 and have sponsored over 80 securitizations of sub-prime auto contracts.

BAC was incorporated on February 19, 2003 in the State of Arizona.

No securitization sponsored by BAC has defaulted or experienced an early amortization triggering event. In some transactions that closed prior to 2010 that were fully insured as to principal and interest by bond insurers, there have been instances in which one or more receivable performance thresholds (relating to net losses, extensions and/or delinquencies) and/or financial covenants that were negotiated privately with insurers were exceeded. All consequences of exceeding those thresholds have been waived and/or cured and/or the triggers or covenants have been modified, in each case by the applicable bond insurer.

U.S. Credit Risk Retention

Pursuant to Regulation RR, BAC is required to retain an economic interest in the credit risk of the receivables, either directly or through a majority-owned affiliate. BAC intends to satisfy this obligation through the retention by one or more of its majority-owned affiliates of an “eligible horizontal residual interest” and the establishment of an “eligible horizontal cash reserve account” pledged by the issuing entity to the indenture trustee for the benefit of the issuing entity in an amount equal to at least 5% of the fair value, as of the closing date, of all of the notes and certificates to be issued by the issuing entity.

The retained eligible horizontal residual interest will take the form of the issuing entity’s certificates.

BAC determined the fair value of the notes and the issuing entity’s certificates in accordance with a fair value measurement framework under generally accepted accounting principles.

In measuring fair value, the use of observable and unobservable inputs and their significance in measuring fair value are reflected in a fair value hierarchy with the following three levels, where Level 1 is the highest priority because it is the most objective and Level 3 is the lowest priority because it is the most subjective:

Level 1: Fair value is calculated using observable inputs that reflect quoted prices for identical assets or liabilities in active markets;

Level 2: Fair value is calculated using inputs other than quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly; and

Level 3: Fair value is calculated using unobservable inputs, such as the sponsor’s data.

BAC believes that the fair value of the notes should be categorized within Level 2 of the fair value hierarchy assessment, reflecting the use of inputs derived from prices for similar instruments. BAC believes that the fair market value of the issuing entity’s certificates should be categorized within Level 3 of the fair value hierarchy assessment, reflecting the use of significant unobservable inputs on key assumptions, including historical default rates and adjustments to reflect prepayment rates based on available data from comparable securitization transactions of similar assets, discount rates reflective of recent historical equity yields, and recovery rates based on the average severity utilizing reported severity rates and loss severity utilizing available market data from a comparable securitized pool.

For each pool of receivables, the fair value of each class of notes is assumed to be substantially equal to the initial principal amount of that class as set forth on the cover of this prospectus and interest is assumed to accrue on the notes consistent with the following ranges of per annum coupon rates: Class A-1 notes, 5.854%-6.014%, Class A-2 notes, 6.18%-6.34%, Class A-3 notes, 5.98%-6.14%, Class B notes, 6.16%-6.46%, Class C notes, 6.31%-6.71%, Class D notes, 6.86%-7.36%, and Class E notes, 9.19%-9.89%.

These interest rate ranges are estimated based on recent pricing of asset-backed notes secured by sub-prime motor vehicle receivables issued in similar securitization transactions.

To calculate the fair value of the issuing entity’s certificates, BAC used a discounted cash flow method which uses the forecasted cash flows payable to the certificates and discounts the value of those cash flows to a present value using a rate intended to reflect a hypothetical market yield of the certificates. BAC used an internal model to project future interest and principal payments on the receivables to be transferred to the issuing entity, the interest and principal payments on each class of notes, the servicing fee, transaction fees and expenses and deposits necessary to fund the reserve account to an amount equal to the Specified Reserve Account Balance. The resulting net cash flows to the certificates are discounted to their present value using an expected market yield which takes into account the first loss exposure of the certificates and the credit risks of the receivables.

In connection with the discounted cash flow calculation with respect to the certificates described above, BAC made the following additional assumptions:

•	interest accrues on the notes at the rates described above;

•	the “clean-up call” option to redeem the notes will be exercised at the earliest opportunity;

•	projected cash flows to the certificates are discounted at 16.00%;

•

interest and principal payments on the receivables are calculated using the hypothetical pools, assumed cut-off dates and related pool characteristics described under “Maturity and Prepayment Considerations”;

•

the receivables prepay in full at a 0.60% ABS based on amortization arising from prepayments, where “ABS” means the absolute prepayment model which assumes a rate of prepayment each month which is related to the original number of receivables in a pool of receivables and is one of the primary methodologies used to evaluate such expected voluntary prepayments; and

•

cumulative net losses on the receivables from the cut-off date through maturity of the receivables, as a percentage of the initial pool balance, equal 27.50%, and from the cut-off date through the optional redemption of the notes, as a percentage of the initial pool balance, equal 26.71%, and occur each month at the following rates:

If the Base Transaction is issued:

Month	Cumulative Net Loss	Month	Cumulative Net Loss	Month	Cumulative Net Loss
1	0.00%	21	14.69%	41	24.04%
2	0.00%	22	15.37%	42	24.32%
3	0.00%	23	16.03%	43	24.59%
4	0.36%	24	16.68%	44	24.85%
5	1.00%	25	17.30%	45	25.09%
6	1.97%	26	17.90%	46	25.31%
7	3.09%	27	18.47%	47	25.52%
8	4.07%	28	19.00%	48	25.71%
9	5.09%	29	19.51%	49	25.89%
10	5.95%	30	20.00%	50	26.06%
11	6.73%	31	20.47%	51	26.23%
12	7.52%	32	20.91%	52	26.40%
13	8.38%	33	21.32%	53	26.55%
14	9.06%	34	21.72%	54	26.71%
15	9.87%	35	22.10%	55	26.85%
16	10.74%	36	22.45%	56	26.98%
17	11.58%	37	22.79%	57	27.10%
18	12.40%	38	23.11%	58	27.21%
19	13.17%	39	23.42%	59	27.31%
20	13.92%	40	23.73%	60	27.50%

If the Upsize Transaction is issued:

Month	Cumulative Net Loss	Month	Cumulative Net Loss	Month	Cumulative Net Loss
1	0.00%	21	14.70%	41	24.04%
2	0.00%	22	15.38%	42	24.33%
3	0.00%	23	16.04%	43	24.60%
4	0.36%	24	16.69%	44	24.86%
5	1.00%	25	17.31%	45	25.10%
6	1.97%	26	17.91%	46	25.32%
7	3.09%	27	18.48%	47	25.53%
8	4.07%	28	19.01%	48	25.72%
9	5.09%	29	19.52%	49	25.89%
10	5.96%	30	20.01%	50	26.07%
11	6.73%	31	20.48%	51	26.23%
12	7.53%	32	20.92%	52	26.40%
13	8.39%	33	21.34%	53	26.56%
14	9.07%	34	21.73%	54	26.71%
15	9.88%	35	22.11%	55	26.85%
16	10.75%	36	22.46%	56	26.98%
17	11.59%	37	22.80%	57	27.10%
18	12.41%	38	23.12%	58	27.21%
19	13.18%	39	23.43%	59	27.31%
20	13.93%	40	23.74%	60	27.50%

BAC developed these inputs and assumptions by considering the following factors:

•

Discount rate applicable to the certificate cash flows – estimated to reflect the credit exposure to the residual cash flows, and derived taking into account the following qualitative factors: (i) although there is not an actively traded market in asset-backed certificates, any available recent pricing of asset-backed certificates issued in similar securitization transactions, (ii) the performance of prior securitized pools of receivables under the “DTAOT” platform and the “BLAST” platform, (iii) structural features in the transaction that may impact the stability of certificate cash flows and (iv) the ratings assigned by the Hired Agencies to the most subordinate class of notes in the transaction;

•

ABS – estimated considering the composition of the pool of receivables and the performance of securitized pools of receivables in previous securitization transactions sponsored by BAC under the “DTAOT” platform and the “BLAST” platform; and

•

Cumulative net loss rate and cumulative net loss timing curve – developed considering BAC’s internal loss expectations, the composition of the pool of receivables, the performance of prior securitized pools of receivables under the “DTAOT” platform and the “BLAST” platform, trends in used vehicle values, economic conditions, and the cumulative net loss assumptions of the Hired Agencies. In determining the cumulative net loss rate and cumulative net loss timing curve, BAC assumed:

•	a loss timing lag of 90 days;

•

a loss severity for each defaulted receivable of 65.00%, which considers past securitized pool performance of BAC transactions and considers trends in, and future estimates of, used vehicle values; and

•

a loss timing curve based on the shape of historical securitization transactions sponsored by BAC under the “DTAOT” platform and the “BLAST” platform, and taking into account the composition of the underlying pool of receivables compared to other securitized pools under the “DTAOT” platform and the “BLAST” platform. See “The Receivables Pool—Information About Certain Previous Securitizations”.

On or prior to the closing date, BAC (by itself or through a majority-owned affiliate) will cause to be established and maintained a reserve account with the indenture trustee in the name and for the benefit of the issuing entity, which will be structured to qualify as an “eligible horizontal cash reserve account” in accordance with Regulation RR. If the Base Transaction is issued, the reserve account will be funded in cash on the closing date in an amount equal to at least $8,625,012, which represents between 1.55% and 1.56% of the expected fair value, as of the closing date, of all of the notes and the certificates to be issued by the issuing entity on the closing date. If the Upsize Transaction is issued, the reserve account will be funded in cash on the closing date in an amount equal to at least $10,500,002, which represents between 1.55% and 1.56% of the expected fair value, as of the closing date, of all of the notes and the certificates to be issued by the issuing entity on the closing date. BAC (by itself or through a majority-owned affiliate) may fund the reserve account on the closing date with an amount greater than the applicable reserve account required amount set forth in the preceding sentences. Until the interests of the issuing entity are paid in full or the issuing entity is dissolved, amounts on deposit in the reserve account will be released only in compliance with Regulation RR. For example, funds on deposit in the reserve account may not be used to pay (a) the servicing fee so long as BAC or an affiliate of BAC is the servicer and (b) the standby servicing fee so long as BAC or an affiliate of BAC is the standby servicer. For all other purposes, the reserve account may be used to make any payments that are due as described under “The Transfer Agreements and the Administration Agreement—Priority of Payments” in this prospectus but are otherwise unpaid, including each of the notes on the related final scheduled payment date to the extent Collections on the receivables are insufficient to make such payments. For a description of the reserve account, see “The Transfer Agreements and the Administration Agreement—Reserve Account” in this prospectus.

If the Base Transaction is issued, the expected sum of (i) the fair value of the certificates and (ii) the amount to be deposited into the reserve account on the closing date is between $76,944,977 and $80,048,714, which is between 13.88% and 14.36% of the expected fair value, as of the closing date, of all of the notes and the certificates to be issued by the issuing entity on the closing date. If the Upsize Transaction is issued, the expected sum of (i) the fair value of the certificates and (ii) the amount to be deposited into the reserve account on the closing date is between $93,416,428 and $97,192,435, which is between 13.85% and 14.33% of the expected fair value, as of the closing date, of all of the notes and the certificates to be issued by the issuing entity on the closing date.

Based upon the foregoing inputs and assumptions, (i) if the Base Transaction is issued, BAC expects the entire portion of the issuing entity’s certificates and the notes to have a fair value of between $554,194,965 and $557,298,702 and the issuing entity’s certificates to have a fair value of between $68,319,965 and $71,423,702, which is between 12.33% and 12.82% of the fair value, as of the closing date, of all of the notes and certificates to be issued by the issuing entity on the closing date and (ii) if the Upsize Transaction is issued, BAC expects the entire portion of the issuing entity’s certificates and the notes to have a fair value of between $674,415,426 and $678,191,433 and the issuing entity’s certificates to have a fair value of between $82,916,426 and $86,692,433, which is between 12.29% and 12.78% of the fair value, as of the closing date, of all of the notes and certificates to be issued by the issuing entity on the closing date. The fair values disclosed above are based on the inputs and assumptions described above. Further, the actual characteristics of the receivables to be transferred to the issuing entity on the closing date differ from the assumptions described above and the actual performance of the receivables is likely to differ from the assumed performance (such as the amount of cumulative net losses on the receivables). Consequently, the present value of the projected cash flows on the certificates is expected to vary from the discounted actual cash flows on the certificates, and you should not assume that the fair value of the issuing entity’s certificates will be equal to or greater than the present value of the actual cash flows on the certificates.

BAC will recalculate the fair value of the notes and the issuing entity’s certificates following the closing date to reflect the issuance of the notes and any material changes in the methodology or inputs and assumptions described above. The fair value of the certificates as a percentage of the sum of the fair value of the notes and the certificates and as a dollar amount, in each case, as of the closing date, will be included in the first periodic report on Form 10-D filed by the depositor after the closing date, together with a description of any material changes in the method or inputs and assumptions used to calculate the fair value. Because all of the issuing entity’s certificates are expected to be retained by the depositor or another majority-owned affiliate of BAC on the closing date, the first periodic report on Form 10-D filed by the depositor after the closing date will also disclose the portion of the issuing entity’s certificates being retained to satisfy the requirements of Regulation RR.

As described under “The Transfer Agreements and the Administration Agreement—Priority of Payments” and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration” below, distributions to holders of the issuing entity’s certificates on any payment date are subordinated to all payments of principal and interest on the notes by the issuing entity. In accordance with the requirements for an “eligible horizontal residual interest” under Regulation RR, on any payment date on which the issuing entity has insufficient funds to make all of the distributions described under “The Transfer Agreements and the Administration Agreement—Priority of Payments” and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration”, any resulting shortfall will, through operation of the priority of payments, reduce amounts distributable to the holders of the certificates prior to any reduction in the amounts payable for interest on, or principal of, any class of notes. The material terms of the notes are described in this prospectus under “The Notes,” and the other material terms of the certificates are described in this prospectus under “Summary of Terms—The Certificates.”

BAC does not intend to transfer or hedge the portion of the retained economic interest that is intended to satisfy the requirements of Regulation RR except as permitted under Regulation RR. All or a portion of the retained eligible horizontal residual interest may be transferred on or after the closing date to any other majority-owned affiliate of BAC that is also a wholly-owned special purpose subsidiary of BAC.

Notwithstanding the foregoing, neither BAC nor any of its affiliates nor any other party undertakes or intends to retain a net economic interest in the securitization constituted by the issuance of the notes for purposes of complying with the credit risk retention requirements or other securitization-related rules of the EU, the UK or any other non-U.S. jurisdiction, or to take any other action for purposes of complying or enabling investors in the notes to comply with the requirements of any other law or regulation now or hereafter in effect in the EU, the UK or any other non-U.S. jurisdiction in relation to risk retention, due diligence and monitoring, transparency, credit granting standards or any other conditions with respect to investments in securitization transactions.

ORIGINATION

All of the receivables in the receivables pool were originated or acquired by BAC. Although the related obligors represent a wide spectrum of credit quality, the majority of the related obligors are sub-prime credit obligors. Sub-prime receivables, in general, are expected to have higher loss rates and delinquency rates than receivables that represent the obligations of prime credit obligors. We use the term “seller” to refer to BAC. If the Base Transaction is issued, the seller or an affiliate thereof originated over 97% of the receivables in the receivables pool (as a percentage of the aggregate principal balance of the receivables as of the cut-off date) primarily through its relationship with DriveTime Car Sales Company, LLC (“DriveTime Car Sales”), and less than 3% of the receivables in the receivables pool (as a percentage of the aggregate principal balance of the receivables as of the cut-off date) were acquired by BAC from an affiliated finance company. If the Upsize Transaction is issued, the seller or an affiliate thereof originated over 98% of the receivables in the receivables pool (as a percentage of the aggregate principal balance of the receivables as of the cut-off date) primarily through its relationship with DriveTime Car Sales, and less than 2% of the receivables in the receivables pool (as a percentage of the aggregate principal balance of the receivables as of the cut-off date) were acquired by BAC from an affiliated finance company. DriveTime Car Sales is an Arizona limited liability company and affiliate of BAC that operates 148 dealerships and 16 reconditioning facilities located in 84 designated marketing areas in 29 states. BAC originates substantially all of its retail installment sales contracts from the financing of vehicles sold by DriveTime Car Sales. The following is a description of the origination and underwriting procedures used by BAC with respect to the receivables included in the receivables pool that were originated by BAC in connection with a sale of a vehicle by DriveTime Car Sales.

Receivable and Calculation Methods

Each receivable has a fixed monthly payment and will amortize in full over its term assuming payments are made on time. Each contract utilizes the “simple interest method” for allocating its payment amount. Simple interest is calculated by multiplying the daily interest rate by the principal by the number of days that elapse between payments.

Underwriting Overview

The seller is a full spectrum lender that has historically focused on customers with a sub-prime credit profile, which is generally a result of having limited credit histories, modest incomes and/or prior credit difficulties. The seller provides financing for substantially all of the used vehicles DriveTime Car Sales sells at its dealerships through retail installment sales contracts utilizing a centralized underwriting process. The seller assesses each customer’s credit risk through the use of its proprietary credit scoring models developed from its database of historical performance and proprietary blend of credit related information supplied from various third-party data providers.

In connection with each sale, the seller requires the customer to complete a credit application. After a customer’s information is entered into the seller’s centralized origination system, the seller’s proprietary credit scoring system determines that customer’s credit risk, which, together with a variety of other factors (including the customer’s income, region, and vehicle choice) is used to determine the unique payment terms and deal structures available for that customer for each vehicle. The seller validates certain information on the customers’ credit application before DriveTime Car Sales finalizes the sale. Such factors validated by the seller may include income, employment, proof of insurance and identity. Utilizing the results of the seller’s validation processes and any additional information received, credit underwriters may also make subjective adjustments to payment terms and deal structures determined by the systematic proposed structure initially offered to the customer.

Underwriting and Credit Scoring Models

The seller has dedicated, and expects to continue to dedicate, substantial resources to developing, maintaining, and updating its proprietary credit scoring, deal structure, and pricing models that are focused on predicting the credit risk of its customers and the overall risk of the customer, deal terms, and vehicle combinations. The seller uses experienced data scientists and risk analysts to develop its credit scoring models, deal structures, and pricing models used in different aspects of its business. While many companies use third-party credit scores (such as FICO®) as a standard metric to assess the credit risk of customers, the seller has been developing proprietary custom models since 2001 that it believes better assess the credit risk of its customers, particularly within the sub-prime segment. The seller’s models are intended to provide a substantial improvement over traditional third-party scores in rank-ordering the likelihood of credit risk default. The seller’s models also include the use of alternative data sources along with traditional credit bureau data to enhance the ability to separate the credit risk levels of the sub-prime auto segment into different categories.

The seller generally uses the customer’s credit risk, the customer’s verified income level, the risk attributes of the vehicle, regional adjustments, and other factors to determine the offers of credit on each vehicle to be made to each customer. The seller utilizes adjustments to down payment and contract rate as the primary methods to control risk identified through its credit underwriting process. The “contract rate” of a receivable is the interest rate at which interest accrues under the contract evidencing such receivable. Such rate may be less than the “annual percentage rate” disclosed in the receivable.

The seller believes its ability to quantify a customer’s expected risk profile based upon historical data, breadth of data, and modeling techniques, allows it to better predict account performance, manage the overall quality of the seller’s portfolio, and obtain appropriate risk-adjusted returns.

The seller’s models are continuously monitored and are periodically updated to account for changes in account performance, data sources, geographic presence, economic cycles, and business processes. The first credit scoring model was deployed in July 2001. Since then, nine subsequent generations of credit scoring models have been implemented. The most recent credit scoring model was implemented in February 2021. The models have evolved over time, are routinely monitored and updated, and leverage data collected from prior models with the intent that each model becomes increasingly more sophisticated in identifying the expected credit risk of the seller’s customers.

The seller also utilizes fraud scoring models to segment the risk of identity fraud by applicants. Applicants who trigger a potential identity concern are subjected to additional identification validation prior to finalizing and funding the contract.

The seller utilizes its proprietary models and other credit-related criteria to offer credit to approximately 99% of the customers that apply. In very limited circumstances, the seller will decline to offer credit to customers.

In the absence of manual error inconsistent with its policies and guidelines, the seller makes no exceptions to its decision to offer credit or not offer credit to a customer. To the extent the seller identifies any customer offered credit as a result of a manual error prior to the cut-off date, the seller will consider the related receivable as ineligible for inclusion in the pool of receivables.

The seller’s proprietary models and other credit-related criteria form the basis of its evaluation of credit risk of its customers, the decision to offer credit, and the terms of the credit offer made to the applicant. In addition to deployment of its proprietary models, the seller undertakes a variety of systematic and manual efforts to evaluate the creditworthiness of each customer. The seller establishes guidelines and policies governing its underwriting, income verification, identity verification, vehicle valuation, and fraud detection processes and procedures which include the ability for manual review and approval of a customer’s application for credit. From time to time, the seller’s credit underwriters may utilize additional procedures to determine a customer’s qualifications and to validate provided information, which may include a subjective determination of the customer’s qualifications and the use of alternative verification methods. These additional procedures do not change the seller’s initial decision to extend credit to a customer and are not considered underwriting exceptions (although such manual review and intervention is tracked by the seller in connection with its review and improvement of the seller’s proprietary credit scoring model and portfolio performance).

The seller controls credit risk through a number of factors, including combinations of customer, region, and vehicle attributes. These factors include deal structure and payment terms and are developed based on the seller’s proprietary models. From time to time, a credit underwriter may make adjustments to deal structures or payment terms which differ from the initial systematic structure and terms offered to the customer. These adjustments made at the subjective determination of a credit underwriter may include, for example, adjustments to minimum requirements for down payment or contract rate, or for adjustments to the maximum term. These adjustment to the deal structure or payment terms authorized by a credit underwriter that differ from the minimums or maximums, as applicable, established by the systematic credit offer will be considered an exception to the seller’s underwriting criteria. As of the cut-off date, 3.79% of the receivables in the receivables pool if the Base Transaction is issued were subject to underwriting exceptions at the time of origination. As of the cut-off date, 3.87% of the receivables in the receivables pool if the Upsize Transaction is issued were subject to underwriting exceptions at the time of origination. See “The Receivables Pool—Exceptions to Underwriting Criteria” in this prospectus. Systematic incentive programs for returning customers, unique pricing or structure pilots, or other promotional programs may occur from time to time at the discretion of seller, but are not considered underwriting exceptions.

Ancillary Products

The seller offers its DriveCare® vehicle service contract (“VSC”) on financed vehicles sold by DriveTime Car Sales. The VSC includes a 60-month/50,000-mile service contract which covers labor and parts for covered components of the vehicle. Obligors are not obligated to purchase a VSC from the seller and may choose not to do so; however, as of the cut-off date, the majority of obligors chose to purchase a VSC from the seller. As a result, not every financed vehicle is subject to a VSC, although DriveTime Car Sales does still provide a 30-day DriveCare® limited warranty for all financed vehicles. The VSC is evidenced by an agreement between the obligor and DriveTime Car Sales separate and apart from the receivable contract but is generally financed by that receivable contract. By its terms, the VSC may be cancelled by the customer by providing notice to the VSC provider or administrator, in which case, the customer may be entitled to a refund of the unearned portion of the cost of the VSC from DriveTime Car Sales or an affiliate. The refund of the unearned portion of the cost of the VSC will be reduced by the amount of the cancellation fee, if any. The VSC also provides that all refunds will be paid to BAC or its successors and assigns, as lienholder, in the event that the related vehicle is subject to a lien in their favor. Any refunds with respect to a VSC are first applied to reduce the principal balance of the related receivable and any remaining amounts are remitted to the customer.

In addition to DriveTime Car Sale’s limited warranty and optional VSC, the seller also offers optional Guaranteed Asset Protection (“GAP”) and GPS device and service. As of the cut-off date, the majority of obligors chose to purchase GAP and GPS monitoring from the seller. In the event of a total loss of the financed vehicle, GAP provides a benefit to the obligor equal to the difference between their primary auto insurance coverage and the outstanding principal balance on the related receivable. GPS device and service allows obligors to locate their vehicle, set digital geo fences, track trips, and set speed alerts from their smartphone or other digital device. In addition, the GPS product provides a theft warranty benefit of $5,000 if a vehicle is stolen and is not recovered within 30 days of notice. Like VSC, any cancellation or refunds of the GAP service or GPS service or device are applied first to reduce the principal balance of the obligor’s related receivable to zero, with any remaining amounts remitted to the obligor.

Contracting Process – Tangible and Electronic Contracts

Receivables contracts are originated in either tangible or electronic form. Substantially all of the receivables were originated as electronic contracts. If the Base Transaction is issued, less than 3% of the contracts in the receivables pool (as a percentage of the aggregate principal balance of the receivables as of the cut-off date) were originated in tangible form. If the Upsize Transaction is issued, less than 3% of the contracts in the receivables pool (as a percentage of the aggregate principal balance of the receivables as of the cut-off date) were originated in tangible form. In the case of such receivables evidenced by tangible contracts, contract packages are sent by the dealer to BAC. Key documentation is scanned to create electronic images and electronically forwarded to BAC’s centralized document control department. The original documents are subsequently sent to an outsourced storage location and stored in a fire-resistant vault.

In the case of receivables evidenced by electronic contracts, BAC has contracted with a third party to facilitate the process of creating and storing those electronic contracts. The third party’s technology system permits transmission, storage, access and administration of electronic contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials that enable electronic contracting in the automobile retail industry. The third party’s system allows for the transmission, storage, access and administration of electronic contracts. Through use of the third party’s system, a dealer originates electronic retail installment contracts and/or installment loans and then transfers these electronic contracts to BAC.

The third-party systems use a combination of technological and administrative features that are designed to: (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the receivable; (ii) manage access to and the expression of the authoritative copy; (iii) identify BAC as the owner of record of the authoritative copy; and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record. Once dealer-originated receivables were cleared for funding, the funds were transferred, electronically or via check, to the dealer. Upon funding of the receivable, BAC acquired a perfected security interest in the related receivable and a security interest in the motor vehicle that was financed by that receivable.

THE SERVICER

BAC will be the servicer for all of the receivables. We refer to BAC as the “servicer.” BAC and its subsidiaries (collectively, “Bridgecrest”) has been servicing sub-prime motor vehicle installment sale contracts for more than 30 years. Bridgecrest services motor vehicle receivables originated by BAC and affiliates, including receivables securitized or sold in whole-loan purchases by BAC or its affiliates. Since 1996, Bridgecrest has serviced over 100 securitizations of motor vehicle receivables. Bridgecrest also services receivables originated and owned by third parties.

All servicing and processing for the receivables will be performed by the servicer. The servicer will be responsible for billing, collecting, accounting and posting all payments received with respect to the receivables, responding to obligor inquiries, taking steps to maintain the security interest granted in the financed vehicles or other collateral, coordinating the ongoing liquidation of repossessed collateral, and generally monitoring each receivable and the related collateral. Information about the servicing practices of the servicer is set forth below under “Servicing by BAC.”

The servicer will have the right to delegate, at any time without notice or consent, certain servicing and processing responsibilities of the receivables to other entities pursuant to the sale and servicing agreement. Such delegation will not release the servicer of its responsibility with respect to its duties under the sale and servicing agreement, and the servicer will remain obligated and liable to the issuing entity and the indenture trustee for those duties as if the servicer alone were performing those duties.

See “The Transfer Agreements and the Administration Agreement” which describes other obligations of the servicer under the sale and servicing agreement.

SERVICING BY BAC

The servicer will be responsible for servicing and making collections on the receivables. The servicer’s duties will include collection and posting of all payments, responding to inquiries of obligors, pursuing delinquencies, recovery and remarketing of vehicles if required, making available payment or other information to obligors, accounting for collections and providing the servicer’s monthly servicer’s certificates.

The servicer will generally be required to service the receivables in accordance with its customary servicing practices, which are the customary servicing practices of the servicer with respect to all comparable motor vehicle receivables that the servicer services for itself or others, as such practices may be changed from time to time. The following discussion is a brief description of certain of the customary servicing practices, including the written servicing policy and procedures, of BAC applicable to its role as servicer. The servicer modifies these servicing practices from time to time to comply with applicable regulatory requirements and guidance. The servicer most recently modified its written servicing policy and procedures in February 2023; however, the modifications to the written policy and procedures did not result in any material modifications to the servicer’s servicing practices. In addition, the servicer reviews its servicing practices periodically and revises them to improve the effectiveness or efficiency of its servicing and collection activities.

Payment Channels and Methods

The servicer maintains a website where obligors can access information about their accounts. Obligors have a variety of available payment options, including through an online portal, by phone with a representative or through an automated phone system, mail, an app and third-party payment processing services. Currently, debit card, check (through mail) and automated clearing house (“ACH”) payments are accepted through these payment avenues. The servicer continually evaluates emerging trends and payment technologies and may modify its accepted payment methods from those described above.

Payment Application

Unless otherwise required by law or the applicable contract, payments received on an obligor’s account are generally applied in the following order: past due interest, past due principal, current scheduled payments, any assessed late fees and non-sufficient fund (“NSF”) fees and then to future scheduled payments. An obligor must pay at least 90% of a scheduled payment and all past due amounts to be considered current. The servicer may waive accumulated late fees, NSF fees and other supplemental servicing fees in its discretion and in accordance with its servicing practices.

Collections

The servicer maintains its primary servicing centers in Mesa, Arizona and Dallas, Texas, and uses offshore vendors for customer service operations and other servicing activities. In addition, the servicer continues to invest in and consider alternate strategies for its servicing functions. The mission of the servicer’s account servicing department is to assist obligors to remain current on their payments. The servicer generally works with obligors that are having difficulties making payments to bring the account current. The servicing department is organized into several different teams based on payment and delinquency stage. The front-end collections group generally handles delinquencies by contacting obligors and responding to inbound calls. The late-stage collections group will continue to work with obligors as they advance in delinquency or until the receivable defaults.

Modification of Contracts-Due Date Changes and Extensions

The servicer may, subject to certain limitations, change the due dates for payments to accommodate the date the obligor feels best suits its ability to make timely payments. Due date changes generally are not treated as extensions. Additionally, at the request of an obligor, the servicer may, subject to certain limitations, change the frequency of scheduled payments to facilitate the obligor’s ability to make timely payments (e.g., by aligning the due dates of scheduled payments with the timing of expected income). Payment frequency may be monthly, bi-monthly or every two weeks. Payment frequency changes are generally limited to once during the life of the receivable and are treated as modifications of the contract; however, payment frequency changes are only considered extensions if the change in payment frequency increases the scheduled term of the receivable by one or more months.

The servicer’s servicing policy and procedures sets forth requirements for when the term of a receivable may be extended. Extensions are granted when an obligor’s payments are deferred to the end of the term to bring the account current. This extends the contract maturity date and defers past due interest and fees to the end of the contract. Under the current customary servicing practices, extensions generally may not extend the final payment more than eight months past the original maturity date of the contract and may not be available to an obligor until six monthly equivalent payments have been made. On a monthly pay frequency, an obligor may receive up to 8 payment extensions over the life of the account or up to 4 payment extensions in a 12-month period as long as it is not extending 8 months beyond the original maturity date. Extensions may be processed within system and rule constraints without manual intervention or approval. Exceptions may also be granted by an authorized approver beyond the guidelines and established limits within specified parameters. Any extension or other permissible modification could have an impact on the amount and timing of collections on receivables and, consequently, the amount and timing of Available Funds to make payments on the notes and certificates. See “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—The servicer’s discretion over the servicing of the receivables may impact the amount and timing of funds available to make payments on the notes.”

Disaster Relief and Recovery

In the event of a natural or manmade disaster (including a pandemic such as the outbreak of COVID-19), the servicer may implement a range of actions with respect to impacted obligors and the related receivables, including the cessation of repossession and collection efforts, offering assistance through modification or extension of the receivable and assisting with the processing of insurance claims. The scope of any such action may exceed the general requirements for eligibility with respect to such action outside of a natural or manmade disaster situation.

Charge-off Guidelines

Currently, receivables in default are generally charged-off at the earliest of (a) the end of the calendar month in which more than 10% of a scheduled payment is more than 120 days past due, (b) the date on which the financed vehicle has been repossessed and sold, or (c) the date on which the servicer has charged-off in full the related principal balance in accordance with its customary servicing practices.

Sales of Deficiency Balances

The servicer may from time to time sell Defaulted Receivables, receivables in bankruptcy or Deficiency Balances remaining after a receivable is charged-off to third parties on either a flow or portfolio purchase basis.

Repossession, Reinstatements and Liquidations

The servicer’s servicing policy and procedures includes guidance with respect to repossessions, the handling of an obligor’s voluntary surrender of a vehicle, the handling of vehicles that have been impounded and notice requirements related to the foregoing. Generally, the servicer may repossess a vehicle if the obligor has missed a monthly payment or has otherwise defaulted under a receivable, but a decision to repossess a vehicle is determined on an account-by-account basis in accordance with guidelines that consider, among other things, the risk of loss associated with the account. If the servicer determines that a vehicle should be repossessed, then the servicer will assign the vehicle for repossession to an approved repossession agent. In certain states and in some circumstances, the servicer must send a “right to cure” notice prior to repossessing the vehicle and, in some states, the servicer must send a “notice of intent” letter informing the obligor of the intent to sell the repossessed vehicle. If a vehicle is submitted for repossession and has not been recovered, the customer is offered options to cancel the repossession through payment of the full principal balance (which is referred to as “redeemed”) or payment of the full past due balance (which is referred to as “reinstated”). If the related obligor is in bankruptcy or subject to the Servicemembers Civil Relief Act, then the account will be referred to the servicer’s bankruptcy department or military group prior to any repossession to ensure compliance with applicable legal requirements. Additionally, an obligor has the ability to voluntarily surrender a vehicle to the servicer by requesting that the servicer retrieve the vehicle, which is considered a voluntary repossession.

If a repossessed vehicle is not redeemed or reinstated, then the servicer will sell the vehicle at auction and apply the net liquidation proceeds of the sale to the outstanding balance of the receivable. If the net liquidation proceeds exceed the outstanding balance, then the servicer will refund the excess to the obligor; if the net liquidation proceeds are less than the outstanding balance, then the obligor will remain liable for the Deficiency Balance after rebates and credits, if any, are applied to the account.

Bankruptcy

The servicer’s bankruptcy department is assigned to manage all receivables with obligors that have filed for bankruptcy. Once notice is received that an obligor has filed for bankruptcy, the account is moved to the bankruptcy department and all collection efforts are halted until the bankruptcy department reviews the account and determines the next steps. For obligors confirmed to be in bankruptcy the servicer will not engage in any collection efforts unless the bankruptcy case has been dismissed (and not reinstated or appealed) or the account is reaffirmed and reaffirmation is approved by the bankruptcy court.

Impounds

From time to time vehicles are impounded. When an obligor abandons a vehicle by failing to retrieve the vehicle from the impound lot, the servicer will determine whether to secure possession of the vehicle to satisfy the outstanding amounts under the related receivable. If the servicer’s impound department determines that the cost of securing possession of the vehicle outweighs the benefit, the servicer may abandon/forfeit the vehicle. If the vehicle is abandoned/forfeited, the account can be charged-off in accordance with the servicer’s policies.

Insurance Policies and Processing

Although the retail installment contracts require obligors to insure the vehicle, the servicer is not obligated to monitor compliance with this requirement or to force-place insurance. However, once the servicer becomes aware of a damaged or totaled vehicle, the servicer’s total loss department is responsible for ensuring insurance settlements are applied to the account and repair checks are distributed. In the event the customer presents GAP coverage at time of loss, proceeds are applied to the account and the leftover balance is written down to reflect the GAP coverage. Vehicles abandoned by a customer or with applied insurance proceeds are charged off according to the servicer’s policies and procedures.

THE STANDBY SERVICER

Computershare Trust Company, a national banking association, has been appointed as standby servicer pursuant to the sale and servicing agreement between the sponsor, the servicer, the indenture trustee, the issuing entity, the grantor trust and the standby servicer. We refer to Computershare Trust Company as “standby servicer”.

Computershare Trust Company will act as standby servicer pursuant to the sale and servicing agreement. Under the terms of the sale and servicing agreement, if the servicer is terminated or resigns, the indenture trustee, at the direction of the majority of noteholders of the controlling class, may appoint either the standby servicer or another third-party as the successor servicer. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of back-up servicing since 1993. As of June 30, 2023, Computershare Trust Company was acting in some cases as the back-up servicer, and in most cases as agent for the back-up servicer, for approximately 453 asset-backed securities transactions with an aggregate outstanding collateral balance of approximately $129 billion. The standby servicer maintains a corporate trust office for correspondence purposes at 1505 Energy Park Drive, St. Paul, Minnesota 55108, Attn: Asset-Backed Securities Department.

Other than the single immediately preceding paragraph, and such additional paragraphs as are expressly identified herein, Computershare Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The servicer may not resign from its obligations and duties except under certain limited circumstances and no such resignation will become effective until a successor servicer has assumed the servicing obligations. If the initial servicer is terminated or resigns as servicer, the standby servicer will serve as successor servicer, unless the indenture trustee, as directed by the noteholders representing at least a majority of the Note Balance of the Controlling Class, appoints another successor servicer.

THE ASSET REPRESENTATIONS REVIEWER

Clayton Fixed Income Services LLC, a Delaware limited liability company, has been appointed as asset representations reviewer pursuant to an agreement between the sponsor, the servicer, the issuing entity and the asset representations reviewer. Clayton is a wholly-owned subsidiary of Covius Services, LLC, and with its affiliates, has provided independent due diligence loan review and servicer oversight services since 1989. Clayton has been engaged as the asset representations reviewer on more than 600 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are leading providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements. Clayton and its affiliates have performed over 17 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies. These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, equipment leases, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The asset representations reviewer is not affiliated with the sponsor, the servicer, the depositor, the indenture trustee, the owner trustee or any of their affiliates, nor has the asset representations reviewer been hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables. The asset representations reviewer may not resign unless (a) the asset representations reviewer is merged into or becomes an affiliate of the sponsor, the servicer, the depositor, the indenture trustee, the owner trustee or any person (or an affiliate of any person) hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables, (b) upon determination that the performance of its duties under the asset representations review agreement is no longer permissible under applicable law and there is no reasonable action that it could take to make the performance of its duties under the asset representation review agreement permitted under applicable law or (c) if the asset representations reviewer does not receive payment in full of any amounts required to be paid to the asset representations reviewer for a period of 90 days after written notice of such failure is delivered by the asset representations reviewer to the issuing entity, the sponsor and the indenture trustee. Without limiting the foregoing, the asset representations reviewer must promptly resign if it is merged into or becomes an affiliate of the sponsor, the servicer, the depositor, the indenture trustee, the owner trustee, or any person (or an affiliate of any person) hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables. Further, the indenture trustee may, or, at the direction of the noteholders evidencing a majority of the aggregate outstanding amount of the notes will, terminate the rights and obligations of the asset representations reviewer upon the occurrence of one of the following events:

•

the asset representations reviewer becomes affiliated with (i) the sponsor, the depositor, the servicer, the indenture trustee, the owner trustee or any of their affiliates or (ii) any person that was engaged by the sponsor or any underwriter to perform any due diligence work on the receivables prior to the closing date;

•	the asset representations reviewer breaches any of its representations, warranties, covenants or obligations in the asset representations review agreement; or

•	a bankruptcy event with respect to the asset representations reviewer occurs.

Following the resignation or removal of the asset representations reviewer, (i) if the Delinquency Percentage has exceeded the Delinquency Trigger as of the most recent payment date, the indenture trustee (at the direction of the noteholders, provided, that if the indenture trustee has received conflicting or inconsistent requests from two or more groups of noteholders, each representing less than the majority of the Note Balance, the indenture trustee will follow the direction of the noteholders representing the greater percentage of the Note Balance) will appoint a successor asset representations reviewer which is an eligible asset representations reviewer pursuant to the asset representation review agreement or (ii) if the Delinquency Percentage has not exceeded the Delinquency

Trigger as of the most recent payment date, the sponsor, will appoint a successor asset representations reviewer. If the asset representations reviewer has resigned or has been removed, replaced or substituted, or if a new asset representations reviewer has been appointed, then the depositor will specify on the Form 10-D filed after the Collection Period in which the event occurred the date of the event and the circumstances surrounding the resignation, removal, substitution or appointment, as applicable. The asset representations reviewer will pay the expenses (including the fees and expenses of counsel), if any, of transitioning the asset representations reviewer under the asset representations review agreement and preparing the successor asset representations reviewer to take on such obligations.

The asset representations reviewer will be responsible for reviewing the Subject Receivables (as defined under “The Transfer Agreements and the Administration Agreement—Asset Representations Review—Delinquency Trigger” below) for compliance with the representations and warranties made by the sponsor on the receivables if the conditions described below under “The Transfer Agreements and the Administration Agreement—Asset Representations Review” are satisfied. Under the asset representations review agreement, the asset representations reviewer will be entitled to be paid the fees and expenses set forth under “The Transfer Agreements and the Administration Agreement—Asset Representations Review—Fees and Expenses for Asset Review” below and will be indemnified as described under “The Transfer Agreements and the Administration Agreement—Asset Representations Review—Indemnification and Limitations of Liability of Asset Representations Reviewer” below. The asset representations reviewer is required to perform only those duties specifically required of it under the asset representations review agreement, as described under “The Transfer Agreements and the Administration Agreement—Asset Representations Review” below.

AFFILIATIONS AND CERTAIN RELATIONSHIPS

The depositor is an affiliate of a direct subsidiary of BAC. None of the indenture trustee, the owner trustee, the grantor trust trustee or the asset representations reviewer is an affiliate of any of the foregoing parties. Additionally, neither the indenture trustee nor the asset representations reviewer is an affiliate of one another. The entity that acts as owner trustee also acts as grantor trust trustee and is not affiliated with the indenture trustee.

THE RECEIVABLES POOL

The receivables consist of motor vehicle retail installment sale contracts. These receivables are secured by a combination of new and used automobiles, light-duty trucks, SUVs and vans manufactured by a number of motor vehicle manufacturers. The receivables to be transferred to the grantor trust have been originated or acquired by the seller. If the Base Transaction is issued, less than 3% of the receivables in the receivables pool (as a percentage of the aggregate principal balance of the receivables as of the cut-off date) were acquired by BAC from an affiliated finance company. If the Upsize Transaction is issued, less than 2% of the receivables in the receivables pool (as a percentage of the aggregate principal balance of the receivables as of the cut-off date) were acquired by BAC from an affiliated finance company. See “Origination” in this prospectus.

Characteristics of the Receivables

The characteristics of the receivables presented throughout this prospectus are based on the receivables as of the cut-off date that were owned by BAC and met the criteria set forth under “The Transfer Agreements and the Administration Agreement—Representations and Warranties” as of the cut-off date. The receivables to be transferred to the grantor trust on the closing date had an aggregate outstanding principal balance of $575,000,786 as of the cut-off date if the Base Transaction is issued and an aggregate outstanding principal balance of $700,000,143 as of the cut-off date if the Upsize Transaction is issued.

The receivables were selected using selection procedures that were not known or intended by BAC to be adverse to the issuing entity or the grantor trust.

No expenses incurred in connection with the selection and acquisition of the receivables are to be payable from the offering proceeds.

Calculation Methods

Each of the receivables included in the issuing entity property will be a Simple Interest Receivable, with respect to which the allocation of each payment between interest and principal is calculated using the Simple Interest Method. See “Origination—Receivable Calculation Methods” in this prospectus.

Exceptions to Underwriting Criteria

As described above under “Summary of Terms—Statistical Information”, the seller uses proprietary models and other credit-related criteria to evaluate the credit risk of its customers, the decision to offer credit, and the terms of the credit offer made to the applicant. The seller originates receivables considered to be exceptions to the seller’s underwriting guidelines.

As of the cut-off date, if the Base Transaction is issued, 938 of the receivables (approximately 3.78% of the receivables in the receivables pool as of the cut-off date), having an aggregate outstanding principal balance of $21,799,831.48 (approximately 3.79% of the principal balance of the receivables in the receivables pool as of the cut-off date), were subject to underwriting exceptions at the time of origination:

Category of Exception	Number of Receivables	Aggregate Outstanding Principal Balance ($)	Percentage of Aggregate Outstanding Principal Balance (%)
Minimum Down Payment	263	$6,561,241.29	30.10%
Contract Rate	354	8,633,520.10	39.60
More Than One Attribute	321	6,605,070.09	30.30
Total	938	$21,799,831.48	100.00%

As of the cut-off date, if the Upsize Transaction is issued, 1,160 of the receivables (approximately 3.86% of the receivables in the receivables pool as of the cut-off date), having an aggregate outstanding principal balance of $27,109,548.10 (approximately 3.87% of the principal balance of the receivables in the receivables pool as of the cut-off date), were subject to underwriting exceptions at the time of origination:

Category of Exception	Number of Receivables	Aggregate Outstanding Principal Balance ($)	Percentage of Aggregate Outstanding Principal Balance (%)
Minimum Down Payment	341	$7,964,824.06	29.38%
Contract Rate	419	9,672,891.21	35.68
More Than One Attribute	400	9,471,832.83	34.94
Total	1,160	$27,109,548.10	100.00%

The seller determined that receivables considered by the seller to be underwriting exceptions should be included in the receivables pool. The seller elected to include those receivables because the seller’s general practice is to securitize the majority of eligible assets in its portfolio, and the existence of an exception is not a selection criterion used to determine eligibility of a receivable for inclusion in the receivables pool. In addition, the information relating to delinquency and net loss experience set forth in “The Receivables Pool—Delinquencies and Net Losses” and the securitized pool performance discussed in “The Receivables Pool—Pool Stratifications as of the Cut-off Date” is reflective of all receivables originated by the seller, including those with underwriting exceptions at the time of origination.

Asset Level Information

The issuing entity has provided asset-level information regarding the receivables that will be owned by the issuing entity as of the closing date if the Base Transaction is issued and that will be owned by the issuing entity as of the closing date if the Upsize Transaction is issued (the “asset-level data”) as an exhibit to an applicable Form ABS-EE filed by the issuing entity by the date of filing of this prospectus, which is hereby incorporated by reference. The asset-level data comprises each of the data points required with respect to automobile loans identified on Schedule AL to Regulation AB and generally includes, with respect to each receivable, the related asset number, the reporting period covered, general information about the receivable, information regarding the related financed vehicle, information about the related obligor, information about activity on the receivable and information about modifications of the receivable during the reporting period. In addition, the issuing entity will provide updated asset-level data with respect to the receivables each month as an exhibit to the monthly distribution reports filed with the SEC on Form 10-D.

Pool Stratifications as of the Cut-off Date

The composition, distribution by loan-to-value ratio, FICO® score, contract rate, geographic distribution by state of residence of the obligor, model year, original term to maturity, remaining term to maturity, original amount financed, current principal balance, Grade Mix, and quarter of origination, in each case, of the receivables in the pool as of the cut-off date if the Base Transaction is issued and in the pool as of the cut-off date if the Upsize Transaction is issued, are set forth in the tables below.

Composition of the Pool of Receivables if the Base Transaction is Issued

As of the Cut-off Date

Total
Aggregate Outstanding Principal Balance	$575,000,786.00
Number of Receivables	24,783
Average Outstanding Principal Balance	$23,201.42
Range of Outstanding Principal Balances	$3,045.94 to $56,697.38
Weighted Average Contract Rate(1)	23.36%
Range of Contract Rates	6.00% to 29.99%
Weighted Average Remaining Term(1)	70 months
Range of Remaining Terms(2)	18 months to 72 months
Weighted Average Original Term(1)	71 months
Range of Original Terms(2)	35 months to 72 months
Weighted Average Loan-to-Value Ratio Including Ancillary Products(1)	145.39%
Weighted Average Loan-to-Value Ratio Excluding Ancillary Products(1)	117.35%
Minimum FICO® Score at Origination(3)	361
Maximum FICO® Score at Origination(3)	884
Non-Zero Weighted Average FICO® Score(3)	554
Percentage of Aggregate Outstanding Principal Balance of New Vehicles	0.11%

(1)	Weighted by outstanding principal balance as of the cut-off date.
(2)

Characteristics in the table related to the term of the receivables may differ from the asset-level data included as an exhibit to Form ABS-EE due to differences in how term is calculated for the securitized pool and how term is required to be calculated for asset-level data.

(3)	Excludes receivables with no FICO® score at origination.

Composition of the Pool of Receivables if the Upsize Transaction is Issued

As of the Cut-off Date

Total
Aggregate Outstanding Principal Balance	$700,000,143.00
Number of Receivables	30,070
Average Outstanding Principal Balance	$23,279.02
Range of Outstanding Principal Balances	$3,045.94 to $56,697.38
Weighted Average Contract Rate(1)	23.34%
Range of Contract Rates	6.00% to 29.99%
Weighted Average Remaining Term(1)	69 months
Range of Remaining Terms(2)	18 months to 72 months
Weighted Average Original Term(1)	71 months
Range of Original Terms(2)	35 months to 72 months
Weighted Average Loan-to-Value Ratio Including Ancillary Products(1)	145.64%
Weighted Average Loan-to-Value Ratio Excluding Ancillary Products(1)	117.54%
Minimum FICO® Score at Origination(3)	353
Maximum FICO® Score at Origination(3)	884
Non-Zero Weighted Average FICO® Score(3)	552
Percentage of Aggregate Outstanding Principal Balance of New Vehicles	0.09%

(1)	Weighted by outstanding principal balance as of the cut-off date.
(2)

Characteristics in the table related to the term of the receivables may differ from the asset-level data included as an exhibit to Form ABS-EE due to differences in how term is calculated for the securitized pool and how term is required to be calculated for asset-level data.

(3)	Excludes receivables with no FICO® score at origination.

Distribution of the Pool of Receivables if the Base Transaction is Issued

By Loan-to-Value Ratio (Including Ancillary Products)

As of the Cut-off Date

LTV Range (Including Ancillary Products)(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Less than or equal to 100.000%	663	2.68%	$12,928,977.15	2.25%
100.001% - 120.000%	2,829	11.42	63,211,628.99	10.99
120.001% - 140.000%	6,785	27.38	160,697,027.66	27.95
140.001% - 160.000%	8,427	34.00	199,785,520.31	34.75
160.001% - 180.000%	4,232	17.08	97,748,173.35	17.00
180.001% - 200.000%	1,313	5.30	29,094,712.47	5.06
Greater than or equal to 200.001%	534	2.15	11,534,746.07	2.01

Total	24,783	100.00%	$575,000,786.00	100.00%

(1)

For receivables originated by BAC, BAC calculates LTV as the amount financed divided by the sum of the cost to acquire the vehicle, reconditioning costs and other inventoriable costs. For receivables acquired by BAC from an affiliated finance company, BAC calculates LTV as the amount financed divided by the vehicle value based on a third-party valuation guide such as National Automobile Dealers Association Guide.

(2)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables if the Upsize Transaction is Issued

By Loan-to-Value Ratio (Including Ancillary Products)

As of the Cut-off Date

LTV Range (Including Ancillary Products)(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Less than or equal to 100.000%	770	2.56%	$14,996,461.53	2.14%
100.001% - 120.000%	3,385	11.26	75,885,249.61	10.84
120.001% - 140.000%	8,117	26.99	192,862,683.77	27.55
140.001% - 160.000%	10,331	34.36	245,661,421.82	35.09
160.001% - 180.000%	5,223	17.37	121,122,244.97	17.30
180.001% - 200.000%	1,595	5.30	35,459,892.06	5.07
Greater than or equal to 200.001%	649	2.16	14,012,189.24	2.00

Total	30,070	100.00%	$700,000,143.00	100.00%

(1)

For receivables originated by BAC, BAC calculates LTV as the amount financed divided by the sum of the cost to acquire the vehicle, reconditioning costs and other inventoriable costs. For receivables acquired by BAC from an affiliated finance company, BAC calculates LTV as the amount financed divided by the vehicle value based on a third-party valuation guide such as National Automobile Dealers Association Guide.

(2)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables if the Base Transaction is Issued

By Loan-to-Value Ratio (Excluding Ancillary Products)

As of the Cut-off Date

LTV Range (Excluding Ancillary Products)(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Less than or equal to 100.000%	3,159	12.75%	$69,856,088.38	12.15%
100.001% - 120.000%	11,450	46.20	268,601,752.07	46.71
120.001% - 140.000%	8,186	33.03	191,437,038.44	33.29
140.001% - 160.000%	1,654	6.67	37,766,047.99	6.57
160.001% - 180.000%	267	1.08	5,950,658.16	1.03
180.001% - 200.000%	49	0.20	1,030,696.01	0.18
Greater than or equal to 200.001%	18	0.07	358,504.95	0.06

Total	24,783	100.00%	$575,000,786.00	100.00%

(1)

For receivables originated by BAC, BAC calculates LTV as the amount financed divided by the sum of the cost to acquire the vehicle, reconditioning costs and other inventoriable costs. For receivables acquired by BAC from an affiliated finance company, BAC calculates LTV as the amount financed divided by the vehicle value based on a third-party valuation guide such as National Automobile Dealers Association Guide.

(2)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables if the Upsize Transaction is Issued

By Loan-to-Value Ratio (Excluding Ancillary Products)

As of the Cut-off Date

LTV Range (Excluding Ancillary Products)(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Less than or equal to 100.000%	3,789	12.60%	$84,081,484.25	12.01%
100.001% - 120.000%	13,752	45.73	323,425,174.11	46.20
120.001% - 140.000%	10,096	33.57	237,071,081.30	33.87
140.001% - 160.000%	2,027	6.74	46,522,418.03	6.65
160.001% - 180.000%	322	1.07	7,170,806.77	1.02
180.001% - 200.000%	60	0.20	1,256,506.27	0.18
Greater than or equal to 200.001%	24	0.08	472,672.27	0.07

Total	30,070	100.00%	$700,000,143.00	100.00%

(1)

For receivables originated by BAC, BAC calculates LTV as the amount financed divided by the sum of the cost to acquire the vehicle, reconditioning costs and other inventoriable costs. For receivables acquired by BAC from an affiliated finance company, BAC calculates LTV as the amount financed divided by the vehicle value based on a third-party valuation guide such as National Automobile Dealers Association Guide.

(2)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables if the Base Transaction is Issued

By FICO® Score

As of the Cut-off Date

FICO® Score Range(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Null FICO® Score	1,773	7.15%	$39,493,865.84	6.87%
351 to 400	77	0.31	1,833,660.67	0.32
401 to 450	1,288	5.20	29,958,030.72	5.21
451 to 500	4,500	18.16	104,702,472.69	18.21
501 to 550	6,246	25.20	144,610,823.30	25.15
551 to 600	5,390	21.75	124,659,656.81	21.68
601 to 650	3,165	12.77	73,661,347.88	12.81
651 to 700	1,401	5.65	33,413,828.31	5.81
701 to 750	617	2.49	14,853,547.40	2.58
751 to 800	236	0.95	5,767,377.60	1.00
801 to 850	76	0.31	1,744,977.66	0.30
Greater than 850	14	0.06	301,197.12	0.05

Total	24,783	100.00%	$575,000,786.00	100.00%

(1)

FICO® is a federally registered trademark of Fair Isaac Corporation. The FICO® score information in the table above was obtained at origination of the applicable receivables and does not reflect the FICO® scores of the obligors as of the cut-off date. A FICO® score is a measurement determined by Fair Isaac Corporation using information collected by the major credit bureaus to assess credit risk. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the receivables. See “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—BAC’s proprietary scoring system may not perform as expected or may fail to properly quantify the credit risks associated with BAC’s customers and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables” in this prospectus.

(2)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables if the Upsize Transaction is Issued

By FICO® Score

As of the Cut-off Date

FICO® Score Range(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Null FICO® Score	2,070	6.88%	$46,273,626.37	6.61%
351 to 400	96	0.32	2,311,829.45	0.33
401 to 450	1,618	5.38	37,932,702.71	5.42
451 to 500	5,530	18.39	129,130,480.43	18.45
501 to 550	7,665	25.49	178,396,667.98	25.49
551 to 600	6,571	21.85	152,297,114.04	21.76
601 to 650	3,789	12.60	88,272,013.24	12.61
651 to 700	1,651	5.49	39,428,087.32	5.63
701 to 750	701	2.33	16,865,665.93	2.41
751 to 800	273	0.91	6,668,860.66	0.95
801 to 850	90	0.30	2,071,680.39	0.30
Greater than 850	16	0.05	351,414.48	0.05

Total	30,070	100.00%	$700,000,143.00	100.00%

(1)

FICO® is a federally registered trademark of Fair Isaac Corporation. The FICO® score information in the table above was obtained at origination of the applicable receivables and does not reflect the FICO® scores of the obligors as of the cut-off date. A FICO® score is a measurement determined by Fair Isaac Corporation using information collected by the major credit bureaus to assess credit risk. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the receivables. See “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—BAC’s proprietary scoring system may not perform as expected or may fail to properly quantify the credit risks associated with BAC’s customers and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables” in this prospectus.

(2)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables if the Base Transaction is Issued

By Annual Percentage Rate

As of the Cut-off Date

Annual Percentage Rate Range	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
5.001% - 6.000%	3	0.01%	$71,755.91	0.01%
6.001% - 7.000%	151	0.61	3,057,200.59	0.53
7.001% - 8.000%	23	0.09	522,629.54	0.09
8.001% - 9.000%	50	0.20	1,167,976.90	0.20
9.001% - 10.000%	34	0.14	790,471.95	0.14
10.001% - 11.000%	62	0.25	1,486,680.51	0.26
11.001% - 12.000%	110	0.44	2,756,131.39	0.48
12.001% - 13.000%	153	0.62	4,009,924.85	0.70
13.001% - 14.000%	186	0.75	4,863,243.41	0.85
14.001% - 15.000%	260	1.05	6,649,324.05	1.16
15.001% - 16.000%	341	1.38	8,792,953.34	1.53
16.001% - 17.000%	371	1.50	9,341,208.44	1.62
17.001% - 18.000%	743	3.00	19,891,838.61	3.46
18.001% - 19.000%	739	2.98	18,778,511.55	3.27
19.001% - 20.000%	1,071	4.32	26,910,944.05	4.68
20.001% - 21.000%	2,311	9.32	58,225,573.11	10.13
21.001% - 22.000%	1,173	4.73	28,572,411.28	4.97
22.001% - 23.000%	1,551	6.26	37,362,516.23	6.50
23.001% - 24.000%	3,831	15.46	89,520,995.91	15.57
24.001% - 25.000%	2,507	10.12	57,920,185.63	10.07
25.001% - 26.000%	1,613	6.51	37,198,880.62	6.47
26.001% - 27.000%	2,062	8.32	45,309,724.06	7.88
27.001% - 28.000%	1,160	4.68	25,277,223.36	4.40
28.001% - 29.000%	944	3.81	19,887,434.57	3.46
29.001% - 30.000%	3,334	13.45	66,635,046.14	11.59

Total	24,783	100.00%	$575,000,786.00	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables if the Upsize Transaction is Issued

By Annual Percentage Rate

As of the Cut-off Date

Annual Percentage Rate Range	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
5.001% - 6.000%	5	0.02%	$114,843.83	0.02%
6.001% - 7.000%	160	0.53	3,213,893.71	0.46
7.001% - 8.000%	28	0.09	653,137.15	0.09
8.001% - 9.000%	53	0.18	1,244,670.30	0.18
9.001% - 10.000%	43	0.14	1,041,950.03	0.15
10.001% - 11.000%	68	0.23	1,630,752.55	0.23
11.001% - 12.000%	132	0.44	3,314,261.59	0.47
12.001% - 13.000%	168	0.56	4,393,013.79	0.63
13.001% - 14.000%	214	0.71	5,573,335.94	0.80
14.001% - 15.000%	307	1.02	7,873,752.93	1.12
15.001% - 16.000%	420	1.40	10,903,110.92	1.56
16.001% - 17.000%	462	1.54	11,782,711.57	1.68
17.001% - 18.000%	1,036	3.45	27,985,606.57	4.00
18.001% - 19.000%	909	3.02	23,200,343.39	3.31
19.001% - 20.000%	1,331	4.43	33,603,890.18	4.80
20.001% - 21.000%	2,867	9.53	72,312,061.10	10.33
21.001% - 22.000%	1,425	4.74	34,904,598.56	4.99
22.001% - 23.000%	1,782	5.93	42,936,931.94	6.13
23.001% - 24.000%	4,557	15.15	106,747,746.10	15.25
24.001% - 25.000%	3,018	10.04	69,794,425.91	9.97
25.001% - 26.000%	1,945	6.47	45,019,195.92	6.43
26.001% - 27.000%	2,470	8.21	54,331,767.88	7.76
27.001% - 28.000%	1,416	4.71	30,897,857.33	4.41
28.001% - 29.000%	1,156	3.84	24,384,892.32	3.48
29.001% - 30.000%	4,098	13.63	82,141,391.49	11.73

Total	30,070	100.00%	$700,000,143.00	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Geographic Distribution of the Pool of Receivables if the Base Transaction is Issued

By State of Residence

As of the Cut-off Date

State of Residence(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Texas	3,221	13.00%	$79,110,924.47	13.76%
Florida	2,992	12.07	69,793,818.53	12.14
Georgia	2,579	10.41	57,757,442.35	10.04
California	1,733	6.99	39,733,968.91	6.91
North Carolina	1,496	6.04	34,534,710.72	6.01
Ohio	1,088	4.39	25,468,877.35	4.43
Tennessee	859	3.47	19,907,860.56	3.46
South Carolina	898	3.62	19,848,499.16	3.45
Arizona	849	3.43	19,330,970.58	3.36
Virginia	791	3.19	17,763,561.06	3.09
Pennsylvania	721	2.91	17,630,331.80	3.07
Illinois	733	2.96	16,796,039.98	2.92
Indiana	682	2.75	15,700,891.32	2.73
Missouri	637	2.57	14,490,250.30	2.52
Alabama	628	2.53	13,956,772.07	2.43
Colorado	525	2.12	12,985,048.08	2.26
Nevada	551	2.22	12,065,676.49	2.10
Maryland	488	1.97	11,519,294.17	2.00
Michigan	432	1.74	10,121,133.59	1.76
New Mexico	456	1.84	9,997,930.86	1.74
Louisiana	404	1.63	9,658,183.16	1.68
Kentucky	357	1.44	8,332,856.95	1.45
Mississippi	336	1.36	7,624,432.25	1.33
Oklahoma	300	1.21	7,286,525.04	1.27
Other(3)	1,027	4.14	23,584,786.25	4.10

Total	24,783	100.00%	$575,000,786.00	100.00%

(1)

Based on the state of residence of the obligor on the receivables. The state of residence of the obligor may differ from the asset-level data included as an exhibit to Form ABS-EE due to differences in how the state of residence is populated for the securitized pool and how state of residence is required to be populated for asset-level data.

(2)	Sum of percentages may not equal 100% due to rounding.
(3)	“Other” represents those obligors whose state of residence comprises less than 1.00% of the aggregate outstanding principal balance of the receivables.

Geographic Distribution of the Pool of Receivables if the Upsize Transaction is Issued

By State of Residence

As of the Cut-off Date

State of Residence(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Texas	3,907	12.99%	$96,496,235.11	13.79%
Florida	3,648	12.13	85,658,230.83	12.24
Georgia	3,121	10.38	69,908,269.57	9.99
California	2,031	6.75	46,577,980.74	6.65
North Carolina	1,867	6.21	43,300,442.42	6.19
Ohio	1,293	4.30	30,255,311.18	4.32
Tennessee	1,046	3.48	24,325,860.23	3.48
South Carolina	1,091	3.63	24,110,752.71	3.44
Arizona	1,019	3.39	23,247,563.82	3.32
Virginia	966	3.21	21,824,346.47	3.12
Pennsylvania	882	2.93	21,660,569.49	3.09
Illinois	887	2.95	20,265,505.54	2.90
Indiana	809	2.69	18,660,161.42	2.67
Missouri	791	2.63	18,079,728.67	2.58
Colorado	689	2.29	17,095,705.47	2.44
Alabama	736	2.45	16,353,133.38	2.34
Nevada	677	2.25	14,806,022.11	2.12
Maryland	613	2.04	14,564,974.86	2.08
Michigan	522	1.74	12,277,766.04	1.75
New Mexico	537	1.79	11,842,606.59	1.69
Louisiana	475	1.58	11,387,751.65	1.63
Kentucky	423	1.41	9,905,539.17	1.42
Mississippi	404	1.34	9,140,530.25	1.31
Oklahoma	369	1.23	8,998,485.55	1.29
Other(3)	1,267	4.21	29,256,669.73	4.18

Total	30,070	100.00%	$700,000,143.00	100.00%

(1)

Based on the state of residence of the obligor on the receivables. The state of residence of the obligor may differ from the asset-level data included as an exhibit to Form ABS-EE due to differences in how the state of residence is populated for the securitized pool and how state of residence is required to be populated for asset-level data.

(2)	Sum of percentages may not equal 100% due to rounding.
(3)	“Other” represents those obligors whose state of residence comprises less than 1.00% of the aggregate outstanding principal balance of the receivables.

Distribution of the Pool of Receivables if the Base Transaction is Issued

By Model Year

As of the Cut-off Date

Model Year	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
2009	2	0.01%	$16,838.90	0.00	%(2)
2010	3	0.01	26,227.39	0.00	(2)
2011	26	0.10	514,205.01	0.09
2012	61	0.25	1,219,850.11	0.21
2013	735	2.97	14,925,503.42	2.60
2014	1,390	5.61	29,209,110.40	5.08
2015	2,348	9.47	50,367,351.02	8.76
2016	3,393	13.69	74,221,248.07	12.91
2017	4,508	18.19	101,692,732.82	17.69
2018	4,095	16.52	96,230,865.04	16.74
2019	3,319	13.39	80,548,551.10	14.01
2020	2,769	11.17	68,969,889.33	11.99
2021	1,496	6.04	38,995,261.86	6.78
2022	611	2.47	17,259,912.31	3.00
2023	21	0.08	631,357.61	0.11
2024	6	0.02	171,881.61	0.03

Total	24,783	100.00%	$575,000,786.00	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.
(2)	Greater than 0.00% but less than 0.005%.

Distribution of the Pool of Receivables if the Upsize Transaction is Issued

By Model Year

As of the Cut-off Date

Model Year	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
2009	2	0.01%	$16,838.90	0.00	%(2)
2010	3	0.01	26,227.39	0.00	(2)
2011	31	0.10	627,632.94	0.09
2012	85	0.28	1,681,470.77	0.24
2013	892	2.97	18,164,699.20	2.59
2014	1,685	5.60	35,594,161.05	5.08
2015	2,841	9.45	61,004,670.96	8.71
2016	4,071	13.54	89,125,971.09	12.73
2017	5,429	18.05	122,732,033.94	17.53
2018	4,873	16.21	114,605,936.07	16.37
2019	4,005	13.32	97,421,590.37	13.92
2020	3,416	11.36	85,358,392.67	12.19
2021	1,910	6.35	50,168,197.60	7.17
2022	800	2.66	22,669,080.83	3.24
2023	21	0.07	631,357.61	0.09
2024	6	0.02	171,881.61	0.02

Total	30,070	100.00%	$700,000,143.00	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.
(2)	Greater than 0.00% but less than 0.005%.

Distribution of the Pool of Receivables if the Base Transaction is Issued

By Original Term to Maturity

As of the Cut-off Date

Original Term to Maturity (Number of Months)(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
31 to 36	2	0.01%	$26,847.62	0.00	%(3)
37 to 42	1	0.00(3)	17,105.34	0.00	(3)
43 to 48	9	0.04	128,399.69	0.02
49 to 54	5	0.02	80,871.71	0.01
55 to 60	47	0.19	789,469.05	0.14
61 to 66	168	0.68	3,045,606.97	0.53
Greater than or equal to 67	24,551	99.06	570,912,485.62	99.29

Total	24,783	100.00%	$575,000,786.00	100.00%

(1)

The original term to maturity of the receivables may differ from the asset-level data included as an exhibit to Form ABS-EE due to differences in how the original term to maturity is calculated for the securitized pool and how original term to maturity is required to be calculated for asset-level data.

(2)	Sum of percentages may not equal 100% due to rounding.
(3)	Greater than 0.00% but less than 0.005%.

Distribution of the Pool of Receivables if the Upsize Transaction is Issued

By Original Term to Maturity

As of the Cut-off Date

Original Term to Maturity (Number of Months)(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
31 to 36	2	0.01%	$26,847.62	0.00	%(3)
37 to 42	1	0.00(3)	17,105.34	0.00	(3)
43 to 48	9	0.03	128,399.69	0.02
49 to 54	6	0.02	97,111.26	0.01
55 to 60	50	0.17	838,382.66	0.12
61 to 66	202	0.67	3,651,442.75	0.52
Greater than or equal to 67	29,800	99.10	695,240,853.68	99.32

Total	30,070	100.00%	$700,000,143.00	100.00%

(1)

The original term to maturity of the receivables may differ from the asset-level data included as an exhibit to Form ABS-EE due to differences in how the original term to maturity is calculated for the securitized pool and how original term to maturity is required to be calculated for asset-level data.

(2)	Sum of percentages may not equal 100% due to rounding.
(3)	Greater than 0.00% but less than 0.005%.

Distribution of the Pool of Receivables if the Base Transaction is Issued

By Remaining Term to Maturity

As of the Cut-off Date

Remaining Term to Maturity (Number of Months)	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
13 to 18	163	0.66%	$1,171,495.27	0.20%
19 to 24	6	0.02	51,882.12	0.01
25 to 30	4	0.02	45,865.86	0.01
31 to 36	5	0.02	68,042.46	0.01
37 to 42	4	0.02	64,805.06	0.01
43 to 48	12	0.05	188,749.98	0.03
49 to 54	67	0.27	1,270,820.37	0.22
55 to 60	139	0.56	2,716,089.13	0.47
61 to 66	856	3.45	17,946,592.35	3.12
Greater than or equal to 67	23,527	94.93	551,476,443.40	95.91

Total	24,783	100.00%	$575,000,786.00	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables if the Upsize Transaction is Issued

By Remaining Term to Maturity

As of the Cut-off Date

Remaining Term to Maturity (Number of Months)	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
13 to 18	186	0.62%	$1,369,052.46	0.20%
19 to 24	8	0.03	72,918.48	0.01
25 to 30	4	0.01	45,865.86	0.01
31 to 36	7	0.02	96,232.27	0.01
37 to 42	13	0.04	199,280.03	0.03
43 to 48	27	0.09	439,198.04	0.06
49 to 54	119	0.40	2,252,229.98	0.32
55 to 60	188	0.63	3,772,500.47	0.54
61 to 66	1,205	4.01	25,773,196.68	3.68
Greater than or equal to 67	28,313	94.16	665,979,668.73	95.14

Total	30,070	100.00%	$700,000,143.00	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables if the Base Transaction is Issued

By Original Principal Balance

As of the Cut-off Date

Original Principal Balance	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
$2,500.01 to $5,000.00	2	0.01%	$8,407.33	0.00	%(2)
$5,000.01 to $7,500.00	2	0.01	12,218.80	0.00	(2)
$7,500.01 to $10,000.00	20	0.08	178,985.54	0.03
$10,000.01 to $12,500.00	97	0.39	1,108,268.75	0.19
$12,500.01 to $15,000.00	338	1.36	4,652,254.16	0.81
$15,000.01 to $17,500.00	968	3.91	15,513,247.15	2.70
$17,500.01 to $20,000.00	2,440	9.85	44,606,450.95	7.76
$20,000.01 to $22,500.00	5,157	20.81	108,419,869.25	18.86
$22,500.01 to $25,000.00	7,799	31.47	183,412,075.61	31.90
Greater than $25,000.00	7,960	32.12	217,089,008.46	37.75

Total	24,783	100.00%	$575,000,786.00	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.
(2)	Greater than 0.00% but less than 0.005%.

Distribution of the Pool of Receivables if the Upsize Transaction is Issued

By Original Principal Balance

As of the Cut-off Date

Original Principal Balance	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
$2,500.01 to $5,000.00	2	0.01%	$8,407.33	0.00	%(2)
$5,000.01 to $7,500.00	4	0.01	24,201.48	0.00	(2)
$7,500.01 to $10,000.00	24	0.08	214,170.28	0.03
$10,000.01 to $12,500.00	104	0.35	1,188,478.59	0.17
$12,500.01 to $15,000.00	395	1.31	5,428,803.48	0.78
$15,000.01 to $17,500.00	1,122	3.73	18,026,399.40	2.58
$17,500.01 to $20,000.00	2,935	9.76	53,733,590.59	7.68
$20,000.01 to $22,500.00	6,208	20.65	130,650,946.63	18.66
$22,500.01 to $25,000.00	9,430	31.36	221,897,464.62	31.70
Greater than $25,000.00	9,846	32.74	268,827,680.60	38.40

Total	30,070	100.00%	$700,000,143.00	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.
(2)	Greater than 0.00% but less than 0.005%.

Distribution of the Pool of Receivables By Outstanding Principal Balance if the Base Transaction is Issued

As of the Cut-off Date

Outstanding Principal Balance	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
$2,500.01 to $5,000.00	13	0.05%	$51,050.74	0.01%
$5,000.01 to $7,500.00	107	0.43	730,480.30	0.13
$7,500.01 to $10,000.00	83	0.33	699,588.32	0.12
$10,000.01 to $12,500.00	127	0.51	1,475,589.42	0.26
$12,500.01 to $15,000.00	373	1.51	5,232,374.46	0.91
$15,000.01 to $17,500.00	1,087	4.39	17,867,411.78	3.11
$17,500.01 to $20,000.00	2,523	10.18	47,748,017.92	8.30
$20,000.01 to $22,500.00	5,345	21.57	114,280,172.81	19.87
$22,500.01 to $25,000.00	7,750	31.27	183,997,736.87	32.00
$25,000.01 to $27,500.00	4,630	18.68	120,817,121.16	21.01
Greater than $27,500.00	2,745	11.08	82,101,242.22	14.28

Total	24,783	100.00%	$575,000,786.00	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables By Outstanding Principal Balance if the Upsize Transaction is Issued

As of the Cut-off Date

Outstanding Principal Balance	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
$2,500.01 to $5,000.00	13	0.04%	$51,050.74	0.01%
$5,000.01 to $7,500.00	117	0.39	796,365.26	0.11
$7,500.01 to $10,000.00	103	0.34	870,837.26	0.12
$10,000.01 to $12,500.00	142	0.47	1,647,657.76	0.24
$12,500.01 to $15,000.00	437	1.45	6,123,352.90	0.87
$15,000.01 to $17,500.00	1,260	4.19	20,721,076.01	2.96
$17,500.01 to $20,000.00	3,024	10.06	57,218,457.23	8.17
$20,000.01 to $22,500.00	6,403	21.29	136,915,037.11	19.56
$22,500.01 to $25,000.00	9,388	31.22	222,887,531.73	31.84
$25,000.01 to $27,500.00	5,710	18.99	149,007,158.06	21.29
Greater than $27,500.00	3,473	11.55	103,761,618.94	14.82

Total	30,070	100.00%	$700,000,143.00	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables By Grade Mix if the Base Transaction is Issued

As of the Cut-off Date

Grade Mix(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
A+	3,342	13.49%	$80,272,811.84	13.96%
A	9,381	37.85	217,809,754.76	37.88
B	10,805	43.60	249,523,772.98	43.40
C	646	2.61	13,790,999.69	2.40
C-	20	0.08	374,865.05	0.07
D+	9	0.04	185,552.42	0.03
Unscored(3)	580	2.34	13,043,029.26	2.27

Total	24,783	100.00%	$575,000,786.00	100.00%

(1)

Grade Mix is a proprietary score used by BAC. Grade Mix is not comparable to a score from a credit bureau or a FICO® score. Further, a Grade Mix may not be an accurate predictor of the likely risk or quality of the related receivable. See “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—BAC’s proprietary scoring system may not perform as expected or may fail to properly quantify the credit risks associated with BAC’s customers and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables.”

(2)	Sum of percentages may not equal 100% due to rounding.
(3)	No credit grade is assigned for receivables acquired by BAC from an affiliated finance company.

Distribution of the Pool of Receivables By Grade Mix if the Upsize Transaction is Issued

As of the Cut-off Date

Grade Mix(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
A+	4,042	13.44%	$97,186,942.48	13.88%
A	11,436	38.03	265,286,680.30	37.90
B	13,188	43.86	306,945,872.57	43.85
C	778	2.59	16,659,854.05	2.38
C-	34	0.11	637,461.53	0.09
D+	11	0.04	221,387.71	0.03
D	1	0.00 (4)	18,915.10	0.00 (4)
Unscored(3)	580	1.93	13,043,029.26	1.86

Total	30,070	100.00%	$700,000,143.00	100.00%

(1)

Grade Mix is a proprietary score used by BAC. Grade Mix is not comparable to a score from a credit bureau or a FICO® score. Further, a Grade Mix may not be an accurate predictor of the likely risk or quality of the related receivable. See “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—BAC’s proprietary scoring system may not perform as expected or may fail to properly quantify the credit risks associated with BAC’s customers and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables.”

(2)	Sum of percentages may not equal 100% due to rounding.
(3)	No credit grade is assigned for receivables acquired by BAC from an affiliated finance company.
(4)	Greater than 0.00% but less than 0.005%.

Distribution of the Pool of Receivables if the Base Transaction is Issued

By Quarter of Origination

As of the Cut-off Date

Quarter of Origination	Number of Receivables	Percentage of Total Number of Receivables(1)		Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
Q2 2019	166	0.67%		$1,190,386.59	0.21%
Q3 2019	2	0.01		23,444.78	0.00	(2)
Q4 2019	1	0.00	(2)	9,546.02	0.00	(2)
Q1 2020	1	0.00	(2)	9,929.93	0.00	(2)
Q1 2021	2	0.01		27,908.16	0.00	(2)
Q2 2021	1	0.00	(2)	15,795.63	0.00	(2)
Q3 2021	6	0.02		97,362.36	0.02
Q4 2021	1	0.00	(2)	18,236.66	0.00	(2)
Q1 2022	19	0.08		313,539.62	0.05
Q2 2022	49	0.20		965,296.68	0.17
Q3 2022	26	0.10		530,665.07	0.09
Q4 2022	23	0.09		491,603.98	0.09
Q1 2023	89	0.36		2,009,934.89	0.35
Q2 2023	236	0.95		5,316,837.85	0.92
Q3 2023	5,961	24.05		135,363,997.13	23.54
Q4 2023	18,200	73.44		428,616,300.65	74.54

Total	24,783	100.00%		$575,000,786.00	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.
(2)	Greater than 0.00% but less than 0.005%.

Distribution of the Pool of Receivables if the Upsize Transaction is Issued

By Quarter of Origination

As of the Cut-off Date

Quarter of Origination	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
Q2 2019	190	0.63%	$1,394,351.24	0.20%
Q3 2019	2	0.01	23,444.78	0.00	(2)
Q4 2019	2	0.01	24,174.92	0.00	(2)
Q1 2020	1	0.00 (2)	9,929.93	0.00	(2)
Q1 2021	5	0.02	75,660.86	0.01
Q2 2021	5	0.02	73,994.60	0.01
Q3 2021	11	0.04	183,700.46	0.03
Q4 2021	4	0.01	72,544.15	0.01
Q1 2022	49	0.16	830,120.92	0.12
Q2 2022	82	0.27	1,610,858.70	0.23
Q3 2022	45	0.15	926,828.66	0.13
Q4 2022	45	0.15	992,394.10	0.14
Q1 2023	155	0.52	3,539,755.07	0.51
Q2 2023	395	1.31	8,988,052.67	1.28
Q3 2023	6,928	23.04	157,668,576.50	22.52
Q4 2023	22,151	73.66	523,585,755.44	74.80

Total	30,070	100.00%	$700,000,143.00	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.
(2)	Greater than 0.00% but less than 0.005%.

Delinquencies and Net Losses

The following tables provide information relating to delinquency and net loss experience for each period indicated with respect to the servicer’s entire owned and serviced portfolio for the periods indicated. The data includes both auto loans that are owned by the servicer and auto loans that have been securitized but are still being serviced by the servicer. Delinquencies are shown on a Sunday-to-Sunday basis, which uses the Sunday nearest month-end for each period shown. Due to the prevalence of bi-weekly payment dates, the servicer’s delinquencies are day of the week sensitive, with delinquencies typically higher in the middle of the week. Sunday is used to eliminate any effect of day of week for comparison between periods.

The information in the following tables reflects receivables with a variety of payment and other characteristics that may not correspond to the characteristics of the receivables pool. In addition, delinquency and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of BAC that may change over time, including periods of economic downturn and increased delinquencies and losses with respect to automobile loans. As a result, past or future delinquency, repossession and net loss experience with respect to the receivables in the receivables pool may not correspond to the delinquency and net loss experience of the receivables servicing portfolio set forth in the following tables, particularly during periods of economic disruption or downturn.

See “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—BAC’s proprietary scoring system may not perform as expected or may fail to properly quantify the credit risks associated with BAC’s customers and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables”, “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—The risk and severity of loss on the receivables is generally higher in circumstances where the outstanding principal balance of a receivable is greater than the value of the related financed vehicle, which may result in losses on your notes”, “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes” and “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—Recent and future economic developments may adversely affect the performance of the receivables and may result in reduced or delayed payments on your notes”.

Delinquency Experience

($ in thousands)

	As of September 30,
	2023		2022
	Dollars	Percent	Dollars	Percent

Total Portfolio Principal	$4,881,895		$4,248,657
Delinquencies(1)(2)
31-60 days	$463,292	9.49%	$359,861	8.47%
61-90 days	$263,622	5.40%	$223,054	5.25%
91-120 days	$213,339	4.37%	$149,128	3.51%
Total Delinquencies(3)	$940,253	19.26%	$732,044	17.23%

	As of December 31,
	2022		2021		2020
	Dollars	Percent	Dollars	Percent	Dollars	Percent
Total Portfolio Principal	$4,290,725		$4,065,008		$4,084,321
Delinquencies(1)(2)
31-60 days	$443,906	10.35%	$292,830	7.20%	$359,738	8.81%
61-90 days	$234,367	5.46%	$183,936	4.52%	$229,395	5.62%
91-120 days	$190,458	4.44%	$149,177	3.67%	$174,858	4.28%
Total Delinquencies(3)	$868,731	20.25%	$625,943	15.40%	$763,991	18.71%

	As of December 31,
	2019		2018
	Dollars	Percent	Dollars	Percent

Total Portfolio Principal	$4,617,746		$4,583,451
Delinquencies(1)(2)
31-60 days	$472,348	10.23%	$469,804	10.25%
61-90 days	$272,851	5.91%	$252,548	5.51%
91-120 days	$153,770	3.33%	$104,044	2.27%
Total Delinquencies(3)	$898,968	19.47%	$826,396	18.03%

(1)

The servicer considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with BAC’s customary servicing practices.

(2)	Delinquencies include bankruptcies and repossessions.
(3)	The sum of the delinquencies may not equal the Total Delinquencies due to rounding.

Net Loss Experience

($ in thousands)

	For the nine months ended September 30,
	2023	2022
Total Portfolio Principal at Period End	$4,881,895	$4,248,657
Average Month End Amount Outstanding During the Period	$4,588,001	$4,171,877
Net Charge-Offs	$405,587	$269,076
Net Charge-Offs as a Percent of Period End Principal Amount Outstanding	8.31%	6.33%
Net Charge-Offs as a Percent of Average Principal Amount Outstanding	8.84%	6.45%

	For the year ended December 31,
	2022	2021	2020
Total Portfolio Principal at Period End	$4,290,725	$4,065,008	$4,084,321
Average Month End Amount Outstanding During the Period	$4,210,701	$4,087,029	$4,462,387
Net Charge-Offs	$404,595	$281,343	$479,177
Net Charge-Offs as a Percent of Period End Principal Amount Outstanding	9.43%	6.92%	11.73%
Net Charge-Offs as a Percent of Average Principal Amount Outstanding	9.61%	6.88%	10.74%

	For the year ended December 31,
	2019	2018
Total Portfolio Principal at Period End	$4,617,746	$4,583,451
Average Month End Amount Outstanding During the Period	$4,693,287	$4,720,953
Net Charge-Offs	$605,436	$703,598
Net Charge-Offs as a Percent of Period End Principal Amount Outstanding	13.11%	15.35%
Net Charge-Offs as a Percent of Average Principal Amount Outstanding	12.90%	14.90%

In addition to the payment and other characteristics of a pool of receivables, delinquencies, repossessions and net losses are also affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and the level of future total delinquencies or the severity of future net losses may vary as a result of these factors. Accordingly, the delinquency, repossession and net loss experience of the receivables may differ from those shown in the foregoing tables.

See “The Transfer Agreements and the Administration Agreement” in this prospectus for additional information regarding the servicer.

Delinquency Experience Regarding the Pool of Receivables as of the Cut-off Date

The following tables set forth the delinquency experience regarding the pools of receivables as of the cut-off date. The servicer considers a receivable delinquent when an obligor fails to pay the required portion of the scheduled payment by the due date, as determined in accordance with BAC’s customary servicing practices. Under BAC’s current accounting policy, a receivable is considered delinquent if such receivable is more than 30 days delinquent as of such date. For the delinquency data presented below, the period of delinquency is based on the number of days payments are contractually past due and was determined based on BAC’s servicing practices related to partial payments as in effect at the time the obligor made the scheduled payment. As of the cut-off date, none of the receivables in the pool were delinquent by more than 30 days.

The following table sets forth the delinquency experience regarding the receivables in the pool as of the cut-off date if the Base Transaction is issued.

Historical Delinquency Status	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Delinquent no more than once for 30-59 days(1)	24,491	98.82%	$569,304,889	99.01%
Delinquent more than once for 30-59 days but never for 60 days or more	155	0.63	3,007,068	0.52
Delinquent at least once for 60 days or more	137	0.55	2,688,829	0.47

Total	24,783	100.00%	$575,000,786	100.00%

(1)	Delinquent no more than once for 30-59 days represent accounts that were never delinquent or were delinquent one time but never exceeded 59 days past due.
(2)	Sum of percentages may not equal 100% due to rounding.

The following table sets forth the delinquency experience regarding the receivables in the pool as of the cut-off date if the Upsize Transaction is issued.

Historical Delinquency Status	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Delinquent no more than once for 30-59 days(1)	29,420	97.84%	$686,733,698	98.10%
Delinquent more than once for 30-59 days but never for 60 days or more	397	1.32	8,278,433	1.18
Delinquent at least once for 60 days or more	253	0.84	4,988,012	0.71

Total	30,070	100.00%	$700,000,143	100.00%

(1)	Delinquent no more than once for 30-59 days represent accounts that were never delinquent or were delinquent one time but never exceeded 59 days past due.
(2)	Sum of percentages may not equal 100% due to rounding.

Information About Certain Previous Securitizations

Appendix A to this prospectus (“Appendix A”) sets forth in tabular and graphical format static pool information regarding delinquencies, cumulative losses and prepayments for securitized pools of receivables securitized through the “Bridgecrest Lending Auto Securitization Trust” (“BLAST”) securitization platform and the

“DT Auto Owner Trust” (“DTAOT”) securitization platform as of November 30, 2023. This static pool information is presented for the securitized pool in each prior securitization sponsored by BAC through the “BLAST” securitization platform and the “DTAOT” securitization platform since 2018. The term “securitized pool” refers to the securitized pool of receivables as of the related cut-off date. Appendix A and all of the information therein is incorporated into, and deemed to be part of, this prospectus and the registration statement to which this prospectus relates.

The characteristics of receivables included in the static pool data presented in Appendix A to this prospectus, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the receivables in the transaction described in the prospectus and the social, economic and other conditions existing at the time when these receivables were originated and those that will exist in the future when they are required to be repaid. Losses, prepayments and delinquencies for the pool of receivables in the transaction described in the prospectus may differ from the information shown in Appendix A.

As a result of each of the foregoing, the performance of the prior receivables securitization transactions sponsored by BAC may not correspond to or be an accurate predictor of the performance of this receivables securitization transaction. To further understand how differing pool characteristics and changing conditions could impact performance, see “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—BAC’s proprietary scoring system may not perform as expected or may fail to properly quantify the credit risks associated with BAC’s customers and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables”, “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—The risk and severity of loss on the receivables is generally higher in circumstances where the outstanding principal balance of a receivable is greater than the value of the related financed vehicle, which may result in losses on your notes”, “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes” and “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—Recent and future economic developments may adversely affect the performance of the receivables and may result in reduced or delayed payments on your notes”.

Review of Pool Assets

In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool as of the cut-off date and the disclosure regarding the receivables required to be included in this prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

As part of the review, BAC identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information were reviewed and approved by BAC to ensure the accuracy of such descriptions. BAC also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents to ensure the descriptions were accurate. BAC also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the receivables or payments on the notes.

In addition, BAC performed a review of the Rule 193 Information to confirm that the receivables in the pool satisfied the criteria set forth in the first paragraph under “The Transfer Agreements and the Administration Agreement—Representations and Warranties” in this prospectus. Statistical information relating to the receivables was recalculated using data tapes containing information from BAC’s information systems, which includes databases containing certain attributes of the receivables, as well as originations data. The review of Rule 193 Information relating to credit approvals and exceptions to credit policies consisted of the application of BAC’s internal control procedures, which include regular quality assurance and information technology internal audits on origination, funding and data systems to ensure accuracy of data and that previously originated receivables complied with underwriting guidelines. In addition, 150 receivable files, 147 of which relate to the receivables in the receivables pool described in this prospectus if the Base Transaction is issued and 147 of which relate to the receivables in the receivables pool described in this prospectus if the Upsize Transaction is issued, were randomly selected in order to compare certain receivable characteristics selected by the depositor to the applicable information on the data tapes. Based on this review, there were no discrepancies identified.

Portions of the review of legal matters and the review of statistical information were performed with the assistance of third parties engaged by the depositor. The depositor determined the nature, extent and timing of the review and the level of assistance provided by the third parties. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all findings and conclusions of the review to itself.

After undertaking the review described above, the depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus is accurate in all material respects.

Repurchases and Replacements

No assets securitized by BAC were the subject of a demand to repurchase or replace for breach of the representations and warranties during the three-year period ending September 30, 2023.

Please refer to the Form ABS-15G filed by BAC on February 6, 2023 for additional information. The CIK number of BAC is 0001493927.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average life of each class of notes will generally be influenced by the rate at which the principal balances of the receivables are paid, which payments may be in the form of scheduled payments or prepayments. Each receivable is prepayable in full by the obligor at any time. Full and partial prepayments on motor vehicle receivables included in the issuing entity property will be paid or distributed to the noteholders on the next payment date following the Collection Period in which they are received. To the extent that any receivable included in the issuing entity property is prepaid in full by the obligor or repurchased by BAC as a result of a breach of a representation or warranty regarding the characteristics of a receivable to be transferred to the grantor trust as described under “The Transfer Agreements and the Administration Agreement—Representations and Warranties” or otherwise, the actual weighted average life of the receivables included in the issuing entity property will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies or certain indemnification payments made by the servicer with respect to actual losses as a result of a breach of a covenant made by it related to its servicing duties as described under “The Transfer Agreements and the Administration Agreement—Collection, Extensions and Modifications of Receivables.” In addition, early retirement of the notes may be effected if the servicer (or its designee) exercises its option to purchase the remaining receivables included in the issuing entity property when the outstanding balance of the receivables has declined to or below the percentage specified in “The Transfer Agreements and the Administration Agreement—Optional Redemption” in this prospectus.

The rate of full prepayments by obligors on the receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor’s ability to sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the receivables.

BAC can make no prediction as to the actual prepayment rates that will be experienced on the receivables included in the issuing entity property in either stable or changing interest rate environments. Noteholders will bear all reinvestment risk resulting from the rate of prepayment of the receivables included in the issuing entity property.

The following information is provided solely to illustrate the effect of prepayments of the receivables on the unpaid principal amounts of the notes and the weighted average life of each class of notes under the assumptions stated below and is not a prediction of the prepayment rates that might actually be experienced with respect to the receivables.

Prepayments on receivables can be measured against prepayment standards or models. The absolute prepayment model, or “ABS,” assumes a rate of prepayment each month which is related to the original number of receivables in a pool of receivables. ABS also assumes that all of the receivables in a pool are the same size, that all of those receivables amortize at the same rate and that for every month that any individual receivable is outstanding, payments on that particular receivable will either be made as scheduled or the receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, if a 1% ABS were used, that would mean that 100 receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of receivables or a prediction of the anticipated rate of prepayment on either the pool of receivables involved in this transaction or on any pool of receivables. You should not assume that the actual rate of prepayments on the receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

The tables below which are captioned “Percent of the Initial Note Balance at Various ABS Percentages (Base Transaction)” and “Percent of the Initial Note Balance at Various ABS Percentages (Upsize Transaction)” (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:

•	the issuing entity issues asset-backed notes with an aggregate initial principal amount of $485,875,000 or $591,499,000, as applicable;

•	the issuing entity holds 10 pools of receivables with the following characteristics, if the Base Transaction is issued:

Pool	Aggregate Outstanding Principal Balance	Gross Contract Rate	Assumed Cut-off Date	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
1	$1,171,495.27	21.223%	December 31, 2023	71	18
2	$51,882.12	22.663%	December 31, 2023	68	21
3	$45,865.86	25.535%	December 31, 2023	52	29
4	$68,042.46	21.377%	December 31, 2023	51	35
5	$64,805.06	24.432%	December 31, 2023	60	40
6	$188,749.98	19.710%	December 31, 2023	56	45
7	$1,270,820.37	22.127%	December 31, 2023	69	52
8	$2,716,089.13	22.343%	December 31, 2023	64	58
9	$17,946,592.35	25.583%	December 31, 2023	69	65
10	$551,476,443.40	23.297%	December 31, 2023	71	70

Total	$575,000,786.00

• the issuing entity holds 10 pools of receivables with the following characteristics, if the Upsize Transaction is issued:

Pool	Aggregate Outstanding Principal Balance	Gross Contract Rate	Assumed Cut-off Date	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
1	$1,369,052.46	21.402%	December 31, 2023	71	18
2	$72,918.48	23.390%	December 31, 2023	68	21
3	$45,865.86	25.535%	December 31, 2023	52	29
4	$96,232.27	22.675%	December 31, 2023	52	34
5	$199,280.03	24.622%	December 31, 2023	65	40
6	$439,198.04	22.009%	December 31, 2023	62	45
7	$2,252,229.98	22.844%	December 31, 2023	69	52
8	$3,772,500.47	22.514%	December 31, 2023	66	58
9	$25,773,196.68	25.316%	December 31, 2023	69	65
10	$665,979,668.73	23.279%	December 31, 2023	71	70

Total	$700,000,143.00

•

all prepayments on the receivables each month are made in full on the last day of each month (and include 30 days of interest) at the specified constant percentage of ABS commencing in January 2024 and there are no defaults, losses or repurchases;

•

interest accrues on the notes at the following per annum fixed coupon rates: Class A-1 notes, 5.934%; Class A-2 notes, 6.26%; Class A-3 notes, 6.06%; Class B notes, 6.31%; Class C notes, 6.51%; Class D notes, 7.11%; and Class E notes, 9.54%;

•	each scheduled payment on the receivables is made on the last day of each month commencing in January 2024, and each month has 30 days;

•	the initial Note Balance of each class of notes is equal to the applicable initial principal amount set forth on the front cover of this prospectus;

•	payments on the notes are paid on each payment date commencing February 15, 2024 and on the 15th calendar day of each subsequent month whether or not that day is a Business Day;

•	the notes are purchased on the closing date of January 24, 2024;

•	the servicing fee will be 3.50% per annum, the standby servicing fee will be the greater of 0.02% per annum and $4,000, and all other fees and expenses equal zero;

•	the Class A-1 notes will be paid interest on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year;

•

the Class A-2 notes, the Class A-3 notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes will be paid interest on the basis of a 360-day year consisting of twelve 30-day months;

•

Available Funds from the receivables described above are distributed in accordance with the payment priorities described below under “The Transfer Agreements and the Administration Agreement—Priority of Payments,” and no event of default under the indenture occurs;

•	payments of principal on the notes are distributed in accordance with the payment priorities described below under “The Notes—Payments of Principal”;

•	principal will be paid on each class of notes on each payment date as necessary to build and maintain the required overcollateralization;

•

the scheduled payment for each receivable was calculated on the basis of the characteristics described in the above table and in such a way that each receivable would amortize in a manner that will be sufficient to repay the receivable balance of that receivable by its indicated remaining term to maturity;

•	except as indicated in the tables, the “clean-up call” option to redeem the notes will be exercised at the earliest opportunity; and

•	investment income amounts equal zero.

The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the initial Note Balance of each class of notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the receivables may differ materially from the assumptions used to construct the ABS Tables.

As used in the ABS Tables, the “weighted average life” of a class of notes is determined by:

•	multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date;

•	adding the results; and

•	dividing the sum by the related initial Note Balance of the note.

Percent of the Initial Note Balance at Various ABS Percentages (Base Transaction)

Class A-1 Notes

Payment Date	1.00%	1.50%	1.75%	2.00%	2.50%
Closing Date	100%	100%	100%	100%	100%
February 15, 2024	64%	58%	55%	50%	43%
March 15, 2024	30%	18%	11%	4%	0%
April 15, 2024	0%	0%	0%	0%	0%

Weighted Average Life (Years) to Call	0.14	0.12	0.11	0.10	0.09
Weighted Average Life (Years) to Maturity	0.14	0.12	0.11	0.10	0.09

Percent of the Initial Note Balance at Various ABS Percentages (Upsize Transaction)

Class A-1 Notes

Payment Date	1.00%	1.50%	1.75%	2.00%	2.50%
Closing Date	100%	100%	100%	100%	100%
February 15, 2024	64%	58%	55%	50%	44%
March 15, 2024	30%	18%	11%	4%	0%
April 15, 2024	0%	0%	0%	0%	0%

Weighted Average Life (Years) to Call	0.14	0.12	0.11	0.10	0.09
Weighted Average Life (Years) to Maturity	0.14	0.12	0.11	0.10	0.09

Percent of the Initial Note Balance at Various ABS Percentages (Base Transaction)

Class A-2 Notes

Payment Date	1.00%	1.50%	1.75%	2.00%	2.50%
Closing Date	100%	100%	100%	100%	100%
February 15, 2024	100%	100%	100%	100%	100%
March 15, 2024	100%	100%	100%	100%	96%
April 15, 2024	98%	89%	85%	80%	73%
May 15, 2024	87%	78%	73%	68%	59%
June 15, 2024	80%	68%	62%	56%	45%
July 15, 2024	72%	58%	51%	44%	31%
August 15, 2024	64%	49%	40%	33%	17%
September 15, 2024	57%	39%	30%	21%	3%
October 15, 2024	49%	29%	19%	9%	0%
November 15, 2024	41%	20%	9%	0%	0%
December 15, 2024	34%	10%	0%	0%	0%
January 15, 2025	26%	1%	0%	0%	0%
February 15, 2025	19%	0%	0%	0%	0%
March 15, 2025	11%	0%	0%	0%	0%
April 15, 2025	3%	0%	0%	0%	0%
May 15, 2025	0%	0%	0%	0%	0%

Weighted Average Life (Years) to Call	0.76	0.59	0.53	0.49	0.41
Weighted Average Life (Years) to Maturity	0.76	0.59	0.53	0.49	0.41

Percent of the Initial Note Balance at Various ABS Percentages (Upsize Transaction)

Class A-2 Notes

Payment Date	1.00%	1.50%	1.75%	2.00%	2.50%
Closing Date	100%	100%	100%	100%	100%
February 15, 2024	100%	100%	100%	100%	100%
March 15, 2024	100%	100%	100%	100%	96%
April 15, 2024	98%	90%	85%	80%	73%
May 15, 2024	87%	78%	73%	68%	59%
June 15, 2024	80%	68%	62%	56%	45%
July 15, 2024	72%	58%	51%	44%	31%
August 15, 2024	64%	49%	40%	33%	17%
September 15, 2024	57%	39%	30%	21%	3%
October 15, 2024	49%	29%	19%	9%	0%
November 15, 2024	41%	20%	9%	0%	0%
December 15, 2024	34%	10%	0%	0%	0%
January 15, 2025	26%	*	0%	0%	0%
February 15, 2025	18%	0%	0%	0%	0%
March 15, 2025	11%	0%	0%	0%	0%
April 15, 2025	3%	0%	0%	0%	0%
May 15, 2025	0%	0%	0%	0%	0%

Weighted Average Life (Years) to Call	0.76	0.59	0.53	0.49	0.41
Weighted Average Life (Years) to Maturity	0.76	0.59	0.53	0.49	0.41

*	Greater than 0.0% but less than 0.5%.

Percent of the Initial Note Balance at Various ABS Percentages (Base Transaction)

Class A-3 Notes

Payment Date	1.00%	1.50%	1.75%	2.00%	2.50%
Closing Date	100%	100%	100%	100%	100%
February 15, 2024	100%	100%	100%	100%	100%
March 15, 2024	100%	100%	100%	100%	100%
April 15, 2024	100%	100%	100%	100%	100%
May 15, 2024	100%	100%	100%	100%	100%
June 15, 2024	100%	100%	100%	100%	100%
July 15, 2024	100%	100%	100%	100%	100%
August 15, 2024	100%	100%	100%	100%	100%
September 15, 2024	100%	100%	100%	100%	100%
October 15, 2024	100%	100%	100%	100%	89%
November 15, 2024	100%	100%	100%	98%	76%
December 15, 2024	100%	100%	98%	86%	62%
January 15, 2025	100%	100%	88%	75%	49%
February 15, 2025	100%	91%	77%	64%	36%
March 15, 2025	100%	82%	67%	52%	23%
April 15, 2025	100%	73%	57%	41%	10%
May 15, 2025	96%	63%	47%	31%	0%
June 15, 2025	88%	54%	37%	20%	0%
July 15, 2025	81%	45%	27%	9%	0%
August 15, 2025	73%	36%	17%	0%	0%
September 15, 2025	66%	27%	8%	0%	0%
October 15, 2025	59%	18%	0%	0%	0%
November 15, 2025	51%	10%	0%	0%	0%
December 15, 2025	44%	1%	0%	0%	0%
January 15, 2026	37%	0%	0%	0%	0%
February 15, 2026	29%	0%	0%	0%	0%
March 15, 2026	22%	0%	0%	0%	0%
April 15, 2026	15%	0%	0%	0%	0%
May 15, 2026	8%	0%	0%	0%	0%
June 15, 2026	*	0%	0%	0%	0%
July 15, 2026	0%	0%	0%	0%	0%

Weighted Average Life (Years) to Call	1.87	1.48	1.33	1.20	1.01
Weighted Average Life (Years) to Maturity	1.87	1.48	1.33	1.20	1.01

*	Greater than 0.0% but less than 0.5%.

Percent of the Initial Note Balance at Various ABS Percentages (Upsize Transaction)

Class A-3 Notes

Payment Date	1.00%	1.50%	1.75%	2.00%	2.50%
Closing Date	100%	100%	100%	100%	100%
February 15, 2024	100%	100%	100%	100%	100%
March 15, 2024	100%	100%	100%	100%	100%
April 15, 2024	100%	100%	100%	100%	100%
May 15, 2024	100%	100%	100%	100%	100%
June 15, 2024	100%	100%	100%	100%	100%
July 15, 2024	100%	100%	100%	100%	100%
August 15, 2024	100%	100%	100%	100%	100%
September 15, 2024	100%	100%	100%	100%	100%
October 15, 2024	100%	100%	100%	100%	89%
November 15, 2024	100%	100%	100%	98%	75%
December 15, 2024	100%	100%	98%	86%	62%
January 15, 2025	100%	100%	88%	75%	49%
February 15, 2025	100%	91%	77%	63%	35%
March 15, 2025	100%	82%	67%	52%	22%
April 15, 2025	100%	72%	57%	41%	10%
May 15, 2025	96%	63%	47%	30%	0%
June 15, 2025	88%	54%	37%	19%	0%
July 15, 2025	81%	45%	27%	9%	0%
August 15, 2025	73%	36%	17%	0%	0%
September 15, 2025	66%	27%	7%	0%	0%
October 15, 2025	58%	18%	0%	0%	0%
November 15, 2025	51%	9%	0%	0%	0%
December 15, 2025	44%	1%	0%	0%	0%
January 15, 2026	36%	0%	0%	0%	0%
February 15, 2026	29%	0%	0%	0%	0%
March 15, 2026	22%	0%	0%	0%	0%
April 15, 2026	15%	0%	0%	0%	0%
May 15, 2026	7%	0%	0%	0%	0%
June 15, 2026	*	0%	0%	0%	0%
July 15, 2026	0%	0%	0%	0%	0%

Weighted Average Life (Years) to Call	1.86	1.47	1.33	1.20	1.01
Weighted Average Life (Years) to Maturity	1.86	1.47	1.33	1.20	1.01

*	Greater than 0.0% but less than 0.5%.

Percent of the Initial Note Balance at Various ABS Percentages (Base Transaction)

Class B Notes

Payment Date	1.00%	1.50%	1.75%	2.00%	2.50%
Closing Date	100%	100%	100%	100%	100%
February 15, 2024	100%	100%	100%	100%	100%
March 15, 2024	100%	100%	100%	100%	100%
April 15, 2024	100%	100%	100%	100%	100%
May 15, 2024	100%	100%	100%	100%	100%
June 15, 2024	100%	100%	100%	100%	100%
July 15, 2024	100%	100%	100%	100%	100%
August 15, 2024	100%	100%	100%	100%	100%
September 15, 2024	100%	100%	100%	100%	100%
October 15, 2024	100%	100%	100%	100%	100%
November 15, 2024	100%	100%	100%	100%	100%
December 15, 2024	100%	100%	100%	100%	100%
January 15, 2025	100%	100%	100%	100%	100%
February 15, 2025	100%	100%	100%	100%	100%
March 15, 2025	100%	100%	100%	100%	100%
April 15, 2025	100%	100%	100%	100%	100%
May 15, 2025	100%	100%	100%	100%	95%
June 15, 2025	100%	100%	100%	100%	71%
July 15, 2025	100%	100%	100%	100%	48%
August 15, 2025	100%	100%	100%	97%	25%
September 15, 2025	100%	100%	100%	77%	3%
October 15, 2025	100%	100%	97%	58%	0%
November 15, 2025	100%	100%	79%	39%	0%
December 15, 2025	100%	100%	61%	20%	0%
January 15, 2026	100%	86%	44%	1%	0%
February 15, 2026	100%	70%	27%	0%	0%
March 15, 2026	100%	54%	10%	0%	0%
April 15, 2026	100%	38%	0%	0%	0%
May 15, 2026	100%	23%	0%	0%	0%
June 15, 2026	100%	7%	0%	0%	0%
July 15, 2026	87%	0%	0%	0%	0%
August 15, 2026	74%	0%	0%	0%	0%
September 15, 2026	61%	0%	0%	0%	0%
October 15, 2026	47%	0%	0%	0%	0%
November 15, 2026	34%	0%	0%	0%	0%
December 15, 2026	21%	0%	0%	0%	0%
January 15, 2027	8%	0%	0%	0%	0%
February 15, 2027	0%	0%	0%	0%	0%

Weighted Average Life (Years) to Call	2.75	2.21	1.99	1.80	1.51
Weighted Average Life (Years) to Maturity	2.75	2.21	1.99	1.80	1.51

Percent of the Initial Note Balance at Various ABS Percentages (Upsize Transaction)

Class B Notes

Payment Date	1.00%	1.50%	1.75%	2.00%	2.50%
Closing Date	100%	100%	100%	100%	100%
February 15, 2024	100%	100%	100%	100%	100%
March 15, 2024	100%	100%	100%	100%	100%
April 15, 2024	100%	100%	100%	100%	100%
May 15, 2024	100%	100%	100%	100%	100%
June 15, 2024	100%	100%	100%	100%	100%
July 15, 2024	100%	100%	100%	100%	100%
August 15, 2024	100%	100%	100%	100%	100%
September 15, 2024	100%	100%	100%	100%	100%
October 15, 2024	100%	100%	100%	100%	100%
November 15, 2024	100%	100%	100%	100%	100%
December 15, 2024	100%	100%	100%	100%	100%
January 15, 2025	100%	100%	100%	100%	100%
February 15, 2025	100%	100%	100%	100%	100%
March 15, 2025	100%	100%	100%	100%	100%
April 15, 2025	100%	100%	100%	100%	100%
May 15, 2025	100%	100%	100%	100%	94%
June 15, 2025	100%	100%	100%	100%	70%
July 15, 2025	100%	100%	100%	100%	47%
August 15, 2025	100%	100%	100%	97%	24%
September 15, 2025	100%	100%	100%	77%	2%
October 15, 2025	100%	100%	96%	57%	0%
November 15, 2025	100%	100%	78%	38%	0%
December 15, 2025	100%	100%	61%	19%	0%
January 15, 2026	100%	85%	43%	1%	0%
February 15, 2026	100%	69%	26%	0%	0%
March 15, 2026	100%	53%	9%	0%	0%
April 15, 2026	100%	38%	0%	0%	0%
May 15, 2026	100%	22%	0%	0%	0%
June 15, 2026	100%	7%	0%	0%	0%
July 15, 2026	87%	0%	0%	0%	0%
August 15, 2026	73%	0%	0%	0%	0%
September 15, 2026	60%	0%	0%	0%	0%
October 15, 2026	47%	0%	0%	0%	0%
November 15, 2026	34%	0%	0%	0%	0%
December 15, 2026	21%	0%	0%	0%	0%
January 15, 2027	8%	0%	0%	0%	0%
February 15, 2027	0%	0%	0%	0%	0%

Weighted Average Life (Years) to Call	2.75	2.20	1.99	1.80	1.51
Weighted Average Life (Years) to Maturity	2.75	2.20	1.99	1.80	1.51

Percent of the Initial Note Balance at Various ABS Percentages (Base Transaction)

Class C Notes

Payment Date	1.00%	1.50%	1.75%	2.00%	2.50%
Closing Date	100%	100%	100%	100%	100%
February 15, 2024	100%	100%	100%	100%	100%
March 15, 2024	100%	100%	100%	100%	100%
April 15, 2024	100%	100%	100%	100%	100%
May 15, 2024	100%	100%	100%	100%	100%
June 15, 2024	100%	100%	100%	100%	100%
July 15, 2024	100%	100%	100%	100%	100%
August 15, 2024	100%	100%	100%	100%	100%
September 15, 2024	100%	100%	100%	100%	100%
October 15, 2024	100%	100%	100%	100%	100%
November 15, 2024	100%	100%	100%	100%	100%
December 15, 2024	100%	100%	100%	100%	100%
January 15, 2025	100%	100%	100%	100%	100%
February 15, 2025	100%	100%	100%	100%	100%
March 15, 2025	100%	100%	100%	100%	100%
April 15, 2025	100%	100%	100%	100%	100%
May 15, 2025	100%	100%	100%	100%	100%
June 15, 2025	100%	100%	100%	100%	100%
July 15, 2025	100%	100%	100%	100%	100%
August 15, 2025	100%	100%	100%	100%	100%
September 15, 2025	100%	100%	100%	100%	100%
October 15, 2025	100%	100%	100%	100%	86%
November 15, 2025	100%	100%	100%	100%	70%
December 15, 2025	100%	100%	100%	100%	54%
January 15, 2026	100%	100%	100%	100%	39%
February 15, 2026	100%	100%	100%	88%	24%
March 15, 2026	100%	100%	100%	75%	10%
April 15, 2026	100%	100%	95%	62%	0%
May 15, 2026	100%	100%	83%	49%	0%
June 15, 2026	100%	100%	71%	37%	0%
July 15, 2026	100%	94%	60%	25%	0%
August 15, 2026	100%	84%	48%	13%	0%
September 15, 2026	100%	73%	37%	1%	0%
October 15, 2026	100%	63%	26%	0%	0%
November 15, 2026	100%	52%	16%	0%	0%
December 15, 2026	100%	42%	5%	0%	0%
January 15, 2027	100%	32%	0%	0%	0%
February 15, 2027	97%	22%	0%	0%	0%
March 15, 2027	87%	13%	0%	0%	0%
April 15, 2027	78%	3%	0%	0%	0%
May 15, 2027	69%	0%	0%	0%	0%
June 15, 2027	60%	0%	0%	0%	0%
July 15, 2027	51%	0%	0%	0%	0%
August 15, 2027	42%	0%	0%	0%	0%
September 15, 2027	33%	0%	0%	0%	0%
October 15, 2027	25%	0%	0%	0%	0%
November 15, 2027	16%	0%	0%	0%	0%
December 15, 2027	8%	0%	0%	0%	0%
January 15, 2028	0%	0%	0%	0%	0%

Weighted Average Life (Years) to Call	3.53	2.87	2.59	2.35	1.96
Weighted Average Life (Years) to Maturity	3.53	2.87	2.59	2.35	1.96

Percent of the Initial Note Balance at Various ABS Percentages (Upsize Transaction)

Class C Notes

Payment Date	1.00%	1.50%	1.75%	2.00%	2.50%
Closing Date	100%	100%	100%	100%	100%
February 15, 2024	100%	100%	100%	100%	100%
March 15, 2024	100%	100%	100%	100%	100%
April 15, 2024	100%	100%	100%	100%	100%
May 15, 2024	100%	100%	100%	100%	100%
June 15, 2024	100%	100%	100%	100%	100%
July 15, 2024	100%	100%	100%	100%	100%
August 15, 2024	100%	100%	100%	100%	100%
September 15, 2024	100%	100%	100%	100%	100%
October 15, 2024	100%	100%	100%	100%	100%
November 15, 2024	100%	100%	100%	100%	100%
December 15, 2024	100%	100%	100%	100%	100%
January 15, 2025	100%	100%	100%	100%	100%
February 15, 2025	100%	100%	100%	100%	100%
March 15, 2025	100%	100%	100%	100%	100%
April 15, 2025	100%	100%	100%	100%	100%
May 15, 2025	100%	100%	100%	100%	100%
June 15, 2025	100%	100%	100%	100%	100%
July 15, 2025	100%	100%	100%	100%	100%
August 15, 2025	100%	100%	100%	100%	100%
September 15, 2025	100%	100%	100%	100%	100%
October 15, 2025	100%	100%	100%	100%	85%
November 15, 2025	100%	100%	100%	100%	69%
December 15, 2025	100%	100%	100%	100%	54%
January 15, 2026	100%	100%	100%	100%	38%
February 15, 2026	100%	100%	100%	87%	24%
March 15, 2026	100%	100%	100%	74%	9%
April 15, 2026	100%	100%	94%	61%	0%
May 15, 2026	100%	100%	83%	49%	0%
June 15, 2026	100%	100%	71%	36%	0%
July 15, 2026	100%	94%	59%	24%	0%
August 15, 2026	100%	83%	48%	12%	0%
September 15, 2026	100%	73%	37%	1%	0%
October 15, 2026	100%	62%	26%	0%	0%
November 15, 2026	100%	52%	15%	0%	0%
December 15, 2026	100%	42%	5%	0%	0%
January 15, 2027	100%	32%	0%	0%	0%
February 15, 2027	96%	22%	0%	0%	0%
March 15, 2027	87%	12%	0%	0%	0%
April 15, 2027	78%	3%	0%	0%	0%
May 15, 2027	69%	0%	0%	0%	0%
June 15, 2027	60%	0%	0%	0%	0%
July 15, 2027	51%	0%	0%	0%	0%
August 15, 2027	42%	0%	0%	0%	0%
September 15, 2027	33%	0%	0%	0%	0%
October 15, 2027	24%	0%	0%	0%	0%
November 15, 2027	16%	0%	0%	0%	0%
December 15, 2027	7%	0%	0%	0%	0%
January 15, 2028	0%	0%	0%	0%	0%

Weighted Average Life (Years) to Call	3.53	2.87	2.59	2.35	1.96
Weighted Average Life (Years) to Maturity	3.53	2.87	2.59	2.35	1.96

Percent of the Initial Note Balance at Various ABS Percentages (Base Transaction)

Class D Notes

Payment Date	1.00%	1.50%	1.75%	2.00%	2.50%
Closing Date	100%	100%	100%	100%	100%
February 15, 2024	100%	100%	100%	100%	100%
March 15, 2024	100%	100%	100%	100%	100%
April 15, 2024	100%	100%	100%	100%	100%
May 15, 2024	100%	100%	100%	100%	100%
June 15, 2024	100%	100%	100%	100%	100%
July 15, 2024	100%	100%	100%	100%	100%
August 15, 2024	100%	100%	100%	100%	100%
September 15, 2024	100%	100%	100%	100%	100%
October 15, 2024	100%	100%	100%	100%	100%
November 15, 2024	100%	100%	100%	100%	100%
December 15, 2024	100%	100%	100%	100%	100%
January 15, 2025	100%	100%	100%	100%	100%
February 15, 2025	100%	100%	100%	100%	100%
March 15, 2025	100%	100%	100%	100%	100%
April 15, 2025	100%	100%	100%	100%	100%
May 15, 2025	100%	100%	100%	100%	100%
June 15, 2025	100%	100%	100%	100%	100%
July 15, 2025	100%	100%	100%	100%	100%
August 15, 2025	100%	100%	100%	100%	100%
September 15, 2025	100%	100%	100%	100%	100%
October 15, 2025	100%	100%	100%	100%	100%
November 15, 2025	100%	100%	100%	100%	100%
December 15, 2025	100%	100%	100%	100%	100%
January 15, 2026	100%	100%	100%	100%	100%
February 15, 2026	100%	100%	100%	100%	100%
March 15, 2026	100%	100%	100%	100%	100%
April 15, 2026	100%	100%	100%	100%	95%
May 15, 2026	100%	100%	100%	100%	82%
June 15, 2026	100%	100%	100%	100%	69%
July 15, 2026	100%	100%	100%	100%	56%
August 15, 2026	100%	100%	100%	100%	42%
September 15, 2026	100%	100%	100%	100%	27%
October 15, 2026	100%	100%	100%	90%	12%
November 15, 2026	100%	100%	100%	80%	0%
December 15, 2026	100%	100%	100%	69%	0%
January 15, 2027	100%	100%	95%	59%	0%
February 15, 2027	100%	100%	85%	49%	0%
March 15, 2027	100%	100%	76%	37%	0%
April 15, 2027	100%	100%	67%	26%	0%
May 15, 2027	100%	94%	58%	14%	0%
June 15, 2027	100%	86%	49%	0%	0%
July 15, 2027	100%	77%	39%	0%	0%
August 15, 2027	100%	69%	29%	0%	0%
September 15, 2027	100%	61%	19%	0%	0%
October 15, 2027	100%	54%	10%	0%	0%
November 15, 2027	100%	45%	0%	0%	0%
December 15, 2027	100%	36%	0%	0%	0%
January 15, 2028	99%	27%	0%	0%	0%
February 15, 2028	91%	18%	0%	0%	0%
March 15, 2028	84%	10%	0%	0%	0%
April 15, 2028	76%	0%	0%	0%	0%
May 15, 2028	68%	0%	0%	0%	0%

Payment Date	1.00%	1.50%	1.75%	2.00%	2.50%
June 15, 2028	61%	0%	0%	0%	0%
July 15, 2028	54%	0%	0%	0%	0%
August 15, 2028	45%	0%	0%	0%	0%
September 15, 2028	36%	0%	0%	0%	0%
October 15, 2028	27%	0%	0%	0%	0%
November 15, 2028	19%	0%	0%	0%	0%
December 15, 2028	11%	0%	0%	0%	0%
January 15, 2029	0%	0%	0%	0%	0%

Weighted Average Life (Years) to Call	4.53	3.79	3.42	3.08	2.54
Weighted Average Life (Years) to Maturity	4.54	3.79	3.42	3.08	2.54

Percent of the Initial Note Balance at Various ABS Percentages (Upsize Transaction)

Class D Notes

Payment Date	1.00%	1.50%	1.75%	2.00%	2.50%
Closing Date	100%	100%	100%	100%	100%
February 15, 2024	100%	100%	100%	100%	100%
March 15, 2024	100%	100%	100%	100%	100%
April 15, 2024	100%	100%	100%	100%	100%
May 15, 2024	100%	100%	100%	100%	100%
June 15, 2024	100%	100%	100%	100%	100%
July 15, 2024	100%	100%	100%	100%	100%
August 15, 2024	100%	100%	100%	100%	100%
September 15, 2024	100%	100%	100%	100%	100%
October 15, 2024	100%	100%	100%	100%	100%
November 15, 2024	100%	100%	100%	100%	100%
December 15, 2024	100%	100%	100%	100%	100%
January 15, 2025	100%	100%	100%	100%	100%
February 15, 2025	100%	100%	100%	100%	100%
March 15, 2025	100%	100%	100%	100%	100%
April 15, 2025	100%	100%	100%	100%	100%
May 15, 2025	100%	100%	100%	100%	100%
June 15, 2025	100%	100%	100%	100%	100%
July 15, 2025	100%	100%	100%	100%	100%
August 15, 2025	100%	100%	100%	100%	100%
September 15, 2025	100%	100%	100%	100%	100%
October 15, 2025	100%	100%	100%	100%	100%
November 15, 2025	100%	100%	100%	100%	100%
December 15, 2025	100%	100%	100%	100%	100%
January 15, 2026	100%	100%	100%	100%	100%
February 15, 2026	100%	100%	100%	100%	100%
March 15, 2026	100%	100%	100%	100%	100%
April 15, 2026	100%	100%	100%	100%	95%
May 15, 2026	100%	100%	100%	100%	81%
June 15, 2026	100%	100%	100%	100%	68%
July 15, 2026	100%	100%	100%	100%	56%
August 15, 2026	100%	100%	100%	100%	41%
September 15, 2026	100%	100%	100%	100%	26%
October 15, 2026	100%	100%	100%	90%	11%
November 15, 2026	100%	100%	100%	79%	0%
December 15, 2026	100%	100%	100%	69%	0%
January 15, 2027	100%	100%	95%	59%	0%
February 15, 2027	100%	100%	85%	49%	0%
March 15, 2027	100%	100%	76%	37%	0%
April 15, 2027	100%	100%	67%	25%	0%
May 15, 2027	100%	94%	58%	14%	0%
June 15, 2027	100%	85%	49%	0%	0%
July 15, 2027	100%	77%	39%	0%	0%
August 15, 2027	100%	69%	28%	0%	0%
September 15, 2027	100%	61%	19%	0%	0%
October 15, 2027	100%	53%	9%	0%	0%
November 15, 2027	100%	44%	0%	0%	0%
December 15, 2027	100%	35%	0%	0%	0%
January 15, 2028	99%	27%	0%	0%	0%
February 15, 2028	91%	18%	0%	0%	0%
March 15, 2028	83%	10%	0%	0%	0%
April 15, 2028	75%	0%	0%	0%	0%
May 15, 2028	68%	0%	0%	0%	0%

Payment Date	1.00%	1.50%	1.75%	2.00%	2.50%
June 15, 2028	61%	0%	0%	0%	0%
July 15, 2028	53%	0%	0%	0%	0%
August 15, 2028	45%	0%	0%	0%	0%
September 15, 2028	36%	0%	0%	0%	0%
October 15, 2028	27%	0%	0%	0%	0%
November 15, 2028	19%	0%	0%	0%	0%
December 15, 2028	10%	0%	0%	0%	0%
January 15, 2029	0%	0%	0%	0%	0%

Weighted Average Life (Years) to Call	4.53	3.79	3.41	3.08	2.54
Weighted Average Life (Years) to Maturity	4.53	3.79	3.41	3.08	2.54

Percent of the Initial Note Balance at Various ABS Percentages (Base Transaction)

Class E Notes

Payment Date	1.00%	1.50%	1.75%	2.00%	2.50%
Closing Date	100%	100%	100%	100%	100%
February 15, 2024	100%	100%	100%	100%	100%
March 15, 2024	100%	100%	100%	100%	100%
April 15, 2024	100%	100%	100%	100%	100%
May 15, 2024	100%	100%	100%	100%	100%
June 15, 2024	100%	100%	100%	100%	100%
July 15, 2024	100%	100%	100%	100%	100%
August 15, 2024	100%	100%	100%	100%	100%
September 15, 2024	100%	100%	100%	100%	100%
October 15, 2024	100%	100%	100%	100%	100%
November 15, 2024	100%	100%	100%	100%	100%
December 15, 2024	100%	100%	100%	100%	100%
January 15, 2025	100%	100%	100%	100%	100%
February 15, 2025	100%	100%	100%	100%	100%
March 15, 2025	100%	100%	100%	100%	100%
April 15, 2025	100%	100%	100%	100%	100%
May 15, 2025	100%	100%	100%	100%	100%
June 15, 2025	100%	100%	100%	100%	100%
July 15, 2025	100%	100%	100%	100%	100%
August 15, 2025	100%	100%	100%	100%	100%
September 15, 2025	100%	100%	100%	100%	100%
October 15, 2025	100%	100%	100%	100%	100%
November 15, 2025	100%	100%	100%	100%	100%
December 15, 2025	100%	100%	100%	100%	100%
January 15, 2026	100%	100%	100%	100%	100%
February 15, 2026	100%	100%	100%	100%	100%
March 15, 2026	100%	100%	100%	100%	100%
April 15, 2026	100%	100%	100%	100%	100%
May 15, 2026	100%	100%	100%	100%	100%
June 15, 2026	100%	100%	100%	100%	100%
July 15, 2026	100%	100%	100%	100%	100%
August 15, 2026	100%	100%	100%	100%	100%
September 15, 2026	100%	100%	100%	100%	100%
October 15, 2026	100%	100%	100%	100%	100%
November 15, 2026	100%	100%	100%	100%	0%
December 15, 2026	100%	100%	100%	100%	0%
January 15, 2027	100%	100%	100%	100%	0%
February 15, 2027	100%	100%	100%	100%	0%
March 15, 2027	100%	100%	100%	100%	0%
April 15, 2027	100%	100%	100%	100%	0%
May 15, 2027	100%	100%	100%	100%	0%
June 15, 2027	100%	100%	100%	0%	0%
July 15, 2027	100%	100%	100%	0%	0%
August 15, 2027	100%	100%	100%	0%	0%
September 15, 2027	100%	100%	100%	0%	0%
October 15, 2027	100%	100%	100%	0%	0%
November 15, 2027	100%	100%	0%	0%	0%
December 15, 2027	100%	100%	0%	0%	0%
January 15, 2028	100%	100%	0%	0%	0%
February 15, 2028	100%	100%	0%	0%	0%
March 15, 2028	100%	100%	0%	0%	0%
April 15, 2028	100%	0%	0%	0%	0%
May 15, 2028	100%	0%	0%	0%	0%

Payment Date	1.00%	1.50%	1.75%	2.00%	2.50%
June 15, 2028	100%	0%	0%	0%	0%
July 15, 2028	100%	0%	0%	0%	0%
August 15, 2028	100%	0%	0%	0%	0%
September 15, 2028	100%	0%	0%	0%	0%
October 15, 2028	100%	0%	0%	0%	0%
November 15, 2028	100%	0%	0%	0%	0%
December 15, 2028	100%	0%	0%	0%	0%
January 15, 2029	0%	0%	0%	0%	0%

Weighted Average Life (Years) to Call	4.98	4.23	3.81	3.39	2.81
Weighted Average Life (Years) to Maturity	5.26	4.52	4.05	3.63	2.94

Percent of the Initial Note Balance at Various ABS Percentages (Upsize Transaction)

Class E Notes

Payment Date	1.00%	1.50%	1.75%	2.00%	2.50%
Closing Date	100%	100%	100%	100%	100%
February 15, 2024	100%	100%	100%	100%	100%
March 15, 2024	100%	100%	100%	100%	100%
April 15, 2024	100%	100%	100%	100%	100%
May 15, 2024	100%	100%	100%	100%	100%
June 15, 2024	100%	100%	100%	100%	100%
July 15, 2024	100%	100%	100%	100%	100%
August 15, 2024	100%	100%	100%	100%	100%
September 15, 2024	100%	100%	100%	100%	100%
October 15, 2024	100%	100%	100%	100%	100%
November 15, 2024	100%	100%	100%	100%	100%
December 15, 2024	100%	100%	100%	100%	100%
January 15, 2025	100%	100%	100%	100%	100%
February 15, 2025	100%	100%	100%	100%	100%
March 15, 2025	100%	100%	100%	100%	100%
April 15, 2025	100%	100%	100%	100%	100%
May 15, 2025	100%	100%	100%	100%	100%
June 15, 2025	100%	100%	100%	100%	100%
July 15, 2025	100%	100%	100%	100%	100%
August 15, 2025	100%	100%	100%	100%	100%
September 15, 2025	100%	100%	100%	100%	100%
October 15, 2025	100%	100%	100%	100%	100%
November 15, 2025	100%	100%	100%	100%	100%
December 15, 2025	100%	100%	100%	100%	100%
January 15, 2026	100%	100%	100%	100%	100%
February 15, 2026	100%	100%	100%	100%	100%
March 15, 2026	100%	100%	100%	100%	100%
April 15, 2026	100%	100%	100%	100%	100%
May 15, 2026	100%	100%	100%	100%	100%
June 15, 2026	100%	100%	100%	100%	100%
July 15, 2026	100%	100%	100%	100%	100%
August 15, 2026	100%	100%	100%	100%	100%
September 15, 2026	100%	100%	100%	100%	100%
October 15, 2026	100%	100%	100%	100%	100%
November 15, 2026	100%	100%	100%	100%	0%
December 15, 2026	100%	100%	100%	100%	0%
January 15, 2027	100%	100%	100%	100%	0%
February 15, 2027	100%	100%	100%	100%	0%
March 15, 2027	100%	100%	100%	100%	0%
April 15, 2027	100%	100%	100%	100%	0%
May 15, 2027	100%	100%	100%	100%	0%
June 15, 2027	100%	100%	100%	0%	0%
July 15, 2027	100%	100%	100%	0%	0%
August 15, 2027	100%	100%	100%	0%	0%
September 15, 2027	100%	100%	100%	0%	0%
October 15, 2027	100%	100%	100%	0%	0%
November 15, 2027	100%	100%	0%	0%	0%
December 15, 2027	100%	100%	0%	0%	0%
January 15, 2028	100%	100%	0%	0%	0%
February 15, 2028	100%	100%	0%	0%	0%
March 15, 2028	100%	100%	0%	0%	0%
April 15, 2028	100%	0%	0%	0%	0%
May 15, 2028	100%	0%	0%	0%	0%

Payment Date	1.00%	1.50%	1.75%	2.00%	2.50%
June 15, 2028	100%	0%	0%	0%	0%
July 15, 2028	100%	0%	0%	0%	0%
August 15, 2028	100%	0%	0%	0%	0%
September 15, 2028	100%	0%	0%	0%	0%
October 15, 2028	100%	0%	0%	0%	0%
November 15, 2028	100%	0%	0%	0%	0%
December 15, 2028	100%	0%	0%	0%	0%
January 15, 2029	0%	0%	0%	0%	0%

Weighted Average Life (Years) to Call	4.98	4.23	3.81	3.39	2.81
Weighted Average Life (Years) to Maturity	5.25	4.52	4.04	3.62	2.94

THE NOTES

General

The issuing entity will issue the notes pursuant to the terms of the indenture, a form of which has been filed as an exhibit to the registration statement, to be dated as of the closing date between the issuing entity and the indenture trustee for the benefit of the noteholders. We will file a copy of the final indenture with the SEC concurrently with or prior to the time we file this prospectus with the SEC. Each noteholder will have the right to receive payments made with respect to the receivables and other assets in the issuing entity property and certain rights and benefits available to the indenture trustee under the indenture and the sale and servicing agreement. Computershare Trust Company, National Association will be the indenture trustee.

The indenture trustee will distribute principal and interest on each payment date to holders in whose names the notes were registered on the related record date.

All payments required to be made on the notes will be made monthly on each payment date, which will be the 15th day of each month or, if that day is not a Business Day, on the next Business Day, beginning February 15, 2024.

The “record date” means, with respect to each payment date or redemption date, (i) for any definitive notes, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs, (ii) for any book-entry notes, the close of business on the Business Day immediately preceding such payment date or redemption date, or (iii) any other day specified in the transaction documents. See “—Definitive Notes” below. No investor acquiring an interest in the notes issued in book-entry form, as reflected on the books of the clearing agency, or a person maintaining an account with such clearing agency (a “Note Owner” and together with noteholders, collectively “investors”) will be entitled to receive a certificate representing that owner’s note, except as set forth in “—Definitive Notes” below.

The initial Note Balance, interest rate and final scheduled payment date for each class of notes is set forth on the cover page to this prospectus.

Distributions to the certificateholders will be subordinated to distributions of principal of and interest on the notes to the extent described in “The Transfer Agreements and the Administration Agreement—Priority of Payments” in this prospectus.

Delivery of Notes

The offered notes will be issued in a minimum denomination of $1,000 and in integral multiples of $1,000 in excess thereof and the Class E notes are issuable in minimum denomination of $750,000 if the Base Transaction is issued, or $900,000 if the Upsize Transaction is issued, and, in either case, in integral multiples of $1,000 in excess thereof, subject, in each case, to certain exceptions set forth in the indenture. The offered notes will be issued on or about the closing date in book-entry form through the facilities of The Depository Trust Company, or “DTC” and Clearstream against payment in immediately available funds.

Book-Entry Registration

Each class of offered notes will be available only in book-entry form except in the limited circumstances described under “—Definitive Notes” in this prospectus. All book-entry notes will be held by DTC, in the name of Cede & Co. (“Cede”), as nominee of DTC. Investors’ interests in the offered notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors in the offered notes may hold their notes through DTC or Clearstream Banking Luxembourg S.A. (“Clearstream”), which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

As a result, investors in the offered notes will only be able to exercise their rights as a noteholder indirectly through DTC (if in the United States) and its participating organizations, or Clearstream (if in Europe or Asia) and its participating organizations. Holding the notes in book-entry form could also limit an investor’s ability to pledge or transfer its notes to persons or entities that do not participate in DTC or Clearstream.

Interest and principal on the notes will be paid by the issuing entity to DTC as the record holder of those notes while they are held in book-entry form. DTC will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process could delay receipt of payments from the issuing entity with respect to an investor’s beneficial interest in notes in the event of misapplication of payments by DTC participants or indirect participants or bankruptcy or insolvency of those entities and an investor’s recourse will be limited to its remedies against those entities. The notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.

Investors electing to hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors in the offered notes electing to hold global notes through Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global notes and no “lock-up” or restricted period.

For notes held in book-entry form, actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes in accordance with DTC’s procedures.

Investors should review the procedures of DTC and Clearstream for clearing, settlement and withholding tax procedures applicable to their purchase of the offered notes.

Definitive Notes

The offered notes will be issued in fully registered, certificated form to owners of beneficial interests in a global note or their nominees rather than to DTC or its nominee, only if:

•

the administrator advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes, and the administrator or the indenture trustee, as applicable, is unable to locate a qualified successor;

•	the administrator, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

•

after the occurrence of an event of default, note owners representing beneficial interests aggregating at least a majority of the outstanding principal amount of all the notes, voting as a single class, advise the indenture trustee through DTC (or its successor) in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of those owners.

Payments or distributions of principal of, and interest on, the notes will be made by a paying agent directly to holders of notes in definitive registered form in accordance with the procedures set forth in this prospectus and in the indenture. Payments or distributions on each payment date and on the final scheduled payment date, as specified in this prospectus, will be made to holders in whose names the definitive notes were registered on the record date. Payments or distributions will be made by wire transfer of immediately available funds to such account at a bank or other depository institution having appropriate wire transfer facilities as a noteholder will designate or by other means to the extent provided in the indenture. The final payment or distribution on any note, whether notes in definitive registered form or notes registered in the name of Cede, however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final payment or distribution to noteholders.

Notes in definitive registered form will be transferable and exchangeable at the offices of the indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of notes in definitive registered form. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Notes Owned by Transaction Parties

In determining whether noteholders holding the requisite Note Balance have given any request, demand, authorization, instruction, direction, notice, consent, vote or waiver under any transaction document, notes owned by the issuing entity, the depositor, any certificateholder, the servicer, the administrator or any of their respective affiliates will be disregarded and deemed not to be “outstanding” unless all of the notes are then owned by the issuing entity, the depositor, any certificateholder, the servicer, the administrator or any of their respective affiliates, except that, in determining whether the indenture trustee will be protected in relying upon any such request, demand, instruction, authorization, direction, notice, consent, vote or waiver, only notes that a responsible officer of the indenture trustee knows to be so owned will be so disregarded. Notes so owned that have been pledged in good faith may be regarded as “outstanding” if the pledgee of those notes establishes to the satisfaction of the indenture trustee that the pledgee has the right to act with respect to those notes and that the pledgee is not the issuing entity, the depositor, any certificateholder, the servicer, the administrator or any of their respective affiliates.

Access to Noteholder Lists

To the extent that definitive notes have been issued in the limited circumstances described under “—Definitive Notes” above, the note registrar will furnish or cause to be furnished to the indenture trustee a list of the names and addresses of the noteholders:

•	as of each record date, within five days of that record date; and

•	within 30 days after receipt by the note registrar of a written request from the owner trustee or indenture trustee for that list, as of the day not more than ten days before that list is furnished.

The indenture does not provide for the holding of annual or other meetings of noteholders.

Statements to Noteholders

On or prior to the fifth (5th) Business Day preceding each payment date, the servicer will provide to the indenture trustee and, on each payment date, the indenture trustee will forward or otherwise make available to each noteholder a statement (prepared by the servicer) setting forth for that payment date and the related Collection Period the following information (or such other substantially similar information so long as such information satisfies the requirements of Item 1121 of Regulation AB):

•	the amount of the distribution on or with respect to each class of notes allocable to principal;

•	the amount of the distribution on or with respect to each class of notes allocable to interest;

•

the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class B Note Balance, the Class C Note Balance, the Class D Note Balance, and the Class E Note Balance, in each case after giving effect to payments on such payment date;

•

the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal, the Fourth Allocation of Principal, the Fifth Allocation of Principal and the Regular Allocation of Principal for such payment date;

•	the number of, and aggregate amount of monthly principal and interest payments due on, the related receivables which are delinquent as of the end of the related Collection Period;

•	the Delinquency Percentage;

•	the aggregate principal balance of 60-Day Delinquent Receivables as of the end of the related Collection Period;

•	whether the Delinquency Percentage exceeds the Delinquency Trigger;

•	the aggregate servicing fee paid to the servicer with respect to the receivables, the amount of any unpaid servicing fees and the change in such amount from that of the prior payment date;

•

the amount of fees paid to the indenture trustee, the standby servicer, the owner trustee, the grantor trust trustee and the asset representations reviewer, the amount of any unpaid fees to the indenture trustee, the standby servicer, the owner trustee, the grantor trust trustee and the asset representations reviewer and any changes in such amount from the prior payment date;

•

(i) the amount on deposit in the reserve account and the Specified Reserve Account Balance, each as of the beginning and end of the related Collection Period, (ii) the amount to be deposited in the reserve account in respect of such payment date, if any, (iii) the reserve account draw amount, if any, to be withdrawn from the reserve account on such payment date and (iv) the balance on deposit in the reserve account on such payment date after giving effect to such changes in such balance from the immediately preceding payment date;

•	the aggregate repurchase price with respect to repurchased receivables paid by the servicer or the sponsor with respect to the related Collection Period;

•	the number of receivables that are 31-60, 61-90, 91-120 and over 120 days delinquent as of the end of the related Collection Period;

•	the aggregate outstanding principal balance of receivables that are 31-60, 61-90, 91-120 and over 120 days delinquent as of the end of the related Collection Period;

•	the percentage of the total aggregate outstanding principal balance of receivables that are 31-60, 61-90, 91-120 and over 120 days delinquent as of the end of the related Collection Period;

•	the amount, if any, of losses on the receivables as of the end of the related Collection Period;

•	the Pool Factor and the Note Factor; and

•	the Pool Balance.

The servicer may, in its sole discretion, elect to include the information specified in the thirteenth, fourteenth and fifteenth bullet points above in 30-day increments beginning with 30-59 days delinquency in lieu of the increments set forth in such bullet points above.

The “Note Factor” will be, for any payment date, a six-digit decimal equal to the outstanding balance for each class of notes at the end of the month as a fraction of the original balance of the corresponding class of notes as of the closing date. The Note Factor for each class of notes will be 1.000000 as of the closing date; thereafter, each Note Factor will decline to reflect reductions in the outstanding amount of each class of notes. As a noteholder, your share of the principal amount of a particular class of notes is the product of (1) the original denomination of your note and (2) the applicable class Note Factor.

The “Pool Factor” will be, for any payment date, a six-digit decimal equal to the Pool Balance as of the end of the month as a fraction of the original Pool Balance of receivables as of the cut-off date. The Pool Factor will be 1.000000 as of the closing date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance. The amount of a noteholder’s pro rata share of the Pool Balance for a given month can be determined by multiplying the original denomination of the holder’s note by the Pool Factor for that month.

DTC will supply these reports to noteholders of book-entry notes in accordance with its procedures. Since owners of beneficial interest in a global note will not be recognized as noteholders, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global note as provided in this prospectus.

Within a reasonable period of time after the end of each calendar year during the term of the issuing entity, but not later than the latest date permitted by law, the indenture trustee and paying agent will furnish information required to complete United States federal and state income tax returns to each person who on any record date during the calendar year was a registered noteholder. See “Material Federal Income Tax Consequences” in this prospectus.

Payments of Interest

Interest on the Note Balance of each class of notes will accrue at the applicable interest rate listed on the cover of this prospectus and will be due and payable monthly on each payment date. Interest will accrue during each interest period at the applicable interest rate (a) for the Class A-1 notes from and including the prior payment date (or from and including the closing date in the case of the first interest period) to but excluding the following payment date or (b) for each other class of notes, from and including the 15th day of the calendar month preceding a payment date (or from and including the closing date in the case of the first interest period) to but excluding the 15th day of the month in which that payment date occurs. A failure to pay the interest due on the notes of the Controlling Class on any payment date that continues unremedied for a period of five Business Days or more will result in an event of default.

Interest will accrue and will be calculated on the various classes of notes as follows:

•

Actual/360. Interest on the Class A-1 notes will be calculated on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes will be the product of (i) the Note Balance of the Class A-1 notes, (ii) the interest rate for the Class A-1 notes and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date, divided by 360.

•

30/360. Interest on the Class A-2 notes, the Class A-3 notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2 notes, the Class A-3 notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes will be the product of (i) the Note Balance of the related class of notes, (ii) the related interest rate and (iii) 30 (or, in the case of the first payment date, the number of days from and including the closing date to but excluding the 15th day of the month in which the first payment date occurs (assuming a 30-day calendar month)), divided by 360.

•

Interest Periods. Interest will accrue on the Note Balance of each class of notes (a) with respect to the Class A-1 notes, from and including the prior payment date (or in the case of the first payment date, the closing date) to but excluding the following payment date or (b) with respect to each other class of notes, from and including the 15th day of the calendar month preceding a payment date (or in the case of the first payment date, the closing date) to but excluding the 15th day of the month in which that payment date occurs. Interest accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

For notes in book-entry form, interest on each note will be paid to noteholders of record of the notes as of the Business Day immediately preceding the payment date. For notes in definitive form, interest on each note will be paid to noteholders of record of the notes as of the close of business on the last Business Day of the calendar month preceding the related payment date. The final interest payment on each class of notes is due on the earlier of (a) the payment date (including any redemption date) on which the Note Balance of that class of notes is reduced to zero or (b) the applicable final scheduled payment date for that class of notes.

A failure to pay the interest due on the notes of the Controlling Class on any payment date that continues unremedied for a period of five Business Days or more will result in an event of default. See “The Indenture—Events of Default.”

Payments of Principal

On each payment date prior to the acceleration of the notes following an event of default, certain amounts will be applied to make principal payments sequentially to the Class A-1 noteholders until the Class A-1 notes are paid in full, to the Class A-2 noteholders until the Class A-2 notes are paid in full, to the Class A-3 noteholders until the Class A-3 notes are paid in full, to the Class B noteholders until the Class B notes are paid in full, to the Class C noteholders until the Class C notes are paid in full, to the Class D noteholders until the Class D notes are paid in full, and then to the Class E noteholders until the Class E notes are paid in full as set forth under “The Transfer Agreements and the Administration Agreement—Priority of Payments” below.

Failure to pay the Note Balance of any class of notes on the final scheduled payment date for that class of notes or on a redemption date will be an event of default under the indenture. At any time after the notes have been accelerated following the occurrence of an event of default under the indenture, principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of the Class A-2 notes and the Class A-3 notes will receive principal payments, ratably, based on the Note Balance of the Class A-2 notes and the Class A-3 notes until each such class of notes is paid in full. After the Class A notes are paid in full, principal payments will then be made on the Class B notes until the Class B notes are paid in full, to the Class C notes until the Class C notes are paid in full, to the Class D notes until the Class D notes are paid in full, and then to the Class E notes until the Class E notes are paid in full. See “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration” in this prospectus.

To the extent not previously paid prior to those dates, the Note Balance of each class of notes will be payable in full on the payment date specified below (each, a “final scheduled payment date”):

•	for the Class A-1 notes, the January 2025 payment date;

•	for the Class A-2 notes, the September 2026 payment date;

•	for the Class A-3 notes, the January 2028 payment date;

•	for the Class B notes, the August 2028 payment date;

•	for the Class C notes, the April 2029 payment date;

•	for the Class D notes, the November 2029 payment date; and

•	for the Class E notes, the October 2030 payment date.

Payments of Principal on each Payment Date

(Other than Payment Dates after the Notes Have Been Accelerated

Following the Occurrence of an Event of Default)

THE TRANSFER AGREEMENTS AND THE ADMINISTRATION AGREEMENT

The following information summarizes material provisions of the “purchase agreement” entered into between BAC and the depositor, the “sale and servicing agreement” entered into among the depositor, the servicer, the issuing entity, the grantor trust, the standby servicer and the indenture trustee and the “receivables contribution agreement” entered into between the issuing entity and the grantor trust. We sometimes refer to these agreements collectively as the “transfer agreements.” This section also summarizes material provisions of the “administration agreement” entered into among the issuing entity, BAC and the indenture trustee.

Forms of the transfer agreements, the indenture and the administration agreement have been filed as exhibits to the registration statement of which this prospectus is a part. We will file a copy of the final transfer agreements and the administration agreement with the SEC on Form 8-K concurrently with or prior to the time we file this prospectus with the SEC. This is not a complete description of the transfer agreements or the administration agreement, and the summaries of the transfer agreements and the administration agreement in this prospectus are subject to all of the provisions of the transfer agreements and the administration agreement.

Sale and Assignment of Receivables

Under the purchase agreement, on the closing date BAC will sell, transfer, assign, contribute and otherwise convey to the depositor all of its right, title and interest in, to and under the receivables, Collections after the cut-off date, the receivable files and the related security relating to those receivables. The purchase agreement will create a first priority ownership/security interest in that property in favor of the depositor.

Under the sale and servicing agreement, on the closing date the depositor will sell, transfer, assign and otherwise convey to the issuing entity all of its right, title and interest in, to and under the receivables, Collections after the cut-off date, the receivable files and the related security and the depositor’s rights under the purchase agreement relating to those receivables and related property. The sale and servicing agreement will create a first priority ownership/security interest in that property in favor of the issuing entity.

Under the receivables contribution agreement, on the closing date the issuing entity will sell, transfer, assign, contribute and otherwise convey to the grantor trust all of its right, title and interest in, to and under the receivables, Collections after the cut-off date, the receivable files and the related security and the issuing entity’s rights under the sale and servicing agreement relating to those receivables and related property. The receivables contribution agreement will create a first priority ownership/security interest in that property in favor of the grantor trust.

Under the indenture, each of the issuing entity and the grantor trust will pledge all of its right, title and interest in, to and under the issuing entity property to the indenture trustee. The terms of the indenture will create a first priority perfected security interest in the issuing entity property in favor of the indenture trustee for the benefit of the noteholders.

This is not a complete description of the transfer agreements, and the summaries of the transfer agreements in this prospectus are subject to all of the provisions of the transfer agreements.

Representations and Warranties

BAC, pursuant to the purchase agreement, will represent and warrant that, as of the cut-off date (or such other date as may be set forth below), each receivable:

•

either (i) has been originated by a dealer to finance the retail sale by that dealer of the related financed vehicle and has been purchased by BAC, (ii) has been originated by BAC or (iii) has been acquired by BAC in accordance with the terms of a purchase agreement between the applicable originator and BAC;

•	was executed or electronically authenticated by the parties thereto;

•	contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the financed vehicle;

•

provided, at origination, for level scheduled monthly payments that fully amortize the amount financed over the original term (except that the first or last payment may be smaller or greater than the level payments);

•	is secured by a financed vehicle that has not been repossessed;

•	is a Simple Interest Receivable;

•	as of the cut-off date, was not delinquent for more than 30 days;

•	has an original term of not greater than 72 monthly payments;

•	had a fixed annual percentage rate of not more than 30.00%;

•	has an outstanding principal balance of no more than $60,000;

•	was originated in the United States and denominated in Dollars;

•	had, at origination, an obligor with a billing address in the United States or United States military territories;

•

complied at the time it was originated in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, except where the failure to comply (i) was remediated or cured in all material respects prior to the cut-off date, or (ii) would not render such receivable unenforceable or create liability for the depositor, the issuing entity or the grantor trust, as an assignee of such receivable;

•

constituted the legal, valid and binding obligation of the related obligor, enforceable in all material respects by the holder thereof in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, affecting the enforcement of creditors’ rights generally, any state or federal consumer protection laws or regulations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity) and (ii) as such receivable may be modified by the application of the Servicemembers Civil Relief Act, as amended, or other similar federal or state law to the extent applicable to the related obligor;

•	was not due from the United States or any state or from any agency, department or instrumentality of the United States or any state.

•

as of the closing date, was secured by a first priority perfected security interest in favor of BAC in the related financed vehicle, or all necessary and appropriate actions will have been commenced that would result in the valid perfection of a first priority security interest in favor of BAC in the financed vehicle, which security interest has been validly assigned by BAC to the depositor;

•

had not been satisfied, subordinated or rescinded, nor do the records of the servicer indicate that the related financed vehicle has been released from the lien granted by the related receivable in whole or in part;

•	required that the obligor thereunder obtain physical damage insurance covering the related financed vehicle; and

•	constituted “chattel paper,” an “account,” an “instrument,” or a “general intangible,” each as defined in the UCC;

In addition, BAC will represent and warrant that, with respect to each receivable:

•

the records of the servicer do not reflect any material facts which have not been remediated or cured which would constitute a basis for any right of rescission, offset, claim, counterclaim or defense with respect to such receivable or the same being asserted or threatened with respect to such receivable;

•

the records of the servicer did not disclose that any provision of the related contract has been waived, amended or rewritten nor have any amounts due and owing thereunder deferred or waived (except waivers, amendments, rewrites, deferrals or waivers in accordance with the customary servicing practices as disclosed in the records of the servicer);

•	the records of the servicer did not reflect that the related obligor on such receivable being currently the subject of a verified bankruptcy proceeding;

•	such receivable is evidenced by a single authoritative copy; and

•	such receivable provides that a prepayment by the related obligor will fully pay the principal balance and accrued interest through the date of prepayment based on such receivable’s contract rate.

We refer to the foregoing representations and warranties as the “Eligibility Representations”.

If a responsible officer of any party to the purchase agreement discovers or receives notice of a breach of any of the Eligibility Representations with respect to any receivable at the time such Eligibility Representations were made which materially and adversely affects the interests of the issuing entity or the noteholders in such receivable, the party discovering such breach or receiving written notice of such breach will give prompt written notice of that breach to the other parties to the purchase agreement; provided, that (i) delivery of the monthly servicer’s certificate which identifies that receivables are being or have been repurchased will be deemed to constitute prompt notice by BAC and the depositor of that breach and (ii) the owner trustee or the indenture trustee will be deemed to have knowledge of such breach only if a responsible officer of the owner trustee or the indenture trustee, as applicable, has actual knowledge thereof, including without limitation upon receipt of written notice; provided, further, that the failure to give that notice will not affect any obligation of BAC under the purchase agreement. If the breach materially and adversely affects the interests of the issuing entity or the noteholders in the related receivable, then BAC will either (a) correct or cure that breach, if applicable, or (b) repurchase that receivable from the grantor trust, in either case on or before the Business Day before the payment date following the end of the Collection Period which includes the 60th day (or, if BAC elects, an earlier date) after the date BAC became aware or was notified of that breach. Any such breach or failure will be deemed not to have a material and adverse effect if such breach or failure has not affected the ability of the depositor (or its assignee) to receive and retain timely payment in full on such receivable. The owner trustee (at the direction of a certificateholder) or the indenture trustee (at the direction of an investor) may notify BAC of a breach by delivering written notice to BAC identifying the receivable and the related breach of an Eligibility Representation. Any such repurchase by BAC will be at a repurchase price equal to the outstanding principal balance of that receivable plus unpaid accrued interest. In consideration for that repurchase, BAC will pay (or will cause to be paid) the repurchase price by depositing the repurchase price into the collection account on the date of repurchase or an earlier date, if elected by BAC. The repurchase obligation will constitute the sole remedy available to the issuing entity, the grantor trust and the indenture trustee for the failure of a receivable to meet any of the eligibility criteria set forth in the purchase agreement.

An investor wishing to direct the indenture trustee to request a repurchase as described above may contact the indenture trustee in writing with the details of the purported breach of an Eligibility Representation, the identity of the related receivable and a reference to the indenture. If the requesting investor is not a noteholder as reflected on the note register, the indenture trustee may require that the requesting investor provide a certification from the requesting investor that it is, in fact, a beneficial owner of notes, as well as any additional piece of documentation reasonably satisfactory to the indenture trustee, such as a trade confirmation, account statement, letter from a broker or dealer or another similar document (collectively, the “verification documents”). BAC will be responsible for reimbursing the indenture trustee for any expenses incurred in connection with such verification.

Asset Representations Review

As discussed above under “—Representations and Warranties,” BAC will make the Eligibility Representations regarding the receivables. The asset representations reviewer will be responsible for performing a review of certain receivables for compliance with the Eligibility Representations when the asset review conditions have been satisfied. In order for the asset review conditions to be satisfied, the following two events must have occurred:

•	The Delinquency Percentage for any payment date exceeds the Delinquency Trigger, as described below under “—Delinquency Trigger”; and

•	A majority of the voting investors have voted to direct a review of the applicable Subject Receivables pursuant to the process described below under “—Asset Review Voting”.

If the asset review conditions are satisfied (the first date on which the asset review conditions are satisfied is referred to as the “Review Satisfaction Date”), then the asset representations reviewer will perform an Asset Review as described under “—Asset Review” below.

“Subject Receivables” means, for any Asset Review, all receivables which are 60-Day Delinquent Receivables as of the related Review Satisfaction Date.

Delinquency Trigger

On or prior to each determination date, the servicer will calculate the Delinquency Percentage for the related Collection Period. The “Delinquency Percentage” for each payment date and the related Collection Period is an amount equal to the ratio (expressed as a percentage) of (i) the aggregate principal balance of all 60-Day Delinquent Receivables as of the last day of that Collection Period to (ii) the Pool Balance as of the last day of that Collection Period. “60-Day Delinquent Receivables” means, as of any date of determination, all receivables (other than repurchased receivables and Defaulted Receivables) that are 60 or more days delinquent as of such date (or, if such date is not the last day of a Collection Period, as of the last day of the Collection Period immediately preceding such date), as determined in accordance with the servicer’s customary servicing practices. The “Delinquency Trigger” for any payment date and the related Collection Period is 50.00%.

The Delinquency Trigger was calculated as a multiple of 2.5 times the previous historical monthly peak Delinquency Percentage, rounded to the nearest whole percentage, of BAC’s securitization transactions under the DriveTime Auto Owner Trust platform from 2010 through 2023 and under the Bridgecrest Lending Auto Securitization Trust platform in 2023. BAC believes the Delinquency Trigger is appropriate based on its experience and observation of historical 60-Day Delinquent Receivables in its securitization transactions over time. The Delinquency Trigger has been set at a level in excess of historical peak Delinquency Percentage to assure that the Delinquency Trigger is not exceeded due to events unrelated to BAC’s underwriting, such as ordinary fluctuations in the economy, rising oil prices, housing price declines, terrorist events, extreme weather conditions or an increase of an obligor’s payment obligations under other indebtedness incurred by the obligor.

Asset Review Voting

The monthly distribution report filed by the depositor on Form 10-D will disclose if the Delinquency Percentage on any payment date exceeds the Delinquency Trigger. If the Delinquency Percentage on any payment date exceeds the Delinquency Trigger, then investors holding at least 5% of the aggregate outstanding principal amount of the notes (the “Instituting Noteholders”) may elect to initiate a vote to determine whether the asset representations reviewer will conduct the review described under “—Asset Review” below by giving written notice to the indenture trustee of their desire to institute such a vote within 90 days after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger. If any of the Instituting Noteholders is not a noteholder as reflected on the note register, the indenture trustee may require that investor to provide verification documents to confirm that the investor is, in fact, a beneficial owner of notes.

If the Instituting Noteholders initiate a vote as described in the preceding paragraph, the indenture trustee will submit the matter to a vote of all noteholders through DTC and the depositor will include on Form 10-D that a vote has been called. Under the current voting procedures of DTC, DTC (as the holder of record for the notes) transfers the right to vote with respect to securities to the DTC participants that hold record date positions via an omnibus proxy. DTC notifies its participants holding positions in the security of their entitlement to vote. DTC participants are responsible for distribution of information to their customers, including any ultimate beneficial owners of interests in the securities. See “The Notes—Book-entry Registration.” The indenture trustee may set a record date for purposes of determining the identity of investors entitled to vote in accordance with Section 316(c) of the Trust Indenture Act of 1939, as amended.

The vote will remain open until the 150th day after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger. The “Noteholder Direction” will be deemed to have occurred if investors representing at least a majority of the voting investors vote in favor of directing a review by the asset representations reviewer. BAC, the depositor and the issuing entity are required under the transaction documents to cooperate with the indenture trustee to facilitate the voting process. Following the completion of the voting process, the next Form 10-D filed by the depositor will disclose whether or not a Noteholder Direction has occurred.

Within five Business Days of the Review Satisfaction Date, the indenture trustee will send a written notice to BAC, the depositor, the servicer and the asset representations reviewer specifying that the asset review conditions have been satisfied, providing the applicable Review Satisfaction Date and directing the asset representations reviewer to conduct an asset review. Within ten Business Days of receipt of such notice, the servicer will provide the asset representations reviewer a list of the Subject Receivables.

Fees and Expenses for Asset Review

As described under “—Fees and Expenses”, the asset representations reviewer will be paid an annual fee of $5,000 by the sponsor in accordance with the asset representations review agreement. However, that annual fee does not include the fees and expenses of the asset representations reviewer in connection with an asset review of the Subject Receivables. Under the asset representations review agreement, the asset representations reviewer will be entitled to receive a fee of $200 for each Subject Receivable plus reasonable out-of-pocket travel expenses, if applicable. All fees payable to, and expenses incurred by, the asset representations reviewer in connection with the Asset Review (the “Review Expenses”) will be payable by the sponsor, and to the extent the Review Expenses remain unpaid after 60 days, they will be payable by the issuing entity out of amounts on deposit in the collection account as described under “—Priority of Payments” in this prospectus. In addition, if the asset representations reviewer participates in a dispute resolution proceeding and its reasonable out-of-pocket expenses and reasonable compensation for the time it incurs in participating in the proceeding are not paid by a party to the dispute resolution within ninety days of the end of the proceeding, the sponsor will reimburse the asset representations reviewer for such expenses.

Indemnification and Limitation of Liability of Asset Representations Reviewer

The sponsor (or to the extent not paid by the sponsor, the issuing entity) will indemnify the asset representations reviewer for all reasonable and documented costs, expenses, losses, damages and liabilities resulting from any third-party claim arising out of the performance of the asset representations reviewer’s obligations under the asset representations review agreement, but excluding any cost, expense, loss, damage or liability resulting from the asset representations reviewer’s willful misconduct, bad faith or negligence or the asset representations reviewer’s breach of any of its representations, warranties or covenants in the asset representations review agreement. To the extent that any such indemnities are not otherwise satisfied, they will be paid from amounts on deposit in the collection account as described under “—Priority of Payments.”

To the fullest extent permitted by applicable law, the asset representations reviewer will not be under any liability to the issuing entity or any other person for any action taken or for refraining from the taking of an action under the asset representations review agreement, although the asset representations reviewer will not be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, breach of agreement or negligence in the performance of its duties.

Asset Review

The asset representations reviewer will perform a review of the Subject Receivables for compliance with the Eligibility Representations (an “Asset Review”) in accordance with the procedures set forth in the asset representations review agreement. These procedures will generally consist of a comparison of the Eligibility Representations to certain data points contained in the data tape, the original retail installment sale contract and certain other documents in the receivables file, and other records of the sponsor and the servicer with respect to that Subject Receivable. The Asset Review is not designed to determine why an obligor is delinquent or the creditworthiness of the obligor, either at the time of any Asset Review or at the time of origination of the related receivable. The Asset Review is also not designed to establish cause, materiality or recourse for any failure of a receivable to comply with the Eligibility Representations.

Under the asset representations review agreement, the asset representations reviewer is required to complete its review of the Subject Receivables by the 60th day after the asset representations reviewer receives the applicable review materials for the Subject Receivables from the servicer. However, if review materials are inaccessible, clearly unidentifiable and/or illegible, the asset representations reviewer will request that the servicer provide an updated copy of that review material and the review period will be extended for an additional 30 days from the date it receives such additional review materials. The asset representations reviewer will be required to keep all information about the receivables obtained by it in confidence and may not disclose that information other than as required by the terms of the asset representations review agreement and applicable law. Upon completion of its review, the asset representations reviewer will provide a report to the indenture trustee, the issuing entity, the grantor trust, the sponsor and the servicer of the findings and conclusions of the review of the Subject Receivables, and the depositor will file such report on the Form 10-D filed by the depositor with respect to the Collection Period in which the asset representations reviewer’s report is provided. The indenture trustee will have no obligation to forward the review report to any noteholder or to any other person.

The Asset Review will consist of performing specific tests for each Eligibility Representation and each Subject Receivable and determining whether each test was passed, failed or not able to be completed as a result of missing or incomplete review materials. If the servicer notifies the asset representations reviewer that a Subject Receivable was paid in full by or on behalf of the obligor or repurchased from the pool before the review report is delivered, the asset representations reviewer will terminate the tests of that receivable and the Asset Review of that receivable will be considered complete. If a Subject Receivable was included in a prior Asset Review, the asset representations reviewer will not conduct additional tests on any such duplicate Subject Receivable unless the asset representations reviewer was not able to complete the tests for that Subject Receivable as a result of missing or incomplete review materials. The asset representations reviewer will not be responsible for determining whether noncompliance with the representations and warranties constitutes a breach of the Eligibility Representations with respect to any Subject Receivable. If the asset representations reviewer determines that there was a “test fail” for a Subject Receivable, the sponsor will investigate whether the noncompliance of the Subject Receivable with an Eligibility Representation materially and adversely affects the interests of the issuing entity or the noteholders in the Subject Receivable such that the sponsor would be required to make a repurchase. In conducting this investigation, the sponsor will refer to the information available to it, including the asset representations reviewer’s report.

Requests to Repurchase and Dispute Resolution

An investor wishing to direct the indenture trustee to request a repurchase or to refer a repurchase dispute to mediation (including nonbinding arbitration) or arbitration may contact the indenture trustee in writing with the details of the purported breach of an Eligibility Representation or the requested method of dispute resolution, as applicable. If the requesting investor is not a noteholder as reflected on the note register, the indenture trustee may require that the requesting investor provide verification documents to confirm that the requesting investor is, in fact, a beneficial owner of notes. BAC will be responsible for reimbursing the indenture trustee for any expenses incurred in connection with such verification. If the depositor, the issuing entity, the grantor trust, the owner trustee (at the direction of a certificateholder) or the indenture trustee (at the direction of an investor) (each, a “requesting party”) requests that the sponsor repurchase any receivable due to a breach of an Eligibility Representation as described under “—Representations and Warranties” in this prospectus and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of notice of the request by the sponsor, the requesting party will have the right to refer the matter, at its discretion, to either mediation (including nonbinding arbitration) or arbitration; provided, however, that (i) if the indenture trustee declines to act in accordance with this paragraph at the written direction of an investor due to the failure of such investor to offer the indenture trustee security or indemnity reasonably satisfactory to the indenture trustee against the reasonable costs, expenses, disbursement, advances and liabilities that might be incurred by it, its agents and its counsel in connection with such act, such investor will be deemed to be a “requesting party” or (ii) if the owner trustee declines to act in accordance with this paragraph at the written direction of a certificateholder due to the failure of such certificateholder to offer the owner trustee security or indemnity reasonably satisfactory to the owner trustee against the reasonable costs, expenses, disbursement, advances and liabilities that might be incurred by it, its agents and its counsel in connection with such act, such certificateholder will be deemed to be a “requesting party.” If both the owner trustee (on behalf of one or more certificateholders) and the indenture trustee (on behalf of one or more Note Owners or noteholders) are requesting parties, then the indenture trustee as requesting party will have the right to make the selection of mediation (including nonbinding arbitration) or arbitration. If more than one Note Owner or noteholder has directed the indenture trustee in connection with a request to pursue dispute resolution, then the indenture trustee will act at the written direction of the Note Owners or noteholders, as applicable, holding a majority of the outstanding aggregate principal amount of the notes held by such directing Note Owners or noteholders. If more than one certificateholder has directed the owner trustee in connection with a request to pursue dispute resolution, then the owner trustee will act at the written direction of the certificateholders holding the majority of the voting interests of such directing certificateholders. An investor need not direct an Asset Review to be performed prior to submitting a repurchase request with respect to any receivable or using the dispute resolution proceedings with respect to that receivable. The failure of the investors to direct an Asset Review will not affect whether any investor can pursue dispute resolution. In addition, whether any individual investor voted affirmatively, negatively or abstained in the vote to cause an Asset Review will not affect whether that investor can use the dispute resolution proceeding. An investor also will be entitled to refer to dispute resolution a dispute related to any receivable, including any receivable that the asset representations reviewer did not review, any receivable that the asset representations reviewer reviewed and found to have failed a test and any receivable that the asset representations reviewer reviewed and determined that no tests were failed.

The sponsor will inform the requesting party in writing upon a determination by the sponsor that a receivable subject to a demand to repurchase will be repurchased and the monthly distribution report filed by the depositor on Form 10-D for the Collection Period in which such receivables were repurchased will include disclosure of such repurchase. A failure of the sponsor to inform the requesting party that a receivable subject to a demand will be repurchased within 180 days of the receipt of notice of the request will be deemed to be a determination by the sponsor that no repurchase of that receivable due to a breach of an Eligibility Representation is required. The monthly distribution report filed by the depositor on Form 10-D for the Collection Period in which a repurchase demand is made and for each subsequent Collection Period until such repurchase demand is resolved or the related receivable is repurchased, will include disclosure regarding the date of the repurchase demand as well as the status of such repurchase demand for each applicable receivable. Additionally, BAC will make Form ABS-15G filings disclosing the status of repurchase demands on a periodic basis as required by applicable law.

Although the indenture trustee and the owner trustee may request that the sponsor repurchase a receivable due to a breach of an Eligibility Representation, nothing in the transaction documents requires the indenture trustee or owner trustee to exercise this discretion, the transaction documents do not provide any requirements regarding what factors the indenture trustee or owner trustee, as applicable, should consider when determining whether to exercise its discretion to request a repurchase and neither the indenture trustee nor the owner trustee intends to exercise such discretion. Consequently, it is likely that the requesting party will be the indenture trustee or owner trustee acting at the written direction of an investor. If the requesting party is the indenture trustee or owner trustee acting at the written direction of an investor, then the indenture trustee or owner trustee, as requesting party, will continue to act at the written direction of the investor in making all decisions related to a mediation or arbitration, as applicable.

If a Subject Receivable that was reviewed by the asset representations reviewer during an Asset Review is the subject of a dispute resolution proceeding, the asset representations reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding. The reasonable out-of-pocket expenses and reasonable compensation of the asset representations reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requesting party for the dispute resolution and will be paid by a party to the dispute resolution as determined by the mediator or arbitrator for the dispute resolution or as allocated as mutually agreed by the parties as part of a mediation, if such dispute resolution is an arbitration or mediation, respectively.

If the requesting party selects mediation (including nonbinding arbitration), the mediation will be administered by a nationally recognized arbitration and mediation association selected by the requesting party. The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation. The mediator will be appointed from a list of neutrals maintained by the American Arbitration Association (the “AAA”).

If the requesting party selects arbitration, the arbitration will be administered by a nationally recognized arbitration and mediation association jointly selected by the parties (or, if the parties are unable to agree on an association, by the AAA). The arbitrator will be appointed from a list of neutrals maintained by the AAA. The arbitrator will make its final determination no later than 90 days after the appointment (or as soon as practicable thereafter). In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion. No person may bring a putative or certified class action to arbitration.

Any mediation and arbitration described above will be held in New York, New York (or, such other location as the parties mutually agree upon) and will be subject to certain confidentiality restrictions (which will not limit disclosures required by applicable law) and additional terms set forth in the purchase agreement. The requesting party will provide notice of its intention to refer the matter to mediation or arbitration, as applicable, to BAC, with a copy to the depositor, the issuing entity, the owner trustee, the administrator and the indenture trustee. Upon receipt of the notice of intent to refer the matter to mediation or arbitration, the depositor, the issuing entity, the owner trustee (acting at the written direction of a certificateholder) and the indenture trustee (acting at the direction of a noteholder or Note Owner) will advise the requesting party and BAC of an intent to join in the mediation or arbitration, which will result in their being joined as a requesting party in the proceeding.

A requesting party may not initiate a mediation or arbitration as described above with respect to a receivable that is, or has been, the subject of an ongoing or previous mediation or arbitration (whether by that requesting party or another requesting party) but will have the right, subject to a determination by the parties to the existing mediation or arbitration that such joinder would not prejudice the rights of the participants to such existing mediation or arbitration or unduly delay such proceeding, to join an existing mediation or arbitration with respect to that receivable if the mediation or arbitration has not yet concluded. In the case of any such joinder, if the initial requesting party is the indenture trustee (on behalf of one or more Note Owners or noteholders), any decisions related to the mediation or arbitration will be made by the indenture trustee at the written direction of the requesting party holding a majority of the note balance of all of the notes held by such directing noteholders and/or Note Owners. If the initial requesting party is the owner trustee (on behalf of one or more certificateholders), any decisions related to the mediation or arbitration will be made by the owner trustee at the written direction of the certificateholders holding the majority of the voting interests of the directing certificateholders.

Administration Agreement

BAC will be the administrator under the administration agreement. The administrator will perform all of its duties as administrator under the administration agreement, the sale and servicing agreement, the indenture, the depository agreement, the trust agreement and the grantor trust agreement and administer and perform all of the duties and obligations of the issuing entity and the grantor trust under the sale and servicing agreement, the receivables contribution agreement, the indenture, the depository agreement, the trust agreement and the grantor trust agreement. However, except as otherwise provided in such documents, the administrator will have no obligation to make any payment required to be made by the issuing entity or the grantor trust under any such document. The administrator will monitor the performance of the issuing entity and will advise the issuing entity and the grantor trust when action is necessary to comply with the issuing entity’s or the grantor trust’s duties and obligations under such documents. In furtherance of these duties, the administrator will take all appropriate action that is the duty of the issuing entity or the grantor trust to take pursuant to such documents. The administrator may, at any time without notice or consent, delegate any of its duties under the transaction documents to any of its affiliates and may delegate specific duties to sub-contractors or other professional service firms who are in the business of performing such duties, although the administrator will remain liable for the performance of any duties that it delegates to another entity.

As compensation for the performance of the administrator and as a reimbursement for its expenses, the administrator will be entitled to receive $1,500 annually, which will be solely an obligation of the servicer and which will not exceed the servicing fee for the related annual period.

Amendment Provisions

The trust agreement, the grantor trust agreement and the purchase agreement and the receivables contribution agreement generally may be amended by the parties thereto without the consent of the noteholders or any other person; the sale and servicing agreement may be amended by the depositor and the servicer without the consent of the noteholders or any other person; and the administration agreement may be amended by the administrator without the consent of the noteholders or any other person, in each case, if one of the following requirements is met by the depositor, servicer or administrator as applicable:

(i)     an opinion of counsel to the effect that such amendment will not materially and adversely affect the interests of the noteholders is delivered to the indenture trustee; or

(ii)     the Rating Agency Condition is satisfied with respect to such amendment and the indenture trustee is so notified in writing.

Any amendment to the transaction documents (excluding the indenture) also may be made by the parties thereto with the consent of the noteholders holding not less than a majority of the Note Balance of the Controlling Class; provided, that the sale and servicing agreement may not be so amended if that amendment would (i) reduce the interest rate or principal amount of any note or change or delay the final scheduled payment date of any note without the consent of the applicable noteholder or (ii) reduce the percentage of the aggregate outstanding principal amount of the notes, the holders of which are required to consent to any matter without the consent of the holders of at least the percentage of the aggregate outstanding principal amount of the notes which were required to consent to such matter before giving effect to such amendment. The transaction documents may also be amended without the consent of the noteholders for the purpose of conforming the terms of the transaction documents to the description of such terms in this prospectus or, to the extent not contrary to this prospectus, to the description thereof in an offering memorandum with respect to any class of notes not offered by this prospectus or the certificates.

In addition, the grantor trust agreement, the purchase agreement, the sale and servicing agreement, the receivables contribution agreement and the administration agreement may only be amended if (a) the Majority Certificateholders or, if 100% of the aggregate Percentage Interests is then beneficially owned by BAC and/or its affiliates, such person (or persons) consent to such amendment or (b) such amendment will not, as evidenced by an officer’s certificate or opinion of counsel delivered to the indenture trustee and the owner trustee, materially and adversely affect the interests of the certificateholders.

No amendment to the trust agreement, the grantor trust agreement, the transfer agreements or the administration agreement may adversely affect the grantor trust’s status as a grantor trust for United States federal income tax purposes or cause the issuing entity or the grantor trust to be treated as an association (or publicly traded partnership) taxable as a corporation for United States federal income tax purposes or cause the issuing entity or the grantor trust to be engaged in the conduct of a trade or business within the United States for United States federal income tax purposes without the consent of all of the noteholders and all of the certificateholders.

No amendment of any document affecting the rights, protections or duties of the owner trustee (including in its individual capacity), the grantor trust trustee (including in its individual capacity) or the indenture trustee, as applicable, will be effective without such party’s prior written consent.

Accounts

The issuing entity will have the following bank accounts, which will be maintained initially at Computershare Trust Company (the “trust account provider”) and in the name of the indenture trustee on behalf of the noteholders:

•	a collection account, which will be maintained at the trust account provider and in the name of the indenture trustee on behalf of the noteholders; and

•	a reserve account, which will be maintained at the indenture trustee in the name and for the benefit of the issuing entity.

Upon the issuance of any definitive certificates in accordance with terms of the trust agreement, a certificate distribution account will be established with the trust account provider for the benefit of the certificateholders. Neither the indenture trustee nor any noteholder will have any interest in or claim to the certificate distribution account or funds on deposit in that account.

Amounts on deposit in the collection account and the reserve account will be invested by the indenture trustee at the direction of the servicer in one or more eligible investments that meet certain established investment criteria. If no such direction is provided, the amounts in the collection account and the reserve account will remain uninvested. All such eligible investments are generally limited to obligations or securities that mature or are liquidated so that such funds will be available on or before the Business Day immediately preceding the next payment date and, with respect to the reserve account, are limited to “cash or cash equivalents” within the meaning of Regulation RR. Any investment income (net of investment losses and expenses) from funds on deposit in the collection account will be available for distribution in accordance with the payment waterfall described below under “—Priority of Payments” on each payment date, and any investment income (net of investment losses and expenses) from funds on deposit in the reserve account will be distributed to the depositor.

Deposits to the Collection Account

BAC will be required to remit Collections it receives on the receivables to the collection account within two Business Days after identification. Pending deposit into the collection account, Collections may be commingled and used by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. The servicer may deduct from Collections all Unrelated Amounts to the extent such Unrelated Amounts have not been previously reimbursed to the servicer.

On or before each payment date, the servicer will instruct the indenture trustee to withdraw from the reserve account and deposit into the collection account an amount equal to the excess, if any, of (a) the amount required to be distributed pursuant to clauses first through twelfth in the payment waterfall described below under “—Priority of Payments” over (b) the Available Funds then on deposit in the collection account for distribution on that payment date.

Reserve Account

On or prior to the closing date, the servicer will cause the reserve account to be established and maintained with the indenture trustee. The reserve account will initially be funded on the closing date by a deposit of proceeds from the sale of the offered notes in an amount not less than 1.50% of the Pool Balance as of the cut-off date. The Specified Reserve Account Balance will be, on any payment date, an amount not less than 1.50% of the Pool Balance as of the cut-off date. BAC may fund the reserve account on the closing date with a greater amount. To the extent that Collections on the receivables and amounts on deposit in the reserve account are insufficient, the noteholders will have no recourse to the assets of the depositor or servicer as a source of payment.

The reserve account will be an eligible account in the name and for the benefit of the issuing entity and will be pledged by the issuing entity to the indenture trustee.

The amount of funds on deposit in the reserve account may decrease on each payment date by withdrawals of funds to cover shortfalls in the amounts required to be distributed pursuant to clauses first through twelfth under “—Priority of Payments” below; provided, that amounts withdrawn from the reserve account may not be used to pay (a) the servicing fee so long as BAC or an affiliate of BAC is the servicer and (b) the standby servicing fee so long as BAC or an affiliate of BAC is the standby servicer.

As of any payment date, the amount of funds actually on deposit in the reserve account may, in certain circumstances, be less than the Specified Reserve Account Balance. On each payment date, the issuing entity will, to the extent available, deposit the amount, if any, necessary to cause the amount of funds on deposit in the reserve account to equal the Specified Reserve Account Balance to the extent set forth below under “—Priority of Payments”.

Amounts on deposit in the reserve account will be invested by the indenture trustee at the direction of the servicer in one or more eligible investments deemed to be “cash or cash equivalents” for purposes of Regulation RR, as determined by the servicer. Eligible investments are generally limited to obligations or securities that mature or are liquidated so that such funds will be available on or before the Business Day immediately preceding the next payment date.

The reserve account is expected to constitute an “eligible horizontal cash reserve account” under Regulation RR, and BAC (as the sponsor) intends (by itself or through a majority-owned affiliate) to establish and fund the reserve account in partial satisfaction of its risk retention obligations. BAC (by itself or through a majority-owned affiliate) may fund the reserve account on the closing date with an amount greater than the reserve account required amount set forth above. See “The Sponsor— U.S. Credit Risk Retention”.

Priority of Payments

On each payment date, except after acceleration of the notes after an event of default under the indenture, the indenture trustee will make the following deposits and distributions (in accordance with the servicer’s instructions), to the extent of Available Funds then on deposit in the collection account with respect to the Collection Period preceding such payment date and funds, if any, deposited into the collection account from the reserve account, in the following order of priority:

first, (a) to the servicer, the servicing fee, any Supplemental Servicing Fees and any Liquidation Reimbursements and all unpaid servicing fees, Supplemental Servicing Fees and Liquidation Reimbursements, if any, with respect to prior periods; and (b) (i) to the standby servicer, any accrued and unpaid standby servicing fees, reasonable expenses and indemnification amounts; provided, however, that, prior to the occurrence of an event of default with respect to a payment default or the occurrence of an insolvency event, the expenses and indemnification amounts payable to the standby servicer pursuant to this clause first will be limited to $125,000 per annum in the aggregate, and (ii) if the standby servicer becomes the successor servicer, to the standby servicer, Servicing Transition Costs, to the extent not previously paid by the predecessor servicer pursuant to the sale and servicing agreement, provided, that such Servicing Transition Costs payable pursuant to this clause first will not exceed $200,000; provided, further, that amounts withdrawn from the reserve account may not be used to pay amounts due under clause (a) so long as BAC or an affiliate of BAC is the servicer or under clause (b) so long as BAC or an affiliate of BAC is the standby servicer;

second, to the indenture trustee, the owner trustee (including in its individual capacity) and the grantor trust trustee (including in its individual capacity), any accrued and unpaid fees, reasonable expenses and indemnification amounts and, to the asset representations reviewer, any accrued and unpaid fees, reasonable expenses and indemnification amounts to the extent not previously paid by the sponsor; provided, however, that, prior to the occurrence of an event of default with respect to a payment default or the occurrence of an insolvency event, the expenses and indemnification amounts payable (A) to the indenture trustee pursuant to this clause second will be limited to $125,000 per annum in the aggregate, (B) to the owner trustee and the grantor trust trustee pursuant to this clause second will be limited to $120,000 per annum in the aggregate and (C) to the asset representations reviewer pursuant to this clause second will be limited to $150,000 per annum in the aggregate;

third, to the Class A noteholders, pro rata, the accrued Class A note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on each class of the Class A notes at their respective interest rates on the Note Balance of each such class as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class A noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class A noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class A noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates for each class of Class A notes (to the extent permitted by law); provided, that if there are not sufficient funds available to pay the entire amount of the accrued Class A note interest, the amount available will be applied to the payment of such interest on the Class A notes on a pro rata basis based on the amount of interest payable to each class of Class A notes;

fourth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the First Allocation of Principal, if any;

fifth, to the noteholders of the Class B notes, the accrued Class B note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Class B Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class B noteholders on or prior to the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate (to the extent permitted by law);

sixth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Second Allocation of Principal, if any;

seventh, to the noteholders of the Class C notes, the accrued Class C note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class C notes at the Class C interest rate on the Class C Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class C noteholders on or prior to the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class C noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class C noteholders on those prior payment dates, plus interest on any such shortfall at the Class C interest rate (to the extent permitted by law);

eighth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Third Allocation of Principal, if any;

ninth, to the noteholders of the Class D notes, the accrued Class D note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class D notes at the Class D interest rate on the Class D Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class D noteholders on or prior to the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class D noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class D noteholders on those prior payment dates, plus interest on any such shortfall at the Class D interest rate (to the extent permitted by law);

tenth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Fourth Allocation of Principal, if any;

eleventh, to the noteholders of the Class E notes, the accrued Class E note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class E notes at the Class E interest rate on the Class E Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class E noteholders on or prior to the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class E noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class E noteholders on those prior payment dates, plus interest on any such shortfall at the Class E interest rate (to the extent permitted by law);

twelfth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Fifth Allocation of Principal, if any;

thirteenth, to the reserve account, any additional amounts required to cause the amount of cash on deposit in the reserve account to equal the Specified Reserve Account Balance;

fourteenth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Regular Allocation of Principal, if any;

fifteenth, to the indenture trustee, the owner trustee (including in its individual capacity), the grantor trust trustee (including in its individual capacity), the standby servicer and the asset representations reviewer, any accrued and unpaid fees, expenses and indemnification amounts not paid pursuant to clause first or clause second due solely to the per annum limitation set forth therein; and

sixteenth, to the certificateholders, pro rata, based on the Percentage Interest of each certificateholder, or, to the extent definitive certificates have been issued, to the certificate distribution account for distribution to the certificateholders, any funds remaining.

Upon and after any distribution to the certificateholders of any amounts, the noteholders will not have any rights in, or claims to, those amounts.

If the sum of the amounts required to be distributed pursuant to clauses first through twelfth above exceeds the sum of Available Funds for that payment date, the indenture trustee will withdraw from the reserve account and deposit in the collection account for distribution in accordance with the payment waterfall an amount equal to the lesser of the funds on deposit in the reserve account and the amount of such shortfall; provided, that amounts withdrawn from the reserve account may not be used to pay (a) the servicing fee so long as BAC or an affiliate of BAC is the servicer or (b)  the standby servicing fee so long as BAC or an affiliate of BAC is the standby servicer.

Overcollateralization

Overcollateralization is the amount by which the Pool Balance exceeds the aggregate outstanding principal amount of the notes. Overcollateralization means there will be additional receivables generating Collections that will be available to cover losses on the receivables and shortfalls due to any low annual percentage rate receivables. The initial overcollateralization level on the closing date will be approximately 15.50% of the Pool Balance as of the cut-off date.

This transaction is structured to make principal payments on the notes in an amount greater than the decrease in the Pool Balance until a targeted level of overcollateralization is reached. After that point, principal payments on the notes will be made in an amount sufficient to maintain the targeted level of overcollateralization. The level of overcollateralization, as of each payment date, is required to increase to, and thereafter be maintained at, a Targeted Overcollateralization Amount equal to the greater of (a) 20.80% of the Pool Balance as of the last day of the related Collection Period and (b)  3.25% of the Pool Balance as of the cut-off date.

Excess Interest

Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the servicing fee, trustee fees, expenses and indemnity amounts, asset representations reviewer fees, expenses and indemnity amounts (to the extent not otherwise paid by the sponsor), amounts required to be deposited in the reserve account, if any, and interest on the notes each month, there is expected to be excess interest. Any excess interest will be applied on each payment date as an additional source of Available Funds as described under “—Priority of Payments” above.

Optional Redemption

If the servicer (or its designee) exercises its optional clean-up call to purchase (and/or to designate one or more other parties to purchase) the receivables, the receivable files and the related security relating thereto from the grantor trust on any payment date when the required conditions are satisfied, then the outstanding notes will be redeemed in whole, but not in part on such date. The servicer may exercise this option on any payment date when both of the following conditions are satisfied: (a) as of the last day of the related Collection Period, the Pool Balance has declined to 10% or less of the Pool Balance as of the cut-off date and (b) the sum of the purchase price (as described below) and the Available Funds for such payment date would be sufficient to pay the sum of (i) the servicing fee for such payment date and all unpaid servicing fees for prior periods, (ii) all fees, expenses and indemnities owed to the indenture trustee, the owner trustee (including in its individual capacity) and the grantor trust trustee (including in its individual capacity) and not previously paid, (iii) all fees, expenses and indemnities owed to the standby servicer and not previously paid, (iv) interest then due on the outstanding notes and (v) the aggregate unpaid Note Balance of all of the outstanding notes. If the servicer (or its designee) purchases the receivables, the receivable files and the related security relating thereto on any payment date, the purchase price will equal the greater of (a) the unpaid principal amount of all of the outstanding notes, plus accrued and unpaid interest on the outstanding notes at the applicable interest rate up to but excluding that payment date (after giving effect to all distributions to be made on that payment date) and (b) the fair market value of the receivables and the other issuing entity property (other than the reserve account). Additionally, so long as the depositor or an affiliate of the depositor is the sole certificateholder, then each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts on deposit in the reserve account and remaining Available Funds after the payments under clauses first through twelfth set forth in “—Priority of Payments” above would be sufficient to pay in full the aggregate unpaid note balance of all of the outstanding notes as determined by the servicer. On such payment date, (a) the indenture trustee, upon written direction from the servicer, will transfer all amounts on deposit in the reserve account to the collection account, (b) the outstanding notes will be redeemed in whole, but not in part and (c) the notes will be deemed to be due and payable on such payment date. Following such redemption, any funds remaining in the reserve account will be distributed to or at the direction of the depositor.

It is expected that at the time this “clean-up call” option becomes available to the servicer, only the Class D notes and Class E notes will be outstanding.

Notice of redemption under the indenture will be given by the indenture trustee at the written direction and expense of the servicer not later than 5 days prior to the applicable redemption date to each registered holder of notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes and the place where those notes are to be surrendered for payment of the redemption price; (iv) that interest on the notes will cease to accrue on the redemption date; and (v) the CUSIP numbers (if applicable) for the notes.

Fees and Expenses

The fees and expenses (including indemnification amounts) paid or payable from Available Funds are set forth in the table below. Those fees and expenses are paid on each payment date as described above under “—Priority of Payments” and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration”.

Recipient	Fees and Expenses Payable*
Servicer	The servicing fee as described below under “—Servicing Compensation and Expenses”
Indenture Trustee	$24,000 per annum plus expenses**
Owner Trustee	$4,000 per annum plus expenses**
Grantor Trust Trustee	$6,500 per annum plus expenses**
Standby Servicer	The standby servicing fee as described below under “—Standby Servicing”**
Asset Representations Reviewer	$5,000 per annum and, in connection with an Asset Review, $200 per receivable reviewed as described above under “—Asset Representations Review —Fees and Expenses for Asset Review”***

*	The fees and expenses described above do not change upon an event of default although actual expenses incurred may be higher after an event of default.
**

The issuing entity has the primary obligation to pay the fees and expenses of the indenture trustee, the owner trustee, the grantor trust trustee and the standby servicer. To the extent that such amounts are not otherwise satisfied by the issuing entity, such amounts will be paid by the servicer.

***	The sponsor has the primary obligation to pay the fees and expenses of the asset representations reviewer.

Indemnification of the Indenture Trustee, the Owner Trustee and the Grantor Trust Trustee

Under the indenture, the indenture trustee will be indemnified for any fees, costs, loss, liability, expense, tax, penalty or claim (including reasonable attorneys’ fees and expenses and court costs and any losses incurred in connection with a successful defense, in whole or in part, of any claim that the indenture trustee breached its standard of care and legal fees and expenses and court costs incurred in actions against the indemnifying party) incurred by it in connection with the administration of the trust or trusts under the indenture or under any other transaction document or performance of any of its powers or duties under the indenture or the enforcement of its rights (including indemnification rights) under the transaction documents. Such amounts will be payable by the issuing entity from Available Funds available therefor as described above under “—Priority of Payments” and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration,” and, to the extent not satisfied by the issuing entity, by the initial servicer. However, none of the administrator, the issuing entity, the depositor or the servicer will be liable for or required to indemnify the indenture trustee from and against any of the foregoing expenses arising or resulting from (i) the indenture trustee’s own willful misconduct, bad faith or negligence, (ii) the inaccuracy of certain of the indenture trustee’s representations and warranties or (iii) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the indenture trustee.

Under each respective trust agreement, the owner trustee and the grantor trust trustee and their respective successors, assigns, directors, officers, employees and agents will be indemnified from and against any and all loss, liability, expense, tax, penalty, damage, judgment, cost, action, suit or claim (including reasonable attorneys’ fees and expenses, court costs and other legal expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by or asserted against it and its successors, assigns, directors, officers, employees and agents in any way relating to or arising out of the respective trust agreement, the other transaction documents, the issuing entity property, the administration of the issuing entity property or the action or inaction of the owner trustee under the trust agreement or the grantor trust trustee under the grantor trust agreement or the enforcement of their respective rights (including indemnification rights) under the transaction documents. Such amounts will be payable by the issuing entity from Available Funds available therefor as described above under “—Priority of Payments” and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration,” and, to the extent not satisfied by the issuing entity, by the initial servicer. However, neither the owner trustee nor the grantor trust trustee will be indemnified from and against any of the foregoing expenses or indemnities determined by a court of competent jurisdiction or as otherwise agreed by the parties to be arising or resulting from (i) such trustee’s own willful misconduct, bad faith or gross negligence, (ii) the inaccuracy of certain of such trustee’s representations and warranties, (iii) liabilities arising from the failure of such trustee to perform certain obligations or (iv) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by such trustee in each such trustee’s individual capacity.

Collection and Other Servicing Procedures

BAC will be the servicer. So long as BAC is the servicer, it will also act as custodian of the receivables, and, as the issuing entity’s, the grantor trust’s and the indenture trustee’s agent, will maintain possession or control, as applicable, of the receivable files. The servicer may, in accordance with its customary servicing practices, (i) maintain all or a portion of the receivables files in electronic form (including the contracts giving rise to the receivables) and (ii) maintain custody of all or any portion of the receivable files with one or more of its agents or designees. The servicer will maintain control of all electronic chattel paper evidencing a receivable. The servicer, among other things, will manage, service, administer and make collections on the receivables in accordance with its customary servicing practices in effect from time to time, using the same degree of skill and attention that the servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others, consistent with the sale and servicing agreement. The servicer is permitted to delegate some or all of its duties to another entity, including its affiliates and subsidiaries, although the servicer will remain liable for the performance of any duties that it delegates to another entity. See “The Transfer Agreements and the Administration Agreement” in this prospectus.

Servicing Compensation and Expenses

The servicer will be entitled to receive a servicing fee for each Collection Period. The “servicing fee” for any payment date will be an amount equal to the product of (1) 3.50%, (2) one-twelfth and (3) the Pool Balance as of the opening of business on the first day of the related Collection Period (or as of the cut-off date, in the case of the first payment date). As additional compensation, the servicer will be entitled to retain all Supplemental Servicing Fees and Liquidation Reimbursements. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date prior to payments to the noteholders from funds on deposit in the collection account with respect to the Collection Period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account; provided, that amounts withdrawn from the reserve account may not be used for this purpose so long as BAC or an affiliate of BAC is the servicer. The servicer will pay all expenses (other than Liquidation Reimbursements) incurred by it in connection with its servicing activities (including any fees and expenses of sub-servicers to whom it has delegated servicing responsibilities) and will not be entitled to reimbursement of those expenses. The servicer will be entitled to retain an amount equal to any Liquidation Reimbursements for each Collection Period pursuant to the terms of the sale and servicing agreement. The servicer will have no responsibility, however, to pay any losses with respect to the receivables or any losses in connection with the investment of funds on deposit in the collection account and the reserve account.

Collection, Extensions and Modifications of Receivables

The servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due in accordance with its customary servicing practices. Pursuant to the sale and servicing agreement, the servicer may, in accordance with its customary servicing practices, grant Permitted Modifications (as described below) but not any other extensions, rebates, deferrals, amendments, modifications or adjustments with respect to a receivable, nor may the servicer (1) extend the date for final payment by the obligor of any receivable beyond the last day of the Collection Period immediately prior to the final scheduled payment date of the latest maturing class of Notes or (2) reduce the contract rate or principal balance of any receivable in the case of either clause (1) or (2) above, other than (a) as required by applicable law or court order, (b) in connection with a modification, adjustment or settlement in the event the receivable becomes a Severely Distressed Receivable, (c) at the direction of a regulatory authority or in accordance with regulatory guidance or (d) if the related obligor is a servicemember in military service or is the spouse or a dependent of a servicemember. The servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a receivable.

A “Permitted Modification” means an extension, deferral, alteration, amendment, modification, temporary reduction in payment or adjustment to the terms of, or with respect to, any receivable (any of the foregoing, a “Receivable Modification”) made pursuant to the servicer’s customary servicing practices with respect to which at least one of the following conditions has been satisfied: (i) such Receivable Modification, individually and collectively, considering all Receivable Modifications proposed to be made with respect to the receivable, is ministerial in nature (including, without limitation, any change to the due date for monthly payments from an obligor to a different day in the month or a waiver of any supplemental servicing fees); (ii) such Receivable Modification that (x) is required by applicable law (including at the direction of a regulatory authority, court order or in accordance with the servicer’s compliance procedures for complying with the Servicemembers Civil Relief Act and any similar applicable state law) or (y)(A) is in accordance with the servicer’s customary servicing practices and (B) is intended by the servicer to comply with or respond to a law, government regulation or government enforcement activity pertaining to the receivables or classes of loans similar to the receivables; (iii) in the case of any extension or deferral, (x) the obligor’s address is within a geographic area determined by the President of the United States or the Governor of the applicable state to warrant individual, or individual and public, assistance from the federal government under the Robert T. Stafford Disaster Relief and Emergency Assistance Act or similar state law, as the case may be or (y) the obligor is a United States federal or state government employee that is furloughed on account of a shutdown of such government occurring as a result of a lapse in annual appropriations; (iv) the servicer, in response to a request made by an obligor, provides for extensions or deferrals of payment with respect to a receivable to the extent that the following conditions all apply: (A) such extensions or deferrals may not extend the final payment more than five (5) months past the original final payment date; (B) such extensions or deferrals shall not exceed five (5) months in the aggregate during the life of such receivable; and (C) such extension or deferral does not cause the number of extensions or months by which the payment due date relating to such loan to be extended in the aggregate more than one (1) month within a continuous 12-month period; (v) such Receivable Modification is a change of payment frequency on a receivable; (vi) such Receivable Modification where (x) the obligor is in payment default or in the judgment of the servicer, in accordance with the servicer’s customary servicing practices, it is reasonably foreseeable that the obligor will default (it being understood that the Servicer may proactively contact any obligor whom the Servicer believes may be at higher risk of a payment default under the related receivable, and it being further understood that if the obligor has notified the servicer that the obligor has been materially and adversely impacted by a natural disaster, public health emergency or public terror attack, then the servicer may reasonably conclude that it is reasonably foreseeable that such obligor will default), and (y) the servicer believes that such Receivable Modification is appropriate or necessary to preserve the value of such receivable and to prevent such receivable from going into default (or, where the receivable is already in default, to prevent the receivable from becoming further impaired); or (vii) an opinion has been delivered to the issuing entity and the administrator to the effect that such extension, deferral, amendment, modification, alteration, temporary reduction in payment or adjustment will not cause the grantor trust to fail to qualify as a grantor trust for United States federal income tax purposes.

Subject to the purchase obligations described above, the servicer and its affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to obligors with respect to the related receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the receivables, prepayments or faster or slower timing of the payment of the receivables. Additionally, the servicer may refinance any receivable by accepting a new promissory note from the related obligor and depositing the full outstanding principal balance of and any accrued interest on such receivable into the collection account. The receivable created by such refinancing will not be property of the issuing entity or the grantor trust. The servicer and its affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a receivable upon the death or disability of the related obligor or any casualty with respect to the financed vehicle.

Upon discovery of a breach of certain other servicing covenants set forth in the sale and servicing agreement which materially and adversely affects the interests of the issuing entity, the grantor trust or the noteholders in the related receivable, the party discovering or receiving written notice of that breach will give prompt written notice thereof to the other parties to the sale and servicing agreement; provided, that (i) delivery of the monthly servicer’s certificate which identifies that receivables are being or have been repurchased will be deemed to constitute prompt notice by the servicer and the issuing entity of that breach and (ii) the servicer, the indenture trustee or the standby servicer will be deemed to have knowledge of such breach only if a responsible officer of the servicer or the indenture trustee, as applicable, has actual knowledge thereof, including without limitation upon receipt of written notice; provided, further, that the failure to give that notice will not affect any obligation of the servicer under the sale and servicing agreement. If the breach materially and adversely affects the interests of the issuing entity, the grantor trust or the noteholders in the related receivable, or if the servicer is required to make payment of the actual loss amount pursuant to the sale and servicing agreement, then the servicer will either (a) correct or cure that breach, if applicable, or (b) pay the actual loss amount (if any) with respect to such receivable, in either case on or before the payment date following the end of the Collection Period which includes the 60th day (or, if the servicer elects, an earlier date) after the date the servicer became aware or was notified of that breach. Such breach or failure will be deemed not to materially and adversely affect such receivable if such breach or failure has not affected the ability of the grantor trust to receive and retain timely payment in full on such receivable. The servicer will deposit (or cause to be deposited) the actual loss amount into the collection account on the date of such indemnification (or, if the servicer elects, an earlier date). The obligation of the servicer to make a payment equal to the actual loss amount as described above will constitute the sole remedy available to the issuing entity, the grantor trust and the noteholders for a breach by the servicer of certain of its servicing covenants under the sale and servicing agreement.

Unless required by law or court order, at the direction of a regulatory authority or in accordance with regulatory guidance, the servicer will not release the financed vehicle securing each receivable from the security interest granted by such receivable in whole or in part except in the event of payment in full by or on behalf of the obligor thereunder or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices or in connection with repossession or except as may be required by an insurer in order to receive proceeds from any insurance policy covering such financed vehicle.

Realization Upon Defaulted Receivables

On behalf of the issuing entity and the grantor trust, the servicer will use commercially reasonable efforts, consistent with its customary servicing practices, to repossess or otherwise convert the ownership of and liquidate the financed vehicle securing any receivable as to which the servicer had determined eventual payment in full is unlikely unless it determines in its sole discretion that repossession will not increase the aggregate liquidation proceeds or that the proceeds ultimately recoverable with respect to such receivable would be increased by forbearance or that repossessing such financed vehicle would otherwise not be consistent with the servicer’s customary servicing practices. The servicer will follow such customary servicing practices as it deems necessary or advisable, which may include reasonable efforts to realize upon any recourse to any dealer and selling the financed vehicle at public or private sale. The foregoing will be subject to the provision that, in any case in which the financed vehicle has suffered damage, the servicer will not be required to expend funds in connection with the repair or the repossession of such financed vehicle. The servicer, in its sole discretion, may in accordance with its customary servicing practices sell any receivable’s Deficiency Balance, sell Defaulted Receivables and sell receivables in bankruptcy. To facilitate any such sale the servicer may, in accordance with its customary servicing practices, purchase from the grantor trust such Deficiency Balance, Defaulted Receivable or receivable in bankruptcy for a purchase price equal to the proceeds received by the servicer in an arm’s-length transaction for the sale of such Deficiency Balance, Defaulted Receivable or receivable in bankruptcy. Net proceeds of any such sale allocable to the receivable will constitute liquidation proceeds, and the sole right of the issuing entity, the grantor trust and the indenture trustee, if any, with respect to any such sold receivables will be to receive such liquidation proceeds. Upon such sale, the servicer will mark its computer records indicating that any such sold receivable no longer belongs to the issuing entity and the grantor trust. The servicer is authorized to take any and all actions necessary or appropriate on behalf of the issuing entity and the grantor trust to evidence the sale of the financed vehicle at a public or private sale or the sale of the receivable to the servicer to facilitate a sale of a Deficiency Balance, Defaulted Receivable or receivable in bankruptcy pursuant to the sale and servicing agreement, in each case, free from any lien or other interest of the issuing entity, the grantor trust or the indenture trustee. In addition, the servicer may, in some circumstances, in accordance with its customary servicing practices, waive any receivable’s Deficiency Balance.

Servicer Replacement Events

The following events constitute “servicer replacement events” under the sale and servicing agreement:

•

any failure by the servicer to deliver or cause to be delivered any required payment to the indenture trustee for distribution to the noteholders, which failure continues unremedied for five Business Days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the noteholders evidencing at least 25% of the Note Balance, voting together as a single class;

•

any failure by the servicer to duly observe or perform in any respect any other of its covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the issuing entity or the noteholders, and which continues unremedied for 60 days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee (acting at the written direction of noteholders evidencing at least a majority of the aggregate Note Balance of all outstanding notes) or noteholders evidencing at least a majority of the aggregate Note Balance of all outstanding notes;

•

any representation or warranty of the servicer in the sale and servicing agreement proves to have been incorrect in any respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for a period of 60 days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee (acting at the written direction of noteholders evidencing at least a majority of the aggregate Note Balance of all outstanding notes) or noteholders evidencing at least a majority of the aggregate Note Balance of all outstanding notes; or

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 consecutive days) of bankruptcy, insolvency, receivership or liquidation of the servicer.

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first three bullet points above was caused by a force majeure event or other similar occurrence, then the grace periods described in those bullet points will be extended by an additional 60 calendar days.

In addition, neither BAC nor the servicer will be liable for any failure or delay in the performance of its obligations or the taking of any action under the sale and servicing agreement or under any other transaction document (and such failure or delay will not constitute a breach of any transaction document or a servicer replacement event, as applicable) if such failure or delay arises from compliance by BAC or the servicer, as applicable, with any law or court order, the direction of a regulatory authority or regulatory guidance.

The servicer will give the issuing entity, the grantor trust and the indenture trustee notice of any servicer replacement event under the sale and servicing agreement.

The existence or occurrence of any “material instance of noncompliance” (within the meaning of Item 1122 of Regulation AB) will not create any presumption that any event under the first three bullet points above has occurred.

Resignation, Removal or Replacement of the Servicer

If a servicer replacement event has occurred and is continuing, the indenture trustee, acting at the direction of noteholders representing at least a majority of the Note Balance of the Controlling Class, will terminate all of the rights and obligations of the servicer with respect to the receivables. The indenture trustee will effect that termination by delivering notice to the servicer, the owner trustee, the grantor trust trustee, the issuing entity, the grantor trust, the administrator and to the noteholders. Any successor servicer must be an established institution whose regular business includes the servicing of comparable motor vehicle receivables.

The servicer may not resign from its servicing obligations and duties unless it determines that the performance of its duties as servicer is no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed the servicer’s obligations. The servicer may not assign the sale and servicing agreement or any of its rights, powers, duties or obligations thereunder except under limited circumstances in connection with a consolidation, merger, conveyance, sale, transfer of substantially all of its assets or similar occurrence.

The servicer (including any successor servicer) may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the transaction documents to any of its affiliates or (b) specific duties (including, without limitation, its duties as custodian) to sub-contractors who are in the business of performing such duties. However, no delegation to affiliates or sub-contractors will relieve the servicer of its responsibility with respect to its duties and the servicer will remain obligated and liable to the issuing entity and the indenture trustee for those duties as if the servicer alone were performing those duties.

Upon the servicer’s receipt of notice of termination, the predecessor servicer will continue to perform its functions as servicer only until the date specified in that termination notice or, if no date is specified therein, until receipt of that notice. If a successor servicer has not been appointed at the time when the predecessor servicer ceases to act as servicer of the receivables, the indenture trustee will automatically be appointed the successor servicer. However, if the indenture trustee is legally unable or is unwilling to act as servicer, the indenture trustee will appoint (or petition a court to appoint) a successor servicer.

Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the receivables (other than the obligations of the predecessor servicer that survive its termination as servicer, including its obligation to indemnify against certain events arising before its replacement). In a bankruptcy or similar proceeding for the servicer, a bankruptcy trustee or similar official may have the power to prevent the indenture trustee, the issuing entity or the noteholders from effecting a transfer of servicing to a successor servicer.

Waiver of Past Servicer Replacement Events

Noteholders holding not less than a majority of the Note Balance of the Controlling Class may waive any servicer replacement event.

Standby Servicing

Under the sale and servicing agreement, the standby servicer may not resign from its obligations and duties as standby servicer, except upon determination that the performance by the standby servicer of its duties is no longer permissible under applicable law or provided that the Rating Agency Condition is satisfied. No resignation of the standby servicer will be effective until an entity acceptable to the noteholders representing at least a majority of the Note Balance of the Controlling Class will have assumed the responsibilities and obligations of the standby servicer. Additionally, prior to an appointment of the standby servicer as successor servicer, the indenture trustee will, at the direction of the noteholders representing at least a majority of the Note Balance of the Controlling Class, without cause, upon not less than 30 days’ notice, terminate the rights and obligations of the standby servicer. If the standby servicer replaces the servicer upon the servicer’s resignation or termination, the standby servicer will be successor to the servicer in all respects except as expressly set forth in the sale and servicing agreement and will be subject to the termination provisions relating to the servicer under the sale and servicing agreement and as described under “—Servicer Replacement Events.”

The standby servicer will be entitled to receive a standby servicing fee for each Collection Period. The “standby servicing fee” for any payment date will be an amount equal to the greater of (i) the product of (1) one-twelfth, (2) 0.02% and (3) the Pool Balance as of the opening of business on as of the first day of the related Collection Period (or as of the cut-off date, in the case of the first payment date) and (ii) $4,000.

Under the sale and servicing agreement, the standby servicer will be indemnified for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees, and expenses that the standby servicer may sustain under the sale and servicing agreement in connection with claims asserted at any time against the standby servicer arising out of the sale and servicing agreement, unless any of the foregoing expenses are the result of the negligence, bad faith or misconduct of the standby servicer or any failure of the representations and warranties made by the standby servicer under the sale and servicing agreement (or any transaction document), or in connection with the sale and servicing agreement to be true and correct in all material respects when made, or the breach of any transaction document by the standby servicer resulting from the standby servicer’s negligence or willful misconduct. Such amounts will be payable by the issuing entity from Available Funds available therefor as described above under “—Priority of Payments” and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration”.

Evidence as to Compliance

The sale and servicing agreement provides that a registered public accounting firm (who may also render other services to the servicer or its affiliates) will annually furnish to the issuing entity and the grantor trust, with a copy to the indenture trustee, an attestation report.

The sale and servicing agreement will also provide for delivery on or before March 30 of each calendar year, beginning March 30, 2025, of an officer’s certificate stating that (i) a review of the servicer’s activities during the preceding calendar year and of performance under the sale and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, the servicer has fulfilled all its obligations under the sale and servicing agreement in all material respects throughout the year, or, if there has been a failure to fulfill any of these obligations in any material respect, specifying each failure known to the officer and the nature and status of the failure.

In addition, except as described below, the servicer and each other party that participates in the servicing function with respect to more than 5% of the receivables and other assets comprising the issuing entity will deliver annually to the issuing entity, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) and that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

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the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

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a statement that a registered public accounting firm has issued an Attestation Report on the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Further, except as described below, each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

An annual report on Form 10-K with respect to the issuing entity will be filed with the SEC within 90 days after the end of each fiscal year. The annual report will contain the statements, certificates and reports discussed above.

The servicer will also give the issuing entity, the grantor trust and the indenture trustee notice of any servicer replacement event under the sale and servicing agreement.

THE INDENTURE

The following summary describes the material terms of the indenture pursuant to which the notes will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the indenture.

Material Covenants

The indenture provides that the issuing entity will not, and will not permit the grantor trust to, among other things:

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except as expressly permitted by the indenture, the sale and servicing agreement, the trust agreement, the grantor trust agreement, the administration agreement or the other transaction documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the issuing entity or the grantor trust or engage in any other activities other than financing, acquiring, owning, pledging, selling and managing the receivables, the grantor trust certificate and other collateral;

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claim any credit on or make any deduction from the principal and interest payable in respect of the notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Code”), or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon any part of the issuing entity property;

•	except as contemplated by the transaction documents, dissolve or liquidate in whole or in part;

•	merge or consolidate with, or transfer substantially all of its assets to, any other person;

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permit the validity or effectiveness of the indenture to be impaired or permit the lien of the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under that indenture except as may be expressly permitted thereby;

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permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (except certain permitted encumbrances) to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof;

•	permit the lien of the indenture to not constitute a valid first priority security interest (except certain permitted encumbrances) in the collateral; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the transaction documents.

Noteholder Communication; List of Noteholders

Investors may send a request to the depositor at any time notifying the depositor that the investor would like to communicate with other investors with respect to an exercise of their rights under the terms of the transaction documents. If the requesting investor is not a noteholder as reflected on the note register, the depositor may require that the requesting investor provide verification documents to confirm that the requesting investor is, in fact, a beneficial owner of notes. The depositor will disclose in each Form 10-D information regarding any request received during the related Collection Period from an investor to communicate with other investors related to the investors exercising their rights under the terms of the transaction documents. The disclosure in the Form 10-D regarding the request to communicate will include the name of the investor making the request, the date the request was received, a statement to the effect that the issuing entity has received a request from the investor, which states that the investor is interested in communicating with other investors with regard to the possible exercise of rights under the transaction documents and a description of the method other investors may use to contact the requesting investor. BAC and the depositor will be responsible for any expenses incurred in connection with the filing of such disclosure and the reimbursement of any costs incurred by the indenture trustee in connection with the preparation thereof.

With respect to the notes of the issuing entity, three or more holders of the notes or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding Note Balance of the notes, voting as a single class may, by written request to the indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all current noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the indenture or under the notes.

Annual Compliance Statement

The issuing entity will be required to deliver annually to the indenture trustee a written officer’s statement as to the fulfillment of its obligations under the indenture which, among other things, will state that to the best of the officer’s knowledge, the issuing entity has complied in all material respects with all conditions and covenants under the indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to that officer and the nature and status of that default.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act of 1939, as amended, the indenture trustee will be required to transmit each year to all noteholders a brief report setting forth the following:

•	its eligibility and qualification to continue as indenture trustee under the indenture;

•	information regarding a conflicting interest of the indenture trustee;

•	any change to the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the indenture trustee in its individual capacity;

•	any change to the property and funds physically held by the indenture trustee in its capacity as indenture trustee;

•	any release, or release and substitution, of property subject to the lien of the indenture that has not been previously reported;

•	any additional issue of notes that has not been previously reported; and

•	any action taken by it that materially affects the notes or the trust property and that has not been previously reported.

Documents by Indenture Trustee to Noteholders

The indenture trustee, at the expense of the issuing entity, will make available to each noteholder, not later than the latest date permitted by law, such information as may be required by the Code to enable such holder to prepare its United States federal and state income tax returns.

Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all the notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all amounts owed under the indenture.

Resignation or Removal of the Indenture Trustee

The indenture trustee may resign at any time, in which event the issuing entity will be obligated to appoint a successor indenture trustee. The issuing entity will remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes insolvent or is otherwise incapable of acting. In such circumstances, the issuing entity will be obligated to appoint a successor indenture trustee. In addition, noteholders representing a majority of the outstanding Note Balance of the Controlling Class may remove the indenture trustee without cause by giving 30 days’ prior written notice to the indenture trustee and the issuing entity and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee does not become effective until acceptance of the appointment by the successor indenture trustee for the issuing entity and payment of all fees, indemnities and expenses owed to the outgoing indenture trustee.

Events of Default

The occurrence and continuation of any one of the following events will be an “event of default” under the indenture:

•	a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, and such default continues for a period of five Business Days or more;

•	a default in the payment of principal of any note on the related final scheduled payment date or the redemption date;

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any failure by the issuing entity to duly observe or perform in any respect any of its covenants or agreements in the indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere specifically dealt with), which failure materially and adversely affects the rights of the noteholders, and which continues unremedied for a period of 45 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy that failure; provided that that failure is capable of remedy within 90 days) after written notice thereof has been given to the issuing entity from the indenture trustee or from noteholders evidencing at least 25% of the Note Balance of the outstanding notes, voting together as a single class;

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any representation or warranty of the issuing entity made in the indenture proves to have been incorrect in any respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for a period of 45 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy that failure; provided that that failure is capable of remedy within 90 days) after written notice thereof has been given to the issuing entity from the indenture trustee or from noteholders evidencing at least 25% of the Note Balance of the outstanding notes, voting together as a single class; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for 90 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first four bullet points above was caused by a force majeure event or other similar occurrence, then the grace periods described in those bullet points will be extended by an additional 60 calendar days.

The amount of principal required to be paid to noteholders under the indenture generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal on a class of notes due to a lack of amounts available to make such payments will not result in the occurrence of an event of default until the final scheduled payment date or redemption date for that class of notes. See “Risk Factors— The issuing entity has issued multiple classes of notes, and your notes may be more sensitive to losses, be affected by conflicts of interest between classes and have reduced liquidity or voting power because of an unknown retention of notes—The failure to pay interest on the subordinated classes of notes is not an event of default, and the failure to make principal payments on any notes will generally not result in an event of default until the applicable final scheduled payment date” in this prospectus.

Rights Upon Event of Default

Upon the occurrence and continuation of any event of default (other than an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity), the indenture trustee may, or if directed by the noteholders representing not less than a majority of the Note Balance of the Controlling Class, will, declare all the notes to be immediately due and payable. Upon the occurrence of an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity, the notes will automatically be accelerated and all accrued and unpaid interest on and all unpaid principal of the notes will be due and payable without any declaration or other act by the indenture trustee or the noteholders.

If an event of default has occurred and is continuing, the indenture trustee may institute proceedings to collect amounts due or foreclose on issuing entity property, exercise remedies as a secured party or, if the notes have been accelerated, sell the receivables. Upon the occurrence of an event of default resulting in acceleration of the notes, the indenture trustee may sell the receivables or may elect to have the issuing entity maintain possession of the receivables and apply Collections as received. However, the indenture trustee is prohibited from selling the receivables following an event of default and acceleration of the notes unless:

•	the holders of all outstanding notes consent to such sale;

•	the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes; or

•

the event of default either (a) relates to the failure to pay interest or principal when due and payable (a “payment default”) and the indenture trustee determines that the Collections on the receivables will not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable or (b) relates to certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity and, in each case, the indenture trustee obtains the consent of the holders of at least 66 2⁄3% of the Note Balance of the Controlling Class.

Notwithstanding anything under this heading to the contrary, if the event of default does not relate to a payment default or certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity, the indenture trustee may not sell the receivables unless the holders of all outstanding notes consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on the outstanding notes.

If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of not less than a majority of the Note Balance of the Controlling Class will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of not less than a majority of the Note Balance of the Controlling Class may, in certain cases, waive any event of default, except a default in payment of principal of or interest on any of the notes, a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the noteholders of all of the outstanding notes or a default arising from certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity.

Priority of Payments Will Change Upon Events of Default that Result in Acceleration

Following the occurrence of an event of default under the indenture which has resulted in an acceleration of the notes, the priority of payments changes. In that instance, payments on the notes will be made from all funds available to the issuing entity (including amounts on deposit in the reserve account) in the following order of priority:

first, (a) to the servicer, the servicing fee, any Supplemental Servicing Fees and any Liquidation Reimbursements and all unpaid servicing fees, Supplemental Servicing Fees and Liquidation Reimbursements with respect to prior periods; and (b) to the standby servicer, any accrued and unpaid standby servicing fees, reasonable expenses and indemnification amounts and any accrued and unpaid Servicing Transition Costs to the extent not previously paid by the predecessor servicer; provided, that amounts withdrawn from the reserve account may not be used to pay amounts due under clause (a) so long as BAC or an affiliate of BAC is the servicer or under clause (b) so long as BAC or an affiliate of BAC is the standby servicer;

second, on a pro rata basis, to the indenture trustee, the owner trustee (including in its individual capacity) and the grantor trust trustee (including in its individual capacity), any accrued and unpaid fees, reasonable expenses and indemnification amounts and, to the asset representations reviewer, any accrued and unpaid fees, reasonable expenses and indemnification amounts, in each case, to the extent not previously paid by the sponsor;

third, to the holders of the Class A notes, the accrued Class A note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class A-1 notes, the Class A-2 notes and the Class A-3 notes at the respective interest rates for such Class on the Note Balance of each such class as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the holders of the notes of such class on or prior to the preceding payment date and (ii) the excess, if any, of the amount of interest due and payable to the Class A noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class A noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates on such Class A notes for the related interest period (to the extent permitted by law); provided, that if there are not sufficient funds available to pay the entire amount of the accrued Class A note interest, the amounts available will be applied to the payment of that interest on each class of Class A notes on a pro rata basis based on the amount of interest payable to each class of Class A notes;

fourth, (a), if the acceleration of the notes results from an event of default that arises from (i) a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, (ii) a default in the payment of the principal of any note on the related final scheduled payment date or the redemption date or (iii) the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity, in the following order of priority:

•	to the Class A-1 noteholders, in respect of principal thereon, until the Class A-1 notes have been paid in full;

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to the Class A-2 noteholders and the Class A-3 noteholders, in respect of principal thereon, pro rata based on the Note Balance of each such class, until each such class of notes has been paid in full;

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to the Class B noteholders, the accrued Class B note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Class B Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class B noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate for the related interest period (to the extent permitted by law);

•	to the Class B noteholders, in respect of principal thereon, until the Class B notes have been paid in full;

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to the Class C noteholders, the accrued Class C note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class C notes at the Class C interest rate on the Class C Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class C noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class C noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class C noteholders on those prior payment dates, plus interest on any such shortfall at the Class C interest rate for the related interest period (to the extent permitted by law);

•	to the Class C noteholders, in respect of principal thereon, until the Class C notes have been paid in full;

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to the Class D noteholders, the accrued Class D note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class D notes at the Class D interest rate on the Class D Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class D noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class D noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class D noteholders on those prior payment dates, plus interest on any such shortfall at the Class D interest rate for the related interest period (to the extent permitted by law);

•	to the Class D noteholders, in respect of principal thereon, until the Class D notes have been paid in full;

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to the Class E noteholders, the accrued Class E note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class E notes at the Class E interest rate on the Class E Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class E noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class E noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class E noteholders on those prior payment dates, plus interest on any such shortfall at the Class E interest rate for the related interest period (to the extent permitted by law); and

•	to the Class E noteholders, in respect of principal thereon, until the Class E notes have been paid in full;

fourth, (b), if the acceleration of the notes results from an event of default that arises from any event other than those events described above in clause fourth (a), in the following order of priority:

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to the Class B noteholders, the accrued Class B note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Class B Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class B noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate for the related interest period (to the extent permitted by law);

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to the Class C noteholders, the accrued Class C note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class C notes at the Class C interest rate on the Class C Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class C noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class C noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class C noteholders on those prior payment dates, plus interest on any such shortfall at the Class C interest rate for the related interest period (to the extent permitted by law);

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to the Class D noteholders, the accrued Class D note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class D notes at the Class D interest rate on the Class D Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class D noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class D noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class D noteholders on those prior payment dates, plus interest on any such shortfall at the Class D interest rate for the related interest period (to the extent permitted by law);

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to the Class E noteholders, the accrued Class E note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class E notes at the Class E interest rate on the Class E Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class E noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class E noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class E noteholders on those prior payment dates, plus interest on any such shortfall at the Class E interest rate for the related interest period (to the extent permitted by law);

•	to the Class A-1 noteholders, in respect of principal thereon, until the Class A-1 notes have been paid in full;

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to the Class A-2 noteholders and the Class A-3 noteholders, in respect of principal thereon, pro rata, based on the Note Balance of each such class until each such class of notes has been paid in full;

•	to the Class B noteholders, in respect of principal thereon, until the Class B notes have been paid in full;

•	to the Class C noteholders, in respect of principal thereon, until the Class C notes have been paid in full;

•	to the Class D noteholders, in respect of principal thereon, until the Class D notes have been paid in full;

•	to the Class E noteholders, in respect of principal thereon, until the Class E notes have been paid in full; and

fifth, to the certificateholders, pro rata, based on the Percentage Interest of each certificateholder, or, to the extent definitive certificates have been issued, to the certificate distribution account for distribution to or at the direction of the certificateholders, any funds remaining.

Amendment Provisions

The indenture may be modified as follows:

The issuing entity, the grantor trust, and, when authorized by an issuing entity order, the indenture trustee may, with prior notice from the issuing entity to each Hired Agency, enter into supplemental indentures, without obtaining the consent of the noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of those noteholders; provided that (1) the Rating Agency Condition is satisfied with respect to such amendment and the issuing entity so notifies the indenture trustee in writing or (2) such action will not, as evidenced by an opinion of counsel delivered to the indenture trustee, materially and adversely affect the interest of any noteholder. The issuing entity, the grantor trust and the indenture trustee (when authorized by an issuing entity order) may also enter into supplemental indentures without obtaining the consent of the noteholders for the purpose of conforming the terms of the indenture to the description of such terms in this prospectus or, to the extent not contrary to this prospectus, to the description thereof in an offering memorandum with respect to any class of notes not offered by this prospectus or the certificates.

The issuing entity, the grantor trust and the indenture trustee, when authorized by an issuing entity order, may also with prior notice from the issuing entity to the Hired Agencies and with the consent of the noteholders of not less than a majority of the Note Balance of the outstanding notes, voting together as a single class, execute a supplemental indenture for the purpose of adding provisions to, changing in any manner or eliminating any provisions of, the indenture, or modifying in any manner the rights of the noteholders. Any such supplemental indenture that amends, modifies or supplements the rights of any noteholder in any of the following manners will require prior notice by the issuing entity to the Hired Agencies and the consent of the holders of 100% of the aggregate outstanding principal amount of each outstanding note affected thereby:

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changes the coin or currency in which, any note or any interest thereon is payable, reduces the interest rate thereon or principal amount thereof, delays the final scheduled payment date of any note or reduces the redemption price of any note;

•	impairs the right of the noteholders to institute suit for the enforcement of principal and interest payment on the notes that such noteholders own;

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reduces the percentage of the Note Balance, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

•	modifies or alters the provisions of the indenture regarding the voting of notes held by the issuing entity, the depositor, the servicer or the administrator or an affiliate of any of them;

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reduces the percentage of the Note Balance, the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the issuing entity property if the proceeds of the sale would be insufficient to pay the outstanding principal amount of and accrued but unpaid interest on the outstanding notes;

•	modifies any indenture amendment provision requiring noteholder consent in any respect materially adverse to the interest of the noteholders; or

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permits the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the issuing entity property or, except as otherwise permitted or contemplated in the transaction documents, terminates the lien of the indenture on any property at any time or deprives the holder of any note of the security afforded by the lien of the indenture.

No amendment or supplemental indenture will be effective which affects the rights, protections or duties of the indenture trustee or the owner trustee (including in its individual capacity) or the grantor trust trustee (including in its individual capacity), as applicable, without the prior written consent of the indenture trustee or the owner trustee or the grantor trust trustee, respectively. In addition, no amendment or supplemental indenture will be effective unless (a) the Majority Certificateholders or, if 100% of the aggregate Percentage Interests is then beneficially owned by BAC and/or its affiliates, such person (or persons) consent to such amendment or (b) such amendment will not, as evidenced by an officer’s certificate or opinion of counsel delivered to the indenture trustee, the owner trustee and the grantor trust trustee, materially and adversely affect the interests of the certificateholders, provided, however, that, no supplemental indenture or amendment may be made or entered into without the consent of all of the noteholders and all of the certificateholders unless the issuing entity delivers an opinion of counsel to the indenture trustee, the owner trustee and the grantor trust trustee to the effect that such supplemental indenture or amendment will not adversely affect the grantor trust’s status as a grantor trust for United States federal income tax purposes or cause the issuing entity or the grantor trust to be treated as an association (or publicly traded partnership) taxable as a corporation or as engaged in the conduct of a trade or business within the United States for United States federal income tax purposes.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

The transfer of the receivables by BAC to the depositor, by the depositor to the issuing entity, by the issuing entity to the grantor trust, and the pledge thereof to the indenture trustee, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code and certificate of title act as in effect in various states. The servicer and the depositor will take the actions described below to perfect the rights of the issuing entity, the grantor trust and the indenture trustee in the receivables.

Under the sale and servicing agreement, the servicer has been appointed by the issuing entity and the grantor trust to act as the custodian of the receivables. The servicer or a subservicer, as the custodian, will be designated to maintain (a) possession as the grantor trust’s agent of tangible records constituting or forming a part of related retail installment contracts and any other tangible records relating to the receivables (including amendments to electronic chattel paper that are evidenced in tangible form), or (b) control as the grantor trust’s agent over the electronic records constituting or forming a part of retail installment contracts and any other electronic records relating to the receivables. To the extent any of the receivables arise under or are evidenced by contracts in electronic form (such electronic contracts, together with the original contracts in tangible form, “chattel paper”), the servicer or subservicer, as the custodian, will have the capability of accessing the electronic information. While neither the original contracts (whether in electronic or tangible form) nor the printed copies of electronic contracts giving rise to the receivables will be marked to indicate the ownership interest thereof by the grantor trust, and neither the custodian nor the indenture trustee will have “control” of the authoritative copy of those contracts that are in electronic form, appropriate UCC-1 financing statements reflecting the transfer and assignment of the receivables by BAC to the depositor, by the depositor to the issuing entity and by the issuing entity to the grantor trust, and the pledge thereof to an indenture trustee will be filed to perfect that interest and give notice of the grantor trust’s ownership interest in, and the indenture trustee’s security interest in, the receivables and related chattel paper. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased (including a pledgee) the receivables in the ordinary course of its business and took possession of the original contracts in tangible form, or “control” of the authoritative copy of the contracts in electronic form giving rise to the receivables, the purchaser would acquire an interest in the receivables superior to the interests of the issuing entity, the grantor trust and the indenture trustee if the purchaser acquired the receivables for value and without knowledge that the purchase violates the rights of the issuing entity, the grantor trust or the indenture trustee, which could cause investors to suffer losses on their notes.

Generally, the rights held by assignees of the receivables, including without limitation, the grantor trust and the indenture trustee, will be subject to:

•	all the terms of the contracts related to or evidencing the receivable and any defense or claim in recoupment arising from the transaction that gave rise to the contracts; and

•

any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment. Because none of BAC, any other originator, the depositor, the issuing entity or the grantor trust is obligated to give the obligors notice of the assignment of any of the receivables, the grantor trust and the indenture trustee, if any, will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.

BAC or an affiliate of BAC typically takes physical possession of the signed original retail installment sale contracts to assure that it has priority in its rights in the receivables against the dealers and their respective creditors. Under the Uniform Commercial Code, a purchaser of chattel paper who takes physical possession (or, in the case of electronic chattel paper, takes control) of the chattel paper has priority over the seller and its creditors in the event of the seller’s bankruptcy. If a retail installment sale contract is amended and BAC or an affiliate of BAC does not or is unable to take physical possession (or, in the case of electronic chattel paper, control) of the signed original amendment, there is a risk that creditors of the selling dealer could have priority over the issuing entity’s rights in the contract.

Security Interests in the Financed Vehicles

Obtaining Security Interests in Financed Vehicles. In all states in which the receivables have been originated, motor vehicle retail installment sale contracts such as the receivables evidence the purchase or refinancing of automobiles, light-duty trucks, SUVs and/or other types of motor vehicles such as vans. The receivables also constitute personal property security agreements and include grants of security interests in the financed vehicles under the applicable Uniform Commercial Code. The receivables are “tangible chattel paper” or “electronic chattel paper,” in each case as defined in the Uniform Commercial Code.

Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the financed vehicle is located. In most states, a security interest in an automobile, a light-duty truck, an SUV and/or another type of motor vehicle such as a van is perfected by noting the secured party’s lien on the vehicle’s certificate of title. However, in certain states, certificates of title and the notation of the related lien, may be maintained solely in the electronic records of the applicable department of motor vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus includes certificates of title maintained in physical form and electronic form (which electronic title may also be held by or through third-party vendors). In some states, certificates of title maintained in physical form are held by the obligor and not the lienholder or a third-party vendor. BAC will represent and warrant under the transaction documents that each receivable is secured by a first priority perfected security interest in the financed vehicle or all necessary actions have been commenced that would result in a first priority security interest in the financed vehicle. If the seller or its affiliate fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed vehicle, the grantor trust may not have a perfected first priority security interest in that financed vehicle.

If the seller or its affiliate did not take the steps necessary to cause its security interest to be perfected as described above until more than 30 days after the date the related obligor received possession of the financed vehicle, and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related receivable becomes the subject of a bankruptcy proceeding commenced within 90 days of the date of such perfection, in which case the seller, and subsequently, the depositor, the issuing entity, the grantor trust and the indenture trustee, if any, would be treated as an unsecured creditor of such obligor.

Perfection of Security Interests in Financed Vehicles. The sponsor will sell the receivables and assign its security interest in each financed vehicle to the depositor. The depositor will sell the receivables and assign its security interest in each financed vehicle to the issuing entity, and the issuing entity will sell the receivables and assign its security interest in each financed vehicle to the grantor trust. However, because of the administrative burden and expense of retitling, the servicer, the depositor and the issuing entity and the grantor trust will not amend any certificate of title to identify the grantor trust as the new secured party on the certificates of title relating to the financed vehicles. Accordingly, the sponsor will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, assignments such as those under the transfer agreements relating to the grantor trust are an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, a risk exists in not identifying the grantor trust as the new secured party on the certificate of title because the security interest of the grantor trust could be released without the grantor trust’s consent, another person could obtain a security interest in the applicable financed vehicle that is higher in priority than the interest of the grantor trust or the grantor trust’s status as a secured creditor could be challenged in the event of a bankruptcy proceeding involving the obligor.

In the absence of fraud, forgery or neglect by the financed vehicle owner or administrative error by state recording officials, notation of the lien of the sponsor, generally will be sufficient to protect the grantor trust against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which the sponsor has failed to perfect the security interest assigned to the grantor trust, that security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

Under the Uniform Commercial Code, if a security interest in a financed vehicle is perfected by any method under the laws of one state, and the financed vehicle is then moved to another state and titled in that other state, the security interest that was perfected under the laws of the original state remains perfected as against all persons other than a purchaser of the vehicle for value for as long as the security interest would have been perfected under the law of the original state. However, a security interest in a financed vehicle that is covered by a certificate of title from the original state becomes unperfected as against a purchaser of that financed vehicle for value and is deemed never to have been perfected as against that purchaser if the security interest in that financed vehicle is not perfected under the laws of that other state within four months after the financed vehicle became covered by a certificate of title from the other state. A majority of states require surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed vehicle, absent clerical errors or fraud, the sponsor would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle receivables, BAC takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under the sale and servicing agreement, the servicer will, in accordance with its customary servicing practices, take such steps as are necessary to maintain perfection of the security interest created by each receivable in the related financed vehicle. The grantor trust will authorize the servicer to take such steps as are necessary to perfect or re-perfect the security interest on behalf of the grantor trust and the indenture trustee in the event of the relocation of a financed vehicle or for any other reason.

The requirements for the creation, perfection, transfer and release of liens in financed vehicles generally are governed by state law, and these requirements vary on a state-by-state basis. Failure to comply with these detailed requirements could result in liability to the grantor trust or the release of the lien on the vehicle or other adverse consequences. Some states permit the release of a lien on a vehicle upon the presentation by the dealer, obligor or persons other than the servicer to the applicable state registrar of liens of various forms of evidence that the debt secured by the lien has been paid in full. For example, the State of New York passed legislation allowing a dealer of used motor vehicles to have the lien of a prior lienholder in a motor vehicle released, and to have a new certificate of title with respect to that motor vehicle reissued without the notation of the prior lienholder’s lien, upon submission to the Commissioner of the New York Department of Motor Vehicles of evidence that the prior lien has been satisfied. It is possible that, as a result of fraud, forgery, negligence or error, a lien on a financed vehicle could be released without prior payment in full of the receivable.

Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. Under the Code, federal tax liens that are filed have priority over a subsequently perfected lien of a secured party. In addition, certain states grant priority to state tax liens over a prior perfected lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. The depositor will represent in the sale and servicing agreement that, as of the initial issuance of the notes, a first priority security interest in favor of BAC (or its assignee) has been perfected (or action has been taken to perfect such interest) in each financed vehicle securing payment on any related receivable. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. It is possible that no notice will be given to the servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the closing date would not give rise to BAC’s repurchase obligations under the relevant transfer agreement.

Repossession

In the event of a default by an obligor, the holder of the related motor vehicle retail installment sale contract has all the remedies of a secured party under the Uniform Commercial Code, except as specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless those means would constitute a breach of the peace under applicable state law or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable, although the servicer, in accordance with its customary servicing practices, may provide an opportunity to cure even if the obligor has no legal right to do so. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). The law in some states provides that, after the financed vehicle has been repossessed, the obligor has a right to reinstate the related receivable by paying the delinquent installments and other amounts due. In states where the obligor is not legally entitled to reinstate the related receivable, the servicer may permit the obligor to do so in accordance with the servicer’s customary servicing practices.

Notice of Sale; Redemption Rights

In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one year period, although the servicer, in accordance with its customary servicing practices, may provide an opportunity to reinstate even when the obligor has no legal right to do so.

The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice concerning the disposition of the collateral including, among other things, the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and certain additional information if the collateral constitutes consumer goods. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may reinstate the account by paying the delinquent installments and other amounts due, in which case the financed vehicle is returned to the obligor. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, in the case of consumer goods, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. Generally, in the case of collateral that does not constitute consumer goods, the Uniform Commercial Code provides that when a sale is not “commercially reasonable,” the secured party may retain its right to at least a portion of the deficiency judgment.

The Uniform Commercial Code also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. In particular, if the collateral is consumer goods, the Uniform Commercial Code grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the Uniform Commercial Code permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the Uniform Commercial Code.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the Uniform Commercial Code requires the creditor to remit the surplus to the obligor.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Consumer Financial Protection Bureau’s Regulations B and Z, the Gramm Leach Bliley Act, the Servicemembers Civil Relief Act, state adoptions of Model Consumer Protection Acts and of the Uniform Consumer Credit Code, state motor vehicle retail installment sale acts, consumer lending laws, unfair or deceptive practices acts including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables described above.

With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (“FTC Rule”) requires that all sellers of used vehicles prepare, complete and display a “Buyers’ Guide” which explains the warranty coverage for such vehicles. The federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “HDC Rule”) has the effect of subjecting any assignee of the sellers in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the sellers. Liability under the HDC Rule is limited to the amounts paid by the obligor under the receivable, and the holder of the receivable may also be unable to collect any balance remaining due thereunder from the obligor. The HDC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. However, liability of assignees for claims under state consumer protection laws may differ.

To the extent the receivables constitute retail installment sale contracts, those receivables will be subject to the requirements of the HDC Rule. Accordingly, the issuing entity, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, those claims under the HDC Rule are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. BAC will represent in the purchase agreement that each of the receivables, and the sale of the related financed vehicle thereunder, complied with all material requirements of applicable laws and the regulations issued pursuant thereto, except where the failure to comply (i) was remediated or cured in all material respects prior to the cut-off date or (ii) would not render the receivable unenforceable or create liability for the depositor, the issuing entity or the grantor trust, as assignee of the receivable. See “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—Failure to comply with consumer protection laws may result in losses on your investment” in this prospectus for a discussion of the obligations of the servicer to purchase certain modified receivables.

Any shortfalls or losses arising in connection with the matters described in the four preceding paragraphs, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.

In addition, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require other disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the indenture trustee or the grantor trust to enforce consumer finance loans such as the receivables or to make the assignee liable to the obligor for any violation by the lender. From time to time BAC reviews the forms of contracts that are used to originate motor vehicle receivables and, if any discrepancies relating to the origination process or the disclosures provided to borrowers are noted, it takes measures to cure such discrepancies, including by mailing notifications to borrowers correcting any misstated terms, refunding any over-charged amounts or taking any other measures required by federal or state laws.In addition, certain other corrective disclosures or remedial measures, principally providing notices, have been made in respect of certain other receivables. Nevertheless, as of the cut-off date, all of the foregoing receivables satisfy the eligibility criteria described herein.

Consumer Financial Protection Bureau

The CFPB is responsible for implementing and enforcing various federal consumer protection laws and supervising certain depository institutions and their affiliates and non-depository institutions offering financial products and services to consumers, including automobile loans. BAC is a larger participant in the automobile financing market and is subject to regulation and supervision by the CFPB. The CFPB has been conducting fair lending examinations of automobile lenders and their dealer markup and compensation policies. In addition, CFPB has also been scrutinizing certain other automobile lending and servicing practices, including repossessions, the sale of extended warranties, credit insurance and other add-on products, such as GAP contracts and refunds and cancellation practices associated with these products. See “Risk Factors—Adverse events affecting the servicer or other transaction parties could result in losses on your notes or reduce the market value or liquidity of your notes—Federal or state regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.” If any of these practices by BAC were found to violate the Equal Credit Opportunity Act or other laws with respect to a receivable, including laws related to unfair, deceptive or abusive acts or practices, BAC may effect a modification of the terms of the underlying retail installment sale contract or could be obligated to repurchase that receivable. In addition, we, the sponsor, the issuing entity or the grantor trust could also possibly be subject to claims by the obligors on those contracts, and any relief granted by a court could potentially adversely affect the issuing entity.

If BAC, as servicer, were to voluntarily reduce the interest rate or principal balance of any receivable owned by the grantor trust, it may be required under the transaction documents to purchase the affected receivable. See “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—Failure to comply with consumer protection laws may result in losses on your investment” in this prospectus for a discussion of the obligations of the servicer to purchase certain modified receivables.

For additional discussion of how a failure to comply with consumer protection laws may impact the issuing entity, the grantor trust, the receivables or your investment in the securities, see “Risk Factors—The characteristics, servicing and performance of the receivables pool could result in delays in payment or losses on your notes—Failure to comply with consumer protection laws may result in losses on your investment” in this prospectus.

Certain Matters Relating to Bankruptcy

General. The depositor has been structured as a limited purpose entity and will engage only in activities permitted by its organizational documents. Under the depositor’s organizational documents, the depositor is limited in its ability to file a voluntary petition under the United States Bankruptcy Code (the “Bankruptcy Code”) or any similar applicable state law so long as the depositor is solvent and does not reasonably foresee becoming insolvent. However, there is a risk that the depositor, or BAC, could file a voluntary petition under the Bankruptcy Code or any similar applicable state law or become subject to a conservatorship or receivership, as may be applicable in the future.

The voluntary or involuntary petition for relief under the Bankruptcy Code or any similar applicable state law or the establishment of a conservatorship or receivership, as may be applicable, with respect to BAC should not necessarily result in a similar voluntary application with respect to the depositor so long as the depositor is solvent and does not reasonably foresee becoming insolvent either by reason of BAC’s insolvency or otherwise. The depositor has taken certain steps in structuring the transactions contemplated hereby that are intended to make it unlikely that any voluntary or involuntary petition for relief by BAC under applicable insolvency laws will result in the consolidation pursuant to such insolvency laws or the establishment of a conservatorship or receivership, of the assets and liabilities of the depositor with those of BAC. These steps include the organization of the depositor as a limited purpose entity pursuant to its limited liability company agreement or trust agreement containing certain limitations (including restrictions on the limited nature of depositor’s business and on its ability to commence a voluntary case or proceeding under any insolvency law without an affirmative vote of all of its directors, including independent directors).

BAC and the depositor believe that:

•

subject to certain assumptions (including the assumption that the books and records relating to the assets and liabilities of BAC will at all times be maintained separately from those relating to the assets and liabilities of the depositor, the depositor will prepare its own balance sheets and financial statements and there will be no commingling of the assets of BAC with those of the depositor) the assets and liabilities of the depositor should not be substantively consolidated with the assets and liabilities of BAC in the event of a petition for relief under the Bankruptcy Code with respect to BAC; and the transfer of receivables by BAC or any other entity identified in this prospectus to the depositor should constitute an absolute transfer, and, therefore, such receivables would not be property of BAC or that entity, as applicable, in the event of the filing of an application for relief by or against BAC or such entity, as applicable, under the Bankruptcy Code.

Counsel to the depositor will also render its opinion that:

•

subject to certain assumptions, the assets and liabilities of the depositor would not be substantively consolidated with the assets and liabilities of BAC in the event of a petition for relief under the Bankruptcy Code with respect to BAC; and

•

the transfer of receivables by BAC to the depositor constitutes an absolute transfer and would not be included in BAC’s bankruptcy estate or subject to the automatic stay provisions of the Bankruptcy Code.

If, however, a bankruptcy court or a creditor were to take the view that BAC and the depositor should be substantively consolidated or that the transfer of the receivables from BAC to the depositor should be recharacterized as a pledge of such receivables, then you may experience delays and/or shortfalls in payments on the notes.

Repurchase Obligation

BAC will represent and warrant in the transaction documents that each receivable complied at the time it was originated or made in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, except where the failure to comply (i) was remediated or cured in all material respects prior to the cut-off date or (ii) would not render such receivable unenforceable or create liability for the depositor, the issuing entity or the grantor trust, as assignee of such receivable. If any representation and warranty proves to be incorrect with respect to any receivable, has certain material and adverse effects and is not timely cured, BAC will be required under the transaction documents to repurchase the affected receivables. BAC is subject from time to time to litigation alleging that the receivables or its lending practices do not comply with applicable law. The commencement of any such litigation generally would not result in a breach of any of BAC’s representations or warranties.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, as amended (the “Relief Act”), a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after origination of the receivable) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. Interest at a rate in excess of 6% that would otherwise have been incurred but for the Relief Act is forgiven. The Relief Act applies to obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Relief Act. Because the Relief Act applies to obligors in military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be affected by the Relief Act. In addition, military operations may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Application of the Relief Act to receivables with annual rates (including fees and charges) greater than 6%, would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. Additionally, the servicer’s customary servicing practices for the benefit of obligors who enter military service (and, in some cases, family members and certain other related parties of servicemembers in military service, even where not required by law) has in the past and may in the future exceed the minimum requirements required by the Relief Act or other applicable law, such as by reducing the annual rate even lower than the statutory maximum annual rate of 6%, keeping the reduced rate in place outside of the required timeframe or suspending repossession activity even when permissible. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations which would not be recoverable from the related receivables, would result in a reduction of the amounts distributable to the noteholders. In addition, the Relief Act and other applicable state laws impose limitations that would impair the ability of the servicer to repossess a vehicle financed by an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional specified period thereafter if required by applicable law.

This legislation, together with the servicer’s policies developed to comply with such legislation, could adversely affect the ability of the servicer to collect full amounts of interest on a receivable and limit the ability to repossess the financed asset related to an affected receivable during and, for certain time after, the obligor’s period of active military duty. Thus, in the event that the Relief Act or similar state legislation or regulations applies to any receivable which goes into default, there may be delays in payment and losses on your notes. Any other interest shortfalls, deferrals or forgiveness of payments on the receivables resulting from the application of the Relief Act or similar state legislation or regulations may result in delays in payments or losses on your notes. BAC has not excluded receivables from the receivables pool based on the applicability or potential applicability of the Relief Act to the related obligors.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the noteholders from amounts available in the reserve account or other credit enhancement, could result in losses to noteholders.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, as determined by the bankruptcy court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the receivable.

State and local government bodies across the United States generally have the power to create licensing and permit requirements. It is possible that the issuing entity could fail to have some required licenses or permits. In that event, the issuing entity could be subject to liability or other adverse consequences.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

Dodd Frank Orderly Liquidation Framework

General. On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law. The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (the “FDIC”) authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the “Orderly Liquidation Authority” (“OLA”) as described in more detail below. The OLA provisions were effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including BAC, the depositor or the issuing entity, or their respective creditors.

Potential Applicability to BAC, the depositor and the issuing entity. There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

The issuing entity or the depositor could also potentially be subject to the provisions of OLA as a “covered subsidiary” of BAC. For the issuing entity or the depositor to be subject to receivership under OLA as a covered subsidiary of BAC, (1) the FDIC would have to be appointed as receiver for BAC under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the issuing entity or depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of BAC.

The Secretary of the Treasury could determine that the failure of BAC or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to BAC, the depositor or the issuing entity and, if it were to apply, that the timing and amounts of payments to the noteholders would not be less favorable than under the Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of BAC or of a covered subsidiary under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which BAC or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of BAC’s or such covered subsidiary’s affairs. In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include BAC or its subsidiaries (including the depositor or the issuing entity), cannot repudiate a contract or lease unless it has been appointed as receiver for an entity that is party to that contract or lease or the separate existence of that entity may be disregarded under other applicable law. In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include BAC or its subsidiaries (including the depositor or the issuing entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving BAC or its subsidiaries (including the depositor or the issuing entity) are contrary to this advisory opinion, payment or distributions of principal and interest on the notes issued by the issuing entity could be delayed or reduced.

We will structure the transfers of receivables under each transfer agreement with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the Acting General Counsel of the FDIC’s advisory opinion rendered in January 2011 and other applicable law, BAC believes that the FDIC would not be able to recover the receivables transferred under each transfer agreement using its repudiation power. However, if those transfers were not respected as legal true sales, then the depositor under the applicable transfer agreement would be treated as having made a loan to BAC, and the issuing entity under the sale and servicing agreement would be treated as having made a loan to the depositor, in each case secured by the transferred receivables. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying actual direct compensatory damages to the lenders as described below. If BAC or the depositor were placed in receivership under OLA, the FDIC could assert that BAC or the depositor, as applicable, effectively still owned the transferred receivables because the transfers by BAC to the depositor or by the depositor to the issuing entity were not true sales. In such case, the FDIC could repudiate that transfer of receivables and the issuing entity would have a secured claim for actual direct compensatory damages as described below. Furthermore, if the issuing entity were placed in receivership under OLA, this repudiation power would extend to the notes issued by the issuing entity. In such event, noteholders would have a secured claim in the receivership of the issuing entity. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted OID as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the transfer agreements are respected as legal true sales, as receiver for BAC or a covered subsidiary the FDIC could:

•	require the issuing entity, as assignee of BAC and the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the related receivables;

•	if the issuing entity were a covered subsidiary, require the indenture trustee to go through an administrative claims procedure to establish its rights to payments on the notes;

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against BAC or a covered subsidiary (including the issuing entity);

•	repudiate BAC’s ongoing servicing obligations under the sale and servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

•	prior to any such repudiation of the sale and servicing agreement, prevent any of the indenture trustee or the noteholders from appointing a successor servicer.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which BAC or a covered subsidiary (including the issuing entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of BAC or any covered subsidiary or affect any contractual rights of BAC or a covered subsidiary (including the issuing entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If the FDIC, as receiver for BAC, the depositor or the issuing entity, were to take any of the actions described above, payments and/or distributions of principal and interest on the notes issued by the issuing entity would be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA. The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the Bankruptcy Code. If BAC or any of its affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by BAC or those affiliates perfected for purposes of state law and the Bankruptcy Code could nevertheless be avoided as preferential transfers.

In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion providing an interpretation of OLA which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code. In addition, on July 6, 2011, the FDIC issued a final rule that, among other things, codified the Acting General Counsel’s interpretation. The final rule was effective August 15, 2011. Based on the final rule, a transfer of the receivables perfected by the filing of a UCC financing statement against BAC, the depositor and the issuing entity as provided in the applicable transfer agreement and sale and servicing agreement would not be avoidable by the FDIC as a preference under OLA due to any inconsistency between OLA and the Bankruptcy Code in defining when a transfer has occurred under the preferential transfer provisions of OLA. To the extent subsequent FDIC actions in an OLA proceeding are contrary to the final rule, payment or distributions of principal and interest on the notes issued by the issuing entity could be delayed or reduced.

LEGAL INVESTMENT

Money Market Investment

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(11) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. It is the responsibility solely of the fund and its advisor to satisfy those requirements.

Requirements for Certain European Regulated Investors, UK Regulated Investors and Affiliates

Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017 laying down a general framework for securitization and creating a specific framework for simple, transparent and standardized securitization and amending certain other European Union directives and regulations (as amended, the “EU Securitization Regulation”) has direct effect in member states of the European Union (the “EU”) and will be applicable in any non-EU states of the European Economic Area (the “EEA”) in which it has been implemented.

Article 5 of the EU Securitization Regulation places certain conditions on investments in a “securitisation” (as defined in the EU Securitization Regulation) (the “EU Due Diligence Requirements”) by an “institutional investor”, defined by the EU Securitization Regulation to include (a) a credit institution or an investment firm as defined in and for purposes of Regulation (EU) No 575/2013, as amended, known as the Capital Requirements Regulation (the “EU CRR”), (b) an insurance undertaking or a reinsurance undertaking as defined in Directive 2009/138/EC, as amended, known as Solvency II, (c) an alternative investment fund manager as defined in Directive 2011/61/EU that manages and/or markets alternative investment funds in the EU, (d) an undertaking for collective investment in transferable securities (“UCITS”) management company, as defined in Directive 2009/65/EC, as amended, known as the UCITS Directive, or an internally managed UCITS, which is an investment company that is authorized in accordance with that Directive and has not designated such a management company for its management, and (e) with certain exceptions, an institution for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, or an investment manager or an authorized entity appointed by such an institution for occupational retirement provision as provided in that Directive. Pursuant to Article 14 of the EU CRR, the EU Due Diligence Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of institutions regulated under the EU CRR (such affiliates, together with all such institutional investors, the “EU Affected Investors”).

With respect to the United Kingdom (the “UK”), relevant UK-established or UK-regulated persons (as described below) are subject to the restrictions and obligations of Regulation (EU) 2017/2402 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”) and as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019 and as further amended (the “UK Securitization Regulation”).

Article 5 of the UK Securitization Regulation places certain conditions on investments in a “securitisation” (as defined in the UK Securitization Regulation) (the “UK Due Diligence Requirements”, and together with the EU Due Diligence Requirements, the “Due Diligence Requirements” (and references in this prospectus to “the applicable Due Diligence Requirements” will mean such Due Diligence Requirements to which a particular Affected Investor (as defined below) is subject)) by an “institutional investor”, defined by the UK Securitization Regulation to include (a) an insurance undertaking as defined in section 417(1) of the Financial Services and Markets Act 2000 (as amended, the “FSMA”); (b) a reinsurance undertaking as defined in section 417(1) of the FSMA; (c) an occupational pension scheme as defined in section 1(1) of the Pension Schemes Act 1993 that has its main administration in the UK, or a fund manager of such a scheme appointed under section 34(2) of the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, is authorized for the purposes of section 31 of the FSMA; (d) an AIFM as defined in regulation 4(1) of the Alternative Investment Fund Managers Regulations 2013 which markets or manages AIFs (as defined in regulation 3 of those Regulations) in the UK; (e) a management company as defined in section 237(2) of the FSMA; (f) a UCITS as defined by section 236A of the FSMA, which is an authorized open ended investment company as defined in section 237(3) of the FSMA; (g) a CRR firm as defined by Article 4(1)(2A) of Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”); and (h) an FCA investment firm as defined by Article 4(1)(2AB) of the UK CRR. The UK Due Diligence Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR (such affiliates, together with all such institutional investors, the “UK Affected Investors”, and together with the EU Affected Investors, the “Affected Investors”).

Pursuant to the EU Due Diligence Requirements, an EU Affected Investor investing in a securitisation must, amongst other things, verify (a) that the originator, sponsor or original lender (each as defined in the EU Securitization Regulation) retains a material net economic interest of not less than 5% in such securitization in accordance with the EU Securitization Regulation, (b) that the originator, sponsor or issuer has, where applicable, made available information as required by the EU Securitization Regulation, and (c) that certain credit-granting requirements are satisfied.

Pursuant to the UK Due Diligence Requirements, a UK Affected Investor investing in a securitisation must, amongst other things, verify (a) that the originator, sponsor or original lender (each as defined in the UK Securitization Regulation) retains a material net economic interest of not less than 5% in such securitization in accordance with the UK Securitization Regulation, (b) that the originator, sponsor or issuer has, where applicable, made available information as required by the UK Securitization Regulation, and (c) that certain credit-granting requirements are satisfied.

None of BAC, the depositor, the issuing entity, the underwriters, the indenture trustee, their respective affiliates nor any other party to the transaction described in this prospectus will retain or commit to retain a 5% material net economic interest in the securitization constituted by the issuance of the notes in accordance with the EU Securitization Regulation or UK Securitization Regulation or makes or intends to make any representation or agreement that it or any other party is undertaking or will undertake to take or refrain from taking any action to facilitate or enable compliance by EU Affected Investors with the EU Due Diligence Requirements or by the UK Affected Investors with the UK Due Diligence Requirements, or any person’s compliance with the requirements of any other law or regulation now or hereafter in effect in the EU, any EEA member state or the UK, in relation to risk retention, due diligence and monitoring, credit granting standards or any other conditions with respect to investments in securitization transactions. The arrangements as described in “The Sponsor—U.S. Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance with the requirements of the EU Securitization Regulation or the UK Securitization Regulation by any person.

Any failure by an Affected Investor to comply with the applicable Due Diligence Requirements with respect to an investment in the offered notes may result in the imposition of a penalty regulatory capital charge on such investment or other regulatory sanctions and/or remedial measures being taken or imposed by the competent authority of such Affected Investor.

Consequently, the offered notes may not be a suitable investment for any Affected Investor. This may have an adverse impact on the value and liquidity of the notes. Prospective investors should analyze their own legal and regulatory position, and are encouraged to consult with their own investment and legal advisors, regarding the application of and compliance with any applicable Due Diligence Requirements or other applicable regulations and the suitability of the offered notes for investment.

Certain Volcker Rule Considerations

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Act).

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a discussion of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the offered notes. This discussion is based upon current provisions of the Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Mayer Brown LLP, Special Tax Counsel for the issuing entity, subject to the qualifications set forth in this section. There are no cases or Internal Revenue Service (the “IRS”) rulings on similar transactions involving both debt and equity interests issued by the issuing entity with terms similar to those of the offered notes. As a result, it is possible that the IRS could challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to noteholders.

Special Tax Counsel has prepared or reviewed the statements under the heading “Material Federal Income Tax Consequences” in this prospectus and is of the opinion that these statements discuss all material United States federal income tax consequences to investors of the purchase, ownership and disposition of the offered notes.

However, the following discussion does not purport to deal with all aspects of United States federal income taxation that may be relevant to the noteholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the United States federal income tax laws, including:

•	financial institutions;

•	broker-dealers;

•	life insurance companies;

•	tax-exempt organizations;

•	mutual funds;

•	real estate investment trusts;

•	regulated investment companies;

•	S-corporations;

•	trusts and estates;

•	persons that hold the notes or certificates as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	persons that have a “functional currency” other than the U.S. dollar;

•	persons subject to the any alternative minimum tax;

•	accrual method taxpayers subject to acceleration of income under Section 451(b) of the Code; and

•	investors in pass-through entities.

Furthermore, the discussion below does not address the indirect effects on the holders of equity interests in any entity (e.g., a partnership) that is a beneficial owner of notes. Such holders, including partners in a partnership that beneficially own notes, should consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This information is directed to prospective purchasers that are unrelated to the issuing entity who purchase offered notes at their issue price in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations, and who hold the offered notes as “capital assets” within the meaning of Section 1221 of the Code. We suggest that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the offered notes.

The following discussion addresses offered notes, which the depositor, the servicer and the noteholders will agree to treat as debt. On the closing date, Mayer Brown LLP will deliver its opinion, subject to the assumptions and qualifications therein, to the effect that, based on the terms of the offered notes, the transactions relating to the receivables as set forth herein and the applicable provisions of the trust agreement, the grantor trust agreement and related documents, (i) the Class A notes, the Class B notes, the Class C notes and the Class D notes will be treated as debt for United States federal income tax purposes (other than, in each case, notes, if any, owned by: (A) the issuing entity or a person considered to be the same person as the issuing entity for United States federal income tax purposes, (B) a member of an expanded group (as defined in Treasury Regulation Section 1.385-1(c)(4) or any successor regulation then in effect) that includes the issuing entity (or a person considered to be the same person as the issuing entity for United States federal income tax purposes), (C) a “controlled partnership” (as defined in Treasury Regulation Section 1.385-1(c)(1) or any successor regulation then in effect) of such expanded group or (D) a disregarded entity owned directly or indirectly by a person described in preceding clause (B) or (C)); (ii) for United States federal income tax purposes, neither the issuing entity nor the grantor trust will be classified as an association or a publicly traded partnership taxable as a corporation; (iii) the issuing entity will not be treated as engaged in the conduct of a trade or business within the United States; and (iv) for United States federal income tax purposes, the grantor trust will be classified as a grantor trust. Noteholders should be aware that, as of the closing date, no transaction closely comparable to that contemplated herein has been the subject of any judicial decision,

Treasury Regulation or IRS revenue ruling. Although tax counsel to the issuing entity will issue tax opinions to the effect described above, the IRS may successfully take a contrary position and the tax opinions are not binding on the IRS or on any court. The discussion below assumes the characterizations provided in these opinions are correct.

The Issuing Entity

Upon the issuance of the notes, Mayer Brown LLP will deliver its opinion, subject to the assumptions and qualifications therein, to the effect that for United States federal income tax purposes, (1) the issuing entity will not be treated as an association (or publicly traded partnership) taxable as a corporation, (2) the activities of the issuing entity, to the extent the issuing entity is not a disregarded entity for U.S. federal income tax purposes, should not cause it to be considered to be engaged in a United States trade or business for U.S. federal income tax purposes and (3) the grantor trust will be treated as a grantor trust. Nevertheless, the IRS could assert, and a court could ultimately hold, that the issuing entity or the grantor trust is treated as an association (or publicly traded partnership) taxable as a corporation, or that the issuing entity is treated as engaged in the conduct of a trade or business within the United States for United States federal income tax purposes.

Under the grantor trust agreement, the issuing entity, the grantor trust trustee and the certificateholders will each agree to treat the grantor trust as a grantor trust and the certificates as an undivided beneficial ownership interest in all of the assets of such grantor trust, for federal, state and local income and franchise tax purposes, and not to take any position inconsistent therewith unless required to do so by applicable law.

If either the issuing entity or grantor trust were treated as an association (or publicly traded partnership) taxable as a corporation, it would be treated as a domestic corporation for United States federal income tax purposes and would be subject to United States corporate income tax, in which case amounts available for distribution to holders of notes would be reduced.

Alternatively, if it is determined that the issuing entity is engaged in a trade or business in the United States for federal income tax purposes, and the issuing entity has taxable income that is effectively connected with such United States trade or business, then (1) a Non-U.S. Person who holds certificates (or any notes recharacterized as equity) could be subject to United States federal income tax with respect to its share of the issuing entity’s effectively connected income, could be required to file a United States federal income tax return (and would not be able to claim deductions or credits for years in which it was required to but did not file a United States federal income tax return), and could be treated as being engaged in a trade or business within the United States and as maintaining an office or other fixed place of business within the United States, in which case other income of the Non-U.S. Person could be treated as effectively connected income, (2) the issuing entity could be liable for failing to withhold tax with respect to income of such Non-U.S. Persons (and for interest and penalties relating to such liability), and (3) a Non-U.S. Person holding certificates (or any notes recharacterized as equity) that is a corporation could be subject to an additional branch profits tax of 30% on its allocable share of the issuing entity’s effectively connected earnings and profits. Further, if a Non-U.S. Person sells its interest in a certificate (or a note recharacterized as an equity interest in the issuing entity), the transferee may be required to withhold on the amount realized on the disposition.

At closing the issuing entity will be disregarded as separate from its owner for United States federal income tax purposes but may be treated as a partnership should the depositor transfer any of the certificates to another party (that is not treated as the same person as the depositor for United States federal income tax purposes) or should any of the notes be characterized by the IRS as equity of the issuing entity.

If the issuing entity is treated as a partnership for United States federal income tax purposes, partnership audit rules would generally apply to the issuing entity. Under these rules, unless an entity elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members. The parties responsible for the tax administration of the issuing entity described herein will have the authority to utilize, and intend to utilize, any exceptions available under these provisions (including any changes) and IRS regulations so that the issuing entity’s members, to the fullest extent possible, rather than the issuing entity itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income if the issuing entity is treated as a partnership. It is unclear to what extent these elections will be available to the issuing entity and how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Prospective investors are urged to consult with their tax advisors regarding the possible effect of these rules.

The Offered Notes

Treatment of Stated Interest & OID

Assuming the offered notes are treated as debt for United States federal income tax purposes and are not issued with OID, the stated interest on an offered note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder’s regular method of tax accounting.

Original Issue Discount

It is possible that one or more classes of offered notes may be issued with OID; however, there is no assurance of that result. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception (i.e., is less than 0.25% of the weighted average maturity of the debt instrument (determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment) multiplied by the stated redemption price at maturity). An offered note’s stated redemption price at maturity is the aggregate of all payments required to be made under the offered note through maturity except qualified stated interest. Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuing entity, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The issue price will be the first price at which a substantial amount of the offered notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

If an offered note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the offered note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the offered notes in advance of the receipt of cash attributable to that income.

In the case of a debt instrument (such as an offered note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under Section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a reasonable Prepayment Assumption in accruing OID (generally, the assumption used to price the debt offering) and (ii) adjustments in the accrual of OID when prepayments do not conform to the Prepayment Assumption, and regulations could be adopted changing the application of these provisions to the offered notes. It is unclear whether those provisions would be applicable to the offered notes in the absence of such regulations or whether use of a reasonable Prepayment Assumption may be required or permitted without reliance on these rules. If this provision applies to the offered notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the noteholders regarding OID, if any, will be based on the assumption that the receivables will prepay at a rate based on the assumption used in pricing the offered notes offered hereunder. However, no representation will be made regarding the prepayment rate of the receivables. See “Maturity and Prepayment Considerations” in this prospectus. Accordingly, noteholders are advised to consult their own tax advisors regarding the impact of any prepayments under the receivables (and the OID rules) if the offered notes offered hereunder are issued with OID.

In the case of an offered note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the offered note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the offered note. Such income generally is capital gain.

It is possible that certain offered notes will be treated as “Short-Term Notes”, which have a fixed maturity date not more than one year from the issue date. A holder of a Short-Term Note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the offered note is not an accrual method taxpayer, a bank, a broker or dealer that holds the offered note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the offered note in gross income upon a sale or exchange of the offered note or at maturity, or if the note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the offered note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the offered note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.

Market Discount

The offered notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the Code. In general, these rules provide that if the noteholder purchases an offered note at a market discount (that is, a discount from its stated redemption price at maturity (which is generally the stated principal amount) or if the related offered notes were issued with OID, its original issue price (as adjusted for accrued original issue discount, that exceeds a de minimis amount specified in the Code)) and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (i) that gain or principal payment or (ii) the accrued market discount, will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the related offered note multiplied by a fraction, the numerator of which is the number of days the noteholder held that offered note and the denominator of which is the number of days from the date the noteholder acquired that offered note until its maturity date. The noteholder may elect, however, to determine accrued market discount under the constant-yield method.

Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry an offered note with accrued market discount. A noteholder may elect to include market discount in gross income as it accrues and, if that noteholder makes such an election, it is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which that election applies. The adjusted basis of an offered note subject to that election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

Total Accrual Election

A noteholder may elect to include in gross income all interest that accrues on an offered note using the constant-yield method described above under the heading “—Original Issue Discount,” with modifications described below. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under “—Amortizable Bond Premium”) or acquisition premium.

In applying the constant-yield method to an offered note with respect to which this election has been made, the issue price of the offered note will equal the electing noteholder’s adjusted basis in the offered note immediately after its acquisition, the issue date of the offered note will be the date of its acquisition by the electing noteholder, and no payments on the offered note will be treated as payments of qualified stated interest. This election will generally apply only to the offered note with respect to which it is made and may not be revoked without the consent of the IRS. Noteholders should consult with their own advisers as to the effect in their circumstances of making this election.

Amortizable Bond Premium

In general, if a noteholder purchases an offered note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), that noteholder will be considered to have purchased such offered note with “amortizable bond premium” equal to the amount of that excess. That noteholder may elect to amortize the bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the offered note. That noteholder’s tax basis in the offered note will be reduced by the amount of the amortized bond premium. Any elections to amortize the bond premium as an offset to interest income will apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the noteholder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on an offered note held by a noteholder who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of such offered note.

Noteholders should consult their tax advisors with regard to OID, market discount and premium matters concerning their offered notes.

Related-Party Note Acquisition Considerations. The United States Department of the Treasury and the IRS have issued Treasury Regulations under Section 385 of the Code that address the debt or equity treatment of instruments held by certain parties related to the issuing entity. In particular, in certain circumstances, an offered note that otherwise would be treated as debt is treated as stock for United States federal income tax purposes during periods in which the offered note is held by an applicable related party (meaning a member of an “expanded group” that includes the issuing entity (or its owner(s)), generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership links). Under the Treasury Regulations, any offered notes treated as stock under these rules could result in adverse tax consequences to such related party noteholder, including that United States federal withholding taxes could apply to distributions on the offered notes. If the issuing entity were to become liable for any such withholding or failure to so withhold, the resulting impositions could reduce the cash flow that would otherwise be available to make payments on all offered notes. In addition, when a recharacterized offered note is acquired by a beneficial owner that is not an applicable related party, that offered note is generally treated as reissued for United States federal income tax purposes and thus may have tax characteristics differing from offered notes of the same class that were not previously held by a related party. As a result of considerations arising from these rules, the trust agreement will provide restrictions on certain potential holders of certificates if they are related to a noteholder. The issuing entity does not expect that these Treasury Regulations will apply to any of the offered notes. However, the Treasury Regulations are complex and have not yet been applied by the IRS or any court. In addition, the IRS has reserved certain portions of the Treasury Regulations pending its further consideration. Prospective investors are urged to consult their tax advisors regarding the possible effects of these rules.

Disposition of Offered Notes. If a noteholder sells an offered note, the noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the noteholder’s adjusted tax basis in the offered note. The adjusted tax basis of the offered note to a particular noteholder will equal the noteholder’s cost for the offered note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the offered note. Any gain or loss will be capital gain or loss if the offered note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the offered note was held by the noteholder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Net Investment Income. Certain non-corporate U.S. holders will be subject to a 3.8% tax, in addition to regular tax on income and gains, on some or all of their “net investment income,” which generally will include interest, OID and market discount realized on an offered note and any net gain recognized upon a disposition of an offered note. U.S. holders should consult their tax advisors regarding the applicability of this tax in respect of their offered notes.

Information Reporting and Backup Withholding. The issuing entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the offered notes, and the amount of interest withheld for United States federal income taxes, if any, for each calendar year, except as to exempt holders which are, generally, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the issuing entity or other intermediary, under penalties of perjury, IRS Form W-9 or other similar form containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the issuing entity or other intermediary will be required to withhold at the currently applicable rate from interest otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s United States federal income tax liability. Noteholders should consult their tax advisors regarding the application of the backup withholding and information reporting rules to their particular circumstances.

Tax Consequences to Foreign Noteholders. If interest paid to or accrued by a noteholder who is a Non-U.S. Person is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person, the interest generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, as long as the Non-U.S. Person:

•

is not actually or constructively a “10 percent shareholder” of the depositor (or a holder of 10 percent of the applicable outstanding certificates), or a “controlled foreign corporation” with respect to which the issuing entity or depositor is a “related person” within the meaning of the Code; and

•

provides an appropriate statement on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, signed under penalties of perjury, certifying that the beneficial owner of the offered note is a Non-U.S. Person and providing that Non-U.S. Person’s name and address. If the information provided in this statement changes, the Non-U.S. Person must so inform the issuing entity (or, if applicable, other intermediary) within 30 days of change.

If the interest were not portfolio interest or if applicable certification requirements were not satisfied, and if the interest is not effectively connected with the conduct of a trade or business in the United States (or under certain tax treaties is not attributable to a United States permanent establishment maintained by such Non-U.S. Person), then the interest would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated pursuant to an applicable tax treaty. Non-U.S. Persons should consult their tax advisors with respect to the application of the withholding and information reporting regulations to their particular circumstances.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of an offered note by a Non-U.S. Person will be exempt from United States federal income and withholding tax, provided that:

•

the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person (or under certain tax treaties is not attributable to a United States permanent establishment maintained by such Non-U.S. Person); and

•	in the case of a foreign individual, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on an offered note held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person (and under certain tax treaties is attributable to a United States permanent establishment maintained by such Non-U.S. Person), the holder, although exempt from the withholding tax previously discussed if it provides a timely and properly executed IRS Form W-8ECI, generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Non-U.S. Person is a foreign corporation, it may be subject to a branch profits tax equal to the currently applicable rate of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty.

Foreign Account Tax Compliance Act

Pursuant to the Sections 1471 through 1474 of the Code and the Treasury Regulations promulgated thereunder (“FATCA”), a United States withholding tax at the rate of 30% is imposed on payments of interest or, under rules previously scheduled to take effect on January 1, 2019, on gross proceeds from the sale or other taxable disposition of the offered notes made to non-U.S. financial institutions and certain other non-U.S. non-financial entities (including, in some instances, where such an entity is acting as an intermediary) that fail to comply with certain information reporting obligations. Treasury Regulations were recently published in proposed form that eliminate withholding on payments of gross proceeds from such dispositions. Pursuant to these proposed Treasury Regulations, the issuing entity and any withholding agent may rely on this change to FATCA withholding until the final Treasury Regulations are issued. If an amount in respect of United States withholding tax were to be deducted or withheld from interest or principal payments on the offered notes as a result of a holder’s failure to comply with these rules or the presence in the payment chain of an intermediary that does not comply with these rules, neither the issuing entity nor any paying agent nor any other person would be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, investors may receive less interest or principal than expected. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that offered notes will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding offered notes through financial institutions in) those countries. Non-U.S. Persons should consult their own tax advisors regarding FATCA and whether it may be relevant to their purchase, ownership and disposition of the offered notes.

Possible Alternative Treatments of the Notes and the Issuing Entity

Although, as discussed above, it is the opinion of tax counsel to the issuing entity that the offered notes will be treated as debt for United States federal income tax purposes, the IRS may take a contrary position. If the IRS were to contend successfully that any class of notes were not debt for United States federal income tax purposes, such notes might be treated as equity interests in the issuing entity. In addition, there are notes issued by the issuing entity that are not offered hereunder that may be transferred to holders subsequent to this offering, and the characterization of such notes as debt for United States federal income tax purposes is not yet determined. Additionally, while the issuing entity intends to be treated as a grantor trust for United States federal income tax purposes, the IRS could contend that it should be treated as a partnership or as a corporation. As a result, even if the depositor or other single person was the sole certificateholder of the issuing entity, the issuing entity would be considered to have multiple equity owners and might be classified for United States federal income tax purposes as an association taxable as a corporation or as a partnership. Additionally, even if all the notes are treated as debt for United States federal income tax purposes, but there is more than one person (and all such persons are not treated as the same person for United States federal income tax purposes) holding a certificate (or interest therein), the issuing entity may be considered to have multiple equity owners and might be classified for United States federal income tax purposes as an association taxable as a corporation or as a partnership.

A partnership is generally not subject to an entity level tax for United States federal income tax purposes, while an association or corporation is subject to an entity level tax. If the issuing entity were treated as a partnership (which most likely would not be treated as a publicly traded partnership taxable as a corporation) and one or more classes of notes were treated as equity interests in that partnership, each item of income, gain, loss, deduction, and credit generated through the ownership of the receivables by the partnership would be passed through to the partners, including the affected holders, according to their respective interests therein. Under current law, the income reportable by noteholders as partners in such a partnership could differ from the income reportable by the noteholders as holders of debt. Generally, such differences are not expected to be material; however, certain noteholders may experience adverse tax consequences. For example, cash basis noteholders might be required to report income when it accrues to the partnership rather than when it is received by the noteholders. Payments on the recharacterized notes may be treated as “guaranteed payments” within the meaning of Section 707 of the Code, in which case the amount and timing of income to a U.S. noteholder would generally not be expected to materially differ from that which would be the case were the notes not recharacterized. However, in the case of recharacterized notes, the intent is that U.S. noteholders would be taxed on the partnership income regardless of when distributions are made to them and are not entitled to deduct miscellaneous itemized deductions that are not allocable to a trade or business (which may include their share of partnership expenses) for the tax years 2018-2025. In addition, to the extent partnership expenses are treated as allocable to a trade or business, the amount or value of interest expense deductions available to the holders of recharacterized notes with respect to the issuing entity’s interest expense may be limited under the rules of Section 163(j) of the Code. Any income allocated to a noteholder that is a tax-exempt entity may constitute unrelated business taxable income because all or a portion of the issuing entity’s taxable income may be considered debt-financed. The receipt of unrelated business taxable income by a tax-exempt noteholder could give rise to additional tax liability to such tax-exempt holder. Depending on the circumstances, a noteholder that is a Non-U.S. Person might be required to file a United States individual or corporate income tax return, as the case may be, and it is possible that (i) such person may be subject to (x) withholding of tax on purchase price paid to it in the event of a disposition of the note (treated as a partnership interest) and (y) tax (and withholding) on its allocable interest at regular U.S. rates and, in the case of a corporation, a 30% branch profits tax rate (unless reduced or eliminated pursuant to an applicable tax treaty) or (ii) gross income allocated to such person may be subject to 30% withholding tax (i.e., unreduced by any interest deductions or other expenses) unless reduced or eliminated pursuant to an applicable tax treaty.

Further, in order to backstop a Non-U.S. Person’s tax liability associated with gain upon the sale of a partnership interest where the partnership is engaged in a trade or business within the United States, rules under Section 1446(f) of the Code provide that the transferee of a certificate or other equity interest in the issuing entity (including an offered note that the IRS successfully recharacterized as an equity interest) could be liable for a withholding tax of 10% of the amount realized by the transferor (including debt deemed to be assumed by the transferee) if the transferee does not obtain an affidavit meeting the requirements of Section 1446(f) of the Code or satisfy the requirements of IRS guidance issued thereunder so as to exempt the amount realized from such withholding. (The affidavits generally relate to either confirming that the transferor is a United States person for United States federal income tax purposes, that the issuing entity has not engaged in a trade or business within the United States at any time during the taxable year of the issuing entity through the date of the transfer, that the underlying assets of the issuing entity do not give rise to a certain level of income effectively connected with a trade or business in the United States, or that certain matters involving gain recognition are applicable to the transaction.) The issuing entity has not created a mechanism for a transferee of a certificate or a note to obtain any of the affidavits described above from a transferor. If any offered notes were successfully recharacterized by the IRS as other than indebtedness, a transferee of such offered note may be required to withhold unless it receives an appropriate affidavit. If a transferee is required to withhold and does not, the issuing entity is required to withhold, but only on distributions to such transferee. Any tax liability or penalties payable by the issuing entity could reduce the cash flow that would otherwise be available to make payments on all notes. Potential holders are encouraged to consult with their own tax advisors regarding the possible effect of these rules.

In addition, as described above, to the extent the issuing entity is treated as a partnership, the parties responsible for the tax administration of the issuing entity will have the authority to utilize, and intend to utilize, any exceptions available so that the issuing entity’s equity holders, to the fullest extent possible, rather than the issuing entity itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income. As such, holders of equity (including holders of notes recharacterized as equity) could be obligated to pay any such taxes and other costs, and may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year. Prospective investors are urged to consult with their tax advisors regarding the possible effect of these rules on them.

If, alternatively, the issuing entity were treated as either an association taxable as a corporation or a publicly traded partnership taxable as a corporation, the issuing entity would be subject to United States federal income taxes at corporate tax rates on its taxable income generated through the grantor trust by ownership of the receivables. Moreover, distributions by the issuing entity to all or some of the noteholders would probably not be deductible in computing the issuing entity’s taxable income and all or part of the distributions to noteholders would probably be treated as dividends. Such an entity-level tax could result in reduced distributions to noteholders and adversely affect the issuing entity’s ability to make payments of principal and interest with respect to the offered notes. To the extent distributions on such offered notes were treated as dividends, a Non-U.S. Person would generally be subject to tax (and withholding) on the gross amount of such dividends at a rate of 30% unless reduced or eliminated pursuant to an applicable income tax treaty.

STATE AND LOCAL TAX CONSEQUENCES

The above discussion does not address the tax treatment of the issuing entity, notes or noteholders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting on the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Additionally, it is possible a state or local jurisdiction may assert its right to impose tax on the issuing entity with respect to its income related to receivables collected from customers located in such jurisdiction. It is also possible that a state may require that a noteholder treated as an equity-owner (including non-resident holders) file state income tax returns with the state pertaining to income from receivables collected from customers located in such state (and may require withholding by the issuing entity on related income). Certain states have also recently enacted partnership audit rules that mirror or connect with the audit rules that now apply to partnerships for United States federal income tax purposes, and similar considerations apply to those state partnership audit rules as apply to the current federal partnership audit rules. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of the issuing entity as well as any state and local tax considerations for them of purchasing, holding and disposing of offered notes.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. BENEFIT PLANS

Subject to the following discussion, the offered notes may be acquired with assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Code or an entity or account deemed to hold “plan assets” of any of the foregoing (each a “Benefit Plan”) as well as by an “employee benefit plan” as defined in Section 3(3) of ERISA whether or not subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code, or an entity or account deemed to hold “plan assets” of the foregoing (together with Benefit Plans, “Plans”). Section 406 of ERISA and Section 4975 of the Code prohibit a Benefit Plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. The prudence of a particular investment must be determined by the responsible fiduciary of a Benefit Plan by taking into account the particular circumstances of the Benefit Plan and all of the facts and circumstances of the investment, including, but not limited to, the matters discussed under “Risk Factors” in this prospectus and the fact that in the future, there may be no market in which such fiduciary will be able to sell or otherwise dispose of the offered notes should the Benefit Plan purchase them. Unless the context clearly indicates otherwise, any reference in this section to the acquisition, holding or disposition of the offered notes shall also mean the acquisition, holding or disposition of a beneficial interest in such offered notes.

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased notes if assets of the issuing entity were deemed to be assets of the Benefit Plan. Under a regulation issued by the U.S. Department of Labor (the “ERISA regulation”), the assets of the issuing entity would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the ERISA regulation were applicable. An equity interest is defined under the ERISA regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features as of any date of determination. Although there is little guidance on the subject, assuming the offered notes constitute debt for local law purposes, the depositor believes that, at the time of their issuance, the offered notes should be treated as indebtedness of the issuing entity without substantial equity features for purposes of the ERISA regulation. This determination is based in part upon the traditional debt features of the offered notes, including the reasonable expectation of purchasers of such notes that the offered notes will be repaid when due, traditional default remedies, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the offered notes for ERISA purposes could change if the issuing entity incurs losses. This risk of recharacterization is enhanced for offered notes that are subordinated to other classes of securities.

However, without regard to whether the offered notes are treated as an equity interest for purposes of the regulation, the acquisition or holding of the offered notes by, or on behalf of, a Benefit Plan could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, the sponsor, the servicer, the administrator, the underwriters, the owner trustee, the indenture trustee or any of their affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the offered notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, (as amended), regarding transactions effected by “in-house asset managers”; PTCE 95-60 (as amended), regarding investments by insurance company general accounts; PTCE 91-38 (as amended), regarding investments by bank collective investment funds; PTCE 90-1 (as amended), regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended), regarding transactions effected by “qualified professional asset managers”. In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a Benefit Plan and a person or entity that is a party in interest or disqualified person to such Benefit Plan solely by reason of providing services to the Benefit Plan (other than a party in interest or disqualified person that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There is a risk that none of these, or any other exemption, will be available with respect to any particular transaction involving the offered notes and prospective purchasers that are Benefit Plans should consult with their advisors regarding the applicability of any such exemption.

The underwriters, the trustees, the depositor, the servicer or their affiliates may be the sponsor of, or investment advisor with respect to, one or more Benefit Plans. Because these parties may receive certain benefits in connection with the sale or holding of offered notes, the purchase of offered notes using plan assets over which any of these parties or their affiliates has investment authority might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code. Accordingly, the offered notes may not be purchased using the assets of any Benefit Plan if any of the underwriters, the trustees, the depositor, the servicer or their affiliates has investment authority for those assets, or is an employer maintaining or contributing to the Benefit Plan, unless an applicable prohibited transaction exemption is available to cover such purchase.

Governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and other plans may not be subject to Title I of ERISA or to the prohibited transaction provisions under Section 4975 of the Code. However, federal, state, local or other laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code discussed above and may include other limitations on permissible investments. In addition, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction roles set forth in Section 503 of the Code. Accordingly, fiduciaries of governmental, church and other plans, in consultation with their advisors, should consider the requirements of their respective pension codes with respect to investments in the offered notes, as well as general fiduciary considerations.

By acquiring an offered note (or any interest therein), each purchaser or transferee (and, if applicable, its fiduciary) (i) will be deemed to represent and warrant that either (a) it is not acquiring and will not hold the offered notes (or any interest therein) on behalf of, or with the assets of, a Benefit Plan or Plan that is subject to any applicable law that is substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”) or (b) the acquisition, holding and disposition of such note (or any interest therein) will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Law and (ii) acknowledges and agrees if it is a Benefit Plan or a Plan that is subject to Similar Law, it will not acquire such note (or any interest therein) at any time that the ratings on such note are below investment grade or if such note has been characterized as other than indebtedness for applicable local law purposes.

The sale of offered notes to a Plan is in no respect a representation that this investment meets all relevant legal requirements with respect to investments by Plans generally or by a particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code or any other Similar Law, the effect of the assets of the issuing entity being deemed “plan assets” and the applicability of any exemption prior to making an investment in the offered notes. Each Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the offered notes is appropriate for the Plan, also taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

None of the issuing entity, the depositor, the administrator, the indenture trustee, the owner trustee, any underwriter, or any of their respective affiliated entities will act as a fiduciary to a Plan with respect to such Plan’s decision to invest in the offered notes, to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of any of the offered notes by any Plan. The sale of the offered notes to a Plan is in no respect a representation by the issuing entity, the depositor, the administrator, the trustees, any underwriter, or any of their respective affiliated entities that such investment meets all relevant legal requirements for investments by Plans generally or by any particular Plan, or that an investment is appropriate for Plans generally or for any particular Plan.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement relating to the offered notes, the depositor has agreed to sell and the underwriters named below have severally but not jointly agreed to purchase the principal amount of the offered notes set forth opposite its name below subject to the satisfaction of certain conditions precedent.

Underwriter	Principal Amount of Class A-1 Notes(1)	Principal Amount of Class A-2 Notes(1)	Principal Amount of Class A-3 Notes(1)
Deutsche Bank Securities Inc.	$	$	$
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC
Fifth Third Securities, Inc.

Total	$48,573,000(2)	$100,776,000(2)	$100,776,000(2)

Underwriter	Principal Amount of Class B Notes(1)	Principal Amount of Class C Notes(1)	Principal Amount of Class D Notes(1)
Deutsche Bank Securities Inc.	$	$	$
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC

Total	$53,475,000(2)	$73,600,000(2)	$77,050,000(2)

(1)	All or a portion of one or more of the classes of notes offered hereby may be initially retained by the depositor or an affiliate thereof.
(2)

If the Base Transaction is issued. If the Upsize Transaction is issued, the principal amount of the Class A-1 notes will be $59,261,000, the principal amount of the Class A-2 notes will be $122,619,000, the principal amount of the Class A-3 notes will be $122,619,000, the principal amount of the Class B notes will be $65,100,000, the principal amount of the Class C notes will be $89,600,000 and the principal amount of the Class D notes will be $93,800,000.

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the offered notes if any are purchased. The underwriting agreement provides that, in the event of a default by an underwriter, in certain circumstances the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. The depositor has been advised by the underwriters that the underwriters propose to offer the offered notes to the public initially at the offering prices set forth on the cover page of this prospectus and to certain dealers at these prices less the concessions and reallowance discounts set forth below:

Class	Selling Concession Not to Exceed(1)	Reallowance Discount Not to Exceed
Class A-1 Notes	%	%
Class A-2 Notes	%	%
Class A-3 Notes	%	%
Class B Notes	%	%
Class C Notes	%	%
Class D Notes	%	%

(1)	In the event of possible sales to affiliates, one or more of the underwriters may be required to forego a de minimis portion of the selling concession they would otherwise be entitled to receive.

The Class E notes are not being offered hereby, and are anticipated to be either privately placed or retained by the depositor or another affiliate of BAC.

If all of the classes of offered notes are not sold at the initial offering price, the underwriters may change the offering price and other selling terms. After the initial public offering, the underwriters may change the public offering price and selling concessions and reallowance discounts to dealers.

There currently is no secondary market for any class of offered notes and there is a risk that one will not develop. The underwriters expect, but will not be obligated, to make a market in each class of offered notes. A market for the offered notes may not develop, and if one does develop, it may not continue or it may not provide sufficient liquidity.

The depositor and BAC have agreed, jointly and severally, to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments which the underwriters may be required to make in respect thereof. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

Until the distribution of the offered notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the offered notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such offered notes.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the offered notes in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate coverage transactions involve purchases of the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the offered notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that it will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

It is expected that delivery of the offered notes will be made against payment therefor on or about the closing date. Rule 15c6-1 of the SEC under the Exchange Act generally requires trades in the secondary market to settle in two Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered notes on the date hereof will be required, by virtue of the fact that the offered notes initially will settle more than two Business Days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of offered notes who wish to trade offered notes on the date hereof consult their own advisors.

Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor’s representative within the period during which there is an obligation to deliver a prospectus, BAC, the depositor or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus.

In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the servicer, the issuing entity and their affiliates. Further, one or more of the underwriters or their affiliates may be holding, buying or selling interests in motor vehicle receivables similar to the receivables in the pool of receivables or in credit default swaps or similar derivatives related to such similar receivables, not originating or limiting origination of such similar receivables or taking long or short positions with respect to securities backed by such similar receivables. Such activities may result in conflicts of interest and, consequently, the interest of the underwriters or their affiliates may not be aligned with the interests of investors in the notes.

As discussed under “Use of Proceeds” above, the depositor or its affiliates will apply all or a portion of the net proceeds of this offering to the repayment of debt, including warehouse debt secured by the receivables prior to their transfer to the issuing entity. One or more of the underwriters and/or their respective affiliates, or entities for which their respective affiliates act as administrator and/or provide liquidity lines, will receive a portion of the proceeds as a repayment of such debt.

The indenture trustee, at the direction of the servicer, on behalf of the issuing entity, may from time to time invest the funds in accounts and in eligible investments acquired from the underwriters or their affiliates.

The offered notes are new issues of securities with no established trading market. The underwriters tell us that they intend to make a market in the offered notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the offered notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters.

The depositor will receive aggregate proceeds of approximately $    from the sale of the offered notes (representing approximately                % of the initial note balance of the offered notes) after paying the aggregate underwriting discount of $                on the offered notes. Additional offering expenses are estimated to be $1,003,260.

Certain of the offered notes initially may be retained by the depositor or an affiliate of the depositor (the “Retained Notes”). Any Retained Notes will not be sold to the underwriters under the underwriting agreement. Retained Notes may be subsequently sold from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of the Retained Notes. If the Retained Notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions. The Retained Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

Offering Restrictions

Each underwriter has severally, but not jointly, represented to and agreed with the depositor and BAC that:

•

it will not offer or sell any offered notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities, bank regulatory or other applicable law; and

•

it will not offer or sell any offered notes in any other country, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities law.

United Kingdom – Prohibition on Offers to UK Retail Investors

Each underwriter has severally, but not jointly, represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any offered notes to any UK retail investor in the UK. For the purposes of this provision:

(a)	the expression “UK retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the EUWA, and as amended; or

(ii)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA (such rules and regulations as amended) to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA, and as amended; or

(iii)	not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the offered notes to be offered so as to enable an investor to decide to purchase or subscribe to the offered notes.

United Kingdom – Other Regulatory Restrictions

Each underwriter has severally, but not jointly, represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any offered notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any offered notes in, from or otherwise involving the UK.

European Economic Area

Each underwriter has severally, but not jointly, represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any offered notes to any EU retail investor in the EEA.For the purposes of this provision:

(a)	the expression “EU retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Article 2 of the EU Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the offered notes to be offered so as to enable an investor to decide to purchase or subscribe to the offered notes.

FORWARD-LOOKING STATEMENTS

This prospectus (including any related free writing prospectus prepared by us or on our behalf, if any) and the documents incorporated by reference herein contain forward-looking statements. In addition, certain statements made in future SEC filings by the sponsor, the issuing entity or the depositor, in press releases and in oral and written statements made by or with the sponsor’s, the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include those that discuss, among other things, outlook or other non-historical matters; projections, expenses, future cash flows; our expectations and intentions; and the assumptions that underlie these matters. Forward-looking statements often use words such as “will,” “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “forecast,” “outlook,” or other words of similar meaning. The sponsor, the issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Numerous factors could cause the return on your investment in the notes to differ materially from your expectations based on such forward-looking statements, including, among other things:

•	the characteristics, servicing and performance of the receivables, which could result in delays in payment or losses on your notes;

•	the limited nature of the issuing entity’s assets, which could result in delays in payment or losses on your notes arising from shortfalls or delays in amounts available to make payments on the notes;

•	adverse events affecting the servicer or other transaction parties, which could result in losses on your notes or reduce the market value or liquidity of your notes;

•

the issuance of multiple classes of notes by the issuing entity or retention of notes by the depositor or its affiliates, which may result in your notes being more sensitive to losses, being affected by conflicts of interest between classes and having reduced liquidity or voting power because of retention;

•	certain features of the notes and financial market disruptions, which may adversely affect the return on your notes or the market value and liquidity of your notes;

•	the impact of general macro-economic conditions on the sponsor’s business and on the ability of obligors to make timely payment on the receivables and the performance of the receivables; and

•	other risk factors identified from time to time in our public disclosures, including in the reports that we file with the SEC.

You should carefully consider the factors referred to above in evaluating these forward-looking statements.

When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus and in the documents incorporated by reference. See the factors set forth under the “Risk Factors” in this prospectus.

Future performance and actual results may differ materially from those expressed in forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of the sponsor, the issuing entity or the depositor to control or predict. The forward-looking statements made by us or on our behalf speak only as of the date they are made or as of the date indicated, and the sponsor, the issuing entity and the depositor do not undertake any obligation to update forward-looking statements as a result of new information, future events or otherwise.

LEGAL PROCEEDINGS

Other than as disclosed in this prospectus, there are no legal or governmental proceedings pending, or to the knowledge of the sponsor, threatened, against the sponsor, depositor, indenture trustee, owner trustee, grantor trust trustee, issuing entity, grantor trust, servicer or originator, or of which any property of the foregoing is the subject, that are material to noteholders.

LEGAL MATTERS

Certain legal matters with respect to the notes, including United States federal income tax matters, will be passed upon for the servicer, the depositor and the issuing entity by Mayer Brown LLP. Certain legal matters for the underwriters will be passed upon by Sidley Austin LLP.

GLOSSARY

“Available Funds” means, for any payment date and the related Collection Period, an amount equal to the sum of the following amounts: (i) all Collections received by the servicer during such Collection Period, (ii) the sum of the repurchase prices deposited into the collection account with respect to each receivable that will be repurchased or purchased by the sponsor or servicer, as applicable, on that payment date, (iii) any amounts deposited into the collection account in connection with the exercise of an optional redemption of the notes and (iv) any net investment earnings from amounts on deposit in the collection account.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Arizona or New York, or in the state in which the corporate trust office of the indenture trustee is located, are authorized or obligated by law, executive order or government decree to be closed; provided that, when used in the context of a payment date, Business Day means any day other than (i) a Saturday or Sunday or (ii) a day on which the Federal Reserve Bank of New York is closed.

“Class A-1 Note Balance” means, if the Base Transaction is issued, at any time, $48,573,000, reduced by all payments of principal made prior to such time on the Class A-1 notes; and if the Upsize Transaction is issued, at any time, $59,261,000, reduced by all payments of principal made prior to such time on the Class A-1 notes.

“Class A-2 Note Balance” means, if the Base Transaction is issued, at any time, $100,776,000, reduced by all payments of principal made prior to such time on the Class A-2 notes; and if the Upsize Transaction is issued, at any time, $122,619,000, reduced by all payments of principal made prior to such time on the Class A-2 notes.

“Class A-3 Note Balance” means, if the Base Transaction is issued, at any time, $100,776,000, reduced by all payments of principal made prior to such time on the Class A-3 notes; and if the Upsize Transaction is issued, at any time, $122,619,000, reduced by all payments of principal made prior to such time on the Class A-3 notes.

“Class B Note Balance” means, if the Base Transaction is issued, at any time, $53,475,000, reduced by all payments of principal made prior to such time on the Class B notes; and if the Upsize Transaction is issued, at any time, $65,100,000, reduced by all payments of principal made prior to such time on the Class B notes.

“Class C Note Balance” means, if the Base Transaction is issued, at any time, $73,600,000, reduced by all payments of principal made prior to such time on the Class C notes; and if the Upsize Transaction is issued, at any time, $89,600,000, reduced by all payments of principal made prior to such time on the Class C notes.

“Class D Note Balance” means, if the Base Transaction is issued, at any time, $77,050,000, reduced by all payments of principal made prior to such time on the Class D notes; and if the Upsize Transaction is issued, at any time, $93,800,000, reduced by all payments of principal made prior to such time on the Class D notes.

“Class E Note Balance” means, if the Base Transaction is issued, at any time, $31,625,000, reduced by all payments of principal made prior to such time on the Class E notes; and if the Upsize Transaction is issued, at any time, $38,500,000, reduced by all payments of principal made prior to such time on the Class E notes.

“Collection Period” means the period commencing on the first day of each calendar month and ending on the last day of such calendar month (or, in the case of the initial Collection Period, the period commencing on the close of business on the cut-off date and ending on January 31, 2024). As used in this prospectus, the “related” Collection Period with respect to any date of determination or a payment date will be deemed to be the Collection Period which immediately precedes such date of determination or payment date.

“Collections” means, to the extent received by the servicer after the cut-off date, the sum of (A) with respect to any receivable, (i) any monthly payment by or on behalf of the obligor thereunder, (ii) any full or partial prepayment of that receivable, (iii) any actual loss amounts received from the servicer and (iv) any other amounts received by the servicer which, in accordance with its customary servicing practices, would customarily be applied to the payment of accrued interest or to reduce the principal balance of that receivable, including rebates of premiums with respect to the cancellation or termination of any insurance policy, refunds for the costs of extended warranty or a service contract that was financed by such receivable and (B) Liquidation Proceeds; provided, however, that the term “Collections” in no event will include (1) for any payment date, any amounts in respect of any receivable repurchased or purchased by the sponsor or the servicer, as applicable, of which has been included in the Available Funds on a prior payment date and (2) any Supplemental Servicing Fees and (3) any amounts required by law to be remitted to the related obligor.

“Controlling Class” means, with respect to any notes outstanding, the Class A notes (voting together as a single class) as long as any Class A notes are outstanding, and thereafter the Class B notes as long as any Class B notes are outstanding, and thereafter the Class C notes as long as any Class C notes are outstanding, and thereafter the Class D notes as long as any Class D notes are outstanding, and thereafter the Class E notes as long as any Class E notes are outstanding.

“Cram Down Loss” means, with respect to any receivable (other than a Defaulted Receivable) as to which any court in any bankruptcy, insolvency or other similar proceeding issues an order reducing the principal amount to be paid on such receivable or otherwise modifies any payment terms with respect thereto, an amount equal to the amount of the principal reduction ordered by such court. A “Cram Down Loss” will be deemed to have occurred on the date of issuance of such court’s order.

“Defaulted Receivable” means, with respect to any Collection Period, a receivable as to which (a) a related monthly payment became 120 days past due during such Collection Period, (b) the financed vehicle has been repossessed and sold, or (c) the servicer has charged-off in full the related principal balance in accordance with its customary servicing practices.

“Deficiency Balance” means, with respect to any receivable, any deficiency balance, charged-off amount, principal balance, accrued interest and/or fees and any related security; provided, that such amounts and related security relate to a receivable which is a Defaulted Receivable.

“Delinquency Trigger” means, for any payment date and the related Collection Period, 50.00%.

“Fifth Allocation of Principal” means, with respect to any payment date, an amount equal to (1) the excess, if any, of (x) the sum of the Note Balance of the Class A notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes as of that payment date (before giving effect to any principal payments made on the Class A notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes on that payment date) over (y) the Pool Balance as of the end of the related Collection Period minus (2) the sum of the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal and the Fourth Allocation of Principal for that payment date; provided, however, that the Fifth Allocation of Principal on and after the final scheduled payment date for the Class E notes will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class E notes to zero (after the application of the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal and the Fourth Allocation of Principal).

“First Allocation of Principal” means, with respect to any payment date, an amount equal to the excess, if any, of (x) the Note Balance of the Class A notes as of that payment date (before giving effect to any principal payments made on the Class A notes on that payment date) over (y) the Pool Balance as of the end of the related Collection Period; provided, however, that the First Allocation of Principal for any payment date on and after the final scheduled payment date for any class of Class A notes will not be less than the amount that is necessary to reduce the outstanding Note Balance of that class of Class A notes to zero.

“Fourth Allocation of Principal” means, with respect to any payment date, an amount equal to (1) the excess, if any, of (x) the sum of the Note Balance of the Class A notes, the Class B notes, the Class C notes and the Class D notes as of that payment date (before giving effect to any principal payments made on the Class A notes, the Class B notes, the Class C notes and the Class D notes on that payment date) over (y) the Pool Balance as of the end of the related Collection Period minus (2) the sum of the First Allocation of Principal, the Second Allocation of Principal and the Third Allocation of Principal for that payment date; provided, however, that the Fourth Allocation of Principal on and after the final scheduled payment date for the Class D notes will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class D notes to zero (after the application of the First Allocation of Principal, the Second Allocation of Principal and the Third Allocation of Principal).

“KBRA” means Kroll Bond Rating Agency, LLC.

“Liquidation Proceeds” means, with respect to a Defaulted Receivable and any Collection Period, the monies collected or otherwise realized with respect to such Defaulted Receivable from whatever source during such Collection Period, net of (i) the reasonable out of-pocket costs of collection or liquidation incurred by the servicer (including, but not limited to repossession and resale expenses) during such Collection Period, and (ii) any amounts required by law to be remitted to the related obligor; provided, however, that the repurchase price for any receivable will not constitute “Liquidation Proceeds”.

“Liquidation Reimbursements” means, any amount owing to the servicer for reasonable out-of-pocket costs of liquidation incurred by the servicer (i) that are to be excluded from Liquidation Proceeds, (ii) that were included in the payment of Liquidation Proceeds deposited in the collection account in a prior Collection Period, and (iii) for which the servicer has not previously received reimbursement either pursuant to the sale and servicing agreement or otherwise.

“Majority Certificateholders” means certificateholders holding in the aggregate more than 50% of the Percentage Interests.

“Non-U.S. Person” means any person other than (i) a citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state or the District of Columbia, (iii) an estate the income of which is includable in gross income for United States federal income tax purposes, regardless of its source, (iv) a trust, (1) if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons (within the meaning of section 7701(a)(30) of the Code) has the authority to control all substantial decisions of the trust or (2) if it has made a valid election under U.S. Treasury regulations to be treated as a domestic trust, or (v) an entity or arrangement treated as a partnership for United States federal income tax purposes.

“Note Balance” means, with respect to any date of determination, for any class, the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class B Note Balance, the Class C Note Balance, the Class D Note Balance or the Class E Note Balance, as applicable, or with respect to the notes generally, the sum of all of the foregoing.

“Percentage Interest” means, with respect to a certificate, the individual percentage interest of such certificate (calculated as the percentage that the notional principal amount of such certificate represents of the aggregate notional principal amount of all certificates), which will be specified on the face thereof and will represent the percentage of certain distributions of the issuing entity beneficially owned by such certificateholder. The sum of the Percentage Interests for all of the certificates is 100%.

“Pool Balance” means, at any time, the aggregate outstanding principal balance of the receivables (other than Defaulted Receivables) at such time.

“Prepayment Assumption” means the method used to assume the anticipated rate of prepayments in pricing a debt instrument.

“Rating Agency Condition” means, with respect to any event or circumstance and each Hired Agency, either (a) written confirmation (which may be in the form of a letter, a press release or other publication, or a change in such Hired Agency’s published ratings criteria to this effect) by that Hired Agency that the occurrence of that event or circumstance will not cause such Hired Agency to downgrade, qualify or withdraw its rating assigned to the notes or (b)(i) with respect to KBRA, that KBRA will have been given notice of that event or circumstance at least ten days prior to the occurrence of that event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable and is acceptable to KBRA) and (ii) with respect to that S&P, that S&P shall have been given notice of such event or circumstance at least ten days prior to the occurrence of such event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable and is acceptable to S&P).

“Regular Allocation of Principal” means, with respect to any payment date, an amount not less than zero equal to (1) the excess, if any, of (a) the Note Balance of the Notes as of such payment date (before giving effect to any principal payments made on the Notes on such payment date) over (b)(i) the Pool Balance as of the end of the related Collection Period less (ii) the Targeted Overcollateralization Amount minus (2) the sum of the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal, the Fourth Allocation of Principal and the Fifth Allocation of Principal for such payment date.

“S&P” means S&P Global Ratings.

“Scheduled Interest Method” means the method of calculating interest due on a motor vehicle receivable without regard to the period of time which has elapsed since the preceding payment was made, using a method which may consist of (i) the method known as the Rule of 78s or sum-of-the-digits method, (ii) the method known as the actuarial method and applying a pre-determined interest payment schedule or (iii) the method known as the actuarial method determining interest when payments are received (in variation of the Simple Interest Method).

“Scheduled Interest Receivables” are receivables that provide for amortization of the amount financed over a series of fixed, level-payment monthly installments and for which interest is calculated using the Scheduled Interest Method. Each monthly installment, including the monthly installment representing the final payment on the receivable, consists of an amount of interest equal to 1/12 of the contract rate of the amount financed multiplied by the unpaid principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

“SEC” means the Securities and Exchange Commission.

“Second Allocation of Principal” means, with respect to any payment date, an amount equal to (1) the excess, if any, of (x) the sum of the Note Balance of the Class A notes and the Class B notes as of that payment date (before giving effect to any principal payments made on the Class A notes and the Class B notes on that payment date) over (y) the Pool Balance as of the end of the related Collection Period minus (2) the First Allocation of Principal for that payment date; provided, however, that the Second Allocation of Principal on and after the final scheduled payment date for the Class B notes will not be less than the amount that is necessary to reduce the outstanding Note Balance of the Class B notes to zero (after the application of the First Allocation of Principal).

“Servicing Transition Costs” means any transition expenses and costs due in respect of the transfer of servicing to the standby servicer (including any boarding fees or other expenses payable by the issuing entity).

“Severely Distressed Receivable” means, as of any date of determination, a receivable (other than a repurchased receivable) (i) that is 60 or more days delinquent or, if less than 60 days delinquent, the related obligor has experienced a hardship and, in the judgment of the servicer in accordance with its customary servicing practices, it is reasonably foreseeable that the obligor will be unable to pay the principal balance of, and accrued and unpaid interest and fees on, such receivable in accordance with its terms, (ii) that is a Defaulted Receivable, (iii) for which the obligor is the subject of a bankruptcy or other insolvency proceeding, (iv) for which the related financed vehicle has been repossessed (or for which the servicer has initiated repossession proceedings), (v) for which the related financed vehicle has been subject to theft or suffered destruction or damage that would be determined to be beyond repair in accordance with the servicer’s customary servicing practices or (vi) for which the maturity date is in less than six months and, in the judgment of the servicer in accordance with its customary servicing practices, it is reasonably foreseeable that the obligor will be unable to pay the principal balance of, and accrued and unpaid interest and fees on, such receivable by the maturity date.

“Short-Term Note” means any note that has a fixed maturity date of not more than one year from the issue date of that note.

“Simple Interest Method” means the method of calculating interest due on a motor vehicle receivable on a daily basis based on the actual outstanding principal balance of the receivable on that date.

“Simple Interest Receivables” means any motor vehicle receivable pursuant to which the payments due from the obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method. Accordingly, if an obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the receivable to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the receivable as a result of early or late payments, as the case may be. Late payments, or early payments, on a Simple Interest Receivable may result in the obligor making a greater—or smaller—number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment. The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for a simple interest rebate.

“Special Tax Counsel” means Mayer Brown LLP, as special federal tax counsel to the depositor.

“Specified Reserve Account Balance” means, for any payment date, an amount not less than 1.50% of the Pool Balance as of the cut-off date; provided, that on any payment date after the notes are no longer outstanding following payment in full of the principal of and interest on the notes, the “Specified Reserve Account Balance” will be $0.

“Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) any and all other administrative fees or similar charges allowed by applicable law with respect to any receivable.

“Targeted Overcollateralization Amount” means, for any payment date, the greater of (a) 20.80% of the Pool Balance as of the last day of the related Collection Period and (b) 3.25% of the Pool Balance as of the cut-off date.

“Third Allocation of Principal” means, with respect to any payment date, an amount equal to (1) the excess, if any, of (x) the sum of the Note Balance of the Class A notes, the Class B notes and the Class C notes as of that payment date (before giving effect to any principal payments made on the Class A notes, the Class B notes and the Class C notes on that payment date) over (y) the Pool Balance as of the end of the related Collection Period minus (2) the sum of the First Allocation of Principal and the Second Allocation of Principal for that payment date; provided, however, that the Third Allocation of Principal on and after the final scheduled payment date for the Class C notes will not be less than the amount that is necessary to reduce the outstanding Note Balance of the Class C notes to zero (after the application of the First Allocation of Principal and the Second Allocation of Principal).

“Unrelated Amounts” means (a) amounts deposited by the servicer into the collection account but later determined by the servicer to be mistaken or returned deposits or postings, (b) amounts deposited by the servicer into the collection account as Collections but which were later determined by the servicer to not constitute Collections with respect to the receivables and (c) amounts received by the servicer with respect to a receivable that the servicer is prohibited from depositing into the collection account or otherwise remitting to the issuing entity by law or court order, the direction of a regulatory authority or regulatory guidance.

INDEX

10 percent shareholder	148
60-Day Delinquent Receivables	105
AAA	108
ABS	74
ABS Tables	74
ACH	45
administration agreement	101
administrator	2
Affected Investors	141
amortizable bond premium	147
Assessment of Compliance	121
asset representations reviewer	2
Asset Review	106
asset-level data	50
Attestation Report	121
Available Funds	159
BAC	vi, 1, 37
Bankruptcy Code	136
Base Transaction	i
Benefit Plan	151
BLAST	71
Bridgecrest	44
Business Day	159
CDTC	34
Cede	vi, 95
certificateholders	3
certificates	3
CFPB	23
chattel paper	130
Class A notes	2
Class A-1 Note Balance	159
Class A-2 Note Balance	159
Class A-3 Note Balance	159
Class B Note Balance	159
Class C Note Balance	159
Class D Note Balance	159
Class E Note Balance	159
Clearstream	95
closing date	2
Code	122
Collection Period	159
Collections	159
Computershare	34
Computershare Limited	34
contract rate	42
controlled foreign corporation	148
Controlling Class	160
COVID-19	17
Cram Down Loss	160
CTS	34
cut-off date	6, 7
Defaulted Receivable	160
Deficiency Balance	160
Delinquency Percentage	105

Delinquency Trigger	105, 160
depositor	1
Dodd-Frank Act	23, 138
DriveTime Car Sales	24, 41
DTAOT	72
DTC	vi, 95
Due Diligence Requirements	141
EEA	viii, 140
effectively connected earnings and profits	148
Eligibility Representations	104
ERISA	151
ERISA regulation	151
EU	140
EU Affected Investors	141
EU CRR	141
EU Due Diligence Requirements	141
EU PRIIPS Regulation	viii
EU Prospectus Regulation	viii
EU Qualified Investor	viii
EU retail investor	156
EU Retail Investor	viii
EU Securitization Regulation	140
EUWA	vii, 141
event of default	5, 124
excess interest	12
Exchange Act	154
FATCA	149
FDIC	138
Fifth Allocation of Principal	160
final scheduled payment date	100
financed vehicles	6
First Allocation of Principal	160
Fourth Allocation of Principal	160
FSMA	vii, 141
FTC	24
FTC Rule	134
GAP	24, 43
grantor trust	1
grantor trust certificate	6
grantor trust trustee	2, 33
HDC Rule	134
Hired Agencies	14
Holder-in-Due-Course	134
indenture trustee	2, 34
Instituting Noteholders	105
Investment Company Act	12, 140
investors	95
IRS	142
issuing entity	1
issuing entity property	6
KBRA	160
lemon laws	134
Liquidation Proceeds	161
Liquidation Reimbursements	161

I-1

Majority Certificateholders	161
market discount rules	146
MiFID II	viii
Non-U.S. Person	161
Note Balance	161
Note Factor	98
Note Owner	95
Noteholder Direction	105
notes	2
NSF	45
obligors	6
offered notes	2
OID	29
OLA	138
Order	vii
owner trustee	2, 33
payment date	3
payment default	125
Percentage Interest	161
Plan	151
pool balance	5
Pool Balance	161
Pool Factor	98
portfolio interest	148
Prepayment Assumption	161
PTCE	152
purchase agreement	101
Rating Agency Condition	161
receivables	6
receivables contribution agreement	101
receivables pool	6
record date	3, 95
Regular Allocation of Principal	162
related person	148
Relief Act	137
requesting party	107
Retained Notes	155
Review Expenses	106
Review Satisfaction Date	105
Rule 193 Information	72
S&P	162
sale and servicing agreement	101
Scheduled Interest Method	162
Scheduled Interest Receivables	162
SEC	vi, 162

Second Allocation of Principal	162
Securities Act	154
securitized pool	72
seller	2, 41
servicer	1, 44
servicer replacement events	119
servicing fee	1, 116
Servicing Transition Costs	162
Severely Distressed Receivable	162
Short-Term Note	162
Similar Law	152
Simple Interest Method	162
Simple Interest Receivables	163
Special Tax Counsel	163
specified reserve account balance	11
Specified Reserve Account Balance	163
sponsor	1
standby servicer	1, 47
standby servicing fee	1, 121
Subject Receivables	105
Supplemental Servicing Fees	163
targeted overcollateralization amount	11
Targeted Overcollateralization Amount	163
Third Allocation of Principal	163
transfer agreements	101
trust account provider	110
UCITS	141
UK	vii, 141
UK Affected Investors	141
UK CRR	141
UK Due Diligence Requirements	141
UK PRIIPS Regulation	vii
UK Prospectus Regulation	vii
UK Qualified Investor	vii
UK retail investor	156
UK Retail Investor	vii
UK Securitization Regulation	141
Unrelated Amounts	163
Upsize Transaction	i
verification documents	104
VSC	24, 43
weighted average life	76
Wells Fargo	34
Wells Fargo Bank	34
WFDTC	34

I-2

APPENDIX A

Static Pool Information Regarding Prior Securitized Pools

This Appendix A includes static pool information about prior pools of motor vehicle retail installment sale contracts that were securitized by BAC since 2018. Static pool information consists of delinquency history, prepayment speeds and cumulative net-losses for prior securitized pools and summary information for the original characteristics of the prior securitized pools. The term “securitized pool” refers to the securitized pool of receivables as of the related cut-off date. We caution you that the receivables may not be expected to perform in a similar manner to the motor vehicle retail installment sale contracts presented in this Appendix A.

The following information represents static pool information for securitized pools of receivables through the “BLAST” securitization platform and the “DTAOT” securitization platform sponsored by BAC. This Appendix A presents summary information about the prior securitization pools, including original pool characteristics, the distribution of vehicle installment contracts by credit bureau score at origination and APR, and certain historical performance data for each prior pool is presented, including monthly cumulative net loss rates, 31 to 60 day delinquencies, 61 to 90 day delinquencies, 91 to 120 day delinquencies, prepayment (ABS) speeds and pools factors. Graphical representations of such data are also presented following the related tabular data.

The characteristics of receivables included in the static pool data in this Appendix A, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the receivables in the transaction described in the prospectus and the social, economic and other conditions existing at the time when these receivables were originated and those that will exist in the future when they are required to be repaid. Losses, prepayments and delinquencies for the pool of receivables in the transaction described in the prospectus may differ from the information shown below.

A-1

31-60 Days Delinquency Rates

As of November 30, 2023

Period	DTAOT 2018-1	DTAOT 2018-2	DTAOT 2018-3	DTAOT 2019-1	DTAOT 2019-2	DTAOT 2019-3	DTAOT 2019-4	DTAOT 2020-1	DTAOT 2020-2	DTAOT 2020-3	DTAOT 2021-1	DTAOT 2021-2	DTAOT 2021-3	DTAOT 2021-4	DTAOT 2022-1	DTAOT 2022-2	DTAOT 2022-3	DTAOT 2023-1	DTAOT 2023-2	DTAOT 2023-3	BLAST 2023-1
1	1.26%	2.11%	1.73%	0.94%	1.38%	2.54%	1.46%	1.04%	0.63%	1.39%	1.57%	0.72%	1.47%	0.12%	2.75%	1.45%	3.84%	1.73%	2.09%	1.51%	1.66%
2	3.72%	6.51%	4.07%	2.77%	4.26%	5.13%	4.23%	3.71%	1.95%	3.14%	2.92%	2.28%	3.00%	1.91%	3.83%	3.94%	5.60%	3.05%	4.54%	3.79%	3.58%
3	5.74%	7.50%	6.76%	5.08%	7.36%	7.67%	7.74%	3.93%	3.77%	5.74%	3.17%	3.92%	3.84%	3.40%	6.69%	6.06%	6.92%	3.96%	5.98%	4.98%
4	7.07%	8.50%	7.88%	5.73%	7.67%	8.63%	7.63%	4.67%	4.92%	6.58%	3.52%	4.32%	5.40%	3.71%	7.31%	8.15%	6.59%	5.45%	9.03%	7.70%
5	9.76%	11.01%	7.50%	6.98%	9.28%	8.56%	7.20%	6.08%	5.61%	6.04%	4.76%	6.05%	4.73%	3.74%	7.42%	8.13%	6.56%	6.47%	8.93%	7.91%
6	8.88%	10.01%	7.18%	9.57%	9.40%	11.25%	8.48%	5.28%	7.23%	6.72%	5.28%	5.74%	5.95%	4.21%	8.40%	10.18%	6.65%	6.22%	8.58%
7	9.52%	11.23%	8.99%	8.93%	9.49%	9.38%	6.85%	6.63%	7.53%	5.58%	5.48%	6.37%	6.04%	5.98%	8.16%	8.48%	7.25%	8.64%	9.37%
8	11.66%	11.23%	8.36%	9.90%	12.06%	8.24%	6.54%	7.40%	6.54%	5.26%	7.24%	7.73%	5.73%	6.14%	10.70%	8.93%	7.29%	7.76%	8.21%
9	10.73%	10.79%	9.45%	10.31%	10.45%	10.39%	8.05%	7.04%	7.21%	5.67%	6.91%	7.01%	5.71%	6.78%	9.41%	10.13%	10.06%	7.35%
10	12.64%	10.15%	12.26%	10.18%	9.10%	8.16%	6.86%	8.55%	5.76%	5.77%	7.03%	8.08%	7.83%	8.39%	11.02%	9.76%	8.89%	9.52%
11	11.94%	12.52%	11.10%	13.40%	11.01%	7.69%	7.94%	8.20%	5.60%	5.82%	8.77%	7.97%	7.79%	8.41%	11.38%	10.01%	8.49%	8.96%
12	11.27%	11.51%	11.41%	10.95%	8.47%	9.35%	8.50%	7.30%	6.11%	7.43%	7.78%	7.61%	8.68%	10.44%	10.83%	10.85%	10.29%
13	10.82%	12.35%	11.70%	9.89%	7.94%	8.30%	8.28%	8.16%	5.93%	7.42%	9.10%	7.50%	10.08%	8.97%	10.13%	10.38%	9.79%
14	13.24%	15.70%	11.28%	11.41%	9.86%	9.35%	9.10%	6.91%	5.81%	7.55%	8.78%	9.49%	9.56%	9.53%	9.94%	10.25%
15	11.33%	13.82%	14.16%	8.86%	8.65%	10.12%	9.04%	5.94%	7.45%	9.25%	8.07%	9.53%	12.09%	10.03%	10.07%	12.70%
16	11.96%	14.03%	11.82%	8.04%	9.84%	9.23%	8.16%	6.25%	7.01%	8.11%	7.82%	10.21%	10.11%	9.33%	9.68%	11.24%
17	15.22%	14.45%	10.86%	9.84%	10.79%	10.66%	9.11%	6.24%	7.37%	8.86%	9.53%	11.94%	10.86%	9.04%	11.57%	10.82%
18	13.51%	13.17%	12.81%	8.17%	10.14%	10.04%	8.22%	6.04%	8.73%	8.48%	9.95%	10.96%	11.31%	10.11%	10.52%	12.05%
19	13.82%	15.86%	9.86%	9.26%	10.54%	8.58%	7.23%	7.72%	8.02%	7.91%	10.23%	13.88%	10.65%	9.39%	10.42%	11.01%
20	13.11%	12.72%	9.10%	10.13%	10.27%	9.87%	7.35%	7.06%	8.62%	7.72%	11.83%	11.40%	9.76%	9.40%	11.42%
21	12.41%	11.40%	10.22%	9.40%	9.01%	8.58%	7.34%	7.49%	8.16%	9.48%	11.32%	11.66%	10.49%	11.63%	10.48%
22	15.17%	12.96%	8.95%	10.44%	9.92%	8.02%	6.87%	8.78%	7.46%	9.54%	14.61%	12.94%	9.97%	10.09%
23	13.02%	10.34%	9.60%	10.21%	8.89%	7.90%	8.55%	7.73%	7.68%	10.17%	12.33%	11.99%	10.27%	10.28%
24	11.15%	9.14%	10.77%	8.87%	7.66%	8.01%	7.66%	8.25%	9.49%	11.79%	11.95%	11.26%	12.23%	11.10%
25	13.19%	11.35%	9.87%	9.81%	8.07%	7.44%	8.17%	7.89%	9.39%	11.29%	13.00%	11.71%	10.70%	10.53%
26	9.99%	9.72%	10.58%	9.22%	8.54%	9.41%	9.90%	7.52%	10.23%	13.83%	11.90%	11.09%	10.59%
27	9.38%	10.85%	10.32%	7.98%	7.83%	8.70%	8.54%	7.30%	12.57%	10.96%	11.23%	11.04%	12.09%
28	10.49%	12.35%	9.15%	7.96%	9.80%	8.66%	9.05%	8.77%	11.11%	11.42%	11.94%	13.14%	10.79%
29	9.50%	11.23%	10.15%	8.10%	8.95%	10.92%	8.88%	8.69%	13.23%	12.55%	10.89%	12.17%
30	10.46%	12.10%	9.07%	7.76%	9.27%	9.42%	8.04%	9.78%	11.34%	12.59%	10.78%	12.49%
31	11.01%	11.49%	8.69%	9.49%	10.88%	9.12%	7.89%	10.87%	12.16%	11.70%	13.00%	13.59%
32	10.15%	10.01%	8.52%	8.25%	9.65%	8.99%	9.36%	9.78%	12.87%	12.07%	11.56%	12.30%
33	10.74%	11.13%	8.84%	8.81%	10.17%	8.52%	9.33%	12.07%	11.80%	11.85%	11.81%
34	10.43%	10.41%	8.19%	10.10%	9.43%	8.20%	9.93%	10.81%	11.38%	10.83%	13.43%
35	8.69%	9.57%	9.70%	8.95%	9.01%	9.51%	11.42%	11.42%	11.80%	13.29%	12.80%
36	10.57%	9.43%	8.78%	9.18%	8.08%	9.40%	10.94%	12.12%	11.72%	11.99%
37	9.64%	9.93%	8.92%	8.87%	10.47%	10.47%	12.88%	11.26%	10.70%	11.97%
38	8.33%	9.26%	11.01%	8.87%	10.06%	12.51%	11.32%	10.36%	13.40%	13.55%
39	8.47%	10.91%	9.70%	7.92%	10.34%	11.50%	11.86%	10.55%	11.61%	12.52%
40	9.09%	10.11%	9.78%	9.26%	12.80%	13.48%	12.52%	10.54%	12.13%
41	8.89%	10.79%	9.32%	9.45%	11.64%	11.56%	12.94%	10.56%	12.94%
42	10.54%	11.59%	9.27%	10.58%	14.71%	12.31%	11.83%	13.35%	11.67%
43	9.46%	10.37%	8.22%	11.39%	12.15%	13.46%	11.60%	10.81%
44	8.60%	10.37%	10.14%	10.87%	13.15%	12.91%	11.32%	10.99%
45	10.34%	10.31%	10.11%	13.96%	13.59%	11.85%	11.26%	12.35%
46	10.01%	9.84%	10.61%	11.72%	13.01%	11.56%	13.59%	11.54%
47	10.57%	9.28%	13.32%	12.11%	11.86%	11.66%	11.32%
48	9.76%	10.95%	11.71%	12.71%	12.02%	11.26%	11.00%
49	8.97%	10.89%	14.69%	12.36%	11.36%	14.01%	12.36%

Appendix A-2

Period	DTAOT 2018-1	DTAOT 2018-2	DTAOT 2018-3	DTAOT 2019-1	DTAOT 2019-2	DTAOT 2019-3	DTAOT 2019-4	DTAOT 2020-1	DTAOT 2020-2	DTAOT 2020-3	DTAOT 2021-1	DTAOT 2021-2	DTAOT 2021-3	DTAOT 2021-4	DTAOT 2022-1	DTAOT 2022-2	DTAOT 2022-3	DTAOT 2023-1	DTAOT 2023-2	DTAOT 2023-3	BLAST 2023-1
50		11.53%	12.05%	11.70%	12.15%	11.87%	11.48%
51			12.54%	11.39%	14.05%	11.16%
52			13.83%		12.64%	14.05%
53					12.21%

Appendix A-3

61-90 Days Delinquency Rates

As of November 30, 2023

Period	DTAOT 2018-1	DTAOT 2018-2	DTAOT 2018-3	DTAOT 2019-1	DTAOT 2019-2	DTAOT 2019-3	DTAOT 2019-4	DTAOT 2020-1	DTAOT 2020-2	DTAOT 2020-3	DTAOT 2021-1	DTAOT 2021-2	DTAOT 2021-3	DTAOT 2021-4	DTAOT 2022-1	DTAOT 2022-2	DTAOT 2022-3	DTAOT 2023-1	DTAOT 2023-2	DTAOT 2023-3	BLAST 2023-1
1	0.02%	0.02%	0.03%	0.01%	0.02%	0.05%	0.03%	0.02%	0.00%	0.01%	0.02%	0.00%	0.01%	0.00%	0.54%	0.01%	0.78%	0.05%	0.01%	0.03%	0.03%
2	0.56%	0.94%	0.60%	0.31%	0.52%	0.93%	0.59%	0.43%	0.24%	0.51%	0.58%	0.23%	0.62%	0.07%	1.39%	0.71%	2.02%	0.53%	0.98%	0.64%	0.73%
3	2.16%	2.60%	1.77%	1.30%	2.14%	2.28%	2.12%	1.27%	0.96%	1.48%	1.06%	1.02%	1.43%	1.02%	2.31%	2.14%	3.36%	1.40%	2.32%	1.80%
4	2.77%	3.72%	3.53%	1.92%	3.52%	4.16%	3.72%	1.58%	1.66%	2.92%	1.48%	1.80%	2.04%	1.36%	3.92%	4.10%	3.47%	2.17%	3.67%	3.35%
5	3.60%	4.71%	3.88%	2.98%	4.06%	4.54%	3.67%	2.10%	2.17%	3.09%	1.89%	2.40%	2.60%	2.05%	4.32%	4.78%	3.29%	3.06%	5.03%	4.14%
6	4.84%	5.02%	3.33%	3.84%	5.36%	4.91%	3.88%	2.80%	2.92%	3.19%	2.40%	2.92%	2.89%	1.97%	4.73%	5.50%	3.49%	3.41%	5.28%
7	4.81%	5.15%	3.37%	4.29%	4.69%	5.40%	3.63%	3.15%	4.10%	2.87%	2.35%	2.91%	2.77%	2.51%	4.25%	6.08%	3.24%	3.59%	6.25%
8	5.14%	6.51%	3.21%	4.01%	5.07%	4.54%	3.31%	3.91%	3.81%	2.84%	2.87%	3.71%	3.65%	3.26%	4.10%	4.43%	3.08%	3.90%	4.92%
9	5.50%	5.60%	3.89%	5.16%	5.67%	4.41%	3.60%	4.23%	3.41%	2.85%	3.74%	4.24%	3.31%	2.99%	5.29%	4.69%	4.02%	3.99%
10	5.01%	4.78%	4.90%	4.89%	4.74%	4.52%	4.39%	4.43%	3.03%	3.20%	3.64%	4.66%	3.55%	4.16%	5.28%	4.93%	5.22%	5.00%
11	7.03%	5.16%	5.54%	5.37%	4.87%	4.18%	4.71%	5.13%	2.94%	2.74%	4.24%	4.29%	4.42%	4.35%	6.87%	4.87%	5.37%	5.30%
12	6.27%	4.81%	5.79%	6.65%	4.71%	4.44%	5.22%	4.44%	2.86%	3.38%	4.92%	4.95%	4.35%	4.79%	6.77%	5.83%	6.34%
13	5.22%	5.86%	6.61%	5.35%	4.37%	5.18%	5.25%	4.17%	3.41%	4.07%	5.05%	4.88%	5.77%	5.74%	6.71%	6.55%	6.33%
14	5.33%	7.05%	6.10%	5.33%	4.72%	5.67%	5.84%	3.81%	2.94%	3.95%	4.75%	5.35%	5.81%	5.32%	6.90%	6.23%
15	4.87%	7.82%	6.22%	5.32%	5.45%	6.41%	6.51%	3.71%	3.39%	4.68%	6.19%	6.27%	6.21%	6.80%	7.05%	6.81%
16	5.78%	7.62%	7.17%	4.79%	5.91%	6.70%	5.22%	3.24%	4.20%	5.29%	5.54%	5.82%	7.53%	6.35%	6.65%	7.81%
17	6.41%	8.90%	5.90%	5.21%	6.64%	6.54%	4.77%	3.60%	4.06%	5.60%	5.68%	7.38%	6.71%	5.67%	7.03%	7.54%
18	7.24%	7.96%	6.06%	6.18%	6.94%	7.40%	4.18%	3.28%	4.61%	5.37%	6.45%	7.34%	7.87%	5.99%	7.41%	8.59%
19	7.36%	8.15%	6.18%	6.14%	7.19%	5.72%	4.02%	3.48%	5.13%	5.75%	5.80%	8.04%	7.40%	6.36%	7.64%	8.21%
20	8.55%	8.87%	5.01%	6.66%	7.43%	5.22%	3.89%	4.38%	5.57%	5.46%	7.62%	9.48%	6.54%	5.72%	8.43%
21	7.04%	6.71%	5.70%	6.79%	5.87%	4.62%	4.30%	4.20%	4.97%	5.50%	6.80%	7.84%	6.71%	6.38%	8.09%
22	7.13%	6.87%	6.32%	6.70%	5.06%	4.55%	3.86%	4.90%	5.51%	6.37%	7.56%	9.02%	7.26%	6.88%
23	7.90%	6.56%	6.67%	7.48%	4.44%	4.47%	4.13%	5.54%	4.68%	5.75%	9.24%	8.31%	6.40%	6.68%
24	6.71%	5.64%	6.93%	6.00%	4.51%	4.69%	5.00%	5.49%	5.26%	7.06%	7.75%	7.71%	7.21%	7.89%
25	7.04%	5.76%	7.31%	5.35%	4.14%	4.40%	4.76%	5.30%	6.28%	7.04%	9.25%	7.92%	7.93%	7.56%
26	6.96%	6.99%	7.56%	4.38%	4.60%	4.76%	5.18%	5.93%	5.22%	8.11%	8.89%	8.71%	7.71%
27	5.84%	7.12%	8.08%	4.95%	4.65%	5.29%	6.18%	5.39%	6.83%	9.04%	8.07%	7.50%	8.76%
28	6.50%	7.82%	6.35%	4.50%	4.84%	5.35%	5.92%	5.35%	6.98%	7.77%	8.19%	8.09%	8.70%
29	6.93%	8.08%	5.63%	4.93%	5.78%	5.59%	5.74%	5.91%	7.51%	9.05%	9.61%	9.20%
30	6.80%	8.26%	5.33%	4.73%	5.49%	6.80%	6.60%	5.17%	8.35%	8.00%	7.96%	9.08%
31	7.29%	9.25%	5.22%	5.31%	5.93%	6.45%	5.97%	6.84%	7.65%	8.00%	8.04%	10.49%
32	7.51%	6.99%	4.70%	5.92%	7.05%	6.20%	5.83%	6.46%	8.25%	8.27%	9.20%	10.14%
33	8.02%	6.37%	5.48%	5.48%	6.91%	6.86%	6.73%	6.96%	8.14%	9.00%	9.48%
34	8.65%	5.30%	5.10%	5.88%	6.22%	6.03%	5.78%	8.19%	7.22%	7.93%	10.17%
35	7.09%	5.44%	5.33%	7.07%	6.73%	6.73%	7.13%	7.06%	8.10%	7.94%	10.47%
36	5.92%	5.52%	5.90%	6.60%	6.24%	7.56%	6.83%	8.18%	8.94%	9.24%
37	5.61%	5.86%	5.44%	6.22%	6.54%	6.13%	7.38%	7.80%	8.01%	9.07%
38	5.48%	5.57%	6.07%	6.92%	7.59%	7.61%	9.04%	7.27%	8.03%	10.28%
39	5.08%	6.22%	7.23%	6.32%	6.97%	7.74%	7.55%	7.43%	9.05%	10.48%
40	5.47%	7.22%	6.83%	6.18%	8.33%	8.25%	8.64%	7.86%	8.54%
41	5.31%	6.37%	6.62%	6.94%	8.60%	10.04%	7.95%	6.91%	9.49%
42	5.78%	7.07%	7.44%	6.32%	8.48%	8.06%	7.84%	7.23%	9.88%
43	6.77%	8.01%	7.02%	7.82%	10.07%	8.96%	8.56%	8.43%
44	6.35%	7.71%	6.58%	7.47%	8.40%	9.17%	8.69%	8.00%
45	6.19%	7.29%	7.51%	7.56%	9.07%	8.64%	7.75%	9.56%
46	7.11%	8.59%	6.92%	9.22%	8.67%	8.83%	8.21%	9.32%
47	7.20%	7.72%	8.06%	8.80%	9.05%	9.66%	9.50%
48	7.36%	7.61%	8.46%	9.07%	9.14%	8.75%	8.86%

Appendix A-4

Period	DTAOT 2018-1	DTAOT 2018-2	DTAOT 2018-3	DTAOT 2019-1	DTAOT 2019-2	DTAOT 2019-3	DTAOT 2019-4	DTAOT 2020-1	DTAOT 2020-2	DTAOT 2020-3	DTAOT 2021-1	DTAOT 2021-2	DTAOT 2021-3	DTAOT 2021-4	DTAOT 2022-1	DTAOT 2022-2	DTAOT 2022-3	DTAOT 2023-1	DTAOT 2023-2	DTAOT 2023-3	BLAST 2023-1
49	8.46%	9.58%	8.49%	9.21%	9.65%	8.90%	9.69%
50		8.20%	10.93%	8.38%	8.37%	9.93%	10.52%
51			9.31%	8.28%	9.02%	9.05%
52			10.15%		10.01%	10.04%
53					9.88%

Appendix A-5

91-120 Days Delinquency Rates

As of November 30, 2023

Period	DTAOT 2018-1	DTAOT 2018-2	DTAOT 2018-3	DTAOT 2019-1	DTAOT 2019-2	DTAOT 2019-3	DTAOT 2019-4	DTAOT 2020-1	DTAOT 2020-2	DTAOT 2020-3	DTAOT 2021-1	DTAOT 2021-2	DTAOT 2021-3	DTAOT 2021-4	DTAOT 2022-1	DTAOT 2022-2	DTAOT 2022-3	DTAOT 2023-1	DTAOT 2023-2	DTAOT 2023-3	BLAST 2023-1
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.05%	0.00%	0.08%	0.00%	0.00%	0.01%	0.01%
3	0.03%	0.05%	0.02%	0.00%	0.02%	0.06%	0.02%	0.01%	0.01%	0.02%	0.03%	0.00%	0.06%	0.02%	0.22%	0.05%	0.46%	0.07%	0.16%	0.03%
4	0.15%	0.27%	0.15%	0.06%	0.32%	0.29%	0.28%	0.16%	0.10%	0.20%	0.11%	0.14%	0.26%	0.11%	0.54%	0.44%	0.74%	0.25%	0.66%	0.24%
5	0.46%	0.66%	0.31%	0.25%	0.76%	0.86%	0.72%	0.29%	0.39%	0.45%	0.28%	0.38%	0.69%	0.36%	1.20%	1.48%	1.34%	0.64%	1.42%	0.86%
6	0.75%	1.04%	0.60%	0.52%	1.05%	1.37%	1.12%	0.49%	0.70%	0.86%	0.43%	0.67%	0.94%	0.65%	1.93%	2.32%	1.47%	1.09%	2.14%
7	1.08%	1.28%	0.71%	0.94%	1.48%	1.47%	1.09%	0.76%	0.87%	0.73%	0.71%	0.97%	1.05%	0.82%	2.34%	3.07%	1.49%	1.52%	2.78%
8	1.15%	1.25%	0.70%	1.12%	1.53%	1.53%	1.22%	1.06%	1.06%	0.85%	0.81%	1.26%	1.25%	1.03%	2.47%	3.61%	1.64%	2.00%	3.64%
9	1.28%	1.08%	0.78%	1.19%	1.64%	1.58%	1.21%	1.52%	1.27%	1.01%	1.04%	2.00%	1.83%	1.19%	2.16%	3.16%	1.46%	1.87%
10	1.54%	1.03%	0.94%	1.48%	1.59%	1.49%	1.50%	1.88%	0.87%	0.98%	1.53%	2.37%	1.91%	1.37%	2.57%	2.27%	2.04%	1.95%
11	1.47%	1.25%	1.47%	1.45%	1.51%	1.54%	1.79%	1.94%	0.94%	1.21%	1.93%	2.45%	2.07%	1.78%	2.81%	2.74%	2.65%	2.68%
12	1.39%	1.23%	1.65%	1.70%	1.42%	1.73%	2.14%	1.89%	1.02%	1.33%	2.50%	2.56%	2.20%	2.23%	2.80%	2.93%	3.08%
13	1.31%	1.32%	1.87%	1.88%	1.58%	2.03%	2.76%	2.00%	1.12%	1.49%	3.03%	3.09%	2.33%	2.53%	3.65%	3.58%	3.94%
14	1.41%	1.52%	2.23%	1.99%	1.81%	2.27%	2.88%	1.46%	1.29%	2.07%	3.04%	3.30%	3.13%	3.10%	4.36%	4.16%
15	1.36%	2.25%	2.24%	1.82%	2.15%	2.41%	2.70%	1.49%	1.43%	2.44%	2.89%	3.52%	3.60%	3.30%	4.99%	4.70%
16	1.53%	2.71%	2.20%	1.77%	2.64%	3.28%	2.64%	1.61%	1.67%	3.23%	3.53%	3.78%	4.09%	3.27%	5.56%	5.83%
17	1.87%	3.01%	2.41%	1.93%	2.86%	3.51%	2.62%	1.63%	2.23%	3.74%	3.90%	3.73%	4.91%	4.09%	5.81%	6.36%
18	2.39%	3.57%	2.37%	2.11%	3.58%	3.29%	1.86%	1.89%	2.47%	3.65%	3.79%	4.85%	4.83%	4.31%	6.53%	6.99%
19	2.90%	3.69%	2.25%	2.78%	3.83%	3.23%	1.96%	1.93%	3.21%	3.88%	4.01%	5.26%	4.29%	4.62%	6.50%	7.86%
20	3.13%	3.77%	2.39%	3.01%	3.69%	2.99%	1.97%	2.00%	3.68%	4.21%	3.70%	5.87%	5.06%	4.91%	7.24%
21	3.89%	3.77%	2.40%	3.74%	3.15%	2.05%	1.90%	2.59%	3.60%	4.54%	4.94%	7.04%	5.22%	4.84%	7.92%
22	3.84%	3.40%	2.70%	3.92%	2.89%	1.98%	2.22%	2.91%	3.63%	4.22%	5.17%	6.40%	5.80%	5.61%
23	3.94%	3.20%	3.01%	3.65%	2.06%	2.19%	2.43%	3.47%	4.35%	4.14%	5.40%	6.01%	6.36%	5.94%
24	3.84%	2.81%	3.40%	3.49%	1.99%	2.28%	2.47%	4.26%	4.01%	4.00%	6.78%	6.54%	6.35%	5.81%
25	3.55%	3.07%	4.21%	3.19%	2.12%	2.74%	3.19%	4.11%	3.64%	4.72%	6.70%	7.22%	6.81%	6.55%
26	3.26%	3.08%	4.36%	2.26%	2.16%	2.89%	3.72%	3.87%	3.81%	5.09%	6.05%	7.78%	6.97%
27	3.02%	3.56%	4.44%	1.96%	2.57%	3.08%	4.46%	4.32%	3.33%	5.95%	7.05%	8.07%	7.16%
28	2.96%	4.11%	4.20%	2.25%	2.85%	3.48%	4.91%	4.28%	4.43%	6.71%	7.66%	8.07%	7.83%
29	3.31%	5.05%	3.86%	2.19%	3.03%	3.96%	4.64%	4.10%	4.54%	6.47%	7.68%	8.80%
30	3.93%	5.26%	2.73%	2.78%	3.82%	4.55%	4.59%	4.31%	5.31%	5.93%	8.52%	9.08%
31	4.37%	5.29%	2.49%	2.80%	4.34%	5.39%	5.03%	3.70%	6.23%	6.64%	8.71%	9.63%
32	5.23%	5.04%	2.57%	3.25%	4.94%	4.97%	5.04%	4.66%	6.16%	7.13%	9.19%	10.75%
33	5.19%	4.77%	2.68%	3.68%	5.28%	4.87%	4.93%	4.60%	5.37%	7.50%	9.14%
34	5.41%	3.47%	3.21%	4.13%	5.08%	5.57%	4.99%	4.69%	6.40%	8.38%	9.84%
35	5.24%	3.01%	3.55%	4.81%	4.94%	5.48%	4.53%	5.77%	6.41%	8.37%	10.34%
36	5.04%	3.23%	3.89%	5.60%	5.70%	5.25%	5.30%	6.06%	6.96%	8.38%
37	3.48%	3.42%	4.49%	5.52%	5.39%	5.60%	5.81%	5.83%	7.82%	8.73%
38	3.52%	4.21%	4.96%	5.21%	5.52%	5.16%	5.88%	6.42%	8.27%	8.98%
39	3.59%	4.45%	5.69%	5.62%	5.63%	6.14%	7.44%	6.56%	8.83%	10.04%
40	3.65%	4.81%	6.44%	5.85%	5.36%	6.21%	6.98%	7.20%	9.45%
41	4.24%	5.90%	6.16%	5.68%	6.58%	6.71%	6.44%	8.64%	9.57%
42	4.56%	6.45%	5.62%	6.05%	6.80%	8.58%	7.33%	7.57%	9.78%
43	4.73%	7.21%	6.34%	6.03%	7.26%	8.13%	7.35%	8.16%
44	5.47%	7.94%	6.50%	7.01%	8.84%	7.22%	8.24%	8.12%
45	5.89%	7.58%	6.26%	7.52%	9.00%	8.02%	8.64%	8.52%
46	6.54%	6.82%	6.34%	7.89%	8.61%	8.59%	9.04%	9.65%
47	6.95%	7.92%	6.15%	8.69%	9.13%	9.26%	9.84%
48	6.60%	8.33%	7.22%	9.09%	9.48%	10.00%	10.42%

Appendix A-6

Period	DTAOT 2018-1	DTAOT 2018-2	DTAOT 2018-3	DTAOT 2019-1	DTAOT 2019-2	DTAOT 2019-3	DTAOT 2019-4	DTAOT 2020-1	DTAOT 2020-2	DTAOT 2020-3	DTAOT 2021-1	DTAOT 2021-2	DTAOT 2021-3	DTAOT 2021-4	DTAOT 2022-1	DTAOT 2022-2	DTAOT 2022-3	DTAOT 2023-1	DTAOT 2023-2	DTAOT 2023-3	BLAST 2023-1
49	6.36%	7.75%	7.84%	7.95%	10.51%	10.31%	10.82%
50		8.49%	8.35%	8.87%	11.18%	10.66%	10.72%
51			9.99%	9.59%	11.60%	11.62%
52			10.10%		12.04%	11.88%
53					12.87%

Appendix A-7

Delinquency Information. The graphs below show delinquency information for retail installment contracts included in certain prior DTAOT private sub-prime securitization transactions.(1)

(1)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Appendix A-8

Appendix A-9

Appendix A-10

Monthly Cumulative Net Loss Rates

As of November 30, 2023

Period	DTAOT 2018-1	DTAOT 2018-2	DTAOT 2018-3	DTAOT 2019-1	DTAOT 2019-2	DTAOT 2019-3	DTAOT 2019-4	DTAOT 2020-1	DTAOT 2020-2	DTAOT 2020-3	DTAOT 2021-1	DTAOT 2021-2	DTAOT 2021-3	DTAOT 2021-4	DTAOT 2022-1	DTAOT 2022-2	DTAOT 2022-3	DTAOT 2023-1	DTAOT 2023-2	DTAOT 2023-3	BLAST 2023-1
1	0.09%	0.04%	0.04%	0.02%	0.04%	0.07%	0.02%	0.04%	0.04%	0.05%	0.10%	0.04%	0.08%	0.03%	0.10%	0.07%	0.20%	0.06%	0.04%	0.04%	0.07%
2	0.25%	0.19%	0.12%	0.15%	0.16%	0.23%	0.11%	0.21%	0.12%	0.17%	0.20%	0.10%	0.15%	0.09%	0.53%	0.20%	0.69%	0.23%	0.11%	0.12%	0.13%
3	0.72%	0.80%	0.54%	0.45%	0.52%	0.78%	0.57%	0.49%	0.31%	0.58%	0.52%	0.26%	0.55%	0.28%	1.20%	0.75%	1.42%	0.76%	0.57%	0.60%
4	1.73%	1.84%	1.28%	1.08%	1.33%	1.62%	1.36%	1.12%	0.75%	1.17%	0.89%	0.66%	1.00%	0.78%	2.00%	1.62%	2.17%	1.68%	1.47%	1.49%
5	2.77%	2.77%	1.73%	1.70%	2.12%	2.64%	2.01%	1.61%	1.30%	1.95%	1.36%	1.25%	1.66%	1.10%	3.16%	2.80%	3.03%	2.04%	2.59%	2.43%
6	3.89%	3.73%	2.49%	2.44%	2.92%	3.49%	2.90%	2.10%	1.91%	2.34%	1.77%	1.87%	2.14%	1.68%	4.02%	3.82%	4.03%	2.84%	3.75%
7	5.04%	4.74%	2.92%	3.43%	3.84%	4.39%	3.66%	2.60%	2.60%	2.63%	2.40%	2.56%	2.65%	2.20%	4.93%	4.98%	4.88%	3.83%	4.87%
8	5.96%	5.55%	3.59%	4.19%	4.58%	5.02%	4.47%	3.19%	3.28%	2.82%	2.98%	3.07%	2.94%	2.77%	5.69%	6.13%	5.58%	4.79%	5.96%
9	6.71%	6.04%	4.19%	4.90%	5.38%	5.64%	4.97%	3.91%	3.64%	3.20%	3.51%	3.80%	3.48%	3.38%	6.40%	6.89%	6.45%	5.79%
10	7.75%	6.69%	4.80%	5.75%	6.01%	6.46%	5.25%	4.60%	3.88%	3.54%	4.19%	4.34%	3.88%	3.88%	7.25%	7.46%	7.36%	6.79%
11	8.53%	7.24%	5.63%	6.48%	6.78%	7.30%	5.65%	5.30%	4.08%	3.96%	4.71%	4.76%	4.40%	4.62%	8.05%	8.15%	8.40%	7.70%
12	9.16%	7.97%	6.44%	7.23%	7.53%	7.79%	6.30%	5.82%	4.43%	4.40%	5.34%	5.14%	4.98%	5.23%	8.86%	9.12%	9.47%
13	9.84%	8.70%	7.26%	8.05%	8.36%	8.07%	6.87%	6.16%	4.72%	4.77%	5.86%	5.60%	5.68%	5.98%	9.54%	9.87%	10.46%
14	10.47%	9.49%	8.04%	8.86%	8.82%	8.47%	7.41%	6.50%	5.18%	5.35%	6.40%	6.15%	6.45%	6.83%	10.43%	10.84%
15	11.25%	10.40%	8.85%	9.50%	9.18%	8.95%	8.10%	6.80%	5.53%	5.85%	6.67%	6.73%	7.01%	7.49%	11.18%	11.78%
16	11.92%	11.24%	9.55%	10.30%	9.60%	9.42%	8.69%	7.16%	5.80%	6.51%	7.17%	7.42%	7.68%	8.15%	12.08%	12.81%
17	12.75%	12.06%	10.25%	10.70%	10.08%	9.99%	9.00%	7.33%	6.21%	7.03%	7.66%	8.06%	8.60%	8.75%	13.03%	13.95%
18	13.67%	12.99%	10.86%	11.09%	10.61%	10.46%	9.23%	7.68%	6.65%	7.35%	8.21%	8.50%	9.09%	9.46%	13.97%	14.99%
19	14.45%	13.72%	11.51%	11.42%	11.19%	11.00%	9.40%	8.13%	7.10%	7.62%	8.93%	9.22%	9.57%	10.01%	14.74%	16.08%
20	15.26%	14.38%	12.26%	11.82%	11.69%	11.26%	9.70%	8.35%	7.41%	8.02%	9.50%	9.90%	10.06%	10.67%	15.63%
21	15.97%	15.05%	12.70%	12.26%	12.15%	11.49%	9.87%	8.71%	7.81%	8.39%	10.00%	10.78%	10.69%	11.36%	16.49%
22	16.65%	15.59%	12.96%	12.89%	12.43%	11.62%	10.19%	9.03%	8.00%	8.75%	10.53%	11.26%	11.09%	12.03%
23	17.25%	16.15%	13.34%	13.45%	12.63%	11.94%	10.46%	9.44%	8.31%	9.27%	11.11%	11.62%	11.57%	12.80%
24	17.84%	16.84%	13.73%	13.90%	12.79%	12.14%	10.68%	9.86%	8.71%	9.71%	11.76%	12.08%	12.16%	13.60%
25	18.44%	17.28%	14.09%	14.20%	13.10%	12.33%	11.07%	10.25%	9.10%	10.10%	12.33%	12.67%	12.66%	14.25%
26	18.94%	17.53%	14.54%	14.42%	13.25%	12.59%	11.37%	10.46%	9.55%	10.57%	12.65%	13.12%	13.28%
27	19.61%	17.78%	15.03%	14.59%	13.50%	12.88%	11.74%	10.73%	9.88%	10.94%	13.03%	13.47%	14.02%
28	20.00%	18.01%	15.43%	14.91%	13.77%	13.20%	12.17%	11.02%	10.20%	11.47%	13.51%	13.91%	14.52%
29	20.26%	18.38%	15.69%	15.08%	13.97%	13.38%	12.44%	11.25%	10.68%	11.87%	13.96%	14.41%
30	20.51%	18.77%	15.84%	15.32%	14.28%	13.73%	12.64%	11.60%	10.98%	12.17%	14.35%	14.93%
31	20.78%	19.12%	15.97%	15.58%	14.53%	13.99%	12.86%	11.93%	11.45%	12.46%	14.73%	15.46%
32	21.10%	19.48%	16.18%	15.81%	14.80%	14.22%	13.06%	12.22%	11.90%	12.92%	15.25%	15.95%
33	21.40%	19.66%	16.32%	16.11%	15.18%	14.29%	13.30%	12.60%	12.16%	13.26%	15.76%
34	21.68%	19.79%	16.50%	16.35%	15.38%	14.52%	13.62%	12.98%	12.41%	13.46%	16.23%
35	21.97%	19.88%	16.69%	16.62%	15.46%	14.69%	13.93%	13.33%	12.70%	13.86%	16.62%
36	22.13%	20.04%	16.85%	16.87%	15.61%	14.93%	14.17%	13.56%	12.95%	14.25%
37	22.27%	20.14%	17.08%	17.09%	15.78%	15.22%	14.42%	13.83%	13.22%	14.60%
38	22.36%	20.29%	17.20%	17.19%	15.97%	15.44%	14.69%	14.07%	13.54%	14.92%
39	22.51%	20.46%	17.39%	17.34%	16.22%	15.61%	14.99%	14.31%	13.85%	15.22%
40	22.61%	20.58%	17.58%	17.51%	16.43%	15.84%	15.21%	14.43%	14.20%
41	22.71%	20.75%	17.75%	17.66%	16.62%	15.99%	15.38%	14.69%	14.59%
42	22.86%	20.88%	17.87%	17.83%	16.87%	16.22%	15.51%	14.94%	14.80%
43	22.95%	21.02%	17.95%	18.01%	17.07%	16.44%	15.72%	15.19%
44	23.10%	21.21%	18.03%	18.19%	17.29%	16.61%	15.89%	15.44%
45	23.20%	21.27%	18.16%	18.32%	17.47%	16.76%	16.08%	15.67%
46	23.29%	21.36%	18.32%	18.51%	17.59%	16.90%	16.29%	15.82%
47	23.40%	21.43%	18.44%	18.65%	17.71%	17.02%	16.49%
48	23.46%	21.52%	18.58%	18.78%	17.87%	17.16%	16.69%
49	23.48%	21.60%	18.70%	18.90%	17.99%	17.33%	16.90%

Appendix A-11

Period	DTAOT 2018-1	DTAOT 2018-2	DTAOT 2018-3	DTAOT 2019-1	DTAOT 2019-2	DTAOT 2019-3	DTAOT 2019-4	DTAOT 2020-1	DTAOT 2020-2	DTAOT 2020-3	DTAOT 2021-1	DTAOT 2021-2	DTAOT 2021-3	DTAOT 2021-4	DTAOT 2022-1	DTAOT 2022-2	DTAOT 2022-3	DTAOT 2023-1	DTAOT 2023-2	DTAOT 2023-3	BLAST 2023-1
50		21.73%	18.80%	18.99%	18.11%	17.51%	16.99%
51			18.94%	19.13%	18.26%	17.64%
52			19.04%		18.40%	17.73%
53					18.53%

Appendix A-12

Monthly Cumulative Net Loss Information. The graph below shows cumulative net losses of the retail installment contracts included in certain prior DTAOT private sub-prime securitization transactions.(1)

(1)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Appendix A-13

Pool Factor Rates

As of November 30, 2023

Period	DTAOT 2018-1	DTAOT 2018-2	DTAOT 2018-3	DTAOT 2019-1	DTAOT 2019-2	DTAOT 2019-3	DTAOT 2019-4	DTAOT 2020-1	DTAOT 2020-2	DTAOT 2020-3	DTAOT 2021-1	DTAOT 2021-2	DTAOT 2021-3	DTAOT 2021-4	DTAOT 2022-1	DTAOT 2022-2	DTAOT 2022-3	DTAOT 2023-1	DTAOT 2023-2	DTAOT 2023-3	BLAST 2023-1
1	98.28%	98.56%	98.44%	98.59%	98.50%	98.28%	98.38%	98.45%	98.51%	98.24%	98.27%	98.41%	98.36%	98.47%	96.23%	98.15%	96.81%	98.65%	98.43%	98.65%	98.58%
2	96.64%	97.06%	96.84%	96.67%	96.98%	96.31%	96.82%	96.67%	96.68%	96.50%	96.53%	97.03%	96.60%	96.51%	94.10%	96.10%	94.74%	96.93%	96.64%	96.87%	97.16%
3	94.66%	94.78%	94.98%	94.64%	95.14%	94.17%	94.96%	94.93%	94.76%	94.68%	94.29%	95.14%	94.41%	94.59%	91.57%	94.00%	92.47%	94.93%	94.84%	95.00%
4	91.83%	91.97%	92.59%	92.22%	92.60%	91.42%	92.63%	92.87%	92.42%	92.45%	92.02%	92.74%	92.10%	92.07%	88.83%	91.32%	90.08%	92.73%	92.59%	92.64%
5	88.93%	89.05%	90.21%	89.77%	90.11%	88.44%	90.23%	90.81%	89.88%	89.87%	89.62%	90.31%	89.41%	89.41%	85.71%	88.28%	87.35%	90.36%	89.88%	90.30%
6	85.80%	86.24%	87.45%	87.10%	87.40%	85.73%	87.52%	88.52%	87.52%	87.67%	87.29%	87.66%	86.90%	86.74%	82.80%	85.52%	84.67%	87.94%	87.16%
7	82.69%	83.35%	85.08%	84.14%	84.61%	82.81%	85.09%	86.25%	84.98%	85.08%	84.56%	84.85%	84.42%	84.21%	80.07%	82.52%	82.02%	85.50%	84.39%
8	79.80%	80.66%	82.62%	81.46%	82.01%	80.07%	82.62%	83.94%	82.19%	82.79%	81.90%	82.24%	81.68%	81.70%	77.57%	79.63%	79.68%	82.88%	81.84%
9	77.06%	78.25%	80.20%	78.76%	79.35%	77.41%	80.48%	81.29%	79.66%	80.35%	79.27%	79.45%	78.96%	78.96%	75.23%	77.09%	77.31%	80.36%
10	74.15%	75.54%	77.77%	76.03%	76.76%	74.99%	78.28%	78.91%	76.82%	77.98%	76.48%	76.64%	76.52%	76.46%	72.84%	74.76%	74.83%	77.85%
11	71.54%	73.19%	75.02%	73.45%	74.08%	72.30%	76.01%	76.41%	74.27%	75.25%	73.88%	73.97%	74.06%	73.80%	70.53%	72.42%	72.34%	75.61%
12	69.02%	70.71%	72.47%	70.81%	71.78%	70.08%	73.62%	73.96%	71.71%	73.00%	71.12%	71.18%	71.48%	71.29%	68.13%	69.85%	69.81%
13	66.31%	68.29%	69.86%	68.08%	69.34%	67.68%	71.21%	71.80%	69.24%	70.63%	68.48%	68.49%	68.86%	68.82%	65.73%	67.59%	67.51%
14	63.96%	65.88%	67.38%	65.46%	67.28%	65.23%	68.95%	69.20%	66.39%	68.11%	65.95%	65.92%	66.31%	66.22%	63.38%	65.15%
15	61.57%	63.19%	64.82%	63.26%	65.08%	62.93%	66.62%	66.80%	63.94%	65.73%	63.38%	63.44%	64.11%	64.00%	61.18%	62.86%
16	59.27%	60.72%	62.44%	60.81%	62.78%	60.56%	64.25%	64.54%	61.61%	63.07%	60.85%	60.84%	61.88%	61.72%	58.89%	60.40%
17	56.91%	57.07%	60.03%	58.86%	60.60%	58.34%	62.09%	62.31%	59.17%	60.61%	58.64%	58.39%	59.49%	59.33%	56.59%	57.90%
18	54.38%	54.26%	57.79%	56.64%	58.34%	56.15%	59.79%	60.03%	56.84%	58.31%	56.31%	56.18%	57.48%	57.11%	54.25%	55.54%
19	51.43%	51.45%	55.75%	54.56%	56.19%	53.82%	57.68%	57.86%	54.51%	55.95%	53.93%	54.02%	55.58%	55.12%	52.28%	53.27%
20	48.79%	49.26%	53.53%	52.55%	54.16%	51.91%	55.51%	55.91%	52.38%	53.75%	51.70%	51.86%	53.52%	53.06%	50.16%
21	46.64%	46.96%	51.65%	50.50%	51.94%	49.72%	53.58%	53.83%	50.26%	51.64%	49.64%	49.56%	51.54%	51.12%	48.19%
22	44.49%	45.02%	49.78%	48.42%	50.07%	47.74%	51.41%	51.86%	47.98%	49.50%	47.64%	47.71%	49.78%	49.23%
23	42.56%	43.23%	47.79%	46.35%	47.93%	45.74%	49.51%	49.87%	45.92%	47.39%	45.76%	46.05%	47.88%	47.28%
24	40.64%	41.27%	45.94%	44.29%	45.93%	43.83%	47.67%	47.87%	43.98%	45.43%	43.79%	44.17%	46.12%	45.31%
25	38.77%	39.62%	44.07%	42.55%	43.98%	41.90%	45.65%	46.00%	42.12%	43.71%	42.03%	42.35%	44.39%	43.62%
26	37.15%	38.01%	42.27%	40.54%	42.25%	40.16%	43.78%	43.94%	40.24%	41.97%	40.56%	40.62%	42.64%
27	35.30%	36.37%	40.38%	38.75%	40.43%	38.42%	41.92%	42.01%	38.56%	40.34%	38.88%	39.03%	40.77%
28	33.73%	34.95%	38.45%	37.01%	38.70%	36.58%	40.00%	40.19%	36.94%	38.63%	37.26%	37.55%	39.20%
29	32.14%	33.29%	36.83%	35.27%	37.04%	35.05%	38.25%	38.50%	35.26%	37.08%	35.68%	35.96%
30	30.56%	31.80%	34.97%	33.57%	35.25%	33.34%	36.41%	36.92%	33.82%	35.61%	34.05%	34.44%
31	29.17%	30.37%	33.28%	32.07%	33.68%	31.77%	34.75%	35.31%	32.25%	34.07%	32.67%	32.96%
32	27.69%	28.81%	31.71%	30.51%	32.12%	30.23%	33.15%	33.76%	30.81%	32.54%	31.18%	31.51%
33	26.31%	27.55%	30.26%	28.89%	30.52%	28.70%	31.66%	32.24%	29.48%	31.00%	29.69%
34	24.99%	26.02%	28.72%	27.49%	29.04%	27.22%	30.05%	30.85%	28.08%	29.60%	28.26%
35	23.57%	24.68%	27.42%	26.08%	27.46%	25.93%	28.58%	29.44%	26.80%	28.24%	26.93%
36	22.38%	23.46%	26.11%	24.69%	26.11%	24.63%	27.24%	28.22%	25.47%	26.90%
37	21.00%	22.29%	24.67%	23.31%	24.79%	23.33%	25.94%	26.96%	24.18%	25.59%
38	19.81%	21.08%	23.45%	21.97%	23.59%	22.20%	24.71%	25.59%	22.95%	24.40%
39	18.68%	19.97%	22.21%	20.66%	22.33%	21.11%	23.49%	24.36%	21.79%	23.20%
40	17.63%	18.94%	20.97%	19.51%	21.21%	20.07%	22.37%	23.24%	20.55%
41	16.55%	17.88%	19.80%	18.46%	20.13%	19.15%	21.32%	21.99%	19.31%
42	15.58%	16.90%	18.53%	17.41%	19.04%	18.17%	20.23%	20.89%	18.31%
43	14.66%	15.96%	17.43%	16.41%	18.01%	17.23%	19.17%	19.81%
44	13.65%	15.00%	16.39%	15.46%	17.01%	16.31%	18.13%	18.69%
45	12.78%	14.10%	15.41%	14.58%	16.07%	15.35%	17.10%	17.69%
46	11.97%	13.11%	14.46%	13.70%	15.14%	14.48%	16.15%	16.78%
47	11.17%	12.26%	13.54%	12.86%	14.16%	13.63%	15.23%
48	10.41%	11.49%	12.65%	12.07%	13.29%	12.81%	14.30%
49	9.61%	10.73%	11.79%	11.24%	12.46%	12.00%	13.38%

Appendix A-14

Period	DTAOT 2018-1	DTAOT 2018-2	DTAOT 2018-3	DTAOT 2019-1	DTAOT 2019-2	DTAOT 2019-3	DTAOT 2019-4	DTAOT 2020-1	DTAOT 2020-2	DTAOT 2020-3	DTAOT 2021-1	DTAOT 2021-2	DTAOT 2021-3	DTAOT 2021-4	DTAOT 2022-1	DTAOT 2022-2	DTAOT 2022-3	DTAOT 2023-1	DTAOT 2023-2	DTAOT 2023-3	BLAST 2023-1
50		9.97%	11.03%	10.46%	11.66%	11.26%	12.61%
51			10.24%	9.73%	10.90%	10.52%
52			9.52%		10.14%	9.85%
53					9.39%

Appendix A-15

Pool Factor Information. The graph below shows pool factor for retail installment contracts originated by the sponsor or an affiliate and included in certain prior DTAOT private sub-prime securitization transactions.(1)

(1)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Appendix A-16

Prepayment Speeds (1-month ABS)

As of November 30, 2023

Period	DTAOT 2018-1	DTAOT 2018-2	DTAOT 2018-3	DTAOT 2019-1	DTAOT 2019-2	DTAOT 2019-3	DTAOT 2019-4	DTAOT 2020-1	DTAOT 2020-2	DTAOT 2020-3	DTAOT 2021-1	DTAOT 2021-2	DTAOT 2021-3	DTAOT 2021-4	DTAOT 2022-1	DTAOT 2022-2	DTAOT 2022-3	DTAOT 2023-1	DTAOT 2023-2	DTAOT 2023-3	BLAST 2023-1
1	0.72%	0.49%	0.61%	0.49%	0.51%	0.78%	0.77%	0.71%	0.60%	0.91%	0.90%	0.78%	0.81%	0.72%	1.41%	1.06%	1.14%	0.60%	0.83%	0.60%	0.68%
2	0.64%	0.55%	0.66%	0.99%	0.63%	1.03%	0.72%	0.94%	0.93%	0.90%	1.38%	0.88%	0.93%	1.14%	1.35%	1.27%	1.26%	0.95%	1.04%	1.02%	0.68%
3	0.97%	1.29%	0.90%	1.10%	0.95%	1.19%	1.03%	0.91%	1.03%	0.96%	1.41%	1.06%	1.34%	1.11%	1.73%	1.32%	1.47%	1.21%	1.06%	1.11%
4	1.74%	1.76%	1.39%	1.48%	1.64%	1.79%	1.52%	1.26%	1.42%	1.37%	1.54%	1.53%	1.46%	1.66%	1.94%	1.86%	1.59%	1.41%	1.48%	1.57%
5	1.82%	1.88%	1.40%	1.53%	1.65%	2.05%	1.62%	1.28%	1.61%	1.69%	1.49%	1.57%	1.81%	1.81%	2.29%	2.18%	1.91%	1.58%	1.91%	1.56%
6	2.04%	1.81%	1.75%	1.80%	1.90%	1.87%	1.99%	1.43%	1.48%	1.37%	1.84%	1.77%	1.67%	1.83%	2.13%	1.97%	1.88%	1.63%	1.92%
7	2.04%	1.90%	1.43%	2.11%	2.05%	2.13%	1.75%	1.43%	1.65%	1.72%	1.80%	1.92%	1.67%	1.73%	2.01%	2.18%	1.88%	1.66%	1.98%
8	1.90%	1.76%	1.52%	1.92%	1.93%	2.03%	1.86%	1.48%	1.87%	1.48%	1.80%	1.77%	1.91%	1.74%	1.83%	2.12%	1.63%	1.83%	1.83%
9	1.80%	1.56%	1.54%	2.01%	2.04%	2.03%	1.53%	1.78%	1.68%	1.62%	1.94%	1.93%	1.90%	1.94%	1.72%	1.86%	1.67%	1.77%
10	1.97%	1.81%	1.59%	2.11%	2.05%	1.83%	1.44%	1.58%	1.96%	1.58%	1.82%	1.97%	1.70%	1.77%	1.77%	1.70%	1.78%	1.77%
11	1.76%	1.55%	1.91%	2.03%	2.22%	2.19%	1.50%	1.69%	1.75%	1.89%	1.96%	1.89%	1.73%	1.93%	1.72%	1.73%	1.81%	1.57%
12	1.71%	1.68%	1.81%	2.16%	1.85%	1.47%	1.62%	1.67%	1.77%	1.52%	1.89%	2.00%	1.85%	1.82%	1.82%	1.93%	1.87%
13	1.89%	1.68%	1.92%	2.36%	2.09%	1.62%	1.66%	1.45%	1.73%	1.64%	1.84%	1.95%	1.90%	1.82%	1.83%	1.70%	1.70%
14	1.63%	1.72%	1.86%	2.33%	1.37%	1.68%	1.55%	1.81%	2.04%	1.78%	1.88%	1.89%	1.87%	1.93%	1.82%	1.86%
15	1.69%	2.01%	2.01%	1.90%	1.51%	1.59%	1.63%	1.69%	1.77%	1.69%	1.88%	1.84%	1.62%	1.67%	1.71%	1.78%
16	1.67%	1.89%	1.91%	2.29%	1.60%	1.66%	1.68%	1.59%	1.70%	1.92%	1.67%	1.94%	1.67%	1.73%	1.81%	1.91%
17	1.78%	2.83%	1.99%	1.73%	1.54%	1.58%	1.53%	1.59%	1.81%	1.80%	1.78%	1.87%	1.80%	1.83%	1.83%	1.97%
18	1.97%	2.37%	1.89%	1.65%	1.61%	1.58%	1.66%	1.65%	1.75%	1.71%	1.84%	1.72%	1.53%	1.73%	1.88%	1.89%
19	2.36%	2.46%	1.72%	1.57%	1.55%	1.70%	1.53%	1.59%	1.78%	1.77%	1.76%	1.70%	1.45%	1.57%	1.63%	1.85%
20	2.23%	2.00%	2.00%	1.53%	1.48%	1.41%	1.60%	1.43%	1.65%	1.68%	1.65%	1.72%	1.60%	1.64%	1.75%
21	1.89%	2.20%	1.36%	1.58%	1.64%	1.64%	1.42%	1.55%	1.65%	1.63%	1.63%	1.83%	1.56%	1.57%	1.67%
22	1.98%	1.90%	1.37%	1.63%	1.39%	1.51%	1.63%	1.48%	1.80%	1.68%	1.56%	1.54%	1.39%	1.54%
23	1.82%	1.78%	1.49%	1.64%	1.62%	1.55%	1.45%	1.52%	1.67%	1.67%	1.65%	1.39%	1.52%	1.61%
24	1.88%	2.05%	1.40%	1.66%	1.53%	1.51%	1.42%	1.55%	1.60%	1.58%	1.51%	1.59%	1.43%	1.64%
25	1.90%	1.73%	1.43%	1.42%	1.52%	1.55%	1.58%	1.47%	1.56%	1.42%	1.26%	1.56%	1.42%	1.44%
26	1.68%	1.40%	1.40%	1.66%	1.37%	1.42%	1.48%	1.63%	1.60%	1.44%	1.47%	1.51%	1.47%
27	2.02%	1.45%	1.50%	1.52%	1.47%	1.45%	1.50%	1.56%	1.46%	1.38%	1.44%	1.42%	1.57%
28	1.73%	1.26%	1.55%	1.50%	1.41%	1.54%	1.57%	1.50%	1.44%	1.46%	1.43%	1.34%	1.36%
29	1.46%	1.51%	1.34%	1.53%	1.39%	1.34%	1.46%	1.42%	1.50%	1.35%	1.49%	1.45%
30	1.49%	1.39%	1.54%	1.52%	1.51%	1.49%	1.56%	1.35%	1.31%	1.29%	1.29%	1.41%
31	1.32%	1.35%	1.44%	1.37%	1.37%	1.42%	1.44%	1.39%	1.44%	1.37%	1.42%	1.40%
32	1.44%	1.49%	1.37%	1.46%	1.37%	1.41%	1.42%	1.37%	1.36%	1.39%	1.43%	1.39%
33	1.38%	1.23%	1.29%	1.53%	1.44%	1.44%	1.35%	1.37%	1.26%	1.42%	1.40%
34	1.35%	1.51%	1.40%	1.37%	1.36%	1.42%	1.47%	1.26%	1.36%	1.32%	1.34%
35	1.46%	1.37%	1.20%	1.41%	1.47%	1.28%	1.39%	1.31%	1.27%	1.31%
36	1.28%	1.28%	1.23%	1.41%	1.30%	1.32%	1.30%	1.14%	1.34%	1.31%
37	1.47%	1.25%	1.38%	1.44%	1.30%	1.34%	1.27%	1.20%	1.33%	1.30%
38	1.34%	1.32%	1.20%	1.42%	1.21%	1.20%	1.24%	1.33%	1.29%	1.21%
39	1.31%	1.24%	1.25%	1.43%	1.30%	1.19%	1.24%	1.23%	1.24%	1.23%
40	1.24%	1.17%	1.27%	1.31%	1.18%	1.16%	1.16%	1.12%	1.35%
41	1.32%	1.25%	1.24%	1.22%	1.16%	1.02%	1.10%	1.28%	1.37%
42	1.21%	1.16%	1.36%	1.26%	1.20%	1.13%	1.17%	1.15%	1.16%
43	1.18%	1.15%	1.22%	1.22%	1.14%	1.10%	1.16%	1.16%
44	1.32%	1.20%	1.20%	1.20%	1.15%	1.12%	1.17%	1.22%
45	1.18%	1.16%	1.15%	1.13%	1.10%	1.17%	1.18%	1.12%
46	1.15%	1.29%	1.14%	1.17%	1.13%	1.09%	1.11%	1.02%
47	1.15%	1.16%	1.15%	1.14%	1.20%	1.10%	1.11%
48	1.13%	1.07%	1.14%	1.10%	1.12%	1.10%	1.14%
49	1.22%	1.09%	1.15%	1.20%	1.08%	1.10%	1.17%

Appendix A-17

Period	DTAOT 2018-1	DTAOT 2018-2	DTAOT 2018-3	DTAOT 2019-1	DTAOT 2019-2	DTAOT 2019-3	DTAOT 2019-4	DTAOT 2020-1	DTAOT 2020-2	DTAOT 2020-3	DTAOT 2021-1	DTAOT 2021-2	DTAOT 2021-3	DTAOT 2021-4	DTAOT 2022-1	DTAOT 2022-2	DTAOT 2022-3	DTAOT 2023-1	DTAOT 2023-2	DTAOT 2023-3	BLAST 2023-1
50		1.13%	1.06%	1.17%	1.09%	1.04%	0.98%
51			1.14%	1.13%	1.06%	1.07%
52			1.06%		1.12%	1.00%
53					1.14%

Appendix A-18

Prepayment Speeds Information. The graph below shows the prepayment speeds for retail installment contracts originated by the sponsor or an affiliate and included in certain prior DTAOT private sub-prime securitization transactions.(1)

(1)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” in this Appendix A, which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph set forth under “Summary Information for Prior Securitized Pools” in this Appendix A. Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Appendix A-19

Summary Information and Composition for Prior Securitized Pools as of November 30, 2023

Summary Statistics	DTAOT 2018-1	DTAOT 2018-2	DTAOT 2018-3	DTAOT 2019-1	DTAOT 2019-2	DTAOT 2019-3	DTAOT 2019-4	DTAOT 2020-1	DTAOT 2020-2	DTAOT 2020-3
Outstanding Principal Balance at Cutoff	$600,003,859	$600,004,703	$700,015,904	$450,001,041	$550,011,932	$511,350,306	$519,657,150	$500,000,223	$450,000,914	$450,007,578
Original Principal Balance	$620,635,967	$620,635,967	$724,801,830	$482,242,416	$568,256,366	$568,651,997	$533,903,835	$526,147,104	$496,349,055	$467,850,584
Number of Total Portfolio Loans	34,842	34,939	40,746	27,732	32,949	32,194	30,345	29,371	28,412	26,203
Average Original Auto Loan Balance	$17,813	$17,884	$17,180	$16,227	$16,693	$17,663	$17,594	$17,914	$15,838	$17,855
Weighted Average APR(1)	19.1%	20.1%	19.8%	21.3%	21.1%	21.4%	21.7%	21.8%	22.4%	21.9%
Weighted Average Original Loan Term(1)	64	64	65	65	65	67	67	67	66	67
Weighted Average Remaining Term(1)	61	62	63	61	63	61	65	64	61	64
Weighted Average LTV(1)	165.5%	161.1%	153.2%	151.4%	148.2%	153.5%	152.5%	155.5%	152.4%	151.4%
Weighted Average LTV Excluding Ancillary(1)	125.6%	121.3%	116.3%	114.0%	111.5%	114.2%	114.0%	115.6%	112.8%	112.3%
Weighted Average Non-Zero FICO® Score(1)	540	530	542	543	541	543	540	538	535	542
A/B Grade Mix	78.7%	77.0%	82.9%	80.5%	79.7%	80.8%	84.7%	82.7%	78.7%	78.4%
C and below Grade Mix	21.3%	23.0%	17.1%	19.5%	20.3%	19.2%	15.3%	17.3%	21.3%	21.6%

Grade Mix of the Pool of Auto Loans as of the Final Cutoff Date(2)
A	27.8%	22.6%	35.1%	31.6%	31.6%	32.8%	34.5%	35.1%	27.9%	31.0%
B	50.9%	54.4%	47.8%	48.8%	48.1%	48.0%	50.2%	47.7%	50.8%	47.3%
C	19.8%	21.6%	16.5%	18.6%	19.0%	18.5%	14.9%	16.8%	20.2%	20.6%
C- and below	1.5%	1.4%	0.6%	1.0%	1.4%	0.7%	0.4%	0.5%	1.0%	1.0%

(1)	All weighted averages are calculated using Outstanding Principal Balance as of the related cutoff date except Weighted Average Original Loan Term which is calculated using Original Principal Balance.
(2)

The Grade Mix is based on an automated and centralized proprietary risk-based scoring model which is updated periodically. See “Origination—Underwriting and Credit Scoring Models” for more information.

Summary Statistics	DTAOT 2021-1	DTAOT 2021-2	DTAOT 2021-3	DTAOT 2021-4	DTAOT 2022-1	DTAOT 2022-2	DTAOT 2022-3	DTAOT 2023-1	DTAOT 2023-2	DTAOT 2023-3	BLAST 2023-1
Outstanding Principal Balance at Cutoff	$400,001,408	$500,000,268	$550,008,583	$400,010,080	$428,958,103	$455,071,926	$500,000,002	$717,000,087	$629,314,748	$558,314,811	$700,003,859
Original Principal Balance	$419,103,468	$528,995,538	$574,702,908	$429,585,726	$439,700,525	$470,996,784	$518,010,326	$734,201,702	$640,198,929	$567,174,117	$709,951,963
Number of Total Portfolio Loans	23,630	29,343	30,954	21,977	21,993	23,044	23,899	32,776	27,659	23,735	29,697
Average Original Auto Loan Balance	$17,736	$17,040	$18,566	$19,547	$19,993	$20,439	$21,675	$21,876	$23,146	$23,896	$23,907
Weighted Average APR(1)	22.7%	22.5%	21.6%	21.7%	21.9%	22.1%	21.4%	22.5%	22.7%	21.9%	22.5%
Weighted Average Original Loan Term(1)	67	68	68	69	69	69	70	70	70	71	71
Weighted Average Remaining Term(1)	64	65	66	66	67	68	67	68	69	69	69
Weighted Average LTV(1)	151.5%	151.7%	147.6%	140.0%	138.0%	135.0%	135.4%	139.4%	138.5%	138.7%	141.9%
Weighted Average LTV Excluding Ancillary(1)	112.3%	111.9%	110.2%	107.0%	107.0%	104.3%	108.0%	111.7%	112.1%	112.8%	115.2%
Weighted Average Non-Zero FICO® Score(1)	536	543	553	559	556	550	563	559	552	557	556
A/B Grade Mix	80.6%	82.7%	79.8%	85.4%	81.9%	79.9%	89.5%	92.3%	94.6%	93.9%	92.0%
C and below Grade Mix	19.4%	17.3%	20.2%	14.6%	18.1%	20.1%	10.5%	7.7%	5.4%	6.1%	5.2%
Third Party Originated Contracts											2.8%

Grade Mix of the Pool of Auto Loans as of the Final Cutoff Date(2)
A	31.3%	32.8%	38.8%	43.6%	42.5%	36.2%	47.1%	50.7%	46.1%	50.9%	51.7%
B	49.3%	50.0%	41.0%	41.8%	39.3%	43.7%	42.4%	41.6%	48.5%	43.0%	40.4%
C	18.7%	16.5%	19.3%	13.7%	16.6%	19.1%	10.0%	7.4%	5.0%	5.9%	4.9%
C- and below	0.7%	0.8%	0.9%	0.9%	1.6%	1.0%	0.5%	0.3%	0.4%	0.2%	0.2%
Third Party Originated Contracts											2.8%

(1)	All weighted averages are calculated using Outstanding Principal Balance as of the related cutoff date except Weighted Average Original Loan Term which is calculated using Original Principal Balance.
(2)

The Grade Mix is based on an automated and centralized proprietary risk-based scoring model which is updated periodically. See “Origination—Underwriting and Credit Scoring Models” for more information.

Appendix A-20

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the sponsor or the underwriters. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein is correct as of any time since the date of this prospectus.

Bridgecrest Lending Auto Securitization Trust 2024-1

Issuing Entity

Bridgecrest Lending Auto Securitization Trust 2024-1 will issue asset-backed notes with an aggregate initial principal amount of $485,875,000 or $591,499,000. If the aggregate initial principal amount of the notes is $485,875,000, the following notes will be offered:

Class A-1 Notes	$ 48,573,000
Class A-2 Notes	$ 100,776,000
Class A-3 Notes	$ 100,776,000
Class B Notes	$ 53,475,000
Class C Notes	$ 73,600,000
Class D Notes	$ 77,050,000

If the aggregate initial principal amount of the notes is $591,499,000, the following notes will be offered:

Class A-1 Notes	$59,261,000
Class A-2 Notes	$122,619,000
Class A-3 Notes	$122,619,000
Class B Notes	$65,100,000
Class C Notes	$89,600,000
Class D Notes	$93,800,000

Bridgecrest Auto Funding LLC

Depositor

Bridgecrest Acceptance Corporation

Sponsor and Servicer

PROSPECTUS

UNDERWRITERS

Deutsche Bank Securities	Citigroup	Wells Fargo Securities

Co-Manager solely with respect to the Class A notes

Fifth Third Securities

Until                , 2024, which is ninety days following the date of this prospectus, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver this prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.